PROSPECTUS SUPPLEMENT
(to prospectus dated March 28, 2006)

                           [Thornburg Mortgage LOGO]

                                 $2,669,470,100
                                  (APPROXIMATE)

                   THORNBURG MORTGAGE SECURITIES TRUST 2006-5

             MORTGAGE LOAN PASS-THROUGH CERTIFICATES, SERIES 2006-5

                 STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                   Depositor

                   THORNBURG MORTGAGE SECURITIES TRUST 2006-5
                                 Issuing Entity

                      THORNBURG MORTGAGE HOME LOANS, INC.
                               Sponsor and Seller

                             WELLS FARGO BANK, N.A.
                  Master Servicer and Securities Administrator

--------------------------------------------------------------------------------
 YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-13 IN THIS
                             PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------

THE ISSUING ENTITY

o The issuing entity will issue ten classes of certificates, of which seven classes are offered by this prospectus supplement and the accompanying prospectus.

o The assets of the issuing entity will consist primarily of adjustable rate and hybrid residential mortgage loans.

THE CERTIFICATES

o The certificates represent ownership interests in the assets of the issuing entity.

o The initial certificate principal balances of the classes of the certificates may vary in the aggregate by 10%.

o Each class of offered certificates will bear interest at the applicable pass-through rate calculated as described in this prospectus supplement.

o Credit enhancement for the offered certificates includes subordination and loss allocation features.

o Amounts payable under a yield maintenance agreement provided by Credit Suisse International will be applied to pay, if necessary, a portion of current interest on the Class A-1 and Class A-2 Certificates.

o THE CLASS A-1 AND CLASS A-2 CERTIFICATES WILL BE SUBJECT TO A MANDATORY AUCTION THROUGH AN AUCTION SWAP PROVIDED BY CREDIT SUISSE INTERNATIONAL ON THE DISTRIBUTION DATE IN AUGUST 2011, AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT, AFTER WHICH THE PASS-THROUGH RATE ON EACH SUCH CLASS WILL CHANGE TO A WEIGHTED AVERAGE PASS-THROUGH RATE.

o Principal and interest will be payable monthly, as described in this prospectus supplement. The first distribution date will be September 25, 2006.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Bear, Stearns & Co. Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc. and Lehman Brothers Inc. will offer the certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor with respect to the offered certificates are expected to be approximately 101.22% of their initial aggregate certificate principal balance plus accrued interest, as applicable, before deducting issuance expenses payable by the depositor, estimated to be approximately $600,000. See "Method of Distribution" in this prospectus supplement.

BEAR, STEARNS & CO. INC.

           BANC OF AMERICA SECURITIES LLC

                                  CREDIT SUISSE

                                               RBS GREENWICH CAPITAL

                                                                 LEHMAN BROTHERS

           The date of this prospectus supplement is August 29, 2006

          FOR EUROPEAN PURCHASERS ONLY: IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A "RELEVANT MEMBER STATE"), EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE "RELEVANT IMPLEMENTATION DATE") IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF SECURITIES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE SECURITIES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF SECURITIES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME: (A) TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES; (B) TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN (euro)43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN
(euro)50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR (C) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

The Offered Certificates...................................................     S-1
Summary of Terms...........................................................     S-2
Risk Factors...............................................................    S-13
Glossary...................................................................    S-23
The Mortgage Loan Pool.....................................................    S-23
Additional Information.....................................................    S-28
Static Pool Information....................................................    S-28
Issuing Entity.............................................................    S-28
The Depositor..............................................................    S-29
The Sponsor and Seller.....................................................    S-30
Affiliations and Relationships.............................................    S-31
Mortgage Loan Origination..................................................    S-32
The Master Servicer........................................................    S-40
The Servicers..............................................................    S-41
Mortgage Loan Servicing....................................................    S-46
Servicing and Administration of the Trust..................................    S-51
Fees and Expenses of the Trust.............................................    S-57
The Pooling and Servicing Agreement........................................    S-58
Description of the Certificates............................................    S-73
Yield, Prepayment and Maturity Considerations..............................    S-89
Material Federal Income Tax Consequences...................................    S-99
State Taxes................................................................   S-103
ERISA Considerations.......................................................   S-103
Legal Investment Considerations............................................   S-106
Use of Proceeds............................................................   S-106
Method of Distribution.....................................................   S-106
Legal Matters..............................................................   S-107
Ratings....................................................................   S-107
Glossary of Terms..........................................................   S-109

SCHEDULE A: CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS..................     A-1
SCHEDULE B: ASSUMED MORTGAGE LOAN CHARACTERISTICS..........................     B-1
ANNEX I:  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES....   A-X-1

                                   PROSPECTUS

Introduction...............................................................     4
Risk Factors...............................................................     5
The Mortgage Pools.........................................................    11
Static Pool Information....................................................    22
Servicing of Mortgage Loans................................................    22
Description of The Securities..............................................    29
Description of Credit Enhancement..........................................    48
Other Financial Obligations Related To The Securities.....................     53
Description of Primary Mortgage Insurance, Hazard Insurance;
   Claims Thereunder.......................................................    55
The Sponsor................................................................    59
The Depositor..............................................................    60
The Agreements.............................................................    61
Yield Considerations.......................................................    70
Maturity And Prepayment Considerations.....................................    73
Legal Aspects of Mortgage Loans............................................    74
Federal Income Tax Consequences............................................    90
Penalty Avoidance..........................................................   115
State And Other Tax Consequences...........................................   115
ERISA Considerations.......................................................   115
Legal Investment Matters...................................................   122
Use of Proceeds............................................................   123
Methods of Distribution....................................................   123
Legal Matters..............................................................   124
Financial Information......................................................   124
Rating.....................................................................   124
Available Information......................................................   124
Reports To Securityholders.................................................   125
Incorporation of Information By Reference..................................   125
Glossary...................................................................   126

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                            THE OFFERED CERTIFICATES

          The certificates consist of the classes of certificates listed in the table below, together with the Class B-4, Class B-5 and Class B-6 Certificates. Only the classes of certificates listed in the table below are offered by this prospectus supplement.

                           PASS-THROUGH RATE        PASS-THROUGH RATE
         CERTIFICATE            FORMULA          FORMULA (AFTER AUCTION   FINAL SCHEDULED
           PRINCIPAL     (ON OR BEFORE AUCTION       DISTRIBUTION          DISTRIBUTION
CLASS     BALANCE(1)     DISTRIBUTION DATE)(2)         DATE)(3)               DATE(4)
-----   --------------   ---------------------   ----------------------   ---------------
A-1     $2,340,859,000      LIBOR + 0.12%(6)      Weighted Average (7)      August 2036
A-2     $  260,095,000      LIBOR + 0.18%(6)      Weighted Average (7)      August 2036
A-X        Notional(8)        Variable(8)                0.00%              August 2011
A-R     $          100    Weighted Average(9)      Weighted Average(9)     September 2006
B-1     $   34,930,000    Weighted Average(9)      Weighted Average(9)      August 2036
B-2     $   21,495,000    Weighted Average(9)      Weighted Average(9)      August 2036
B-3     $   12,091,000    Weighted Average(9)      Weighted Average(9)      August 2036


        EXPECTED FINAL                  INITIAL CERTIFICATE RATINGS
         DISTRIBUTION                   ---------------------------
CLASS       DATE(5)      CUSIP NUMBER     MOODY'S          S&P
-----   --------------   ------------   -----------   -------------
A-1       August 2011     88522R AA 2       Aaa          AAA
A-2       August 2011     88522R AB 0       Aaa          AAA
A-X       August 2011     88522R AC 8       Aaa          AAA
A-R     September 2006    88522R AD 6       Aaa          AAA
B-1      October 2013     88522R AE 4       Aa2          N/R(10)
B-2      October 2013     88522R AF 1        A2          N/R(10)
B-3      October 2013     88522R AG 9       Baa2         N/R(10)

----------
(1)  These balances are approximate, as described in this prospectus supplement.

(2) Reflects the pass-through rate formula up to and including the date on which the Class A-1 and Class A-2 Certificates will be transferred to a third-party investor scheduled for the distribution date in August 2011, as described in this prospectus supplement under "Description of the Certificates--Mandatory Auction of the Auction Certificates."

(3) Reflects the pass-through rate formula after the date on which the Class A-1 and Class A-2 Certificates will be transferred to a third-party investor as described in this prospectus supplement under "Description of the Certificates--Mandatory Auction of the Auction Certificates."

(4) The final scheduled distribution date for the offered certificates (other than the Class A-X and Class A-R Certificates) is based upon the date of the last scheduled payment of the latest maturing of substantially all thirty-year mortgage loans.

(5) The expected final distribution date, based upon (a) a constant prepayment rate of 20% annually and the structuring assumptions used in this prospectus supplement, each as described under "Yield, Prepayment and Maturity Considerations--Structuring Assumptions," (b) the assumption that the option to purchase the outstanding certificates is exercised by Thornburg Mortgage, Inc. on the earliest possible distribution date as described in this prospectus supplement under "The Pooling and Servicing Agreement--Optional Securities Purchase Right" and (c) the assumption that the mandatory auction occurs on the distribution date in August 2011 and, as a consequence in each case, the related classes of certificates are retired. The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

(6) Any portion of the interest distributable on the Class A-1 and Class A-2 Certificates which is not received from collections on the mortgage loans will be paid from amounts received under the yield maintenance agreement as described under "Description of Certificates--Priority of Distributions on the Certificates."

(7) The Class A-1 and Class A-2 Certificates will accrue interest at the weighted average of the net loan rates of the mortgage loans, adjusted for the related interest accrual period after the auction distribution date as described under "Description of the Certificates--Interest--Pass-Through Rates."

(8) The Class A-X Certificates are interest-only certificates and will accrue interest at a variable rate on a certificate notional balance based on the aggregate certificate principal balance of the Class A-1 and Class A-2 Certificates calculated as described under "Description of the Certificates--Interest--Calculation of Interest." After the distribution date in August 2011, the certificate notional balance of the Class A-X Certificates will be equal to zero.

(9) Interest on the Class A-R, Class B-1, Class B-2 and Class B-3 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the mortgage loans.

(10) N/R means not publicly rated.

                                SUMMARY OF TERMS

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

o THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. SOME OF THE INFORMATION CONSISTS OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, AND VARIOUS OTHER MATTERS, ALL OF WHICH ARE BEYOND OUR CONTROL. ACCORDINGLY, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

o WHENEVER WE REFER IN THIS PROSPECTUS SUPPLEMENT TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS EXPECTED TO BE INCLUDED AS TRUST ASSETS THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL STATED PRINCIPAL BALANCE OF THE MORTGAGE LOANS AS REFLECTED IN SCHEDULE A AS OF AUGUST 1, 2006, UNLESS WE SPECIFY OTHERWISE. WHILE WE EXPECT CERTAIN MORTGAGE LOANS WILL BE DELETED FROM THE MORTGAGE LOAN POOL, THE CHARACTERISTICS OF THE MORTGAGE LOANS IN THE AGGREGATE WILL NOT VARY MATERIALLY. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER "THE MORTGAGE LOAN POOL--GENERAL" HOW THE STATED PRINCIPAL BALANCE OF A MORTGAGE LOAN IS CALCULATED. WHENEVER WE REFER IN THIS SUMMARY OF TERMS OR IN THE RISK FACTORS SECTION OF THIS PROSPECTUS SUPPLEMENT TO THE AGGREGATE STATED PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN THE TOTAL OF THEIR STATED PRINCIPAL BALANCES, UNLESS WE SPECIFY OTHERWISE.

OFFERED CERTIFICATES

On the closing date, Thornburg Mortgage Securities Trust 2006-5, a Delaware statutory trust, will issue ten classes of certificates. Only the Class A-1, Class A-2, Class A-X, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates are being offered by this prospectus supplement and the accompanying prospectus.

Except for the Class A-R Certificate, the offered certificates will be book-entry securities clearing through The Depository Trust Company in the U.S. or upon request through Clearstream or Euroclear in Europe, in minimum denominations of $25,000 and increments of $1 in excess thereof (except for the Class A-X Certificates which will be in minimum notional amounts of $100,000 and increments of $1,000 in excess thereof). The Class A-R Certificate will be issued as a single certificate in fully registered, certificated form.

ADDITIONAL CERTIFICATES

In addition to the seven classes of offered certificates, the trust will issue three other classes of certificates.

These certificates will be designated the Class B-4, Class B-5 and Class B-6 Certificates and are not being offered by this prospectus supplement and the prospectus. Information about the Class B-4, Class B-5 and Class B-6 Certificates is being included because these classes provide credit enhancement for the offered certificates. The Class B-4, Class B-5 and Class B-6 Certificates will have original aggregate certificate principal balances of approximately $5,374,000, $4,030,000 and $8,062,075 respectively, subject to a variance as described in this prospectus supplement

See "Description of the Certificates--General," "--Book-Entry Registration and Definitive Certificates" and "The Mortgage Loan Pool" in this prospectus supplement and "The Mortgage Pools--General" and "--The Mortgage Loans" in the prospectus for additional information.

CUT-OFF DATE

August 1, 2006, with respect to mortgage loans originated on or prior to August 1, 2006. For mortgage loans originated after August 1, 2006, but on or before August 21, 2006, the cut-off date is the date of origination of that mortgage loan.

CLOSING DATE

On or about August 31, 2006.

ISSUING ENTITY OR TRUST

Thornburg Mortgage Securities Trust 2006-5, a Delaware statutory trust.

SPONSOR AND SELLER

Thornburg Mortgage Home Loans, Inc., a wholly-owned subsidiary of Thornburg Mortgage, Inc.

See "The Sponsor and Seller" in this prospectus supplement for additional information.

MASTER SERVICER

Wells Fargo Bank, N.A.

See "The Master Servicer" in this prospectus supplement for additional information.

DEPOSITOR

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York 10179
(212) 272-2000

See "The Depositor" in this prospectus supplement for additional information.

TRUSTEE

LaSalle Bank National Association.

See "The Pooling and Servicing Agreement--The Trustee" in this prospectus supplement for additional information.

SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A.

See "The Pooling and Servicing Agreement--The Securities Administrator" in this prospectus supplement for additional information.

DELAWARE TRUSTEE

Wilmington Trust Company.

See "The Pooling and Servicing Agreement--The Delaware Trustee" in this prospectus supplement for additional information.

SERVICERS

On the closing date, Wells Fargo Bank, N.A. and Thornburg Mortgage Home Loans, Inc. (through its sub-servicer Cenlar FSB) will service approximately 72.19% and 24.46% of the mortgage loans, respectively, included in the trust. The remainder of the mortgage loans will be serviced by various other banks, savings and loan associations and other mortgage lending institutions. No other servicer will service in excess of 10% of the mortgage loans.

See "The Servicers" in this prospectus supplement for information regarding the servicers of the mortgage loans.

ORIGINATORS

Approximately 72.19% and 27.60% of the mortgage loans were originated by Wells Fargo Bank, N.A. and Thornburg Mortgage Home Loans, Inc. (together with its correspondent lenders), respectively. The remainder of the mortgage loans were originated by various other banks, savings and loan associations and other mortgage lending institutions. No other originator has originated more than 10% of the mortgage loans.

See "Mortgage Loan Origination" in this prospectus supplement for information regarding the originators and the related underwriting guidelines for the mortgage loans.

YIELD MAINTENANCE COUNTERPARTY

Credit Suisse International, an affiliate of Credit Suisse Securities (USA) LLC.

AUCTION SWAP COUNTERPARTY

Credit Suisse International, an affiliate of Credit Suisse Securities (USA) LLC.

AUCTION ADMINISTRATOR

Wells Fargo Bank, N.A., in its capacity as securities administrator.

THE MORTGAGE LOANS

The assets of the trust will consist primarily of a pool of adjustable rate and hybrid, first lien, residential mortgage loans having the characteristics described in this prospectus supplement. Hybrid mortgage loans are fixed rate mortgage loans that convert to adjustable rate mortgage loans after a specified period following origination. Approximately 88.75% of the mortgage loans require monthly payments of interest, but not principal, for a fixed period following origination. The loan rates on approximately 0.36% of the mortgage loans can be converted, at the option of the related borrowers, to a fixed interest rate and the loan rates on approximately 5.79% of the mortgage loans may be modified to another adjustable rate based on a different index or to another type of hybrid or adjustable rate mortgage loan. Thornburg Mortgage, Inc., the parent of the seller, has the obligation to purchase any mortgage loan whose interest rate has been converted to a fixed interest rate or modified in accordance with the related mortgage note. The seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note.

As a result of mortgage loans becoming ineligible prior to the closing date and other factors, the aggregate stated principal balance and other mortgage loan characteristics set forth herein (including Schedule A hereto) are subject to a variance of plus or minus 10%. It is anticipated that on the closing date the mortgage loans will have an aggregate principal balance of approximately $2,686,936,175 and will be approximately equal to the aggregate certificate principal balance of the certificates.

     THE MORTGAGE LOAN POOL

o Conventional first lien, mortgage loans of which 0.91% are adjustable rate mortgage loans that adjust on a monthly, semi-annual or annual basis, 0.59%, 3.86%, 10.27% and 84.38% are hybrid mortgage loans with interest rates that have an initial fixed rate period of three, five, seven or ten years, respectively, and thereafter adjust generally on a monthly (except in the case of the three year hybrid mortgage loans), semi-annual or annual basis.

                         AGGREGATE MORTGAGE LOAN SUMMARY

                                                                                 NON-ZERO
                                                                                 WEIGHTED         TOTAL
                                                             RANGE OR TOTAL     AVERAGE(1)     PERCENTAGE(2)
                                                           ------------------   ----------     -------------
Number of Mortgage Loans ...............................                3,559         ____          ____
Total Stated Principal Balance .........................       $2,691,910,134         ____          ____
Stated Principal Balances ..............................   $924 to $7,000,000     $756,367(3)       ____
Mortgage Rates .........................................     3.000% to 7.750%        6.407%         ____
Original Terms to Maturity (in months) .................           240 to 480          360          ____
Remaining Terms to Maturity (in months) ................           239 to 480          357          ____
Original Loan-to-Value Ratios ..........................    13.04% to 100.00%        67.59%         ____
Original Effective Loan-to-Value Ratios ................     13.04% to 95.00%        67.50%         ____
Number of Interest-Only Mortgage Loans .................                3,092         ____         88.75%
Geographic Concentration in Excess of 10% of the
   Total Stated Principal Balance:
   California ..........................................       $1,077,660,980                      40.03%
   Number of Mortgage Loans in California ..............                1,296         ____          ____
Mortgage Loans in the Maximum Single Zip Code
   Concentration .......................................                90265         ____          0.82%
Credit Scores ..........................................           519 to 824          753          ____
Number of Mortgage Loans with Prepayment Penalties at
   Origination .........................................                  123         ____          3.60%
Gross Margins ..........................................     1.000% to 2.875%        2.515%         ____
Maximum Mortgage Rates .................................    8.500% to 13.000%       11.419%         ____
Minimum Mortgage Rates .................................     1.000% to 3.000%        2.519%         ____
Months to Next Mortgage Rate Adjustment ................             1 to 120          111          ____
Initial Caps ...........................................     1.000% to 6.000%        4.991%         ____
Periodic Caps ..........................................     1.000% to 2.000%        1.971%         ____

----------
(1) As used in this table, the "non-zero weighted average" of any characteristic of the mortgage loans will not include in such weighted average those mortgage loans which do not have that characteristic (or for which that characteristic cannot be determined).

(2) Percentages calculated based on the total stated principal balance of the mortgage loans.

(3)  Average principal balance.

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES/DEFECTIVE DOCUMENTATION

The seller has made certain representations and warranties concerning the mortgage loans, including a representation and warranty that none of the mortgage loans in the trust will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws. The depositor's rights with respect to these representations and warranties will be assigned to the trust for the benefit of certificateholders under the pooling and servicing agreement.

In addition, within 90 days after receipt by the trustee or the custodian of the mortgage loans and the related documents, the trustee or the custodian will review the mortgage loans and the related documents in the mortgage loan files for defects.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a mortgage loan or following the discovery by the trustee, in its capacity as custodian, that a mortgage loan or related document is defective in any material respect, the seller will be required to either (1) cure that breach, (2) repurchase the affected mortgage loan from the trust or (3) if within two years of the closing date, substitute a materially similar mortgage loan.

See "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans" in this prospectus supplement.

OPTIONAL PURCHASE OF CERTAIN DELINQUENT MORTGAGE LOANS AND REO PROPERTY

Thornburg Mortgage Home Loans, Inc., in its capacity as servicer of a substantial portion of the mortgage loans, has the option to purchase from the trust any mortgage loan which as of the first day of a calendar quarter and at the time of purchase, is delinquent in payment by 90 days or more or which has become REO property.

See "Mortgage Loan Servicing--Realization Upon Defaulted Mortgage Loans."

DESIGNATIONS

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

o    Offered Certificates

     Class A-1, Class A-2, Class A-X, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates.

o    Senior Certificates

     Class A-1, Class A-2, Class A-X and Class A-R Certificates.

o    Auction Certificates

     Class A-1 and Class A-2 Certificates.

o    Class A Certificates

     Class A-1, Class A-2 and Class A-R Certificates.

o    Subordinate Certificates

     Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

o    Book-Entry Certificates

     All classes of offered certificates other than the Class A-R Certificate.

o    Interest-Only Certificates

     Class A-X Certificates.

o    Residual Certificate

     Class A-R Certificate.

DISTRIBUTION DATE

Beginning in September 2006, the securities administrator will make distributions on the certificates on the 25th day of each month or if the 25th day is not a business day, on the next business day.

INTEREST PAYMENTS ON THE CERTIFICATES

General

Interest on the Class A-1 and Class A-2 Certificates will accrue on the basis of a 360-day year and the actual number of days elapsed in the related interest accrual period. Interest on the Class A-X and Class A-R Certificates and the subordinate certificates will accrue on the basis of a 360-day year composed of twelve 30-day months.

The interest accrual period for the Class A-1 and Class A-2 Certificates will be the period beginning on the prior distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately preceding such distribution date. The interest accrual period for the Class A-X and Class A-R Certificates and the subordinate certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

Class A-1 and Class A-2

On or before the distribution date in August 2011, interest on the Class A-1 and Class A-2 Certificates for any distribution date will be calculated at an annual rate equal to the sum of LIBOR and 0.12% (in the case of Class A-1) and LIBOR and 0.18% (in the case of Class A-2). After the distribution date in August 2011, interest on the Class A-1 and Class A-2 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the mortgage loans, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Class A-X

Interest on the Class A-X Certificates for any distribution date on or before the distribution date in August 2011 will equal the excess, if any, of (i) the weighted average of the net loan rates of the mortgage loans over (ii) the product of (a) the weighted average of the pass-through rates on the Class A-1 and Class A-2 certificates, weighted based on their certificate principal balances immediately before such distribution date and computed for this purpose by subjecting the pass-through rate on each such class to a cap equal to the product of the weighted average of the net loan rates of the mortgage loans multiplied by the quotient of 30 divided by the actual number of days in the related interest accrual period, multiplied by (b) the quotient of the actual number of days in the related interest accrual period divided by 30. On or before the distribution date in August 2011, the certificate notional balance of the Class A-X Certificates for any distribution date will be equal to the aggregate certificate principal balances of the Class A-1 and Class A-2 Certificates immediately before that distribution date. After the distribution date in August 2011, the certificate notional balance of the Class A-X Certificates will equal zero and the Class A-X Certificates will not be entitled to any interest distributions thereafter.

Class A-R

Interest on the Class A-R Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the mortgage loans.

Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6

Interest on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the mortgage loans for that distribution date.

Reduction of Interest Payments

Interest payable on the offered certificates on any distribution date may be less than the amount calculated on the basis of the applicable pass-through rate, under certain circumstances described in this prospectus supplement and in the prospectus.

See "Description of the Certificates--Interest--Net Interest Shortfall" in this prospectus supplement.

PRINCIPAL PAYMENTS ON THE CERTIFICATES

Principal will be paid to holders of the offered certificates (other than the Class A-X Certificates) to the extent of funds available to make payments of principal, on each distribution date in the amounts described in this prospectus supplement under "Description of the Certificates--Principal." The Class A-X Certificates are interest-only certificates and are not entitled to payments of principal.

PAYMENT PRIORITIES

On each distribution date, the securities administrator will apply the amounts in respect of the mortgage loans available for payment (and amounts from the yield maintenance agreement in the case of the priority (2) below) generally in the following order of priority:

(1) interest on the senior certificates accrued at the applicable pass-through rate for each such class, provided, however, that for purposes of computing distributions under this priority, the pass-through rates of the Class A-1 and Class A-2 Certificates will be subject to a cap equal to the weighted average of the net loan rates of the mortgage loans, adjusted to reflect the accrual of interest on an actual/360 basis;

(2) yield maintenance amounts from the yield maintenance agreement, to the Class A-1 and Class A-2 Certificates, to the extent of any interest (accrued at the applicable pass-through rate for that class) not paid to that class in priority (1) above and then, to the extent of any excess yield maintenance amounts, to the Class A-X Certificates;

(3)  principal on the Class A-R Certificates;

(4) principal on the remaining senior certificates (other than the Class A-X Certificates);

(5) interest on, and then principal of, each class of subordinate certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates; and

(6)  any remaining available funds to the Class A-R Certificate.

See "Description of the Certificates" in this prospectus supplement for additional information.

ADVANCES

Each servicer is required to make advances to cover delinquent payments of principal and interest in respect of the mortgage loans it is servicing unless it reasonably believes that the advances are not recoverable from future payments or other recoveries on the mortgage loans. The master servicer will be obligated to make advances if any servicer that is obligated to make an advance fails to do so, and the trustee (in its capacity as successor master servicer) will be obligated to make advances if the master servicer fails to do so. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The servicers are also required to make certain servicing-related advances.

See "The Servicers--Advances" in this prospectus supplement for additional information.

MANDATORY AUCTION OF THE CLASS A-1 AND CLASS A-2 CERTIFICATES

Prior to the distribution date in August 2011, Wells Fargo Bank, N.A., in its capacity as securities administrator acting as auction administrator, will auction each class of the Class A-1 and Class A-2 Certificates then outstanding to third party investors.

ON THE DISTRIBUTION DATE IN AUGUST 2011, THE CLASS A-1 AND CLASS A-2 CERTIFICATES WILL BE TRANSFERRED TO THIRD-PARTY INVESTORS, IN RETURN FOR A DISTRIBUTION OF THE THEN OUTSTANDING CERTIFICATE PRINCIPAL BALANCE OF THOSE CERTIFICATES (TO THE EXTENT RECEIVED FROM THE RELATED THIRD PARTY INVESTORS AND, IF APPLICABLE, THE AUCTION SWAP COUNTERPARTY).

The auction administrator will enter into an auction swap agreement pursuant to which Credit Suisse International, as the auction swap counterparty, will agree to pay the excess, if any, of the outstanding certificate principal balance of the Class A-1 and Class A-2 Certificates, after application of all interest and principal distributions and allocation of realized losses and any recoveries of principal from liquidated mortgage loans on the distribution date in August 2011, over the amount received in the auction. In the event that all or a portion of a class of Class A-1 or Class A-2 Certificates is not sold in the auction, the auction proceeds for such unsold certificates will be deemed to be zero and the auction swap counterparty will pay the auction administrator the entire outstanding certificate principal balance of the unsold certificates, after application of all interest and principal distributions and allocation of realized losses and any recoveries of principal from liquidated mortgage loans on the distribution date in August 2011, in exchange for those certificates. In the event that the amount received in the auction is greater than the certificate principal balance of the certificates, that excess will not be paid to the certificateholders.

See "Description of the Certificates--Mandatory Auction of the Certificates" in this prospectus supplement.

OPTIONAL SECURITIES PURCHASE RIGHT

Thornburg Mortgage, Inc. will have the option to call the certificates on any distribution date on or after which the aggregate stated principal balance of the mortgage loans is equal to or less than 20% of their aggregate stated principal balance as of the cut-off date. We refer to this option as the "optional securities purchase right" in this prospectus supplement.

See "The Pooling and Servicing Agreement --Optional Securities Purchase Right" in this prospectus supplement for additional information.

OPTIONAL TERMINATION OF THE TRUST

Thornburg Mortgage Home Loans, Inc., in its capacity as a servicer of a substantial portion of mortgage loans, may purchase from the trust all of the trust assets and retire all outstanding certificates when the aggregate stated principal balance of the mortgage loans and any real estate owned by the trust is 10% or less of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If Thornburg Mortgage Home Loans, Inc. does not exercise its option to repurchase the mortgage loans and REO properties, Wells Fargo Bank, N.A., in its capacity as master servicer, may purchase from the trust all mortgage loans and REO properties remaining in the trust at the purchase price set forth above when the stated principal balance of the mortgage loans is less than 5% of their aggregate stated principal balance as of the cut-off date. We refer to the option of Thornburg Mortgage Home Loans, Inc. to repurchase the mortgage loans from the trust as the "optional termination" in this prospectus supplement.

See "The Pooling and Servicing Agreement--Optional Termination of the Trust" in this prospectus supplement for additional information.

YIELD MAINTENANCE AGREEMENT

The holders of the Class A-1 and Class A-2 Certificates will have the benefit of an interest rate cap agreement (referred to herein as the "yield maintenance agreement"). Any payments received under the yield maintenance agreement with respect to a distribution date will be available to pay the excess of the current interest accrued on the Class A-1 and Class A-2 Certificates at the related pass-through rate over the weighted average of the net loan rates of the mortgage loans, adjusted to reflect accrual of interest on an actual/360 basis.

See "Description of the Certificates--Interest" in this prospectus supplement for additional information concerning the amounts payable under the yield maintenance agreement.

FEES AND EXPENSES

Before payments are made on the certificates, each servicer will be paid a monthly fee calculated as 0.250% annually, 0.375% annually or 0.250% annually until the first adjustment date and 0.375% annually thereafter, on the principal balances of the related mortgage loans, as described in this prospectus supplement. In addition, Thornburg Mortgage Home Loans, Inc. will receive as additional compensation a portion of the investment income on funds held in the distribution account.

The master servicer will be paid a monthly fee calculated as 0.0025% annually on the principal balances of all of the mortgage loans and will receive as additional compensation a portion of the investment income on funds held in the distribution account. The fees of the securities administrator and the trustee, as trustee, will not be paid by the trust but rather will be paid by the master servicer on behalf of the trust. The fees of the Delaware trustee and the trustee, as custodian, will not be paid by the trust but rather will be paid by the seller.

The servicer, the master servicer, the trustee, the Delaware trustee, the securities administrator and the custodian will also be entitled to reimbursement of certain expenses from the trust before payments are made on the certificates.

See "Fees and Expenses of the Trust" in this prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for each class of the offered certificates will be the applicable distribution date specified in the table on page S-1. The actual final distribution date for each class of the offered certificates may be earlier, and could be substantially earlier, than the applicable final scheduled distribution date.

CREDIT ENHANCEMENT

The senior certificates will have a prior right of payment over the subordinate certificates. Among the classes of subordinate certificates, the Class B-1 Certificates will have the highest payment priority and the Class B-6 Certificates will have the lowest payment priority.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses first, among the subordinate certificates, beginning with the subordinate certificates with the lowest payment priority, and second, to the Class A-2 and Class A-1 Certificates, in that order, until their respective certificate principal balances have been reduced to zero.

In addition, the manner of allocating payments of principal to the certificates will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers.

Up to and including the distribution date in August 2013, the subordinate certificates will not receive any unscheduled principal unless the senior certificates (other than the Class A-X Certificates) are paid down to zero or the credit enhancement provided by the subordinate certificates has doubled prior to that date and certain loss and delinquency tests have been satisfied. After the distribution date in August 2013, subject to certain loss and delinquency triggers being satisfied, the subordinate certificates will receive increasing portions of principal prepayments over time.

See "Description of the Certificates--Principal," "--Allocation of Losses" and "--Subordination of the Subordinate Certificates" in this prospectus supplement.

RATINGS

It is a condition to the issuance of the offered certificates that the certificates initially have the ratings from Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc. set forth in the table on page S-1. The ratings on the offered certificates address the likelihood that the holders of the offered certificates will receive all distributions on the mortgage loans and payments under the yield maintenance agreement to which they are entitled.

A rating is not a recommendation to buy, sell or hold securities and it may be lowered or withdrawn at any time by the assigning rating agency.

See "Ratings" in this prospectus supplement for additional information.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Stroock & Stroock & Lavan LLP, for federal income tax purposes, a portion of the trust will comprise multiple "real estate mortgage investment conduits" or REMICs. Each offered certificate (other than the Class A-R Certificate) will represent ownership of REMIC "regular interests." In addition, each Class A-1 and Class A-2 certificate will represent ownership of certain rights and obligations with respect to the sale of such certificates on the auction distribution date. Moreover, each such certificate will represent certain rights to payments in respect of the yield maintenance agreement, and the Class A-X Certificates will represent the right to receive any excess amounts from the yield maintenance agreement. These additional rights and obligations will represent rights and obligations separate from the REMIC regular interest. The Class A-R Certificate will represent the sole "residual interest" in each REMIC created under the pooling and servicing agreement.

The offered certificates (other than the Class A-R Certificate) generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the offered certificates will be required to report income on the offered certificates in accordance with the accrual method of accounting.

See "Material Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus for additional information.

ERISA CONSIDERATIONS

Subject to satisfaction of certain conditions, ERISA Plans may purchase the offered certificates other than the Class A-R Certificate. However, before the auction distribution date, the Class A Certificates may not be acquired or held by any person investing assets of any such plans or arrangements, unless such acquisition or holding is eligible for the exemptive relief available under the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(2) of the Code or under one of the class exemptions described in this prospectus supplement under "ERISA Considerations--ERISA Considerations With Respect to the Auction Swap Agreement." A fiduciary of an employee benefit plan or other retirement arrangement must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

The senior certificates and Class B-1 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, therefore, will not be "mortgage related securities" for purposes of SMMEA.

See "Legal Investment Considerations" in this prospectus supplement and "Legal Investment Matters" in the prospectus.

LISTING

The certificates are not listed, and no party to the transaction intends to list the certificates, on any exchange or to quote them in the automated quotation system of a registered securities organization.

                              TRANSACTION STRUCTURE

                               |------------------|
                               |                  |
                              /|    Mortgagors    |\
                             / |                  | \    loan
              originate     /  |------------------|  \ payments
                loans      /    /\                    \
                          /    /                       \|
                        \/    /                        |-----------------------------|
|----------------------------------|                   |          Servicers          |
|            Originators           |  amount           |(including Thornburg Mortgage|
| (including Wells Fargo Bank, N.A.| financed          |       Home Loans Inc.       |-------------|
|  Thornburg Mortgage Home Loans,  |                   |   Wells Fargo Bank, N.A.)   |             |
|               Inc.)              |                   |                             |             |
|----------------------------------|                   |       Master Servicer       |             |
               |      /|\                              |   Wells Fargo Bank, N.A.    |             |
     purchase  |       | loan purchase                 |-----------------------------|             |
       loans   |       |     price                                                                 |
              \|/      |                                                                           |
  |-----------------------------------|                                                    net loan|
  |                                   |                                                    payments|
  |         Sponsor and Seller        |                                                            |
  |Thornburg Mortgage Home Loans, Inc.|                                                            |
  |                                   |                                                            |
  |-----------------------------------|                                                            |
              |       /|\                          |----------------------------------|            |
     mortgage |        | loan purchase             |      Bear Stearns & Co. Inc.     |            |
       pool   |        |     price                 |  Banc of America Securities LLC  |            |
             \|/       |                           |Credit Suisse Securities (USA) LLC|            |
   |---------------------------|    net offering   | Greenwich Capital Markets, Inc.  |            |
   | Structured Asset Mortgage |      proceeds     |       Lehman Brothers Inc.       |            |
   |   Investments II Inc.     |<------------------|         Underwriters             |            |
   |        Depositor          |------------------>|  Sell certificates to investors  |----|       |
   |  Creates Issuing Entity   |   certificates    |----------------------------------|    |       |
   |---------------------------|                                                   /|\     |       |
              |       /|\                                               offering    |      |       |
     mortgage |        | certificates                                   proceeds    |      |       |
       pool   |        |                                                            |      |       |
             \|/       |                        |--------------------------------|  |      |       |
  |-----------------------------------|         |       LaSalle Bank N.A.        |  |      |       |
  |Thornburg Mortgage Securities Trust|         |              Trustee           |  |      |       |
  |                2006-5             |         | Represents investors interests |  |      |       |
  |            Issuing Entity         |<------- |--------------------------------|  |      |       |
  |          Holds Mortgage pool      |         |      Wells Fargo Bank, N.A.    |  |      |       |
  |          Issues certificates      |         |     Securities Administrator   |--|------|-------|
  |-----------------------------------|         |       Calculates cashflows     |  |      |
                                                |        Remits to investors     |  |      |
                                                |       Auction Administrator    |  |      |
                                      monthly   |          Manages Auction       |  |      |
                                  distributions/|--------------------------------|  |      |
                                   collections               |                      |      |
                                   from yield                |                      |      |
                                   maintenance              \|/                     |      |
                                    agreement     |-------------------------|       |      |
                                                  |                        -|-------|      |
                                                  |    Certificateholders   | certificates |
                                                  |                       <-|--------------|
                                                  |-------------------------|

                                  RISK FACTORS

          THE FOLLOWING INFORMATION, TOGETHER WITH THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS WHICH YOU ALSO SHOULD CAREFULLY CONSIDER, IDENTIFIES THE PRINCIPAL RISKS ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES.

THE YIELD ON THE CERTIFICATES
MAY BE AFFECTED BY CHANGES IN
INTEREST RATES................   No prediction can be made as to future levels
                                 of LIBOR (the applicable index in determining the pass-through rates for the Class A-1 and Class A-2 Certificates (which pass-through rates are used to determine the pass-through rate of the Class A-X Certificates) and one-month LIBOR (the applicable index in determining the loan rate for approximately
                                 2.63% of the mortgage loans), six-month LIBOR
                                 (the applicable index in determining the loan rate for approximately 2.78% of the mortgage loans), one-year LIBOR (the applicable index in determining the loan rate for approximately
                                 21.41% of the mortgage loans) and one-year CMT
                                 (the applicable index in determining the loan rate for approximately 73.17% of the mortgage loans) or as to the timing of any changes therein, each of which will affect the yield of the certificates.

                                 The amount of interest collections generated from the mortgage loans may not always be sufficient to pay the holders of the Class A-1 and Class A-2 Certificates interest at a rate equal to LIBOR plus the applicable margin due to, among other factors, the following:

                                 o The indices described above applicable to the mortgage loans differ from, and adjust at different intervals than, LIBOR, and, in some cases do not adjust for a period of years. In addition, certain of the mortgage loans are subject to maximum interest rate ceilings which maximum rates may be less than the pass-through rates of one or more classes of the offered certificates. Consequently, the interest that becomes due on these mortgage loans during the related due period may be less than interest that would accrue on these certificates at the rate of LIBOR plus the applicable margin.

                                 o Losses on or prepayments of mortgage loans with relatively higher net loan rates may reduce the weighted average of the net loan rates of the mortgage loans below the applicable pass-through rates on these certificates.

                                 Except in the case of losses on the mortgage loans, payments due under the yield maintenance agreement for the benefit of the Class A-1 and Class A-2 Certificates, as described herein, are intended to be sufficient to cover any interest shortfall attributable to the excess of (i) the amount of interest accrued on each such class at the applicable pass-through rate over (ii) the amount of interest that would have accrued on such class assuming the pass-through rate for such class had been subject to a cap equal to the weighted average of the net loan rates of the mortgage loans. Accordingly, a portion of the interest owed to the Class A-1 and Class A-2 Certificates under their applicable pass-through rate may be dependent on payments received by the securities administrator under the yield maintenance agreement.

                                 In addition, if on any distribution date, up to and including the distribution date in August 2011, the weighted average of the net loan rates of the mortgage loans is less than or equal to the weighted average of the pass-through rates of the Class A-1 and Class A-2 Certificates (computed for this purpose by subjecting the pass through rate on each such class to a cap equal to the Net WAC of the mortgage loans (adjusted to reflect the accrual of interest on an actual/360 basis)), the pass-through rate of the Class A-X Certificates will be reduced to zero. Thus, the yield to investors in the Class A-X Certificates will be sensitive to fluctuations in LIBOR relative to the weighted average net loan rates of the mortgage loans.

                                 See "The Mortgage Loan Pool" in this prospectus supplement.

LOAN PREPAYMENTS MAY ADVERSELY
AFFECT THE AVERAGE LIFE OF,
AND RATE OF RETURN ON, YOUR
CERTIFICATES..................   Borrowers may prepay their mortgage loans in
                                 whole or in part at any time; however,
                                 approximately 3.60% of the mortgage loans require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during periods that generally range from six months to five years after origination. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period. All prepayment penalty payments will be remitted to the master servicer by the servicers to the extent provided in their related servicing agreements but will not be available to make distributions on the certificates. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a payment of principal on the offered certificates.

                                 o    If you purchase your certificates at a
                                      discount and principal is repaid slower
                                      than you anticipate, then your yield may be lower than you anticipate.

                                 o    If you purchase your certificates at a
                                      premium and principal is repaid faster
                                      than you anticipate, then your yield may be lower than you anticipate.

                                 o    The rate of prepayments on the mortgage
                                      loans will be sensitive to prevailing
                                      interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans are likely to decrease.

                                 o    The seller is required to purchase from
                                      the trust the related mortgage loans in
                                      the event certain breaches of
                                      representations and warranties occur and are not cured. Thornburg Mortgage, Inc. has the obligation to purchase any mortgage loan for which the borrower elects to convert its interest rate to a fixed interest rate or modify its interest rate in accordance with the related mortgage note. Moreover, the seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. These purchases or liquidations will have the same effect on the holders of the offered certificates as a prepayment in full of the related mortgage loans.

                                 o If the rate of default or the severity of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

                                 o    Prospective purchasers of the Class A-X
                                      Certificates should carefully consider the risk that a rapid rate of principal payments on the mortgage loans could result in the failure of such purchasers to recover their initial investments.

                                 See "Yield, Prepayment and Maturity
                                 Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

MORTGAGE LOANS WITH
INTEREST-ONLY PAYMENTS........   As of the cut-off date, approximately 88.75% of
                                 the mortgage loans require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from three years to ten years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. When the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment.
                                 Because no principal payments may be made on the mortgage loans for a period of time, certificateholders will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the mortgage loans. Absent other considerations, this slower rate of principal distributions will result in longer, and in some cases substantially longer, weighted average lives of the offered certificates and may reduce the return on an investment in an offered certificate that is purchased at a discount to its certificate principal balance.

IF CREDIT ENHANCEMENT IS
INSUFFICIENT, YOU COULD
EXPERIENCE LOSSES ON YOUR
CERTIFICATES..................   Credit enhancement will be provided for the
                                 offered certificates, first, by the right of the holders of offered certificates to receive payments before the classes subordinate to them and, second, by the allocation of realized losses on the mortgage loans to the subordinate classes in reverse order of their numerical class designations. In addition, credit enhancement is provided to the Class A-1
                                 Certificates by the allocation of realized losses to the Class A-2 Certificates before the Class A-1 Certificates.

                                 The first form of credit enhancement uses collections on the mortgage loans otherwise payable to holders of subordinate classes to pay interest or principal due on more senior classes. Collections otherwise payable to subordinate classes represent the sole source of funds from which this type of credit enhancement is provided.

                                 The second form of credit enhancement provides that, except as described below, realized losses are allocated:

                                      first, to the subordinate certificates in the reverse order of their priority of payment, beginning with the subordinate certificates with the lowest payment priority, until the certificate principal balance of each such class has been reduced to zero, and second, to the Class A-2 Certificates and then to the Class A-1 Certificates, until the certificate principal balance of each such class has been reduced to zero.

                                 Accordingly, if the aggregate certificate principal balance of each subordinate class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates.

                                 See "Description of the
                                 Certificates--Allocation of Losses" and
                                 "--Subordination of the Subordinate
                                 Certificates" in this prospectus supplement for additional information.

LOAN PREPAYMENTS MAY RESULT IN
SHORTFALLS IN INTEREST
COLLECTIONS AND REDUCE THE
YIELD ON YOUR CERTIFICATES....   When a mortgage loan is prepaid in full or in
                                 part, the borrower is charged interest only up to the date on which the payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The servicers are generally required to cover the shortfall in interest collections attributable to prepayments in full and, in some cases, in part, but only to the extent of the related servicing fee. The master servicer is required to cover these interest shortfalls, to the extent required but not paid by the servicers, up to an amount equal to the master servicing fee.

                                 Any uncovered prepayment interest shortfall may adversely affect the yield on your investment.

RAPID PREPAYMENTS WILL REDUCE
THE YIELD ON THE CLASS A-X
CERTIFICATES..................   The Class A-X Certificates receive only
                                 distributions of interest. The yield to
                                 maturity on the Class A-X Certificates will be extremely sensitive to the level of prepayments on the mortgage loans. The certificate notional balance of the Class A-X Certificates with respect to any distribution date on or prior to the distribution date in August 2011 will equal the aggregate certificate principal balances of the Class A-1 and Class A-2 Certificates immediately prior to that distribution date.
                                 Accordingly, the faster that the mortgage loans prepay, the faster the Class A-1 and Class A-2
                                 Certificates will be reduced and, therefore, the less interest the Class A-X Certificates will receive.

                                 The yield to maturity on the Class A-X
                                 Certificates will be especially sensitive to the level of prepayments on the mortgage loans with higher initial interest rates. In addition, the Class A-X Certificates will not be entitled to any distributions of interest after the distribution date in August 2011.

                                 You should fully consider the risks associated with an investment in the Class A-X Certificates. If the mortgage loans prepay faster than expected or if the trust is terminated earlier than expected, you may not fully recover your initial investment. See "Yield, Prepayment and Maturity Considerations--Yield Considerations with
                                 Respect to the Class A-X Certificates" in this prospectus supplement for a table showing expected yields at different prepayment rates.

CHANGES IN MORTGAGE INDICES
MAY REDUCE THE YIELDS ON
CERTAIN CERTIFICATES..........   As described in this prospectus supplement, the
                                 Class A-R and the subordinate certificates will accrue interest at a rate based on the weighted average of the net loan rates of the mortgage loans, and after the auction distribution date, the remaining classes of senior certificates will accrue interest at rates generally based on the weighted average of the net loan rates of the mortgage loans. Except with respect to the hybrid mortgage loans during their respective fixed rate periods, the interest rates on the mortgage loans will be calculated on the basis of the related index plus the applicable margin, as described in this prospectus supplement. As a result, declines in the indices on which the interest rates on the mortgage loans are based will generally result, over time, in lower yields on the classes of certificates. Furthermore, any increase in the indices on which the interest rates are based may result in prepayments on the mortgage loans and payments of principal on offered certificates then entitled to principal and a decrease in the certificate notional balance of the Class A-X Certificates. In addition, prepayments on mortgage loans with higher interest rates will reduce the weighted average of the interest rates on the mortgage loans and, consequently, reduce the interest rate of the certificates.

CERTAIN FEATURES OF THE
MORTGAGE LOANS MAY ADVERSELY
AFFECT YOUR INVESTMENT IN THE
CERTIFICATES..................   The mortgage loans have features that create
                                 additional risks to investors, including those described below.


                                 o    As of the cut-off date, approximately
                                      32.96% of mortgage loans had stated
                                      principal balances greater than
                                      $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the pool of mortgage loans as a whole.

                                 o    As of the cut-off date, approximately
                                      0.34% of mortgage loans are secured by
                                      additional collateral, generally
                                      marketable securities and certificates of deposit. Because of special tax rules and applicable state anti-deficiency laws, the trust may not be able to make use of the value of the additional collateral if the borrower defaults. In addition, the market value of any additional collateral will change from time to time and may not equal the market value at the time the loan was made. As a result, if a borrower under one of these mortgage loans defaults, there can be no assurance that the value of the additional collateral will be available or adequate to protect the trust from losses.

CONVERSION OR MODIFICATION OF
THE MORTGAGE LOANS MAY REDUCE
THE YIELDS ON THE
CERTIFICATES..................   As of the cut-off date, approximately 0.36% of
                                 mortgage loans allow the borrower to convert the adjustable interest rate of such mortgage loans to a fixed interest rate and approximately 5.79% of mortgage loans allow the borrower to modify the interest rate of such mortgage loan to any other then-available hybrid or adjustable rate product of the seller, including to a different index or to a different hybrid structure. The seller is not aware of any publicly available statistics that set forth principal prepayment, conversion or modification experience or forecasts of similar adjustable rate or hybrid mortgage loans over an extended period of time, and its experience with respect to adjustable rate or hybrid mortgages is insufficient to draw any conclusions with respect to the expected conversion or modification rates on these mortgage loans.

                                 Just as mortgage loans originated in a high interest rate environment may be subject to a greater rate of principal prepayments when interest rates decrease, convertible or modifiable mortgage loans may be subject to a greater rate of conversion to fixed interest rate loans or modification to new adjustable or hybrid interest rates in a low interest rate environment. For example, if prevailing interest rates fall significantly, convertible or modifiable mortgage loans could be subject to higher conversion or modification rates than if prevailing interest rates remain constant because the availability of fixed rate or other adjustable rate mortgage loans at competitive interest rates may encourage borrowers to convert their mortgages to "lock in" a lower fixed interest rate or to modify their mortgage loans to take advantage of the availability of other adjustable rates. The conversion and modification features may also be exercised in a rising interest rate environment as borrowers attempt to limit their risk of higher rates. In addition, any mortgage loans which convert or modify to a lower interest rate will lower the interest rate on the classes of certificates to the extent that the interest rates on such class or classes are based on the net rates of the mortgage loans.

                                 Thornburg Mortgage, Inc. is obligated to purchase any mortgage loan whose interest rate has been modified or converted in accordance with the terms of the related mortgage note. The seller also has the option, but not the obligation, to repurchase and modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. As a result of these purchases, the trust may incur increased prepayments. If Thornburg Mortgage, Inc. does not purchase all of the mortgage loans whose interest rate has been converted to a fixed interest rate, the trust may include over time fixed rate mortgage loans, which will affect the interest rates on certain of the offered certificates.

WHEN YOUR CLASS A-1 AND CLASS
A-2 CERTIFICATES ARE
TRANSFERRED ON THE AUCTION
DISTRIBUTION DATE, YOU MAY NOT
RECEIVE PAR FOR THOSE
CERTIFICATES IF THE MONEY
AVAILABLE UNDER THE AUCTION
AND THE AUCTION SWAP AGREEMENT
IS INSUFFICIENT...............   If you hold a Class A-1 or Class A-2
                                 Certificate on the distribution date in August
                                 2011, your certificate will be transferred to third-party investors on that distribution date, thereby ending your investment in that certificate.

                                 If the outstanding certificate principal balance of any of these classes of certificates after application of interest and principal distributions and allocations of realized losses and any recoveries of principal from liquidated mortgage loans on the distribution date in August 2011, is greater than the amount received in the auction, the auction swap counterparty, pursuant to an auction swap agreement, will be obligated to pay the amount of that excess to the auction administrator for distribution to the holders of the applicable certificates. In the event that all or a portion of a class of the Class A-1 or Class A-2 Certificates is not sold in the auction, the auction proceeds for such certificates will be deemed to be zero and the auction swap counterparty will pay the auction administrator the entire outstanding certificate principal balance of the unsold certificates after application of interest and principal distributions and allocation of realized losses and any recoveries of principal from liquidated mortgage loans on the distribution date in August 2011, in exchange for such certificates. If the auction swap counterparty defaults on its obligations under the auction swap agreement, you may receive an amount less than the sum of the outstanding certificate principal balance of your certificates after application of interest and principal distributions and allocation of realized losses and any recoveries of principal from liquidated mortgage loans, on the distribution date in August 2011. In addition, if the auction swap counterparty defaults and if not all of the class of certificates is purchased by third-party investors in the auction, then your certificate (or part of your certificate) may not be transferred, in which case you will not receive any proceeds from the auction and you will retain your certificate (or part of your certificate). Furthermore, if there are auction proceeds in excess of the outstanding certificate principal balance of the Class A-1 and Class A-2 Certificates you will not be entitled to receive any such excess proceeds.

THE CLASS A-1 AND CLASS A-2
CERTIFICATES ARE SUBJECT TO
YIELD MAINTENANCE COUNTERPARTY
RISK..........................   The securities administrator will enter into a
                                 yield maintenance agreement on behalf of Thornburg Mortgage Securities Trust 2006-5 with
                                 Credit Suisse International, as yield
                                 maintenance counterparty, for the benefit of the Class A-1 and Class A-2 Certificates. The yield maintenance agreement will require the yield maintenance counterparty to make certain payments to the trust if the excess of the amount of interest received from interest collections on the mortgage loans over the weighted average of the Class A-1 Margin and the Class A-2 Margin is less than one-month
                                 LIBOR (as defined in the yield maintenance agreement) as described herein under
                                 "Description of the Certificates--Interest--The
                                 Yield Maintenance Agreement." To the extent that interest payments on the Class A-1 and

                                 Class A-2 Certificates depends in part on payments received by the securities administrator under the yield maintenance agreement, the ability of the securities administrator to make such payments will be subject to the credit risk of the yield maintenance counterparty.

IF THE RECEIPT OF LIQUIDATION
PROCEEDS IS DELAYED OR IF THE
LIQUIDATION PROCEEDS ARE LESS
THAN THE MORTGAGE LOAN
BALANCE, YOU COULD SUFFER A
LOSS ON YOUR CERTIFICATES ....   Substantial delays could be encountered in
                                 connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the related mortgage loan, you will incur a loss on your investment if the credit enhancement is insufficient to cover that deficiency.

AN INVESTMENT IN THE
CERTIFICATES MAY NOT BE
APPROPRIATE FOR SOME
INVESTORS ....................   The offered certificates may not be an
                                 appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the offered certificates. This may be the case due, for example, to the following reasons.

                                    o  The yield to maturity of offered
                                       certificates purchased at a price other
                                       than par will be sensitive to the
                                       uncertain rate and timing of principal
                                       prepayments on the mortgage loans.

                                    o  The rate of principal distributions on
                                       and the weighted average lives of the
                                       offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates entitled to principal. Accordingly, the offered certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions.

                                    o  You may not be able to reinvest
                                       distributions on an offered certificate
                                       at a rate at least as high as the
                                       pass-through rate applicable to your
                                       certificate, since distributions
                                       generally are expected to be greater
                                       during periods of relatively low interest rates.

                                    o  Your investment in any of the offered
                                       certificates may be ended before you
                                       desire if either the optional securities purchase right or the optional termination of the trust is exercised.

                                 Approximately 40.03% of mortgage loans are secured by properties in California. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in California because the following conditions in that state, now or in the future, will have a disproportionate impact on the mortgage loans in general:

GEOGRAPHIC CONCENTRATION OF
THE MORTGAGE LOANS MAY
ADVERSELY AFFECT YOUR
CERTIFICATES .................      o  Weak economic conditions in California,
                                       which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

                                    o  Declines in the residential real estate
                                       market in California may reduce the
                                       values of properties, which would result in an increase in the loan-to-value ratios.

                                    o  Properties in California may be more
                                       susceptible than homes located in other
                                       parts of the country to certain types of uninsurable hazards, such as earthquakes, wildfires and mudslides and other natural disasters.

                                 Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

IT MAY BE DIFFICULT TO RESELL
YOUR CERTIFICATES ............   There is currently no secondary market for the
                                 offered certificates and there can be no assurance that a secondary market for the offered certificates will develop.
                                 Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

                                 The secondary markets for asset-backed
                                 securities have experienced periods of
                                 illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk.

MILITARY ACTION AND TERRORIST
ATTACKS MAY ADVERSELY IMPACT
THE PERFORMANCE OF THE
MORTGAGE LOANS ...............   The effects that military action by U.S. forces
                                 in Iraq or other regions, possible terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.

                                 In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act (the "Relief Act") or similar state or local law. Interest payable to holders of the senior certificates and the subordinate certificates will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of the application of the Relief Act. The servicers and master servicer are not required to advance these shortfalls as delinquent payments, and such shortfalls are not covered by any form of credit enhancement on the certificates.

BANKRUPTCY OR INSOLVENCY MAY
AFFECT THE TIMING AND AMOUNT
OF DISTRIBUTIONS ON YOUR
CERTIFICATES .................   The transfer of the mortgage loans by the
                                 seller to the depositor will be characterized in the mortgage loan purchase agreement as a sale transaction. Nevertheless, in the event of a bankruptcy of the seller, the trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans to the depositor as a borrowing secured by a pledge of the mortgage loans.

                                 If the attempt to recharacterize the transfer of the mortgage loans were successful, a trustee in bankruptcy could elect to accelerate payment of the certificates and liquidate the mortgage loans, with the holders of the certificates entitled to no more than the outstanding certificate principal balances, if any, of the classes of certificates, together with interest thereon at the applicable pass-through rate to the date of payment. In the event of an acceleration of the certificates, the holders of the certificates would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Regardless of whether an acceleration takes place, delays in payments on the certificates and possible reductions in the amount of those payments could occur.

THE CLASS A-R CERTIFICATE IS
SUBJECT TO SPECIAL RISKS .....   Although the holder of the Class A-R
                                 Certificate is entitled to receive a
                                 distribution of principal and interest as described in this prospectus supplement, it is not expected to receive any distribution in respect of its certificate after the first distribution date. In addition, the holder of the Class A-R Certificate may have tax liabilities with respect to its certificate during the early years of the related REMIC that substantially exceed the principal payable on that certificate.

                                    GLOSSARY

          There is a Glossary of Terms beginning on page S-109 where you will find definitions of certain capitalized terms used in this prospectus supplement. You should read the Glossary of Terms carefully because it defines many concepts that are important to understanding the certificates.

                             THE MORTGAGE LOAN POOL

GENERAL

          The assets held by Thornburg Mortgage Securities Trust 2006-5 will consist primarily of adjustable rate and hybrid, first lien, residential mortgage loans (the "Mortgage Loan Pool"). The mortgage loans have interest rates ("loan rates") that adjust based on various indices with original terms to maturity of not more than 40 years. The adjustable rate mortgage loans adjust on a monthly, semi-annual or annual basis. The hybrid mortgage loans generally have loan rates that first adjust after an initial fixed rate period of three, five, seven or ten years following origination depending on the terms of the particular mortgage note and then adjust monthly, semi-annually or annually depending on the terms of the particular mortgage note.

          As of the cut-off date, there were 3,559 mortgage loans with an aggregate stated principal balance of approximately $2,691,910,134. The "cut-off date" for mortgage loans originated on or prior to August 1, 2006 is August 1, 2006; the "cut-off date" for any mortgage loan originated after August 1, 2006, but on or prior to August 21, 2006, is the date of origination of that mortgage loan. As a result of mortgage loans becoming ineligible prior to the closing date and other factors, it is anticipated that the cut-off date stated principal balance of the mortgage loans on the closing date will be approximately $2,686,936,175 but the characteristics of the mortgage loans will not vary materially from those set forth in Schedule A.

          Approximately 212 mortgage loans (representing approximately 5.71% of the mortgage loan pool) have a first payment due date to the trust of October 1, 2006. Of these mortgage loans, 53 mortgage loans (representing approximately 1.38% of the mortgage loan pool), were originated between August 1, 2006 and August 21, 2006. The seller will deposit in the distribution account on the closing date, in respect of all mortgage loans that have a first payment due date to the trust of October 1, 2006, an amount equal to approximately $844,839.41, which represents interest calculated at the related loan rates for a one-month period. Such funds deposited in the distribution account will be paid to certificateholders as available funds on the first distribution date.

          Approximately 0.59%, 3.86%, 10.27% and 84.38% of the mortgage loans are hybrid mortgage loans for which their first loan rate adjustment date occurs approximately three, five, seven or ten years, respectively, following origination, in each case as set forth in the related mortgage note. Each hybrid mortgage loan will then adjust either monthly (except in the case of the three year hybrid mortgage loans), semi-annually or annually depending on the terms of the particular mortgage note. The remaining 0.91% of the mortgage loans are adjustable rate mortgage loans which have interest rates that adjust monthly, semi-annually or annually.

          The stated principal balance of each mortgage loan as of the cut-off date reflects the application of scheduled payments of any principal due on that mortgage loan on or prior to the cut-off date, whether or not received, and any prepayments received on or prior to the cut-off date. Whenever reference is made herein to a percentage of some or all of the mortgage loans, that percentage is determined on the basis of the stated principal balances of the mortgage loans as reflected in Schedule A as of the cut-off date, unless otherwise specified. Certain mortgage loans described in this prospectus supplement may prepay or become ineligible prior to the closing date. As a result of the foregoing, the statistical characteristics of the mortgage loans delivered on the closing date may vary somewhat from the characteristics described in this prospectus supplement, including Schedule A hereto, although it is not anticipated that the variances will be material. It is anticipated that mortgage loans having a stated principal balance of approximately $4,973,989 will become ineligible prior to the closing date, and the aggregate stated principal balance of the mortgage loans delivered to the trust on the closing date will be approximately $2,686,936,175, which is equal to the aggregate certificate principal balance of the certificates. The aggregate stated principal balance of the mortgage loans set forth herein (including in Schedule A hereto) is subject to a variance of plus or minus ten percent.

          Each of the mortgage loans in the trust is secured by a mortgage, deed of trust or other similar security instrument that creates a first lien on the related mortgaged property. We refer to these instruments as "mortgages" in this prospectus supplement. The mortgaged properties are detached or semi-detached one- to four-family dwelling units, individual units in planned unit developments, individual condominium units and, in some cases, shares issued by cooperative housing corporations and related leasehold interests.

          Pursuant to a mortgage loan purchase agreement between the seller and the depositor, the depositor will purchase the mortgage loans from the seller. Under the pooling and servicing agreement, the depositor will cause the mortgage loans to be assigned to the trust for the benefit of the certificateholders. See "The Pooling and Servicing Agreement" in this prospectus supplement.

          Approximately 72.19% of the mortgage loans were originated by Wells Fargo Bank in accordance with the Wells Fargo underwriting guidelines. See "Mortgage Loan Origination--Wells Fargo Underwriting Guidelines" herein. Approximately 25.70% of the mortgage loans were originated by the seller (including its correspondent lenders, other than First Republic). The mortgage loans originated by the seller (including its correspondent lenders, other than First Republic Bank), were originated by them in accordance with the seller's underwriting guidelines. See "Mortgage Loan Origination--The Seller--Underwriting Standards--The Seller's Underwriting Process" herein. Approximately 0.02%, 1.90% and 0.19% of the mortgage loans were originated by ABN AMRO Mortgage Group Inc., First Republic Bank and Countrywide Home Loans, Inc., respectively, in accordance with their own underwriting guidelines. Approximately 72.19% and 24.46% of the mortgage loans are being serviced by Wells Fargo Bank (in its capacity as a servicer) and Thornburg Mortgage Home Loans, Inc. (in its capacity as a servicer), respectively. No other entity is the servicer with respect to more than 10% of the mortgage loans. See "The Master Servicer" and "The Servicers" herein.

          Under the mortgage loan purchase agreement, the seller will make certain representations and warranties to the depositor, which will assign its rights under those representations and warranties to the trust under the pooling and servicing agreement. The representations and warranties relate to, among other things, certain characteristics of the mortgage loans and, subject to certain limitations, the seller will be obligated to repurchase the affected mortgage loan or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if the breach of the representation or warranty materially and adversely affects the certificateholders' interests in the mortgage loan. See "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans--Representations and Warranties" for a description of the representations and warranties applicable to the mortgage loans.

          The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The seller is selling the mortgage loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above.

MORTGAGE LOAN STATISTICS

          The following statistical information, unless otherwise specified, is based upon the aggregate stated principal balance of the mortgage loans as of the cut-off date.

          Loan Documentation. Approximately 62.09% of the mortgage loans were originated under a full documentation program. The remaining mortgage loans were originated under programs pursuant to which no or limited information was obtained regarding borrowers' income or employment.

          The Indices. The indices applicable to the determination of the loan rates for the mortgage loans generally will be a per annum rate equal to either: the average of interbank offered rates for one-month, six-month or one-year, as applicable, U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal (the "1-Month LIBOR index," the "6-Month LIBOR index" and the "1-Year LIBOR index," respectively), or the weekly average yield on United States Treasury securities adjusted to a constant maturity of one-year or three years, as applicable, as published by the Federal Reserve Board in Statistical Release H.15(519) (the "1-Year CMT index" and the "3-Year CMT index"). The 1-Month LIBOR index, the 6-Month LIBOR index, the 1-Year LIBOR index, the 3-Year CMT index and the 1-Year CMT index are each referred to herein as an "index" or together as the "indices."

          The related index applied under a mortgage note will be most recently available either as of (1) the first business day of a specified period of time prior to such loan rate adjustment date, (2) the first business day of the month preceding the month of such loan rate adjustment date, or (3) the last business day of the second month preceding the month in which such loan rate adjustment date occurs, as specified in the related mortgage note. In the event that any of the indices described above becomes unavailable or is otherwise unpublished, the related servicer or master servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable, and which is permissible under the terms of the related mortgage and mortgage note.

          Loan Rate Adjustments. On each loan rate adjustment date for a mortgage loan, its loan rate will be adjusted to equal the sum, generally rounded up to the nearest multiple of 0.125%, of the index applicable to that loan and a fixed percentage amount known as the "gross margin" for that loan. The mortgage loans adjust according to the applicable index as discussed under "--The Indices" above. On the first loan rate adjustment date, the loan rate on each mortgage loan (other than any mortgage loans which adjust according to 1-Month LIBOR) cannot increase or decrease by more than a fixed percentage known as the "initial rate cap" for that loan. On subsequent loan rate adjustment dates, the loan rate on each mortgage loan (other than any mortgage loans which adjust according to 1-Month LIBOR) cannot increase or decrease by more than a fixed percentage on any such loan rate adjustment date known as a "periodic rate cap" for that loan.

          No mortgage loan will have a loan rate that exceeds the maximum loan rate specified in the related mortgage note. Due to the application of initial rate caps on the first loan rate adjustment date as well as the periodic rate caps and the maximum loan rates, the loan rate on each mortgage loan which has such a cap, as adjusted on any loan rate adjustment date, may be less than the sum of the applicable index and gross margin, rounded as described above. See "--The Indices" above.

          Monthly Payment Adjustments. Effective with the next monthly payment due date occurring after a loan rate adjustment date, the monthly payment amount for each mortgage loan will be adjusted to equal (i) for an interest only loan subsequent to its interest only period and for any other adjustable rate loan, the amount that would fully amortize the outstanding principal balance of that loan over its remaining term and pay interest at the loan rate as adjusted and
(ii) for an interest only loan during its interest only period, the interest only payment at the loan rate as adjusted.

          Interest-Only Loans. Approximately 88.75% of the mortgage loans have an interest-only period following origination ranging from three years to ten years. During this period, the scheduled monthly payments are limited to accrued interest, with no required payment of principal. At the end of the interest-only period, the monthly payments are recalculated to provide for amortization of the principal balance by the maturity date of that loan and payment of interest at the then-current loan rate.

          High Loan-to-Value Mortgage Loans. Approximately 0.75% of the mortgage loans have original loan-to-value ratios in excess of 80%. Approximately 94.64% of the mortgage loans which have original loan-to-value ratios in excess of 80%, are additional collateral mortgage loans or are covered by primary mortgage guaranty insurance policies (which policies insure, generally, any portion of the unpaid principal balance of a mortgage loan in excess of 75% of the value of the related mortgaged property). No such primary mortgage guaranty insurance policy will be required to be maintained with respect to any such mortgage loan after the date on which the related loan-to-value ratio is 80% or less.

         For each mortgage loan and any date of determination, the loan-to-value ratio is calculated as a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan on that date and the denominator of which is the value of the mortgaged property as determined at the origination of the related mortgage loan on the basis of the lesser of the sale price or appraised value with respect to a purchase mortgage loan or the appraised value with respect to a refinance mortgage loan. For each mortgage loan and any date of determination, the effective loan-to-value ratio is calculated as a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan on that date less the value of the required amount of any additional collateral and the denominator of which is the value of the mortgaged property.

          Additional Collateral Mortgage Loans. In the case of approximately 0.34% of the mortgage loans the related originator required the borrower to pledge additional collateral to secure the mortgage loan, including marketable securities or certificates of deposit acceptable to the originator. Approximately 77.60% of the mortgage loans with additional collateral have original loan-to-value ratios in excess of 80%, but after giving effect to the pledge of additional collateral, the effective loan-to-value ratios are 80% or lower. This type of loan, referred to as an "additional collateral mortgage loan," allows the borrower to pledge assets in addition to the mortgaged property as an alternative to, or to supplement, a cash down payment. There are a total of 12 mortgage loans (representing approximately 0.34% of the mortgage loans) with additional collateral, all of which were originated by the seller or acquired by the seller through its correspondent channel.

          The amount of additional collateral pledged by the borrower will vary from loan to loan based on factors present in the underwriting decision. No assurance can be given as to the amount of proceeds, if any, that might be realized from such additional collateral. The weighted average effective loan-to-value ratio for the additional collateral mortgage loans after giving credit for the value of the pledged additional collateral is approximately 75.81%. The additional collateral will be assigned to the trust but will not be a part of any REMIC.

          The master servicer oversight responsibilities do not include monitoring the additional collateral with respect to the additional collateral mortgage loans.

          Prepayment Penalty Payments. Approximately 3.60% of the mortgage loans require the payment of a prepayment penalty in connection with a voluntary prepayment before the end of a fixed period ranging from the first six months to five years after the date of origination. Prepayment penalties paid by borrowers will not be available for payment on the certificates.

          Employee Mortgage Loans. Approximately 0.17% of the mortgage loans were made to employees of Thornburg Mortgage, Inc. and its affiliates. These mortgage loans were originated at an interest rate equal to the then current rate for mortgage loans less a discount rate specified in an employee rate reduction agreement. In the event a borrower ceases to be an employee of Thornburg Mortgage, Inc. or its affiliates, the interest rate on the mortgage loan will increase by the amount of the employee discount. The seller will retain the increased interest (the "retained interest") and such retained interest will not be conveyed to or included in the trust or available for any distributions on the certificates.

          Conversion and Modification Option and Purchase Obligations and Options. The loan rates on approximately 0.36% of the mortgage loans can be converted, at the option of the related borrowers, to a fixed interest rate. The loan rates on approximately 5.79% of the mortgage loans may be modified, at the option of the related borrowers, to another adjustable rate based on a different index or to another type of adjustable rate or hybrid mortgage loan. Upon conversion, the loan rate will be converted to a fixed rate, determined in accordance with the formula set forth in the related mortgage note, which formula is intended to result in a loan rate which is not less than the then current market interest rate (subject to applicable usury laws). After such conversion or modification, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity.

          Thornburg Mortgage, Inc. is obligated to purchase any mortgage loan whose interest rate is converted to a fixed interest rate or is modified to another then-available adjustable rate or hybrid product in accordance with the terms of the related mortgage note. In addition, the seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. The purchase price payable by Thornburg Mortgage, Inc. or the seller for any such mortgage loans is equal to 100% of the current outstanding principal balance of the mortgage loan and any interest accrued at the related loan rate.

          Additional Mortgage Loan Statistics. Approximately 99.77% of the mortgage loans have original terms to stated maturity of 360 months. The weighted average remaining term to stated maturity of the mortgage loans was approximately 357 months as of the cut-off date. None of the mortgage loans had a first due date prior to June 1, 2001 or after October 1, 2006 or had a remaining term to stated maturity of less than 239 months or greater than 480 months as of the cut-off date. The latest stated maturity date of any mortgage loan occurs in September 2046.

          The average principal balance of the mortgage loans at origination was approximately $762,434. The average principal balance of the mortgage loans as of the cut-off date was approximately $756,367. No mortgage loan had a principal balance of less than approximately $924 or greater than approximately $7,000,000 as of the cut-off date.

          Approximately 0.59%, 3.86%, 10.27% and 84.38% of the mortgage loans are hybrid mortgage loans which have loan rates that first adjust after a fixed period of three, five, seven or ten years, respectively, following origination and then generally adjust monthly (except in the case of the three year hybrid mortgage loans), semi-annually or annually depending on the terms of the particular mortgage note and approximately 0.91% of the mortgage loans are adjustable rate mortgage loans which have loan rates that adjust monthly, semi-annually or annually.

          The mortgage loans had annual loan rates of not less than 3.000% and not more than 7.750% and the weighted average annual loan rate was approximately 6.407%. As of the cut-off date, 97.37% of the mortgage loans had initial rate caps ranging from 1.000% to 6.000%. Approximately 2.63% of the mortgage loans did not have an initial rate cap. As of the cut-off date, approximately 2.63% of the mortgage loans did not have a periodic rate cap and the remaining mortgage loans had periodic rate caps ranging from 1.000% to 2.000%. As of the cut-off date, the mortgage loans had gross margins ranging from 1.000% to 2.875%, maximum loan rates ranging from 8.500% to 13.000% and minimum loan rates ranging from 1.000% to 3.000%. As of the cut-off date, the weighted average gross margin was approximately 2.515%, the weighted average maximum loan rate was approximately 11.419% and the weighted average minimum loan rate was approximately 2.519% for all of the mortgage loans. The latest next loan rate adjustment date following the cut-off date on any mortgage loan occurs in 120 months and the weighted average next loan rate adjustment date following the cut-off date for all of the mortgage loans occurs in approximately 111 months.

          As of the cut-off date, none of the mortgage loans were 30 or more days delinquent. Certain historical delinquency information with respect to the mortgage loans is provided in the tables in Schedule A to this prospectus supplement.

          The mortgage loans had the characteristics shown in the tables in Schedule A to this prospectus supplement.

                             ADDITIONAL INFORMATION

          The description in this prospectus supplement of the mortgage loans is based upon the mortgage pool as constituted at the close of business on the cut-off date, adjusted to reflect scheduled payments of principal due on those mortgage loans on or prior to the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. The depositor will file a current report on Form 8-K, together with the pooling and servicing agreement and other material transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. In the event that mortgage loans are removed from or added to the mortgage loan pool, such addition or removal, to the extent material, will be noted in the current report on Form 8-K.

          The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Servicing and Administration of the Trust--Evidence as to Compliance" in this prospectus supplement), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to certificateholders or information about the offered certificates as shall have been filed with the Securities and Exchange Commission (and in each case as prepared and filed by the securities administrator) will be posted on the securities administrator's internet web site as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Securities and Exchange Commission. The address of the website is: http://www.ctslink.com. In addition, historical performance data with respect to the sponsor's previous securitization transactions may be found on the securities administrator's website at http://www.ctslink.com/staticpools?issuer=THORNBURG. Information provided through this internet address is not provided by the depositor and will not be deemed to be a part of this prospectus supplement, the prospectus or the registration statement for the certificates offered hereby.

                             STATIC POOL INFORMATION

          Certain static pool information may be found at http://www.bearstearns.com/transactions/sami_ii/tmst2006-5. Access to this Internet address is unrestricted and free of charge. Information provided through this internet address with respect to mortgage loans securitized prior to January 1, 2006 shall not be deemed to be part of this prospectus supplement, the prospectus or the related registration statement.

          Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time. The various mortgage loan pools for which performance information is shown at the above internet address had initial characteristics that differed from one another and from the mortgage loans in the trust, and may have differed in ways that were material to the performance of those mortgage loan pools. These differing characteristics may include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the mortgage loans in the trust.

                                 ISSUING ENTITY

          Thornburg Mortgage Securities Trust 2006-5 (the "issuing entity") is a statutory trust formed under the laws of the State of Delaware pursuant to (i) a trust agreement dated August 24, 2006, among the depositor, the trustee and the Delaware trustee and (ii) a certificate of trust filed with the Secretary of State of the State of Delaware on August 24, 2006. The purposes, powers, separateness and other Delaware trust requirements are provided in the pooling and servicing agreement dated as of August 1, 2006, among the depositor, the sponsor, the master servicer, the securities administrator, the Delaware trustee and the trustee, (the "pooling and servicing agreement"). The pooling and servicing agreement constitutes the "governing instrument" under the laws of the

State of Delaware. After its formation, the issuing entity will not engage in any activity other than (i) to issue the certificates and to sell the certificates to or at the direction of the depositor, (ii) with the proceeds of the sale of the certificates, to purchase the mortgage loans and all related assets, (iii) to enter into the pooling and servicing agreement and to perform its obligations thereunder, (iv) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith and
(v) subject to compliance with the pooling and servicing agreement, to engage in such other activities as may be required in connection with the conservation of the assets of the trust and making distributions to the certificateholders. The foregoing restrictions are contained in the pooling and servicing agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the pooling and servicing agreement, please see "The Agreements -- Amendment" in the prospectus. In addition, the pooling and servicing agreement will include several separateness covenants, including covenants to not commingle assets with any other entity, to maintain its financial and accounting books and records separate from those of another entity, to pay its indebtedness, operating expenses and liabilities from its own funds and to not pay the indebtedness, operating expenses and liabilities of any other entity.

          The trustee, the Delaware trustee and the securities administrator, on behalf of the issuing entity, are only permitted to take such actions as are specifically provided in the pooling and servicing agreement. Under the pooling and servicing agreement, the issuing entity will not have the power to issue additional certificates representing interests in the issuing entity, borrow money on behalf of the trust or make loans from the assets of the trust to any person or entity, without the amendment of the pooling and servicing agreement by holders of certificates and the other parties thereto as described under "The Pooling and Servicing Agreement--Amendment" in this prospectus supplement.

          The assets of the issuing entity will consist of the mortgage loans and certain related assets described under "The Pooling and Servicing Agreement--General."

          The issuing entity's fiscal year end is December 31.

                                  THE DEPOSITOR

          The depositor is Structured Asset Mortgage Investments II Inc. The depositor maintains its principal office at 383 Madison Avenue, New York, NY 10179 and its telephone number is (212) 272-2000.

          The depositor has filed with the Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates (Registration No. 333-132232).

          After the issuance of the certificates, the depositor will be required to perform certain actions on a continual basis, including but not limited to:

          o giving prompt written notice to the other parties to the pooling agreement upon the discovery by the depositor of a breach of any of the representations and warranties made by the seller in the mortgage loan purchase agreement in respect of any mortgage loan that materially adversely affects such mortgage loan or the interests of the related certificateholders in such mortgage loan;

          o appointing a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the pooling agreement; and

          o    preparing and filing any reports required under the Exchange Act.

Generally, however, it is expected that the above functions will be performed by the depositor's agents, the trustee or the securities administrator in accordance with the pooling agreement or mortgage loan purchase agreement, as applicable.

          For more information regarding Structured Asset Mortgage Investments II Inc., see "The Depositor" in the prospectus.

                             THE SPONSOR AND SELLER

          The sponsor and seller is Thornburg Mortgage Home Loans, Inc., a Delaware corporation. It was formed in 1999 and is a wholly-owned subsidiary of Thornburg Mortgage, Inc., a real estate investment trust incorporated in the State of Maryland ([NYSE]:TMA). Its executive offices are located at 150 Washington Avenue, Suite 302, Santa Fe, NM 87501, telephone number (505) 989-1900.

          The seller purchases and originates first-lien residential mortgage loans primarily for securitization. Prior to the formation of the seller and beginning in 1997, Thornburg Mortgage, Inc. purchased mortgage loans in the bulk secondary market, with servicing generally retained by the seller of the loans. The seller began acquiring loans through its correspondent lending program and in secondary market purchases after being formed in 1999. It began originating loans through its web-based direct lending or retail channel in 2000 and in 2006 it began originating loans through its wholesale loan channel. Except to the limited extent described below, the seller generally does not service loans but contracts with Cenlar FSB to service loans on its behalf.

          Although the seller securitized loans prior to 2001, the seller has been active as a sponsor in the securitization market since 2001. As of June 30, 2006, the seller has sponsored securitizations in excess of $25 billion of residential mortgage loans. It acquires or originates residential mortgage loans through four separate channels: (1) from unaffiliated correspondent originators that originate loans according to its underwriting guidelines or principally in the case of First Republic Bank that correspondent's underwriting guidelines,
(2) through bulk purchases in the secondary market, (3) through its retail operations and (4) through its wholesale loan channel. It initiates the securitization of the loans it acquires by transferring the mortgage loans to an unaffiliated special purpose entity, such as the depositor in this securitization, which then transfers the loans to the issuing entity for the related securitization. The seller's securitization program generally concentrates on prime, jumbo adjustable rate and hybrid residential mortgage loans, with features geared towards more sophisticated, affluent borrowers, such as large loan balances, interest-only periods and modification options.

          The following table shows the break-down of loan acquisition by channel over the past three years.

                                Loan Acquisitions
                          (Dollar amounts in thousands)

                       Quarter ended June          Year ended December          Year ended December       Year ended December
                            30, 2006                   31, 2005                     31, 2004                  31, 2003
                    -----------------------   -----------------------------   -----------------------   -----------------------
                                 Percent of                   Percent of                   Percent of                Percent of
                     Balance       Total          Balance        Total          Balance       Total      Balance        Total
                    ----------   ----------      ----------   ----------      ----------   ----------   ----------   ----------
Correspondent
   originations     $1,386,808      51.70%       $4,688,550      68.52%       $3,875,049      87.97%    $3,440,151      64.65%
Wholesale
   originations     $    3,770       0.14%       $        0       0.00%       $        0       0.00%    $        0       0.00%
Bulk acquisitions   $1,250,075      46.61%       $1,879,529      27.47%       $   88,959       2.02%    $1,316,324      24.74%
Direct retail
   originations     $   41,604       1.55%       $  274,814       4.02%       $  441,006      10.01%    $  564,461      10.61%
                    ----------     ------        ----------     ------        ----------     ------     ----------     ------
Total:              $2,682,256     100.00%       $6,842,893     100.00%       $4,405,014     100.00%    $5,320,936     100.00%

          Of the mortgage loans in this securitization, approximately 36.68% and 35.52% of such mortgage loans (originated by Wells Fargo Bank) were acquired from Citigroup Global Markets Realty Corp and Lehman Brothers Holdings Inc., respectively, through the sponsor's bulk purchase program and an additional approximately 0.21% were acquired from various other originators pursuant to the bulk purchase program. In addition, approximately 26.07% of the mortgage loans were acquired from correspondents of the seller, approximately 1.14% were originated by the seller through its retail operations and approximately 0.39% were originated by the seller through its wholesale operations.

CORRESPONDENTS

          As of June 30, 2006, the seller had approximately 269 approved correspondents, which include banks, savings and loan associations and licensed mortgage bankers. In order to be approved by the seller, each correspondent must undergo an evaluation and training process and, unless the seller agrees otherwise, agree to be bound by the seller's Correspondent Sellers Guide. Prior to acquiring any mortgage loan from a correspondent, the seller conducts a review of the mortgage file to determine whether the mortgage loan meets the seller's underwriting standards or, in the case of First Republic Bank, that correspondent's underwriting guidelines, or whether an exception is warranted on a case by case basis. For a limited number of loans, the review process is conducted under the seller's supervision by one of its retail fulfillment vendors.

THE SELLER'S BULK PURCHASE PROGRAM

          Approximately 72.40% of the mortgage loans in this securitization were originated through the seller's bulk purchase program. In connection with its bulk purchase program, the seller conducts a loan documentation review of a portion of the mortgage loans to confirm adherence to the terms of the purchase agreement with the loan seller. Each loan seller represents in the related purchase agreement that the loans were underwritten in accordance with the underwriting standards and guidelines of the respective loan seller or other specified underwriting standards and guidelines. The reviewed loans are selected for review using an adverse selection process to target potentially higher risk loans based on such features as, but not limited to, loan-to-value ratio, credit scores, property location, property type, debt-to-income ratio, loan size, employee loans and loan purpose. Generally, certain loans are removed from a pool based upon the loan file reviews. All Mortgage Loans are current in payment as of the cut off date for the purchase and have good payment histories for at least the prior twelve months or since origination, whichever is less.

RETAIL CHANNEL/DIRECT LENDING

          Approximately 1.14% of the mortgage loans in this securitization were originated through the seller's retail channel. All transactions are initiated on the seller's website or through an "800" number. Borrowers are referred by financial planners, existing customers of the seller, or as a result of posting of the seller's rates on independent websites. Such mortgage loans are underwritten directly by the seller through its two retail fulfillment vendors according to the seller's underwriting standards (subject to any exceptions approved by the seller's underwriters on a case by case basis).

WHOLESALE CHANNEL

          In the second quarter of 2006, the seller began originating adjustable rate and hybrid mortgage loans through its wholesale channel which as of June 30, 2006 includes 25 approved mortgage brokers. Wholesale loan originations are mortgage loans that are sourced from mortgage brokers and mortgage lenders approved by the seller and that are underwritten by the seller and closed with the seller's funds in the name of the seller.

                         AFFILIATIONS AND RELATIONSHIPS

          The depositor and Bear, Stearns & Co. Inc. are affiliates of each other and are both wholly owned, direct subsidiaries of The Bear Stearns Companies Inc.

          The sponsor and seller, Thornburg Mortgage Home Loans, Inc., is a subsidiary of Thornburg Mortgage, Inc., the holder of the optional securities purchase right described under "The Pooling and Servicing Agreement--Optional Securities Purchase Right" and the entity required to purchase mortgage loans that are converted to fixed rate or modified in accordance with their terms.

          Credit Suisse International, the auction swap counterparty and the yield maintenance counterparty is an affiliate of Credit Suisse Securities (USA) LLC, one of the underwriters.

          LaSalle Bank National Association and the seller are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to the seller for certain residential mortgage loans originated by it. Pursuant to this custodial agreement, LaSalle Bank National Association is currently providing custodial services for certain of the mortgage loans to be sold by the seller to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the residential mortgage-backed securitization industry providing for the delivery, receipts, review and safekeeping of mortgage loan files.

          Wells Fargo Bank, N.A. serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank, N.A. are customary for the mortgage-backed securitization industry.

          In addition, various of the transaction parties may engage in business relationships in the ordinary course of business on an arm's length basis.

                           MORTGAGE LOAN ORIGINATION

          The underwriting criteria under which the mortgage loans were originated by the seller and its correspondents (other than First Republic Bank) or by Wells Fargo Bank under the seller's bulk purchase program are described below. As described under "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans" in this prospectus supplement, Thornburg Mortgage Home Loans, Inc., as seller, will make the representations and warranties regarding the mortgage loans described in that section to the depositor which representations and warranties will be assigned to the trust. In the event of a breach of a representation or warranty that materially and adversely affects the certificateholders, the seller will be obligated either to cure the breach or repurchase or replace each affected mortgage loan.

THE SELLER'S UNDERWRITING STANDARDS

General.

          Underwriting standards are applied by or on behalf of the seller to evaluate a borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide the underwriting officer with pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expense, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy.

          When a mortgage loan is originated, the borrower's credit report is generally reviewed. Generally, each credit report provides a credit score for the borrower. The credit score, called a "FICO" score, is based upon the credit evaluation methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating evaluation predictive models through a high number of variable components. FICO scores generally range from 350 to 850 and are available from three major credit bureaus: Experian (formerly TRW), Equifax and Trans Union. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a higher score. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighting of a borrower's credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are specific values of each characteristic. A scorecard or model is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by adding together the attribute weights for the applicant. The FICO scores for substantially all of the mortgage loans were available and the weighted average FICO score for those mortgage loans is provided in the mortgage loan tables under "The Mortgage Loan Pool--Mortgage Loan Statistics" in this prospectus supplement.

The Seller's Underwriting Process.

          General. The seller's underwriting guidelines are intended to evaluate the value of the mortgaged property as collateral and to consider the borrower's credit standing and repayment ability. Generally, the borrowers have FICO scores of 650 or above. With respect to adjustable rate, interest only loans with loan-to-value ratios above 80%, the borrowers are qualified at a note rate 2% in excess of the otherwise applicable rate. With respect to all other interest only loans, the borrowers are qualified based on the seller's regular underwriting guidelines and the interest only payment called for by the note. On a case-by-case basis, the seller may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratios, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A portion of the mortgage loans represent underwriting exceptions.

          Correspondent, Retail and Wholesale. Approximately 26.07% of mortgage loans were generally originated or acquired in accordance with the seller's underwriting guidelines with respect to its correspondent channel, except in the case of one correspondent, First Republic Bank, which originates in accordance with its own underwriting criteria and guidelines which have been approved by the seller, approximately 1.14% of mortgage loans were originated in accordance with the seller's guidelines for its retail channel, and approximately 0.39% of mortgage loans were originated in accordance with the seller's guidelines for its wholesale channel. The seller's underwriting guidelines for its correspondent, retail and wholesale channels are applied in accordance with a procedure that generally requires (1) one full appraisal report of the mortgaged property valued up to $650,000, one full appraisal report and one field review for mortgaged property valued between $650,000 and $1,000,000, and two full appraisal reports for mortgaged property valued at $1,000,000 or more, that satisfy the requirements of Fannie Mae and Freddie Mac and (2) a review by the seller of all appraisal reports. The seller's underwriting guidelines generally permit single-family mortgage loans with loan-to-value ratios at origination of up to 95% (or, with respect to additional collateral mortgage loans, up to 100%) for the highest credit grading category, depending on the creditworthiness of the borrower, the type and use of the property, the loan size, the purpose of the loan application and the documentation type. Generally, all loans with loan-to-value ratios greater than 80% must either have mortgage insurance or additional collateral securing the loan. See "The Mortgage Loan Pool--Mortgage Loan Statistics--Additional Collateral Mortgage Loans" above.

          Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, assets, income and employment history, as well as certain other personal information. A credit report is required on each applicant from at least one credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

          The mortgage loans were originated or acquired consistent with and generally conform to "full documentation," "streamline documentation," "stated income documentation," or "no ratio documentation" residential loan programs.

          For "full/alternate documentation" program loans, current employment is verified, a two-year history of previous employment (or for self-employed borrowers, two years of income tax returns), verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home are required.

          For "stated income documentation" program loans, current employment is verified, a two-year history of previous employment is verified, qualifying income is based on the stated amount provided by the prospective borrower, and deposit verifications are made to ensure sufficient liquid assets.

          For "no ratio documentation" program loans, current employment is verified and a minimum of two years' history of previous employment and verification of sufficient liquid assets are required.

          Verification of the source of funds (if any) required to be deposited by the applicant as a down payment in the case of a purchase money loan is generally required under all program guidelines.

          Bulk Purchase Program.

          Approximately 36.68% and 35.52%, of the mortgage loans were originated by Wells Fargo Bank and purchased in bulk purchases from Citigroup Global Markets Realty Corp and from Lehman Brothers Holdings Inc., respectively.

          The following section describes the underwriting standards and guidelines applied by Wells Fargo Bank in connection with such bulk purchased Mortgage Loans.

WELLS FARGO BANK'S UNDERWRITING GUIDELINES

          Wells Fargo Bank is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

          Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

          a. Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "prime" mortgage loans and in connection with the purchases of residences of relocated employees of various corporate employers that participated in the relocation program of Wells Fargo Bank and of various non-participant employers ("Prime 30-Year Fixed-Rate Relocation Loans");

          b. Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "prime" mortgage loans and which were not originated in connection with any relocation program ("Prime 30-Year Fixed-Rate Non-Relocation Loans");

          c. Fixed-rate mortgage loans having original terms to maturity of approximately ten years to approximately fifteen years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "prime" mortgage loans ("Prime 15-Year Fixed-Rate Loans"); and

          d. Adjustable-rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "prime" mortgage loans ("Prime Adjustable-Rate Loans").

          From and including 1996 and through 2005, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.063 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different "asset types" set forth in the table:

                                            2003                         2004                         2005
                                 --------------------------   --------------------------   --------------------------
                                               AGGREGATE                    AGGREGATE                    AGGREGATE
                                               ORIGINAL                     ORIGINAL                     ORIGINAL
                                  NO. OF       PRINCIPAL       NO. OF       PRINCIPAL       NO. OF       PRINCIPAL
ASSET TYPE                        LOANS    BALANCE OF LOANS    LOANS    BALANCE OF LOANS    LOANS    BALANCE OF LOANS
------------------------------   -------   ----------------   -------   ----------------   -------   ----------------
PRIME 30-YEAR FIXED-RATE           1,812    $   844,941,789       861    $   405,719,632     1,250    $   636,020,072
RELOCATION LOANS
PRIME 30-YEAR FIXED-RATE         111,425     40,134,188,567    24,267      9,865,227,462    44,978     21,686,693,836
NON-RELOCATION LOANS
PRIME 15-YEAR FIXED-RATE LOANS    29,622     10,106,128,064     5,394      2,560,373,384     4,536      2,430,641,359
PRIME ADJUSTABLE-RATE LOANS      142,930     56,515,937,239   125,454     54,089,704,631   113,744     53,072,900,484

          Wells Fargo Bank's Mortgage Loan Programs.

          Mortgage Loan Production Sources. Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, and correspondent offices located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet. The following are Wells Fargo Bank's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from or originations by Wells Fargo Bank's Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the "Joint Ventures") and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated Originators ("Correspondents"). See "--Acquisition of Mortgage Loans from Correspondents" below. The relative contribution of each of these sources to Wells Fargo Bank's origination business, measured by the volume of loans generated, tends to fluctuate over time.

          Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

          Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through mass mailings and television, radio and print advertisements.

          A majority of Wells Fargo Bank's corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank's acquisition of mortgage loans from other originators. Also among Wells

Fargo Bank's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

          Acquisition of Mortgage Loans from Correspondents. In order to qualify for participation in Wells Fargo Bank's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank's underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

          The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("Delegated Underwriting"), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents' representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank's post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents' compliance with Wells Fargo Bank's underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank's program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank's underwriting standards.

Mortgage Loan Underwriting.

          The Mortgage Loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank's "general" underwriting standards,
(ii) Wells Fargo Bank's "retention program," and (iii) the underwriting standards of participants in Wells Fargo Bank's non-agency conduit program.

          General Standards. Wells Fargo Bank's underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the Mortgaged Property and the purchase price), the borrower's means of support and the borrower's credit history. Wells Fargo Bank's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the Mortgage Loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

          Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "Mortgage Score."

          The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO Score" which indicates a level of default probability over a two-year period.

          The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

          With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank's underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the Originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See "--Acquisition of Mortgage Loans from Correspondents" above.

          A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

          Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower's employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with "full documentation." In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-Mortgagors, are combined and considered as a unit.

          In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a Mortgagor's total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down loans, the ratio is determined by including in the applicant's total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the Mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank's Private Mortgage Banking division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. In evaluating an application with respect to a "non-owner-occupied" property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo Bank will include projected rental income net of certain Mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family mortgaged property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan. Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

          Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter. In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related mortgaged property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

          Mortgage loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or
(ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any mortgage loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party.

          The appraisal of any mortgaged property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a mortgaged property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain mortgaged properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such mortgaged properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

          Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loan as set forth in the following table (the "Coverage Percentage") will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the Mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the mortgage loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

          The Coverage Percentages generally required by Wells Fargo Bank at various levels of Loan-to-Value Ratios are as follows:

                              COVERAGE PERCENTAGES

LOAN-TO-VALUE RATIOS   CATEGORY I MORTGAGE LOANS   CATEGORY II MORTGAGE LOANS
--------------------   -------------------------   --------------------------
95.01% to 97.00%                  30%                          25%
90.01% to 95.00%                  30%                          25%
85.01% to 90.00%                  25%                          12%
80.01% to 85.00%                  12%                           6%

          "Category I Mortgage Loans" includes fixed rate mortgage loans with terms to maturity of 25 or 30 years, balloon loans amortized over 30 years but with 5 or 7 year terms to maturity and adjustable rate mortgage loans with terms to maturity of 30 years and fixed interest rate periods of 5, 7 or 10 years from origination.

          "Category II Mortgage Loans" includes fixed rate mortgage loans with terms to maturity of 10, 15 or 20 years.

          In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding Cooperatives).

Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

          Except as described below, mortgage loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

          Retention Program Standards. A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower's mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

          Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower's current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

          Underwriter Discretion. During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank's underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

                               THE MASTER SERVICER

          Wells Fargo Bank will act as master servicer under the pooling and servicing agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000+ employees as of December 31, 2005. Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The sponsor, the depositor, the seller and the servicers may maintain banking and other commercial relationships with

Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

          The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust against such defaulting servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

          Wells Fargo serves or may have served within the past two years as warehouse master servicer for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust. The terms of the warehouse master servicing agreement under which those serves are provided by Wells Fargo are customary for the mortgage-backed securitization industry.

          The servicers will directly service the mortgage loans under the supervision of the master servicer. The master servicer, however, will not be ultimately responsible for the servicing of the mortgage loans except to the extent described under "Mortgage Loan Servicing--Servicing of the Mortgage Loans" below.

                                  THE SERVICERS

          The mortgage loans included in the trust will initially be serviced by Thornburg Mortgage Home Loans, Inc., in its capacity as a servicer, Wells Fargo Bank, in its capacity as servicer, and certain other entities, each in their capacity as a servicer, (collectively, the "servicers"). Thornburg Mortgage Home Loans, Inc., in its capacity as a servicer and Wells Fargo Bank, in its capacity as servicer, will service approximately 24.46% and 72.19% of the mortgage loans, respectively. No other entity is the servicer with respect to more than 10% of the mortgage loans.

          The information set forth in the following paragraphs has been provided by Thornburg Mortgage Home Loans, Inc. and Wells Fargo Bank as the only servicers providing primary servicing for 20% or more of the mortgage loans in the trust.

THORNBURG MORTGAGE HOME LOANS, INC.

          Beginning in the middle of 2000, the seller began originating mortgage loans to which it retained the servicing rights and purchasing servicing rights with respect to certain of the mortgage loans it acquired. Consequently, the seller has limited experience in servicing residential mortgage loans. However, all mortgage loans originated by the seller and those acquired with servicing rights, including certain of the mortgage loans in the trust, have been and will continue to be subserviced by Cenlar FSB in accordance with the seller's servicing guidelines on behalf of the seller acting as a servicer. Although Cenlar acts as the subservicer of the mortgage loans serviced by the seller as described below, the seller manages any REO property as described under "Mortgage Loan Servicing--Realization Upon Defaulted Mortgage Loans."

          The following table sets forth the number of mortgage loans and their principal balances serviced by the seller as of the dates indicated.

                      THORNBURG MORTGAGE HOME LOAN, INC.'S
           PORTFOLIO OF ONE-TO FOUR-FAMILY, RESIDENTIAL MORTGAGE LOANS
                                 (in thousands)

                                  AS OF                    AS OF                   AS OF                    AS OF
                            DECEMBER 31, 2003        DECEMBER 31, 2004       DECEMBER 31, 2005          JUNE 30, 2006
                         ----------------------   ----------------------   ---------------------   -----------------------
                         NUMBER OF    PRINCIPAL   NUMBER OF    PRINCIPAL    NUMBER     PRINCIPAL   NUMBER OF    PRINCIPAL
                           LOANS       BALANCE      LOANS       BALANCE    OF LOANS     BALANCE      LOANS       BALANCE
                         ---------   ----------   ---------   ----------   --------   ----------   ---------   -----------
Total Portfolio.......     10,223    $4,740,193     15,598    $7,243,436    18,070    $9,198,687     19,526    $10,625,884

          Cenlar FSB

          Cenlar FSB ("Cenlar") is a federally chartered capital stock savings bank formed in 1984 from the combination of a thrift institution located in Mercer County, New Jersey and an employee-owned mortgage banking business. In September 1996, Cenlar completed its transition to a wholesale bank by selling all of its remaining retail branches to an institution that assumed substantially all deposit liabilities. Its corporate headquarters are located at 425 Phillips Boulevard, Ewing, New Jersey 08618, telephone number (609) 883-3900. Cenlar continues to conduct wholesale banking activities from a branch located at its corporate headquarters.

          Cenlar has been servicing and subservicing mortgage loans since 1958.

          Cenlar is primarily engaged in servicing and subservicing mortgage loans for approximately 80 clients that include financial institutions, credit unions, REITs, mortgage companies and agencies. Cenlar is an approved seller/servicer in good standing with Ginnie Mae, Fannie Mae, Freddie Mac, the Federal Housing Administration, the Federal Home Loan Bank and the Veterans Administration. As of June 30, 2006, Cenlar serviced or sub-serviced approximately 270,000 loans with an aggregate principal balance in excess of $45 billion consisting of conventional, FHA and VA, and consumer loans, for approximately 1,000 investors in all 50 states, the District of Columbia and the Virgin Islands.

          Cenlar is rated by S&P as 'Strong' and RPS3+ by Fitch Ratings ("Fitch"). Cenlar also received recognition from Freddie Mac in 2005 as a Tier One Platinum Servicer.

          Servicing and sub-servicing includes collecting and remitting loan payments, administering escrow funds for the payment of real estate taxes and insurance premiums, contacting delinquent mortgagors, supervising foreclosures in the event of non-remedied defaults, and generally administering the loans.

          Cenlar has implemented a number of comprehensive controls and technologies to preserve confidentiality of borrowers' sensitive personal financial information.

          Cenlar's sub-servicing activities include:

          (1) setting up and maintaining new loan production on Cenlar's servicing system to perform data processing and management, and testing the validity and accuracy of designated data elements;

          (2) transferring loan data from a bulk transferee's servicing system to Cenlar's servicing system and verifying the quality of the data;

          (3) data integrity review of designated data elements for all loans added to Cenlar's servicing system;

          (4) processing payments, depositing checks received within two business days into a clearing account and clearing check disbursements, reconciling funds received and transactions posted in Cenlar's servicing system, processing pay-off transactions and related satisfactions;

          (5) monitoring loans that are in default, collecting funds on loans that are delinquent or in default, conducting loss mitigation activities, including arranging repayment plans, arranging to lift stays or take other action in bankruptcy proceedings involving borrowers, administering foreclosures, making insurance or other claims against insurance companies, sureties or other guarantors and REO processing as opposed to REO management;

          (6) processing activity related to the payment of taxes and insurance and other items escrowed pursuant to the applicable documents;

          (7) answering borrower inquiries received via telephone, mail and email and performing needed research in connection with such inquiries, managing the escrow analysis function to determine appropriate escrow amounts and preparation of required reporting to borrowers;

          (8) remitting funds to the master servicer or when applicable, to other appropriate parties and reviewing the accuracy and completeness of investor reports, and coordinating conversion of new investor records set up;

          (9) confirming that all loans, where required, are covered under tax service contracts and flood determination contracts;

          (10) confirming, when required, that all loans have appropriate hazard insurance policies in place;

          (11) transferring data when loans or servicing is transferred and coordinating the various notices, transfer of records and reconciliations, and managing interim loan servicing function; and

          (12) processing loan modifications.

          When a loan is past due, a collector reviews the loan and initiates the collection process. The collector is required to document the steps taken to bring a loan current and any recent developments that may occur.

          If the payment is not received by the 15th day after the payment due date, a late charge is assessed and a delinquency notice is mailed to the borrower requesting payment. In addition, Cenlar uses either Fannie Mae's Risk Profiler or Freddie Mac's Early Indicator to determine when, after the payment due date, delinquent borrowers will be called. Collectors contact the borrowers to determine the reason for nonpayment and to discuss a suitable arrangement for bringing the loan current.

          Delinquent loans are systematically sorted into various queues depending on the age of delinquency, loan type and/or client. There is a daily upload of delinquent accounts from Cenlar's servicing system to Cenlar's predictive dialer. Follow-up letters are automatically based on defined parameters.

          Delinquent reports are generated after the end of each month for management review. Delinquent reports are supplied to the Master Servicer and other appropriate parties.

          Cenlar's loss mitigation department is responsible for working with defaulted borrowers to find alternative ways to avoid foreclosure. With the approval of the servicer of the mortgage loans sub-serviced by Cenlar, this department reviews the borrower's financial status to see if a payment plan, modification of the mortgage, deed-in-lieu, or pre-sale would be an appropriate solution.

          When a loan is determined to be a candidate for possible foreclosure, it is referred to Cenlar's foreclosure review committee. A determination is made to refer the case to the foreclosure department or back to the collection department for further action. If the loan is approved for foreclosure, the loan is systematically coded for special processing related to foreclosure and original documents are ordered from the custodian for the preparation of an attorney referral package. An attorney and a foreclosure technician is assigned to the case based on the state where the property is located.

          Cenlar monitors the ongoing status of each bankruptcy case, including application of checks received and to ensure that all applicable motions are filed with the court as warranted.

WELLS FARGO BANK

          Servicing Experience and Procedures of Wells Fargo Bank

          Servicing Experience. Wells Fargo Bank is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

          Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes Prime 30-Year Fixed-Rate Relocation Loans, Prime 30-Year Fixed-Rate Non-Relocation Loans, Prime 15-Year Fixed-Rate Loans and Prime Adjustable-Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans:

                                AS OF                        AS OF                        AS OF
                          DECEMBER 31, 2003            DECEMBER 31, 2004            DECEMBER 31, 2005
                     --------------------------   --------------------------    -------------------------
                                   AGGREGATE                    AGGREGATE                    AGGREGATE
                                   ORIGINAL                     ORIGINAL                     ORIGINAL
                                   PRINCIPAL                    PRINCIPAL                    PRINCIPAL
                      NO. OF        BALANCE        NO. OF        BALANCE        NO. OF        BALANCE
                      LOANS        OF LOANS        LOANS        OF LOANS        LOANS        OF LOANS
                     -------   ----------------   -------   ----------------   -------   ----------------
FIRST LIEN
NON-CONFORMING,
NON-SUBPRIME LOANS   472,694   $141,120,796,584   553,262   $171,086,652,776   635,091   $218,067,611,101

          Servicing Procedures. Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the mortgage loans documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the mortgage loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (ii) to the extent not inconsistent with the coverage of such mortgage loans by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any mortgage loans or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable Servicing Agreement.

          Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure mortgaged property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the mortgage loans in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the mortgage loans from that collection queue.

          When a mortgage loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent mortgage loans generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the mortgaged property, the amount of borrower equity in the mortgaged property and whether there are any junior liens.

          Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

          Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

          If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

          Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

                             MORTGAGE LOAN SERVICING

SERVICING OF THE MORTGAGE LOANS

          The servicers will have primary responsibility for servicing the mortgage loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure and other proceedings with respect to the mortgage loans and the related mortgaged properties in accordance with the provisions of the related servicing agreement either between the seller and the servicer or among the seller, the servicer and the master servicer (each, a "servicing agreement"). See "Servicing and Administration of the Trust--Servicing and Administrative Responsibilities" in this prospectus supplement.

          The trustee, on behalf of the trust, and the master servicer are either parties or third-party beneficiaries under the servicing agreements and can enforce the rights of the seller thereunder. Such responsibilities will be performed under the supervision of the master servicer in each case in accordance with the provisions of the related servicing agreement. Under each servicing agreement, the master servicer has the right to terminate the servicer for certain events of default which indicate the servicer is not performing, or is unable to perform, its duties and obligations under the related servicing agreement.

          The servicers will use their reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures are consistent with the servicing agreements.

          Notwithstanding anything to the contrary in the prospectus, the master servicer will not be ultimately responsible for the performance of the servicing activities by a servicer, except as described under "--Advances" below. If a servicer fails to fulfill its obligations under the applicable servicing agreement, the master servicer has the right to terminate such servicer and appoint a successor servicer as provided in the pooling and servicing agreement.

          Generally, the transfer of the servicing of the mortgage loans to one or more successor servicers at any time will be subject to the conditions set forth in the pooling and servicing agreement and the related servicing agreement, which include, among other things, the requirements that: (1) any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and, in many cases, (2) each rating agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the certificates.

SERVICING ACCOUNTS

          The servicing agreement entered into by Thornburg Mortgage Home Loans, Inc., in its capacity as servicer provides that it will establish a servicing account in the name of the trust and other trusts as to which Thornburg Mortgage Home Loans, Inc. will act as a servicer, their successors and assigns. The servicing agreements entered into by certain servicers provide that the servicer will establish a servicing account in the name of the Trust. In addition, the servicing agreements entered into by certain of the other servicers provide that the related servicer may remit payments from borrowers to a general servicing account established in the name of the master servicer and various owners of mortgage loans, not all of which mortgage loans are included in the trust. On the 18th day of each month, or the next business day (or in some cases the preceding business day) if such 18th day is not a business day (the "servicer remittance date"), each servicer is required to remit the amounts on deposit in its servicing account to the securities administrator for deposit into the distribution account, which is maintained by the master servicer. The servicers and the master servicer are entitled to reimburse themselves from the related servicing account or the distribution account, as applicable, for any advances made and expenses incurred, as described below under "--Servicing Compensation and Payment of Expenses" and "--Advances."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          As compensation for master servicing, the master servicer is entitled to the compensation set forth under "Fees and Expenses of the Trust."

          Each servicer will be paid the monthly servicing fee with respect to each mortgage loan serviced by it calculated at the servicing fee rate and any successor to a servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable servicing fee. The servicing fees and the servicing fee rates are set forth under "Fees and Expenses of the Trust."

          As additional servicing compensation, each servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (generally other than prepayment penalty amounts, if the related mortgage loans are subject to prepayment penalties, which to the extent not retained by a primary servicer will be paid to Thornburg Mortgage Home Loans, Inc. as additional servicing compensation) to the extent collected from the borrower and (ii) any interest or other income earned on funds held in the servicing accounts and escrow accounts and other similar items described under each related servicing agreement.

          The master servicing fees and the servicing fees are subject to reduction as described below under "--Prepayment Interest Shortfalls." The master servicer and the servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders.

WAIVER OR MODIFICATION OF MORTGAGE LOAN TERMS

          The servicers may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any term of any mortgage loan so long as that waiver, modification or postponement is not materially adverse to the trust; provided, however, that unless such servicer has received the prior written consent of the master servicer, such servicer may not permit any modification for any mortgage loan that would change the mortgage rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on that mortgage loan unless the mortgagor is in default with respect to the mortgage loan or in the judgment of the related servicer such default is imminent. In the event of any such modification that permits the deferral of interest or principal payments on any mortgage loan, the related servicer must make an advance. However, no servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC or result in the imposition of any tax.

PREPAYMENT INTEREST SHORTFALLS

          When a borrower prepays a mortgage loan in full or in part between due dates for monthly payments, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made causing a "prepayment interest shortfall." Any prepayment interest shortfall resulting from a prepayment in full, and, in certain cases, in part, is generally required to be paid by the applicable servicer and is generally limited to the extent that such amount does not exceed the total of their respective servicing fees on the related mortgage loans for the applicable distribution date.

          Any prepayment interest shortfall required to be funded but not funded by the servicers or a successor servicer is required to be funded by the master servicer, to the extent that such amount does not exceed the total of its master servicing fee for the applicable distribution date, through a reduction in the amount of the master servicer compensation.

ADVANCES

          Each servicer will generally be obligated to make advances with respect to delinquent payments of principal of and interest on the mortgage loans (such delinquent interest reduced by the related servicing fee), to the extent that such advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a mortgage loan. The master servicer will be obligated to make any such advances if any servicer is required to and fails to do so, and the trustee (in its capacity as successor master servicer) will be obligated to make any required advance if the master servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The master servicer, each servicer or the trustee, as applicable, will be entitled to recover any advances made by it with respect to a mortgage loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if those amounts are insufficient, from collections on other mortgage loans. Such reimbursements may result in realized losses.

          The purpose of making these advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. No party will be required to make any advances with respect to reductions in the amount of the scheduled monthly payments on mortgage loans due to reductions made by a bankruptcy court in the amount of a scheduled monthly payment owed by a borrower or a reduction of the applicable loan rate by application of the Relief Act.

HAZARD INSURANCE

          To the extent not maintained by the related borrower, the servicers will maintain and keep a hazard insurance policy in full force and effect for each mortgaged property relating to a mortgage loan (other than a loan secured by a cooperative or condominium property). Any such hazard insurance policy must cover the least of: (i) the outstanding principal balance of the mortgage loan or (ii) either the maximum insurable value of the improvements securing such mortgage loan or, in some cases, the amount necessary to fully compensate for any damage or loss to improvements on a replacement cost basis or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, and containing a standard mortgagee clause.

          Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

          Where the mortgaged property securing a mortgage loan is located at the time of origination in a federally designated flood area, the servicers will cause flood insurance to be maintained with respect to that mortgaged property to the extent available and in accordance with industry practices, or in some cases federally mandated requirements. Any such flood insurance must cover the lesser of (i) the outstanding principal balance of the related mortgage loan and
(ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis or, in some cases, the full insurable value, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, but not more than the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such mortgaged property is located is participating in that program).

          The servicers, on behalf of the trust and certificateholders, will present claims to the insurer under any applicable hazard or flood insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the borrower in accordance with normal servicing procedures are to be deposited in a designated account. In most cases, the related servicers are required to deposit in a specified account the amount of any deductible under a blanket hazard insurance policy.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

          The servicers will take such action as they deem to be in the best interest of the trust with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. The servicers make reasonable efforts to collect all payments called for under the mortgage loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the mortgage loans. The servicers may, in their discretion, (i) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (ii) to the extent not inconsistent with the coverage of such mortgage loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

          Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, located in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained throughout the process.

          Prior to a foreclosure sale, the servicers perform a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. The servicers base the amount they will bid at foreclosure sales on this analysis.

          If the servicers acquire title to a property at a foreclosure sale or otherwise, they obtain an estimate of the sale price of the property and then hire one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs. To the extent set forth in the servicing agreements, the servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that each servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and, in some cases, Fannie Mae guidelines.

          Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon less trust expense fees and retained interest, if any.

Servicers may adopt special forbearance programs for those borrowers adversely affected by natural disasters. The intent of these forbearance plans is to provide the borrower the opportunity to recover from the effects of the natural disaster and resume payments on the mortgage loan as soon as feasible by waiving payments, providing repayment plans, and/or modifying the loan.

          Thornburg Mortgage Home Loans, Inc., in its capacity as servicer of a substantial portion of the mortgage loans, has the option to purchase from the trust any mortgage loan which as of the first day of a calendar quarter is, and which is at the time of purchase, delinquent in payment by 90 days or more or which has become REO property. The purchase option terminates on the last day of the related calendar quarter. If the delinquency is subsequently cured and the mortgage loan then again becomes delinquent 90 days or more or becomes REO property as of the first day of a calendar quarter, a purchase option with respect to that mortgage loan will arise for that calendar quarter.

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

          The servicers will, to the extent required by the related loan documents and the servicing agreements, maintain one or more escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the mortgage loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers.

INSURANCE COVERAGE

          The master servicer and the servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

SERVICER DEFAULT

          If a servicer is in default in its obligations under the applicable servicing agreement (and such default is not cured within any applicable grace period provided for in the related servicing agreement), the master servicer may, at its option, terminate the defaulting servicer and either appoint a successor servicer in accordance with the applicable servicing agreement or succeed to the responsibilities of the terminated servicer, pursuant to the related servicing agreement and the pooling and servicing agreement.

AMENDMENT OF THE SERVICING AGREEMENTS

          Each servicing agreement may be amended only by written agreement signed by the related servicer, the seller, the trustee and the master servicer. Such amendment shall not materially adversely affect the interest of the certificateholders.

                    SERVICING AND ADMINISTRATION OF THE TRUST

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

          The servicers, the master servicer, the securities administrator, the trustee and the custodian will have the following responsibilities with respect to the trust:

PARTY:                                RESPONSIBILITIES:
---------------   --------------------------------------------------------------
SERVICERS         Performing the servicing functions with respect to the
                  mortgage loans and the mortgaged properties in accordance with the provisions of the servicing agreements, including, but not limited to:

                       o collecting monthly remittances of principal and interest on the mortgage loans from the related borrowers, depositing such amounts into the related servicing account and delivering all amounts on deposit in the related servicing account to the master servicer for deposit into the distribution account on the related servicer remittance date;

                       o collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related account maintained for the escrow of such payments and paying such amounts to the related taxing authorities and insurance providers, as applicable;

                       o making advances with respect to delinquent payments of principal of and interest on the mortgage loans (any such delinquent interest reduced by the servicing fee), except to the extent the related servicer determines such advance is nonrecoverable;

                       o paying, as servicing advances, customary costs and expenses incurred in the performance by each servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the mortgaged property, (b) any enforcement of judicial proceedings, including foreclosures, (c) compliance with the obligations under the servicing agreement or (d) fire and hazard insurance coverage; and

                       o providing monthly loan-level reports to the master servicer.

                  See "Mortgage Loan Servicing--Servicing of the Mortgage Loans," "--Advances," "--Hazard Insurance" and "--Collection of Taxes, Assessments and Similar Items."

MASTER SERVICER   Performing the master servicing functions in accordance with the provisions of the pooling and servicing agreement and the servicing agreements, including but not limited to:

                       o monitoring each servicer's performance and enforcing each servicer's obligations under the related servicing agreement;

                       o collecting monthly remittances from each servicer for deposit in the distribution account on the related servicer remittance date;

                       o gathering the monthly loan-level reports delivered by each servicer and providing a comprehensive loan-level report to the securities administrator with

PARTY:                                RESPONSIBILITIES:
---------------   --------------------------------------------------------------
                            respect to the mortgage loans;

                       o upon the termination of a servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and

                       o upon the failure of a servicer to make advances with respect to a mortgage loan, making those advances to the extent provided in the pooling and servicing agreement.

                  See "The Master Servicer" and "Mortgage Loan Servicing" above.

SECURITIES
ADMINISTRATOR     Performing the securities administration functions in
                  accordance with the provisions of the pooling and servicing agreement, including but not limited to:

                  o distributing all amounts on deposit in the distribution account to the certificateholders in accordance with the priorities described under "Descriptions of the Certificates--Priority of Distributions on the Certificates" on each distribution date;

                  o preparing and distributing investor reports, including the monthly distribution date statement to certificateholders based on information received from the master servicer and the Yield Maintenance Counterparty;

                  o upon the failure of the master servicer to make any advance required under the pooling and servicing agreement, providing notice of such master servicer event of default to the trustee, the seller and the rating agencies;

                  o preparing and filing annual federal and (if required) state tax returns on behalf of the trust; and

                  o preparing and filing periodic reports with the Securities and Exchange Commission on behalf of the trust with respect to the certificates.

                  See "The Pooling and Servicing Agreement--The Securities Administrator" and "--Reports to Certificateholders" below.

TRUSTEE Performing the trustee functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:

                       o enforcing the obligations of each of the master servicer and the securities administrator under the pooling and servicing agreement;

                       o examining certificates, statements and opinions required to be furnished to it to ensure they are in the form required under the pooling and servicing agreement;

                       o upon the termination of the custodian, appointing a successor custodian;

                       o upon the occurrence of a master servicer event of default under the pooling and servicing agreement, providing notice of such master servicer event of default to the master servicer, the depositor, the seller and the rating agencies;

PARTY:                                RESPONSIBILITIES:
---------------   --------------------------------------------------------------
                       o upon the occurrence of a master servicer event of default under the pooling and servicing agreement, at its discretion (or if so directed by the certificateholders having not less than 51% of the voting rights applicable to the certificates), terminating the master servicer; and

                       o upon such termination of the master servicer under the pooling and servicing agreement, appointing a successor master servicer or succeeding as master servicer.

                  See "The Pooling and Servicing Agreement--The Trustee."

DELAWARE
TRUSTEE Performing certain limited trustee functions in accordance with the provisions of the pooling and servicing agreement, including:

                       o accepting legal process served on the trust in the State of Delaware; and

                       o the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under
                            Section 3811 of the Delaware Statutory Trust
                            Statute.

CUSTODIAN         Performing the custodial functions in accordance with the
                  provisions of the pooling and servicing agreement, including but not limited to:

                       o holding and maintaining the related mortgage files in a fire resistant facility intended for the safekeeping of mortgage loan files as agent for the trustee.

                  See "The Pooling and Servicing Agreement--The Trustee" below.

ACCOUNTS

          All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the mortgage loans will, before distribution thereof to the holders of certificates, be deposited in accounts established in the name of the trustee or, in the case of certain servicers, accounts established in the name of the master servicer and various owners of mortgage loans. Funds on deposit in these accounts may be invested in the permitted investments described below by the party responsible for such account. The accounts will be established by the applicable parties listed below, and any investment income earned on each account will be retained or distributed as follows:

         ACCOUNT:             RESPONSIBLE PARTY:               APPLICATION OF ANY INVESTMENT EARNINGS:
-------------------------   ------------------------   --------------------------------------------------------
SERVICING ACCOUNTS                 Servicer            Any investment earnings will be paid to the servicer and
                                                       will not be available for distribution to the holders of
                                                       any certificates.

DISTRIBUTION ACCOUNT        Securities Administrator   Any investment earnings will be paid as compensation to
                                                       the master servicer and to Thornburg Mortgage Home
                                                       Loans, Inc. and will not be available for distribution
                                                       to the holders of any certificates.

YIELD MAINTENANCE ACCOUNT   Securities Administrator   Amounts on deposit in the Yield Maintenance Account
                                                       shall not be invested and shall not be held in an
                                                       interest-bearing

         ACCOUNT:             RESPONSIBLE PARTY:               APPLICATION OF ANY INVESTMENT EARNINGS:
-------------------------   ------------------------   --------------------------------------------------------
                                                       account; therefore, the Yield Maintenance Account will
                                                       not produce any investment income and no investment
                                                       income will be available for retention or distribution.

          If funds deposited in any account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related account by the person entitled to the investment earnings in such account out of its own funds, without any right of reimbursement therefor.

          Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders acquired at a purchase price of not greater than par, regardless of whether issued or managed by the depositor, the master servicer, the securities administrator, the trustee or any of their respective affiliates or for which an affiliate serves as an advisor will be considered a permitted investment:

               (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

               (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the trustee, the securities administrator or the master servicer or their agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each rating agency rating the certificates and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

               (iii) repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated "A" or higher by the rating agencies rating the certificates;

               (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by each rating agency rating the certificates in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

               (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by each rating agency rating the certificates in its highest short-term unsecured debt rating available at the time of such investment;

               (vi) units of money market funds (which may be 12b-1 funds, as contemplated by the Securities and Exchange Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the trustee, the master servicer or an affiliate thereof having the highest applicable rating from each rating agency rating such funds; and

               (vii) if previously confirmed in writing to the trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each rating agency rating the certificates in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the senior certificates;

provided that no instrument described above may evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

EVIDENCE AS TO COMPLIANCE

          Each servicing agreement will provide that on or before March 15 of each year, including any applicable periods of grace, beginning in March of 2007, each servicer will, or will cause a subservicer to, provide to the master servicer and certain other parties (if specified in the related servicing agreement), a report on an assessment of compliance with the AB Servicing Criteria. The pooling and servicing agreement will provide that on or before March 15 of each year, including any applicable periods of grace, beginning in March 2007 for the period specified in the pooling and servicing agreement, (1) the master servicer will provide to the depositor and the securities administrator a report on an assessment of compliance with the AB Servicing Criteria, (2) the securities administrator will provide to the depositor a report on an assessment of compliance with the AB Servicing Criteria and (3) the trustee, in its capacity as custodian, will provide to the depositor and the securities administrator a report on an assessment of compliance with the AB Servicing Criteria if the trust is then subject to Exchange Act reporting. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB will also provide to the depositor and the securities administrator a report on an assessment of compliance with the AB Servicing Criteria.

          Each party that is required to deliver a report on assessment of servicing compliance, must also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate which AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance with such criteria.

          Each servicing agreement will also provide for delivery to the master servicer and certain other parties (if specified in the related servicing agreement) on or before March 15 of each year, including applicable periods of grace, beginning in March of 2007, a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer of the servicer, the servicer has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. This annual statement of compliance may be provided as a single form making the required statements as to more than one servicing agreement.

          Copies of the annual reports on assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under "The Master Servicer". These items will also be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

EXAMPLE OF DISTRIBUTIONS

          The following sets forth an example of collection of payments from borrowers on the mortgage loans, transfer of amounts among the trust accounts, and distributions on the certificates for the distribution date in September 2006:

August 2 through
   September 1...   Due Period:                     Payments due during the related Due Period (August 2
                                                    through September 1) from borrowers will be deposited
                                                    in each servicer's servicing account as received and
                                                    will include scheduled principal payments and interest
                                                    payments due during the related collection period.

August 1 through
   August 31.....   Prepayment Period for partial   Partial principal prepayments received by any servicer
                    and full prepayments received   and principal prepayments in full received by any
                    from mortgage loans:            servicer during the related prepayment period (August 1
                                                    through August 31) will be deposited into such servicer's
                                                    servicing account for remittance to the master servicer
                                                    on the servicer remittance date (September 18).

August 31 or
   September 22..   Record Date                     Distributions will be made to certificateholders of
                                                    record for all classes of offered certificates except
                                                    for the auction certificates, as of the close of
                                                    business on the last business day of the month
                                                    immediately before the month in which the distribution
                                                    date occurs and, to the certificateholders of record
                                                    for the auction certificates, as of the business day
                                                    immediately preceding the distribution date, so long as
                                                    such certificates remain in book-entry form; and
                                                    otherwise the record date shall be the same as for the
                                                    other offered certificates.

September 18.....   Servicer Remittance Date:       The servicers will remit collections and recoveries in
                                                    respect of the mortgage loans to the distribution
                                                    account on or prior to the 18th day of each month (or
                                                    if the 18th day is not a business day, the next
                                                    succeeding business day or, in certain cases, if such
                                                    18th day is not a business day, the business day
                                                    immediately preceding such 18th day) as specified in
                                                    the related servicing agreement.

September 25.....   Distribution Date:              On the 25th day of each month (or if the 25th day is
                                                    not a business day, the next business day), the
                                                    securities administrator will make distributions to
                                                    certificateholders from amounts on deposit in the
                                                    distribution account.

         Succeeding months follow the same pattern.

                         FEES AND EXPENSES OF THE TRUST

          In consideration of their duties on behalf of the trust, the servicers and the master servicer will receive from the assets of the trust certain fees as set forth in the following table:

                   FREQUENCY                                                         HOW AND WHEN
FEE PAYABLE TO:   OF PAYMENT:                 AMOUNT OF FEE:                         FEE IS PAID:
---------------   -----------   ------------------------------------------   ----------------------------
Servicers         monthly       For each mortgage loan, a monthly fee paid   Deducted by each servicer
                                to the related servicer out of interest      from the related servicing
                                collections received from the related        account in respect of each
                                mortgage loan calculated on the              mortgage loan serviced by
                                outstanding principal balance of each        that servicer, before
                                mortgage loan at, in the case of (a)         payment of any amounts to
                                approximately 95.84% of the mortgage         certificateholders.
                                loans, 0.250% per annum for each mortgage
                                loan, (b) approximately 0.65% of the
                                mortgage loans, 0.375% per annum for each
                                mortgage loan and (c) approximately 3.51%
                                of the mortgage loans, 0.250% per annum
                                for each mortgage loan until the first
                                adjustment date and 0.375% per annum for
                                each mortgage loan thereafter.

                                In addition, Thornburg Mortgage Home         Distributed by the master
                                Loans, Inc. will receive all investment      servicer to Thornburg
                                earnings on amounts on deposit in the        Mortgage Home Loans, Inc.
                                distribution account other than the amount
                                retained by the master servicer as
                                described immediately below and any
                                prepayment penalty amounts that are not
                                retained by a primary servicer.

Master Servicer   monthly       A monthly fee equal to 0.0025% per annum     The monthly fee will be
                                of the outstanding principal balance of      deducted by the master
                                each mortgage loan together with the         servicer from the
                                investment earnings on amounts on deposit    distribution account before
                                in the distribution account for one          payment of any amounts to
                                business day.                                certificateholders.

          The fees of the securities administrator and the trustee, in its capacity as trustee, are paid separately by the master servicer and are not obligations of the trust. The fees of the Delaware trustee and of the trustee, in its capacity as custodian are paid separately by the seller and are not obligations of the trust.

          The servicing fees are subject to reduction as described above under "Mortgage Loan Servicing--Prepayment Interest Shortfalls." The servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders. The trustee will be entitled to be reimbursed by the trust for certain expenses, including indemnification payments, in connection with the performance of its duties under the pooling and servicing agreement.

          None of the servicing fees set forth in the table above may be changed without amendment of the related servicing agreement, and none of the other fees set forth in the table above may be changed without amendment of the pooling and servicing agreement.

          To the extent the servicers, the custodian, the master servicer, the securities administrator and the trustee are entitled to be reimbursed by the trust for expenses, they will be reimbursed before payments are made on the certificates.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

          On the closing date, and until the termination of the trust pursuant to the pooling and servicing agreement, the issuing entity will be a statutory trust formed under the laws of the State of Delaware. The certificates will be issued pursuant to a pooling and servicing agreement dated as of August 1, 2006, among the depositor, the seller, the securities administrator, the master servicer, the Delaware trustee and the trustee. The issuing entity will be created under a trust agreement and governed by the pooling and servicing agreement. The assets of the issuing entity will in general consist of:

          o all of the depositor's right, title and interest in the mortgage loans, including the related mortgage notes, mortgages and other related documents;

          o all payments on or collections in respect of the mortgage loans due after the cut-off date other than any retained interest and prepayment penalties, together with any proceeds thereof;

          o any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received from the foreclosed properties;

          o the rights of the trustee under all insurance policies required to be maintained pursuant to the pooling and servicing agreement;

          o the rights to enforce the representations and warranties made by the seller with respect to the mortgage loans under the mortgage loan purchase agreement;

          o the rights of the depositor under the servicing agreements (which acquired the rights of the seller pursuant to the mortgage loan purchase agreement);

          o the pledge agreements relating to the additional collateral loans;

          o the rights of the trust under the Yield Maintenance Agreement and the Auction Swap Agreement; and

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          o    certain other assets of the trust, including rights to amounts in the distribution account other than investment income, as described herein.

          On the closing date, the securities administrator will establish the Yield Maintenance Account, which will be an asset of the trust.

          If the assets of the trust are insufficient to pay the holders of certificates all principal and interest owed, holders of some or all classes of holders of certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of subordinate certificates is greater than to holders of senior certificates. See "Risk Factors--If credit enhancement is insufficient, you could experience losses on your certificates" in this prospectus supplement. In the event of a bankruptcy of the sponsor, the depositor or the originator, it is not anticipated that the trust would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

ASSIGNMENT OF THE MORTGAGE LOANS

          On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each of the mortgage loans, together with the related mortgage notes, mortgages and other related documents, including all scheduled payments with respect to each mortgage loan due after the cut-off date. Concurrently with the transfer, the securities administrator, on behalf of the trust, will deliver the certificates to the depositor. Each mortgage loan transferred to the trust will be identified on the mortgage loan schedule prepared by the seller and delivered to the trustee pursuant to the pooling and servicing agreement. The mortgage loan schedule will include the principal balance of each mortgage loan as of the cut-off date, its loan rate and certain additional information.

Sale of the Mortgage Loans

          Each transfer of the mortgage loans from the seller to the depositor and from the depositor to the trust will be intended to be a sale of the mortgage loans and will be reflected as such in the mortgage loan purchase agreement and the pooling and servicing agreement, respectively. However, in the event of insolvency of either the seller or the depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the mortgage loans by the insolvent party as a financing secured by a pledge of the mortgage loans. In the event that a court were to recharacterize the sale of the mortgage loans by either the seller or the depositor as a financing, each of the depositor, as transferee of the mortgage loans from the seller, and the trustee will have a security interest in the mortgage loans transferred to it. The trustee's security interest in the mortgage loans will be perfected by delivery of the mortgage notes to the trustee in its capacity as custodian.

Delivery of Mortgage Loan Files.

          The pooling and servicing agreement will require that, upon certain conditions and within the time period specified in the pooling and servicing agreement, the seller will deliver to the trustee (or a custodian, on behalf of the trustee) the mortgage notes evidencing the mortgage loans endorsed to the trustee on behalf of the certificateholders, together with other required documents. In lieu of delivery of an original mortgage note, if an original is not available or is lost, the seller may deliver a true and complete copy of the original together with a lost note affidavit. In the case of those mortgage loans originated and serviced by Wells Fargo Bank, a portion of the mortgage file will be retained by Wells Fargo Bank, as servicer, on behalf of the trust in accordance with the related servicing agreement, among other mortgage file documents. However, within 60 days after the occurrence of certain events as set forth in the related servicing agreement and upon request by the trustee, Wells Fargo Bank is obligated to deliver such mortgage file documents to the trustee (or its custodian) in accordance with the related servicing agreement.

          Within 90 days after the receipt by the trustee or a custodian on its behalf of the mortgage loans and related documents, the trustee or custodian will review the mortgage loans and the related documents pursuant to the pooling and servicing agreement. If any mortgage loan or related document is found to be defective in any material

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respect and the defect is not cured within 90 days following notification to the seller by the trustee (or a custodian, on behalf of the trustee), the seller will be obligated to either:

          o substitute for the defective loan an eligible substitute mortgage loan (provided that substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC created under the pooling and servicing agreement or result in a prohibited transaction tax under the
               Code), or

          o repurchase the defective loan at a purchase price equal to (i) its outstanding principal balance as of the date of purchase, plus (ii) all accrued and unpaid interest computed at the loan rate through the end of the calendar month in which the purchase is made, plus (iii) any costs or damages incurred by the trust in connection with a violation by such mortgage loan of any predatory or abusive lender law, plus (iv) the amount of any unreimbursed servicing related advances.

          The purchase price will be deposited in the distribution account on or prior to the next determination date after the seller's obligation to purchase the defective loan arises. The obligation of the seller to repurchase or substitute for a defective mortgage loan is the sole remedy available to the trustee or the certificateholders regarding any defect in that mortgage loan and the related documents.

          For a mortgage loan to be eligible to be substituted for a defective mortgage loan, the substituted loan must meet the following criteria on the date of the substitution:

               o the substituted loan has an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a single defective mortgage loan, an aggregate principal balance), not in excess of, and not more than 5% less than, the principal balance of the defective loan;

               o the substituted loan has a maximum loan rate and a gross margin not less than those of the defective loan and uses the same index as the defective loan;

               o the substituted loan has a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the defective loan;

               o the substituted loan complies with each representation and warranty as to the mortgage loans set forth in the pooling and servicing agreement (which are deemed to be made with respect to the substituted loan as of the date of substitution);

               o the substituted loan has been underwritten or re-underwritten by the seller or other applicable originator in accordance with the same underwriting criteria and guidelines as the defective loan;

               o the substituted loan is of the same or better credit quality as the defective loan; and

               o the substituted loan satisfies certain other conditions specified in the pooling and servicing agreement.

          In connection with the substitution of an eligible substitute mortgage loan, the seller will be required to deposit in the distribution account, on or prior to the next determination date after the seller's obligation to purchase or substitute the defective loan arises, a substitution adjustment amount equal to the excess of the principal balance of the defective loan over the principal balance of the eligible substitute mortgage loan.

Representations and Warranties.

          The seller will represent and warrant to, and covenant with, the depositor that, as to each mortgage loan, as of the closing date:

          (1) (a) The information set forth in the final mortgage loan schedule is complete, true and correct in all material respects and (b) the mortgage note or an affidavit of lost note with respect to each mortgage loan has been delivered to the trustee or its designee.

          (2) As of the cut-off date, none of the mortgage loans (by Stated Principal Balance) were 30 or more days delinquent in payment.

          (3) To the best of the seller's knowledge, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related mortgaged property or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid.

          (4) The terms of the mortgage note and the mortgage (including with respect to provisions relating to any additional collateral (if applicable)) have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded, if necessary to protect the interests of the trust, and which are included in the mortgage file, the substance of which waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, in each instance to the extent required by the related policy and is reflected on the mortgage loan schedule. Except for any modification agreement or similar document contained in the mortgage file permitting a borrower to modify his loan, no instrument of waiver, alteration or modification has been executed, and no mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and title insurer, in each instance to the extent required by the policy, and which assumption agreement is part of the mortgage file.

          (5) The mortgage note and the mortgage (including with respect to provisions relating to any additional collateral (if applicable)) are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the mortgage note and mortgage, or the exercise of any right thereunder, render the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and to the seller's knowledge no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

          (6) All buildings upon the mortgaged property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the mortgaged property is located. All such insurance policies contain a standard mortgagee clause naming the master servicer or the applicable servicer, their successors and assigns as mortgagee and to the seller's knowledge all premiums thereon have been paid. If upon origination of the mortgage loan, the mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect. The mortgage obligates the mortgagor thereunder to maintain all such insurance at mortgagor's cost and expense, and on the mortgagor's failure to do so, authorizes the holder of the mortgage to maintain such insurance at mortgagor's cost and expense and to seek reimbursement therefor from the mortgagor.

          (7) The mortgage loan is not a loan (A) subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended, or any comparable state law (B) a "High Cost Loan" or "Covered Loan" as applicable, as such terms are defined in the current Standard & Poor's LEVELS(R) GLOSSARY classified and/or defined as a "high cost" loan or "predatory," "high cost," "threshold" or "covered" lending under any other state, federal or local law. The mortgage loan at the time it was made otherwise complied in all material respects with any and all requirements of any federal, state or local law including, but not limited to, all predatory lending laws, usury, truth in lending, real estate settlement procedures (including the Real Estate Settlement Procedures Act of 1974, as amended), consumer credit protection, equal credit opportunity or disclosure laws applicable to such mortgage loan.

          (8) The mortgage has not been satisfied, canceled or subordinated, or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage except for a release that does not materially impair the security of the mortgage loan or is reflected in the loan-to-value ratio, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission unless payoff funds have been deposited in the custodial account.

          (9) The mortgage is a valid, existing and enforceable first lien on the mortgaged property, including all improvements on the mortgaged property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and either (a) specifically referred to in a lender's title insurance policy delivered to the originator of the mortgage loan or (b) which do not adversely affect the appraised value of the mortgaged property, and (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property; and, further provided, with respect to cooperative loans, the lien of the related cooperative corporation for unpaid assessments representing the obligor's pro rata share of the cooperative corporation's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the seller has full right to sell and assign the same to the depositor.

          (10) The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other laws relating to the rights of creditors and general principles of equity.

          (11) All parties to the mortgage note and the mortgage had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note and the mortgage, and the mortgage note and the mortgage have been duly and properly executed by such parties.

          (12) The proceeds of the mortgage loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the mortgage loan have been paid, except recording fees with respect to mortgages not recorded as of the closing date.

          (13) The seller has acquired its ownership of each mortgage loan in good faith without notice of any adverse claim, and as of the closing date, the mortgage note and the mortgage are not assigned or pledged, and immediately prior to the sale of the mortgage loan to the depositor, the seller was the sole owner thereof and with full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and with full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each mortgage loan pursuant to the mortgage loan purchase agreement.

          (14) To the seller's best knowledge, the seller or, if the mortgage loan was not originated by the seller, the originator is or was (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the mortgaged property is located, and (B) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association or national bank or subsidiary having preemptive authority under federal law or under applicable state law to engage in business in such state without qualification, or (iv) not doing business in such state.

          (15) The mortgage loan is covered by an ALTA lender's title insurance policy or other form acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the mortgaged property is located, insuring (subject to the exceptions contained in (9)(A) through (C) above) the originator or the seller, their respective successors and assigns as to the first priority lien of the mortgage in the original principal balance of the mortgage loan. The seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by the mortgage loan purchase agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related mortgage, including the seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

          (16) Except as set forth in (2) above, there is no default, breach, violation or event of acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the seller has not waived any default, breach, violation or event of acceleration.

          (17) To the best of the seller's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related mortgaged property which are or may be liens prior to, or equal or on parity with, the lien of the related mortgage.

          (18) To the seller's best knowledge, all improvements which were considered in determining the appraised value of the related mortgaged property lay wholly within the boundaries and building restriction lines of the mortgaged property, and no improvements on adjoining properties encroach upon the mortgaged property.

          (19) The mortgage loan was originated by the seller or a subsidiary of the seller or was purchased by the seller from a third party and the originator of each mortgage loan, was, at the time of origination, (A) (1) a Fannie Mae-approved or Freddie Mac-approved seller/servicer and (2) a U.S. Department of Housing and Urban Development approved mortgage banker, or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority or (B) closed in the name of a loan broker under the circumstances described in the following sentence. If such mortgage loan was originated through a loan broker, the related originator qualifies under clause (A) above, such mortgage loan met such

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               originator's underwriting criteria at the time of origination and was originated in accordance with such originator's polices and procedures and such originator acquired such mortgage loan from the loan broker contemporaneously with the origination thereof. Each mortgage note has a mortgage rate that adjusts periodically (not always in correlation to the index calculation term), based on the 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR, 1-Year CMT or 3-Year CMT index, (as each is defined in "The Mortgage Loan Pool--Mortgage Loan Statistics"), except that some mortgage loans first adjust after an initial period of one or six months or one, three, five, seven or ten years following origination.

          (20) The origination practices used by the seller or the originator of the mortgage loan and the collection practices used by the master servicer or the applicable servicer with respect to each mortgage note and mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business. With respect to escrow deposits and escrow payments, if any, all such payments are in the possession of, or under the control of, the applicable servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.

          (21) The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to have a material adverse effect on the value of the related mortgaged property as security for the related mortgage loan or the use for which the premises were intended and there is no proceeding pending for the total or partial condemnation thereof.

          (22) The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the mortgaged property of the benefits of the security provided thereby, including, (A) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (B) otherwise by judicial foreclosure. There is no other exemption available to the mortgagor which would interfere with the right to sell the mortgaged property at a trustee's sale or the right to foreclose the mortgage.

          (23) The mortgage loan was underwritten generally in accordance with either (A) the seller's underwriting standards described under "Mortgage Loan Origination--The Seller's Underwriting Standards" in this prospectus supplement, (B) in the case of a mortgage loan originated by First Republic Bank, the underwriting standards of First Republic Bank, or (C) in the case of a mortgage loan acquired from a bulk seller the underwriting standards of the related bulk seller or a third party originator's guidelines including those of Wells Fargo Bank described under "Mortgage Loan Origination--Wells Fargo Bank's Underwriting Guidelines" in this prospectus supplement.

          (24) The mortgage file in possession of the related servicer contains an appraisal of the related mortgaged property by an appraiser, duly appointed by the originator of the mortgage loan, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the mortgage loan or, in accordance with certain specified programs of the originator of the mortgage loan an approved AVM in lieu of the appraisal.

          (25) In the event the mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by the depositor to the trustee under the deed of trust, except, in connection with a trustee's sale after default by the mortgagor.

          (26) Other than 22 mortgage loans (representing approximately 0.66% of the mortgage loans), no mortgage loan (A) contains provisions pursuant to which monthly payments are paid or partially paid with funds deposited in any separate account established by the seller, the mortgagor, or anyone on behalf of the mortgagor or paid by any source other than the mortgagor or (B) contains any provision permitting a temporary "buydown" of the related mortgage rate. No mortgage loan was a graduated payment mortgage loan as of the date of its origination. No mortgage loan has a shared appreciation or other contingent interest feature.

          (27) No mortgage loan had a loan-to-value ratio in excess of 100%. Other than one mortgage loan (representing approximately 0.04% of the mortgage loans), the portion of the unpaid principal balance of each mortgage loan which is in excess of 80% of the original loan-to-value ratio either (a) has additional collateral or (b) is and will be insured as to payment defaults under a primary mortgage insurance policy issued by primary mortgage insurer licensed to do business in the state in which the mortgaged property is located and acceptable to Fannie Mae or Freddie Mac as of the closing date, so as to reduce the mortgagee's exposure in accordance with the standards of Fannie Mae or Freddie Mac and applicable law. All provisions of such primary mortgage insurance policy have been and are being complied with; such policy is valid and in full force and effect and all premiums due thereunder have been paid.

          (28) Except for any additional collateral mortgage loans, the mortgage note is not and has not been secured by any collateral, pledged account, or other security except the lien of the Mortgage, and the security interest of any applicable security agreement or chattel mortgage referred to above.

          (29) To the best of seller's knowledge, the mortgaged property is lawfully occupied under applicable law. To the best of seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the related mortgaged property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, had been made or obtained from the appropriate authorities.

          (30) Each assignment is in recordable form, is acceptable for recording under the laws of the jurisdiction in which the mortgaged property is located.

          (31) If the mortgaged property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets Fannie Mae or Freddie Mac or the originator's eligibility requirements.

          (32) Each mortgage is a "qualified mortgage" for purposes of the REMIC provisions of the Code (as defined herein).

          (33) To the seller's best knowledge, no fraud was committed by the originator of the mortgage loan and the seller is not aware of any fact that would reasonably lead the seller to believe that any mortgagor had committed fraud in connection with the origination of such mortgage loan.

          (34) The mortgagor has not notified the seller, and the Seller has no knowledge of any relief requested by the Mortgagor under the Relief Act.

          (35) The seller has no knowledge of any toxic or hazardous substances affecting the mortgaged property or any violation of any local, state, or federal environmental law, rule, or regulation. The seller has no knowledge of any pending action or proceeding directly involving any mortgaged property in which compliance with any environmental law, rule, or regulation is an issue.

          (36) As to any additional collateral mortgage loan, such mortgage loan is secured by a perfected first priority security interest in the related additional collateral.

          (37) As to any additional collateral mortgage loan, the applicable pledge agreement is in place, is genuine and is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and general principles of equity.

          (38) With respect to each cooperative loan (i) there is no provision in the related proprietary lease which requires the related mortgagor to offer for sale the shares owned by such mortgagor first to the cooperative corporation for a price less than the outstanding amount of the cooperative loan, (ii) there is no prohibition in the related proprietary lease against pledging such shares or assigning the proprietary lease that has been violated in connection with the origination of the cooperative loan.

          (39) With respect to each cooperative loan, as of the closing date, such cooperative loan is secured by shares held by a "tenant-stockholder" of a corporation that qualifies as a "cooperative housing corporation" as such terms are defined in
               Section 216(b)(1) of the Code.

          (40) With respect to each cooperative loan, the related mortgage and related UCC financing statement creates a first-priority security interest in the stock in the cooperative corporation and the related proprietary lease of the related cooperative unit which were pledged to secure such cooperative loan, and the cooperative corporation owns the cooperative corporation as an estate in fee simple in real property or pursuant to a leasehold acceptable to Fannie Mae.

          Upon discovery of a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a mortgage loan and the related documents, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. A determination of whether a breach of those representations numbered (3), (14), (17), (18),
(29), (33), (34) and (35)above has occurred will be made without regard to the seller's knowledge of the factual conditions underlying the breach. With respect to the seller, if the breach cannot be cured within the 90-day period, the seller will be obligated to either:

          o cause the removal of the affected loan from the trust and, if within two years of the closing date, substitute for it one or more eligible substitute mortgage loans, or

          o    purchase the affected loan from the trust.

          The purchase price will be deposited in the distribution account on or prior to the next determination date after the seller's obligation to purchase the defective loan arises. The obligation of the seller to repurchase or substitute for a defective mortgage loan is the sole remedy available to the trustee or the holders of certificates regarding any defect in that mortgage loan and the related documents.

          The same procedure and limitations that are set forth above for the substitution or purchase of defective loans as a result of deficient documentation will apply to the substitution or purchase of a defective loan as a result of a breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the certificateholders. We can make no assurance that the seller will be able to fulfill its obligation to repurchase any of the mortgage loans when such obligation may arise.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO DISTRIBUTION ACCOUNT

          The securities administrator will establish and maintain a separate distribution account for the benefit of the holders of the certificates. The distribution account must be a segregated account that is:

               o an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of that holding company) are rated in the highest short term rating category by each rating agency named in this prospectus supplement at the time any amounts are held on deposit in the account; or

               o an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by the FDIC), or the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the securities administrator and trustee and to each rating agency named in this prospectus supplement, the certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against the collateral securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which the distribution account is maintained; or

               o an account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

               o otherwise acceptable to each rating agency named in this prospectus supplement without causing the reduction or withdrawal of its then current ratings of the certificates as evidenced by a letter from each such rating agency to the trustee.

          Upon receipt by the securities administrator of amounts in respect of the mortgage loans (excluding amounts representing the related servicing fee, the master servicing fee, reimbursement for advances and servicing-related advances, and insurance proceeds to be applied to the restoration or repair of a mortgaged property, or similar items), the securities administrator will deposit these amounts in the distribution account. Amounts deposited in the distribution account may accrue interest with the depositary institution with which it is held, or may be invested in certain permitted investments maturing on or before the business day prior to the related distribution date unless they are managed or advised by the securities administrator or one of its affiliates, in which case the permitted investments may mature on the related distribution date. The types of permitted investments in which distribution account funds may be invested are specified in the pooling and servicing agreement and are specified under "Servicing and Administration of the Trust--Accounts."

TRUST EXPENSE FEES

          Trust expense fees are payable out of the interest payments on each mortgage loan and will vary from mortgage loan to mortgage loan. Trust expense fees accrue at an annual expense fee rate, referred to as the "trust expense fee rate," calculated on the principal balance of each mortgage loan. With respect to each mortgage loan, the "trust expense fee rate" will be equal to the sum of the related servicing fee rate and the master servicing fee rate.

MATTERS RELATING TO THE TRUSTEE, THE DELAWARE TRUSTEE AND THE SECURITIES ADMINISTRATOR

          The trustee and the securities administrator will be entitled to reimbursement of all reasonable expenses incurred or made by the trustee and the securities administrator, respectively, in accordance with the pooling and servicing agreement, except for expenses incurred by the trustee or securities administrator, as the case may be, in the routine administration of its duties under the pooling and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. Each of the trustee (in such capacity and in its individual capacity) and the securities administrator will also be entitled to indemnification from the trust for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the pooling and servicing agreement or in connection with the performance of its duties under the pooling and servicing agreement, the mortgage loan purchase agreement and any servicing agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of its duties or powers under the pooling and servicing agreement. Each of the trustee and the securities administrator will not have any liability arising out of or in connection with the pooling and servicing agreement, except that each of the trustee and the securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that neither the trustee nor the securities administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the certificateholders, and the trustee will not be deemed to have notice of any event of default unless a responsible officer of the trustee has actual knowledge of the event of default or written notice of an event of default is received by the trustee at its corporate trust office. Neither the trustee nor the securities administrator is required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

          On each distribution date, the securities administrator will remit to the trustee any reimbursable expenses from the distribution account prior to the calculation of Available Funds and distributions to certificateholders. The fees of the trustee will be paid by the master servicer on behalf of the trust.

          The trustee and the securities administrator may resign at any time, in which event the seller will be obligated to appoint a successor trustee or securities administrator, as applicable. The seller may also remove the trustee and the trustee may remove the securities administrator if the trustee or securities administrator, as applicable, ceases to be eligible to continue as such under the pooling and servicing agreement, if the trustee or securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the trustee or the securities administrator or its respective property. Upon such resignation or removal of the trustee or the securities administrator, the seller and the trustee will be entitled to appoint a successor trustee or successor securities administrator, respectively. The trustee and the securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. Any resignation or removal of the trustee or securities administrator and appointment of a successor trustee or successor securities administrator will not become effective until acceptance of the appointment by the successor trustee or the successor securities administrator, as applicable. Upon resignation or removal of the trustee or the securities administrator, the trustee or the securities administrator, as applicable, shall be reimbursed any outstanding and unpaid fees and expenses, and if removed by the holders of the certificates as described above, the trustee shall also be reimbursed any outstanding and unpaid costs and expenses.

          The Delaware trustee will not be liable for the acts or omissions of the trustee, nor will the Delaware trustee be liable for supervising or monitoring the performance and the duties and obligations of the trustee or the trust under the pooling and servicing agreement or any related document. The Delaware trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. The Delaware trustee may be removed by the trustee upon 30 days prior written notice to the Delaware trustee. The Delaware trustee may resign upon 30 days prior written notice to the trustee. No resignation or removal of the Delaware trustee shall be effective except upon the appointment of a successor Delaware trustee. If no successor has been appointed within such 30 day period, the Delaware trustee or the trustee may, at the expense of the trust, petition a court to appoint a successor Delaware trustee. The Delaware trustee shall be entitled to all of the same rights, protections indemnities and immunities under the pooling and servicing agreement and with respect to the trust as the trustee.

THE TRUSTEE

          LaSalle Bank National Association will be the trustee and custodian under the pooling and servicing agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of residential mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 450 residential mortgage-backed security transactions involving assets similar to the mortgage loans. As of July 31, 2006, LaSalle serves as trustee or paying agent on over 375 residential mortgage-backed security transactions. The depositor, the master servicer, the seller and the servicers may maintain other banking relationships in the ordinary course of business with the trustee. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite

1511, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services
- Thornburg 2006-5 or at such other address as the trustee may designate from time to time.

THE CUSTODIAN

          In its capacity as custodian, LaSalle Bank National Association will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

THE DELAWARE TRUSTEE

          Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company's principal place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee and Delaware trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

          Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Delaware trustee.

          Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB.

THE SECURITIES ADMINISTRATOR

          Under the terms of the pooling and servicing agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D, periodic reports on Form 8-K (other than the initial 8-K) and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

VOTING RIGHTS

          With respect to any date of determination, 98% of the voting rights will be allocated to each class of certificates (other than the Class A-X and Class A-R Certificates), pro rata, based on a fraction, expressed as a percentage, the numerator of which is the certificate principal balance of that class and the denominator of which is the aggregate of the certificate principal balances of all classes then outstanding. The Class A-X and Class A-R Certificate will each have 1% of the voting rights; provided, however, when none of the regular certificates is outstanding, all of the voting rights of the regular certificates will be allocated to the holder of the Class A-R Certificate.

          The voting rights allocated to a class of certificates will be allocated among all holders of that class, pro rata, based on a fraction the numerator of which is the certificate principal balance of each certificate of that class and the denominator of which is the certificate principal balance of that class. However, any certificate registered in the name of the master servicer, the Delaware trustee, the securities administrator, the trustee or any of their respective affiliates will not be included in the calculation of voting rights as long as other certificates registered in the names of other entities remain outstanding.

AMENDMENT

          The pooling and servicing agreement may be amended by the depositor, the seller, the master servicer, the securities administrator, the Delaware trustee and the trustee without the consent of the holders of the certificates, for any of the purposes set forth under "The Agreements--Amendment" in the prospectus. In addition, the pooling and servicing agreement may be amended by the depositor, the seller, the master servicer, the securities administrator, the Delaware trustee and the trustee, with the consent of the holders of a majority in interest of each class of affected certificates, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of any class of certificates. However, in no event, may any amendment:

          o reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of offered certificates without the consent of the holders of all the affected certificates; or

          o affect adversely in any material respect the interests of the holders of any class of offered certificates in a manner other than as described in the clause above, without the consent of the holders of that class evidencing percentage interests aggregating at least 66 2/3%; or

          o reduce the aforesaid percentages of the aggregate outstanding certificate principal balances of the offered certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all those certificates.

OPTIONAL SECURITIES PURCHASE RIGHT

          On any distribution date on or after the distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than 20% of their aggregate Stated Principal Balance as of the cut-off date, referred to herein as the "optional securities purchase date," Thornburg Mortgage, Inc. will have the option, but not the obligation, to call all outstanding certificates. Upon the exercise of the optional securities purchase right, the purchase price will be equal to the sum of (1) the aggregate current certificate principal balance and (2) the accrued interest thereon at the related pass-through rates, less amounts of interest and principal otherwise being paid to such certificateholders on such distribution date from Available Funds.

OPTIONAL TERMINATION OF THE TRUST

          On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is equal to or less than 10% of their aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, Thornburg Mortgage Home Loans, Inc., in its capacity as a servicer of a substantial portion of the mortgage loans, will have the right to repurchase all of the mortgage loans and REO properties remaining in the trust. We refer to the date on which Thornburg Mortgage Home Loans, Inc. may exercise this option as the "optional termination date" of the trust. In the event that the option is exercised, the repurchase will be made at a price equal to the unpaid principal balance of each mortgage loan and, with respect to REO property, the lesser of
(1) the appraised value of each REO
property less the good faith estimate of the master servicer of liquidation expenses to be incurred in connection with its disposal and (2) the principal balance of the related mortgage loan plus accrued and unpaid interest at the related loan rate up to and including the first day of the month in which the termination price is paid, plus the amount of any unreimbursed servicing-related advances made by the related servicer or the master servicer in respect of that mortgage loan. Proceeds from the repurchase will be included in Available Funds and will be distributed to the holders of the certificates in accordance with the pooling and servicing agreement. If Thornburg Mortgage Home Loans, Inc. does not exercise such option to repurchase the mortgage loans and REO properties, Wells Fargo Bank, N.A., in its capacity as master servicer, may repurchase from the trust all mortgage loans and REO properties remaining in the trust at the purchase price set forth above when the Stated Principal Balance of the mortgage loans is less than 5% of their aggregate Stated Principal Balance as of the cut-off date.

          Any repurchase of the mortgage loans and REO properties in accordance with the preceding paragraph will result in the early retirement of any outstanding certificates.

EVENTS OF DEFAULT

          An event of default with respect to the master servicer will consist, among other things, of:

          o any failure by the master servicer to make an advance and any other failure by the master servicer to deposit in the distribution account any deposit required to be made by it under the terms of the pooling and servicing agreement or to remit to the securities administrator any payment which continues unremedied for three business days following written notice to the master servicer; or

          o any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement, which continues unremedied for 60 days (or such shorter period specified in the Pooling and Servicing Agreement) after the date on which written notice of the failure is given to the master servicer; or

          o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

          So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee may (and, pursuant to the pooling and servicing agreement, if so directed by holders of certificates evidencing not less than 51% of the voting rights, shall) terminate all of the rights and obligations of the master servicer in its capacity as master servicer of the mortgage loans, as provided in the pooling and servicing agreement. If this occurs, the trustee will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the obligation to make advances.

          In addition, Thornburg Mortgage Home Loans, Inc., as a servicer of a substantial portion of the mortgage loans will have certain rights with respect to the pooling and servicing agreement in respect of the master servicer, including the option, but not the obligation, to become the successor master servicer and the right to consent to the selection of a new master servicer in the event of a default by Wells Fargo Bank.

          No assurance can be given that termination of the rights and obligations of the master servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the loss and delinquency experience of the mortgage loans.

          No certificateholder, solely by virtue of its status as a holder of a certificate, will have any right under the pooling and servicing agreement to institute any proceeding with respect to termination of the master servicer, unless the holder previously has given to the trustee written notice of the master servicer's default and certificateholders having not less than 51% of the voting rights agree to the termination and have offered an indemnity reasonably acceptable to the trustee.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          The certificates will be issued pursuant to the pooling and servicing agreement. Set forth below is a description of the material terms and provisions pursuant to which the offered certificates will be issued. The following description is subject to, and is qualified in its entirety by reference to, the actual provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the pooling and servicing agreement.

          Thornburg Mortgage Securities Trust 2006-5 will issue the following classes of senior certificates:

          o    the Class A-1 Certificates,

          o    the Class A-2 Certificates,

          o    the Class A-X Certificates, and

          o    the Class A-R Certificate,

in addition to the following classes of subordinate certificates:

          o    the Class B-1 Certificates,

          o    the Class B-2 Certificates,

          o    the Class B-3 Certificates,

          o    the Class B-4 Certificates,

          o    the Class B-5 Certificates, and

          o    the Class B-6 Certificates.

          Only the senior certificates and the Class B-1, Class B-2 and Class B-3 Certificates are offered by this prospectus supplement and the accompanying prospectus.

          The classes of offered certificates will have the respective initial certificate principal balances set forth on page S-1. THE INITIAL CERTIFICATE PRINCIPAL BALANCES OR CERTIFICATE NOTIONAL BALANCE OF THE CERTIFICATES MAY VARY IN THE AGGREGATE BY PLUS OR MINUS 10%. On any date subsequent to the closing date, the certificate principal balance of a class of certificates (other than the Class A-X Certificates) will be equal to its initial certificate principal balance reduced by all amounts actually distributed as principal of that class and all realized losses applied in reduction of principal of that class on all prior distribution dates; provided, however, that on any distribution date the certificate principal balance of a class of certificates to which realized losses have been allocated (including any such class of certificates for which the certificate principal balance has been reduced to zero) will be increased, up to the amount of Recoveries for such distribution date, as follows: (a) first, the certificate principal balance of the Class A-1 and Class A-2 Certificates, in that order, up to the amount of realized losses previously allocated to reduce the certificate principal balance of such classes, (b) second, the certificate principal balance of each class of subordinate certificates will be increased, in order of seniority, up to the amount of realized losses previously allocated to reduce the certificate principal balance of each such class of certificates and, in each case, not previously reimbursed. On each date subsequent to the closing date, the certificate notional balance of the Class A-X Certificates will be calculated as described under "--Interest--Calculation of Interest" below.

          The classes of offered certificates will have the respective pass-through rates described under "--Interest--Pass-Through Rates" below.

          The Class B-4, Class B-5 and Class B-6 Certificates are not offered by this prospectus supplement. The initial certificate principal balances of the Class B-4, Class B-5 and Class B-6 Certificates will be approximately $5,374,000, $4,030,000 and $8,062,075, respectively, subject to the ten percent variance described above. The pass-through rates for the Class B-4, Class B-5 and Class B-6 Certificates will be equal to the pass-through rate on the Class B-1, Class B-2 and Class B-3 Certificates.

          The offered certificates other than the Class A-R Certificate will be issued in book-entry form as described under "--Book-Entry Registration and Definitive Certificates" below. The offered certificates other than the Class A-X and Class A-R Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof; provided, that, with respect to initial European investors, such certificates must be purchased in minimum total investments of at least $100,000. The Class A-X Certificates will be issued in minimum notional amounts of $100,000 and integral multiples of $1 in excess thereof. The Class A-R Certificate will be issued as a single certificate in physical form.

          The assumed final maturity date for a class of certificates is based upon the date of the last scheduled payment of the latest maturing of substantially all thirty-year mortgage loans in the trust. The assumed final maturity date for each class of the offered certificates (other than the Class A-X Certificates) is the distribution date in August 2036. The final maturity date for the Class A-X Certificates is the distribution date in August 2011.

          Distributions on the offered certificates will be made by the securities administrator on each distribution date, beginning in September 2006, to the persons or entities in whose names the offered certificates are registered at the close of business on the related record date. The record date for any distribution date with respect to the offered certificates other than the auction certificates is the last business day of the month immediately preceding the month in which that distribution date occurs and, with respect to the auction certificates, is the business day immediately preceding that distribution date, so long as such certificates remain in book-entry form; and otherwise the record date shall be the same as for the other offered certificates.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

          The offered certificates (other than the Class A-R Certificate) initially will be book-entry certificates. Persons and entities that acquire beneficial ownership interests in the book-entry certificates will be deemed "certificate owners" and will hold their certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream Banking, Luxembourg ("Clearstream"), or the Euroclear System ("Euroclear") in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of book-entry certificates will be issued in the form of one or more global certificates which equal the certificate principal balance of that class and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., generally, but not exclusively, will act as depositary for Clearstream and JPMorgan Chase Bank, N.A., generally, but not exclusively, will act as depositary for Euroclear. Except as described below, no beneficial owner of a book-entry certificate will be entitled to receive a definitive (i.e., physical) certificate. Unless and until definitive certificates are issued, it is anticipated that the only "certificateholder" of the offered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of book-entry certificates will not be "Certificateholders" as that term is used in the pooling and servicing agreement. Beneficial owners of book-entry certificates are only permitted to exercise their rights indirectly through DTC participants.

          A certificate owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the owner's account for such purpose. In turn, the financial intermediary's ownership of the book-entry certificate will be recorded on the records of DTC (or of a participant that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a participant, and on the records of Clearstream or Euroclear, as appropriate).

          Certificate owners will receive all distributions of principal of and interest on the book-entry certificates from the securities administrator through DTC and DTC participants. So long as the book-entry certificates are outstanding (except under the circumstances described below), DTC's rules (consisting of all the rules, regulations and procedures creating and affecting DTC and its operations), require that DTC

               o make book-entry transfers among participants on whose behalf it acts with respect to the book-entry certificates, and

               o receive and transmit distributions of principal of, and interest on, the book-entry certificates.

          Participants and indirect participants with which certificate owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates representing their respective interests in the book-entry certificates, DTC's rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interests.

          Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not DTC participants may transfer ownership of book-entry certificates only through participants and indirect participants by instructing such participants and indirect participants to transfer the book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

          Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on the business day following the DTC settlement date. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the certificates, see "Federal Income Tax Consequences--REMICS -- Foreign Investors in REMIC Certificates--" and "--Backup Withholding With Respect to REMIC Certificates" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

          Transfers between participants will occur in accordance with DTC's rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons or entities holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the relevant European depositary. However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

          DTC is a New York-chartered limited purpose trust company, and performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the DTC's rules as in effect from time to time.

          Clearstream is a duly licensed bank organized as a limited liability company (a societe anonyme) incorporated under the laws of Grand Duchy of Luxembourg as a professional depositary. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, (the Luxembourg Monetary Authority), which supervises Luxembourg banks.

          Clearstream holds securities for its participating organizations. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (CSSF). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear. The related operating procedures of the Euroclear System and applicable Belgian law govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

          Distributions on the book-entry certificates will be made on each distribution date by the securities administrator to DTC. DTC will be responsible for crediting the respective amounts to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. In turn, each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

          Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the securities administrator to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant European depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--REMICS--Foreign Investors in REMIC Certificates--" and "--Backup Withholding With Respect to REMIC Certificates" in the prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in DTC, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates. In addition, issuance of certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

          Monthly and annual reports on the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with DTC's rules, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

          DTC has advised the trustee and securities administrator that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant European depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

          Definitive certificates will be issued to beneficial owners of book-entry certificates, or their nominees, rather than to DTC, only if

               o DTC or the depositor advises the securities administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the securities administrator is unable to locate a qualified successor; or

               o after the occurrence of an event of default under the pooling and servicing agreement, beneficial owners having percentage ownership interests aggregating not less than 51% of the book-entry certificates advise the securities administrator and DTC, through the financial intermediaries and the DTC participants in writing, that the continuation of the book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the securities administrator will use all reasonable efforts to notify the beneficial owners of the occurrence of the event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the securities administrator will issue definitive certificates, and thereafter the securities administrator will recognize the holders of the definitive certificates as "Certificateholders" under the pooling and servicing agreement. The definitive certificates will be transferable and exchangeable at the offices of the securities administrator from time to time for these purposes. The securities administrator has initially designated its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for such purposes.

          Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures, which may be discontinued at any time.

          None of the depositor, the master servicer, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. The trustee and securities administrator will not be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the subordinate certificates in the form of book-entry certificates, and the trustee will have no liability for transfers of book-entry certificates or any interests therein made in violation of the restrictions on transfer described in this prospectus supplement and the pooling and servicing agreement.

          According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

PRIORITY OF DISTRIBUTIONS ON THE CERTIFICATES

          As more fully described in this prospectus supplement, on each distribution date distribution of Available Funds (and, solely in the case of priority second below, amounts received from the Yield Maintenance Agreement) will be made in the following order of priority:

               first, current interest on the Class A-1, Class A-2, Class A-X and Class A-R Certificates, on a pro rata basis; provided, however, that any shortfall in Available Funds will be allocated among the classes of senior certificates on a pro rata basis in proportion to the current interest otherwise distributable to such classes; provided, further for purposes of computing current interest at this priority on the Class A-1 and Class A-2 Certificates, the pass-through rates of each such class shall be deemed subject to a cap equal to the net WAC (as defined below) of the mortgage loans, adjusted to reflect the accrual of interest on the basis of a 360-day year and the actual number of days elapsed in the related interest accrual period;

               second, from funds provided under the Yield Maintenance Agreement, first, to the Class A-1 and Class A-2 Certificates, on a pro rata basis, any amount of current interest not paid to such classes pursuant to clause first above up to their respective pass-through rates and second, any remaining amount received under the Yield Maintenance Agreement will be distributed to the Class A-X Certificates; and

               third, principal of the classes of senior certificates sequentially to (i) the Class A-R Certificate and then
                         (ii) the Class A-1 and Class A-2 Certificates, pro rata, in proportion to their outstanding certificate principal balances, in each case until their respective certificate principal balances have been reduced to zero; and
               fourth, current interest on, and then principal of, each class of subordinate certificates, in the order of their numerical class designations beginning with the Class B-1 Certificates, subject to certain limitations described under "--Principal" below; and

               fifth,    the Class A-R Certificate.

          The "net WAC" of the mortgage loans for any distribution date is equal to the weighted average of the net loan rates of the mortgage loans, as of the first day of the related Due Period (or, in the case of the first distribution date, as of the cut-off date), weighted on the basis of their related Stated Principal Balances as of the first day of the month prior to the month of that distribution date (or, in the case of the first distribution date, as of the cut-off date).

          The net loan rate for each mortgage loan will be equal to the loan rate on such mortgage loan less the sum of the rates at which the master servicing fee, the related servicing fee and any retained interest are calculated.

INTEREST

          Calculation of Interest. On each distribution date, each class of certificates will be entitled to receive, to the extent of funds available, an amount allocable to interest ("current interest") for the related interest accrual period equal to

               o interest at the applicable pass-through rate on the certificate principal balance or certificate notional balance, as applicable, immediately prior to such distribution date, of that class plus

               o unpaid interest amounts consisting of the excess of all amounts calculated in accordance with the preceding bullet on all prior distribution dates over the amount actually distributed as interest on the prior distribution dates.

          The interest accrual period for the Class A-1 and Class A-2 Certificates will be the period beginning on the prior distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately preceding such distribution date. The interest accrual period for the Class A-X and Class A-R Certificates and the subordinate certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

          Interest on the Class A-1 and Class A-2 Certificates will accrue on the basis of a 360-day year and the actual number of days elapsed in the related interest accrual period. Interest on the Class A-X and Class A-R Certificates and the subordinate certificates will accrue on the basis of a 360-day year composed of twelve 30-day months.

          The interest entitlement described above for each class of certificates for any distribution date will be reduced by the amount of net interest shortfall experienced by the mortgage loans. See "--Net Interest Shortfall" below.

          The certificate notional balance of the Class A-X Certificates with respect to any distribution date on or prior to the distribution date in August 2011 will equal the aggregate certificate principal balances of the Class A-1 and Class A-2 Certificates immediately before such distribution date. After the distribution date in August 2011, the certificate notional balance of the Class A-X Certificates will equal zero. The initial Class A-X certificate notional balance will be approximately $2,605,767,000.

          Pass-Through Rates. The pass-through rates of the certificates for any distribution date are calculated as described below.

          The "pass-through rate" of the Class A-1 Certificates on any distribution date on or before the Auction Distribution Date will be the sum of
(i) LIBOR and (ii) 0.12% per annum (the "Class A-1 Margin"). On each distribution date after the Auction Distribution Date, the "pass-through rate" of the Class A-1 Certificates will be equal to a per annum rate equal to the product of (i) the net WAC of the mortgage loans and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest accrual period for such certificates.

          The "pass-through rate" of the Class A-2 Certificates on any distribution date on or before the Auction Distribution Date will be the sum of
(i) LIBOR and (ii) 0.18% per annum (the "Class A-2 Margin"). On each distribution date after the Auction Distribution Date, the "pass-through rate" of the Class A-2 Certificates will be equal to a per annum rate equal to the product of (i) the net WAC of the mortgage loans and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest accrual period for such certificates.

          The "pass-through rate" of the Class A-X Certificates on any distribution date on or before the Auction Distribution Date will equal the excess, if any, of (i) the net WAC of the mortgage loans, over (ii) the product of (a) the weighted average of the pass-through rates on the Class A-1 and Class A-2 Certificates, weighted based on the certificate principal balances of each such class immediately before such distribution date and computed for this purpose by assuming that the pass-through rate on each such class was subject to a cap equal to the product of the net WAC of the mortgage loans and the quotient of 30 divided by the actual number of days in the related interest accrual period, multiplied by (b) the quotient of the actual number of days in the related interest accrual period divided by 30. On or before the distribution date in August 2011, the certificate notional balance of the Class A-X Certificates for any distribution date will be equal to the aggregate certificate principal balances of the Class A-1 and Class A-2 Certificates immediately before that distribution date. The Class A-X Certificates will not be entitled to any interest distributions on any distribution date after the Auction Distribution Date.

          The "pass-through rate" of the Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates on any distribution date will be equal to the net WAC of the mortgage loans.

          Net Interest Shortfall. The interest entitlement of each class of certificates on each distribution date as described under "--Calculation of Interest" above will be reduced by its share, as described below, of the amount of net interest shortfall experienced by the mortgage loans. For each distribution date, the "net interest shortfall" will be equal to the sum of

               o the amount, if any, by which the aggregate prepayment interest shortfall experienced by the mortgage loans during the preceding calendar month exceeds the compensating interest paid by the related servicers or the master servicer for the related distribution date as described under "The Servicers--Prepayment Interest Shortfalls," plus

               o the amount by which the interest that would otherwise have been received on any related mortgage loan was reduced due to application of the Relief Act.

          See "Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus and "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

          The net interest shortfall on any distribution date will be allocated among all classes of senior certificates and all classes of the subordinate certificates entitled to receive distributions of interest on such distribution date, based on the amount of interest which the respective classes of certificates would otherwise be entitled to receive with respect to the mortgage loans on that distribution date, in each case before taking into account any reduction in those amounts due to the net interest shortfall.

          If on any distribution date, Available Funds in the distribution account applied in the order described under "--Priority of Distributions on the Certificates" above are not sufficient to make a full distribution of the interest entitlement on the certificates, interest will be distributed on each class of certificates of equal priority pro rata based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount that class of certificates will be entitled to receive on the next distribution date. A shortfall could occur, for example, if delinquencies or losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month or, if the Yield Maintenance Counterparty defaults under the Yield Maintenance Agreement, as described under "--The Yield Maintenance Agreement" below. Any unpaid interest amount so carried forward will not bear interest.

          The Yield Maintenance Agreement. On the closing date, the securities administrator will enter into a yield maintenance agreement (the "Yield Maintenance Agreement") with the Yield Maintenance Counterparty (as defined below). The securities administrator will establish an account (the "Yield Maintenance Account"), which will be an asset of the trust. The securities administrator will deposit into the Yield Maintenance Account amounts received by it pursuant to the Yield Maintenance Agreement. The Yield Maintenance Agreement will relate to the Class A-1 Certificates and the Class A-2 Certificates (collectively, the "Yield Maintained Certificates").

          Beginning on the first distribution date, payments under the Yield Maintenance Agreement will be made based on an amount equal to the product of
(i) the excess, if any, of (x) one-month LIBOR (as determined pursuant to the provisions of the Yield Maintenance Agreement), over (y) the applicable Strike Rate (as defined below), (ii) the applicable Yield Maintenance Scheduled Balance (as defined below) and (iii) a fraction, the numerator of which is the actual number days in the related interest accrual period and the denominator of which is 360. The aggregate of all payments made on the day prior to each distribution date pursuant to a Yield Maintenance Agreement is referred to in this prospectus supplement as a "Yield Maintenance Payment."

          On each distribution date with respect to which a Yield Maintenance Payment is received under a Yield Maintenance Agreement, the securities administrator will pay to the related certificateholders, up to the amount of current interest that each such class would have been entitled to receive based upon its pass-through rate, to the extent not paid out of the Available Funds for such distribution date. Any funds from the Yield Maintenance Payment remaining in the Yield Maintenance Account after payment of current interest to the Yield Maintained Certificates, as calculated in the preceding sentence, will be distributed to the Class A-X Certificates.

          The "Yield Maintenance Scheduled Balance" with respect to each applicable distribution date will be equal to the aggregate certificate principal balance of the Yield Maintained Certificates for the immediately preceding distribution date, after giving effect to distributions on such distribution date (or as of the closing date for the first distribution date).

          The "Strike Rate" will equal the excess of (i) the net WAC of the mortgage loans multiplied by 30 divided by the actual number of days in the interest accrual period, over (ii) the weighted average of the Class A-1 Margin and Class A-2 Margin (weighted on the basis of the related certificates' certificate principal balance for the immediately preceding distribution date, after giving effect to distributions on such distribution date, or as of the closing date for the first distribution date).

          After the distribution date in August 2011, the Yield Maintenance Scheduled Balance will be equal to zero, and the Yield Maintenance Agreement will be terminated.

          The Yield Maintenance Agreement will incorporate by reference, and be governed by, the terms of, the 1992 ISDA Master Agreement (Multicurrency-Cross Border).

          After payment of the purchase price for the Yield Maintenance Agreement, no "Events of Default" or "Termination Events" under the 1992 ISDA Master Agreement will apply to the trust in respect of the Yield Maintenance Agreement.

          The Yield Maintenance Counterparty will be subject to the following "Events of Default" under the Yield Maintenance Agreement (a "Yield Maintenance Event of Default"):

          "Failure to Pay" (which generally relates to the failure of the Yield Maintenance Counterparty to pay any amount when due under the Yield Maintenance Agreement after giving effect to the applicable grace period);

          "Bankruptcy" (which generally relates to the occurrence of events of insolvency or the bankruptcy of the Yield Maintenance Counterparty, after giving effect to the applicable grace period, if any); and

          "Termination Events" under the Yield Maintenance Agreement (each a "Yield Maintenance Termination Event") that are applicable to the Yield Maintenance Counterparty will include the following standard events under the 1992 ISDA Master Agreement:

          "Illegality" (which generally relates to changes in law causing it to become unlawful for the Yield Maintenance Counterparty to perform its obligations under the Yield Maintenance Agreement); and

          "Tax Event" (which generally relates to the receipt of a payment under the Yield Maintenance Agreement from which an amount has been deducted or withheld for or on account of taxes).

          The Yield Maintenance Agreement also will include "Additional Termination Events" relating to failure by the Yield Maintenance Counterparty to comply with the Regulation AB provisions of the Yield Maintenance Agreement or the ratings downgrade provision referred to below.

          Upon the occurrence of a Yield Maintenance Event of Default under the Yield Maintenance Agreement, the trust will have the right to designate an early termination date (an "Early Termination Date") in respect of the Yield Maintenance Agreement. Upon the occurrence of the Yield Maintenance Termination Event (other than an Additional Termination Event in the case of the Yield Maintenance Counterparty) under a Yield Maintenance Agreement, either party will have the right to designate an Early Termination Date as set forth in the Yield Maintenance Agreement. With respect to Yield Maintenance Termination Events, an Early Termination Date will, in some circumstances, occur only after the Yield Maintenance Counterparty has used reasonable efforts to transfer its rights and obligations under each affected Yield Maintenance Agreement to a related entity within a specified period after notice has been given of the Yield Maintenance Termination Event, all as set forth in the Yield Maintenance Agreement. The occurrence of an Early Termination Date under the Yield Maintenance Agreement will constitute a "Yield Maintenance Early Termination".

          Upon a Yield Maintenance Early Termination, the Yield Maintenance Counterparty may be liable to make a termination payment (the "Yield Maintenance Termination Payment") to the Securities Administrator. The Yield Maintenance Termination Payment will be based on the value of the Yield Maintenance Agreement computed in accordance with the procedures set forth in the Yield Maintenance Agreement, taking into account the present value of the amounts that would have been owed thereunder by the Yield Maintenance Counterparty up to the end of the scheduled term of the Yield Maintenance Agreement.

          In addition, upon a ratings downgrade of the Yield Maintenance Counterparty below the levels specified in the Yield Maintenance Agreement, the Yield Maintenance Counterparty will be required procure a guarantor of its obligations with the appropriate ratings, assign the Yield Maintenance Agreement to another counterparty or, depending on its then rating, post collateral.

          The Yield Maintenance Counterparty. Credit Suisse International ("CSi" or the "Yield Maintenance Counterparty") was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name "Credit Suisse Financial Products" on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority ("FSA") under the Financial Services and Market Act 2000. The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities. Effective as of March 27, 2000, Credit Suisse Financial Products was renamed "Credit Suisse First Boston International." Effective as of January 16, 2006, Credit Suisse First Boston International was renamed "Credit Suisse International." These changes were renamings only.

          CSi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation. CSi's ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24% by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group. CSi commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

          CSi has been assigned a senior unsecured debt rating of AA- (stable outlook) by S&P, a senior debt rating of "Aa3 (stable outlook)" by Moody's and a long-term rating of "AA- (stable outlook)" by Fitch.

          As of the cut-off date, the Yield Maintenance Counterparty, together with its affiliates, will have an aggregate significance percentage taking account of both the Yield Maintenance Agreement and the Auction Swap Agreement of less than 10% with respect to the applicable certificates as calculated in accordance with Item 1115 of Regulation AB.

          Determination of LIBOR. On the second LIBOR Business Day (as defined below) preceding the commencement of each interest accrual period up to and including the interest accrual period applicable to the Auction Distribution Date (each such date, a "LIBOR Determination Date"), the securities administrator will determine LIBOR based on the "Interest Settlement Rate" for U.S. dollar deposits of one-month maturity set by the British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the LIBOR Determination Date ("LIBOR").

          The BBA's Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S. dollars, the "Designated Telerate Page"). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's Interest Settlement Rates currently are rounded to five decimal places.

          A "LIBOR Business Day" is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

          With respect to any LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the securities administrator will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the securities administrator will designate an alternative index that has performed, or that the securities administrator expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate. The securities administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the trust's expense) that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

          The establishment of LIBOR on each LIBOR Determination Date by the securities administrator and the securities administrator's calculation of the pass-through rates applicable to the certificates for the related interest accrual period will (in the absence of manifest error) be final and binding.

          LIBOR for the first distribution date will be determined two business days prior to the closing date.

PRINCIPAL

          General. All payments and other amounts received in respect of principal of the mortgage loans will be allocated between the senior certificates (other than the Class A-X Certificates) and the subordinate certificates.

          Principal Distribution Amount. On each distribution date, the Principal Distribution Amount, to the extent of Available Funds remaining after distributions in respect of interest, will be applied as principal to the senior certificates (other than the Class A-X Certificates) and to the subordinate certificates as provided below.

          Senior Principal Distribution Amount. On each distribution date, the Principal Distribution Amount, up to the Senior Principal Distribution Amount, will be distributed as principal of the senior certificates (other than the Class A-X Certificates) sequentially to (i) the Class A-R Certificate and then
(ii) to the Class A-1 and Class A-2 Certificates, concurrently in proportion to their outstanding certificate principal balances, until their certificate principal balances have been reduced to zero.

          If on any distribution date the allocation to the class or classes of senior certificates (other than the Class A-X Certificates) then entitled to distributions of scheduled principal and full and partial principal prepayments and other amounts in the percentages required above would reduce the outstanding certificate principal balance of the class or classes below zero, the distribution to the class or classes of certificates of the Senior Prepayment Percentage and Senior Percentage of those amounts for that distribution date will be limited to the amounts necessary to reduce the related certificate principal balance(s) to zero.

          Subordinate Principal Distribution Amount. Each class of subordinate certificates will be entitled to receive on each distribution date its pro rata share of the Subordinate Principal Distribution Amount (based on its respective certificate principal balance), in each case to the extent of the amount available from Available Funds for distribution of principal on that class, as described under "--Priority of Distributions on the Certificates" above. Distributions of principal on the subordinate certificates will be made on each distribution date to the classes of subordinate certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until each such class has received its respective pro rata share for that distribution date.

          Under the definition of Subordinate Principal Distribution Amount, the subordinate certificates will only be entitled to receive the Subordinate Percentage or the Subordinate Prepayment Percentage of any Principal Distribution Amount for the related distribution date. Until the distribution date in September 2013, the Subordinate Prepayment Percentage will generally equal zero unless the senior certificates are paid down to zero or the credit enhancement provided by the subordinate certificates has doubled since the closing date and certain performance tests have been satisfied.

          With respect to each class of subordinate certificates, if on any distribution date the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all classes of subordinate certificates which have higher numerical class designations than that class is less than the Original Applicable Credit Support Percentage, no distribution of principal prepayments will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among the remaining classes of subordinate certificates, pro rata, based upon their respective certificate principal balances.

          The approximate Original Applicable Credit Support Percentages for the subordinate certificates on the date of issuance of the certificates are expected to be as follows:

                       Class B-1.................   3.20%
                       Class B-2.................   1.90%
                       Class B-3.................   1.10%
                       Class B-4.................   0.65%
                       Class B-5.................   0.45%
                       Class B-6.................   0.30%

ALLOCATION OF LOSSES

          On each distribution date, the principal portion of all realized losses with respect to the mortgage loans will be allocated first to the classes of subordinate certificates, in the reverse order of their numerical class designations


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(beginning with the class of subordinate certificates then outstanding with the highest numerical class designation), and then to the Class A-2 and Class A-1 Certificates, in that order, in each case until the certificate principal balances of the respective classes of certificates have been reduced to zero. If on any distribution date the aggregate of the certificate principal balances of all classes of certificates following all distributions and the allocation of realized losses on that distribution date exceeds the Pool Balance as of the first day of the month of that distribution date, the certificate principal balance of the class of subordinate certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

          On each distribution date, the interest portion of realized losses will reduce the amount available for distribution on the related distribution date to the class of subordinate certificates with the highest numerical class designation which is outstanding on that date and, when the subordinate certificates are reduced to zero, to the senior certificates (other than the Class A-X Certificates).

SUBORDINATION OF THE SUBORDINATE CERTIFICATES

          General. The rights of the holders of the subordinate certificates to receive distributions with respect to the mortgage loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinate certificates (other than the Class B-1 Certificates) to receive the distributions will be further subordinated to the rights of the class or classes of subordinate certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the subordinate certificates to the senior certificates and the further subordination among the subordinate certificates is intended to provide the certificateholders having higher relative payment priority with protection against realized losses. Realized losses will be allocated to the class of subordinate certificates then outstanding with the highest numerical class designation.

MANDATORY AUCTION OF THE AUCTION CERTIFICATES

          Prior to the distribution date in August 2011 (the "Auction Distribution Date"), Wells Fargo Bank, as securities administrator (in this capacity, the "Auction Administrator"), will auction the Class A-1 and Class A-2 Certificates (the "Auction Certificates") to third-party investors.

          ON THE AUCTION DISTRIBUTION DATE, EACH CLASS OF AUCTION CERTIFICATES STILL OUTSTANDING WILL BE TRANSFERRED TO THIRD-PARTY INVESTORS. In the event that the certificates are held in book-entry form, the Auction Administrator will direct DTC to transfer the Auction Certificates from the holders to the applicable third-party investors. In the event that the Auction Certificates are no longer held in book-entry form, the holders of each class of Auction Certificates will be required to deliver their certificates to the securities administrator for transfer to third-party investors or, if not so delivered, the securities administrator will deem those certificates cancelled and will issue new certificates to the third-party investors. After distribution of Available Funds by the securities administrator on the Auction Distribution Date under "--Priority of Distributions on the Certificates," the Auction Administrator will distribute to the holders of each class of Auction Certificates the Par Price (as defined below) for such certificates (to the extent that amount is received from the third-party investors who purchased that class of certificates at auction and, if applicable, from the Auction Swap Counterparty pursuant to the Auction Swap Agreement (as defined below)). The Par Price due to the holders of any cancelled, but not surrendered Auction Certificates no longer held in book-entry form will be paid only upon surrender of those certificates, without any accrued interest on the Par Price from the Auction Distribution Date.

          On or before the Closing Date, the Auction Administrator will enter into an auction swap contract (the "Auction Swap Agreement") with the Auction Swap Counterparty. Pursuant to the Auction Swap Agreement, the Auction Swap Counterparty will be obligated to pay to the Auction Administrator the excess, if any, of the Par Price over the Auction Proceeds for each class of Auction Certificates; and the Auction Administrator will be obligated to pay to the Auction Swap Counterparty or its designee the excess, if any, of the Auction Proceeds over the Par Price for each class of Auction Certificates. A separate auction will be held for each class of Auction Certificates and, therefore, the Auction Proceeds and the Par Price will be calculated separately for each class. In the event that all or


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a portion of a class of Auction Certificates is not sold in the auction, the
Auction Proceeds for such unsold certificates will be deemed to be zero and the Auction Swap Counterparty will pay the Auction Administrator the entire outstanding certificate principal balance of the unsold certificates, after application of all interest and principal distributions and allocation of realized losses and Recoveries on the Auction Distribution Date, in exchange for such certificates.

          The "Auction Proceeds" is for each class of Auction Certificates, the proceeds from the sale of such Auction Certificates by the Auction Administrator to third-party investors.

          The "Par Price" is the certificate principal balance of the applicable Auction Certificates after application of all principal distributions and allocation of realized losses and Recoveries on the Auction Distribution Date.

          The Auction Swap Agreement will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border).

          No "Events of Default" or "Termination Events" under the 1992 ISDA Master Agreement will apply to the Auction Administrator in respect of the Auction Swap Agreement.

          The Auction Swap Counterparty will be subject to the following "Events of Default" under the Auction Swap Agreement (each an "Auction Swap Event of Default"):

          "Failure to Pay" (which generally relates to the failure of the Auction Swap Counterparty to pay any amount when due under the Auction Swap Agreement after giving effect to the applicable grace period);

          "Bankruptcy" (which generally relates to the occurrence of events of insolvency or the bankruptcy of the Auction Swap Counterparty, after giving effect to the applicable grace period, if any); and

          the following other standard events of default under the 1992 ISDA Master Agreement: "Credit Support Default" and "Merger Without Assumption," as described in Sections 5(a)(iii) and 5(a)(viii) of the 1992 ISDA Master Agreement.

          "Termination Events" under the Auction Swap Agreement (each an "Auction Swap Termination Event") that are applicable to the Auction Swap Counterparty will include the following standard events under the 1992 ISDA Master Agreement:

          "Illegality" (which generally relates to changes in law causing it to become unlawful for the Auction Swap Counterparty to perform its obligations under the Auction Swap Agreement);

          "Tax Event" (which generally relates to the receipt of a payment under the Auction Swap Agreement from which an amount has been deducted or withheld for or on account of taxes); and

          "Tax Event Upon Merger" (which generally relates to the receipt of a payment under the Auction Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger).

          The Auction Swap Agreement also will include "Additional Termination Events" relating to failure by the Auction Swap Counterparty to comply with the Regulation AB provisions of the Auction Swap Agreement or the ratings downgrade provision referred to below.

          Upon the occurrence of an Auction Swap Event of Default, the Auction Administrator will have the right to designate an early termination date (an "Early Termination Date") in respect of the Auction Swap Agreement. Upon the occurrence of an Auction Swap Termination Event (other than an Additional Termination Event in the case of the Auction Swap Counterparty), either party will have the right to designate an Early Termination Date in respect


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of the Auction Swap Agreement. With respect to Auction Swap Termination Events, an Early Termination Date will, in some circumstances, occur only after the Auction Swap Counterparty has used reasonable efforts to transfer its rights and obligations under the Auction Swap Agreement to a related entity within a specified period after notice has been given of the Auction Swap Termination Event, all as set forth in the Auction Swap Agreement. The occurrence of an Early Termination Date under the Auction Swap Agreement will constitute an "Auction Swap Early Termination".

          Upon an Auction Swap Early Termination, one party may be liable to make a termination payment (the "Auction Swap Termination Payment") to the other party. The Auction Swap Termination Payment will be based on the value of the Auction Swap Agreement computed in accordance with the procedures set forth in the Auction Swap Agreement.

          In addition, upon a ratings downgrade of the Auction Swap Counterparty below the levels specified in the Auction Swap Agreement, the Auction Swap Counterparty will be required to procure a guarantor of its obligations with appropriate ratings, assign the Auction Swap Agreement to another counterparty or, depending on its then rating, post collateral.

          If the Auction Swap Counterparty defaults on its obligations under the Auction Swap Agreement, holders of Auction Certificates may receive an amount less than the Par Price on the Auction Distribution Date. In addition, if the Auction Swap Counterparty defaults and not all of a class of Auction Certificates is purchased by third-party investors in the auction, then that class (or the part of that class not purchased by the third party investors in the auction) may not be transferred to such third party investors, in which case holders of that class will not receive proceeds from the auction and will retain their certificates (or the part of their certificates not purchased by third party investors in the auction).

          The Auction Swap Counterparty. The auction swap counterparty will be Credit Suisse International ("CSi" or the "Auction Swap Counterparty"). It is also the Yield Maintenance Counterparty. For a description of the Auction Swap Counterparty, see "The Yield Maintenance Counterparty."

          As of the cut-off date, the Auction Swap Counterparty together with its affiliates will have an aggregate significance percentage of less than 10% with respect to the applicable certificates as calculated in accordance with
Item 1115 of Regulation AB.

          The Auction Swap Counterparty has the right to assign its rights and obligations under the Auction Swap Agreement provided that the transferee has a credit rating that meets the requirements specified in the Auction Swap Agreement.

          After the Auction Distribution Date, the "pass-through rate" of each class of Auction Certificates on any distribution date will be equal to the net WAC (adjusted to reflect the accrual of interest on an actual/360 basis) of the mortgage loans for that class for that distribution date, as described under "--Interest--Pass-Through Rates" above.

REPORTS TO CERTIFICATEHOLDERS

          On each distribution date, the securities administrator will make available to each holder of a certificate, the trustee and the rating agency a statement (based on information received from the servicers) generally setting forth, among other things:

               o The amount of the distributions, separately identified, with respect to each class of certificates;


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               o    the amount of the distributions allocable to principal,
                    separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

               o    the amount of the distributions allocable to interest;

               o the amount of any unpaid interest shortfall with respect to each class of certificates;

               o the certificate principal balance of each class of certificates prior to and after giving effect to the distribution of principal on that distribution date;

               o the Pool Balance and the net WAC, weighted average life and weighted average remaining term of the mortgage loans;

               o    Prepayment amounts for the related Due Period;

               o the Yield Maintenance Payment, if any, under the Yield Maintenance Agreement, with respect to each class of Yield Maintained Certificates;

               o the Senior Percentage and Subordinate Percentage for the following distribution date;

               o the Senior Prepayment Percentage and Subordinate Prepayment Percentage for the following distribution date;

               o the amount of the master servicing fee paid to or retained by the master servicer;

               o the amount of principal and interest advances made or reimbursed for the related Due Period;

               o the number and aggregate principal balance of mortgage loans, in the aggregate, that were (A) delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that distribution date (using the MBA method to calculate delinquencies);

               o the rolling six-month delinquency rate for that distribution date;

               o the total number and principal balance of any REO properties as of the close of business on the last day of the preceding Due Period;

               o the aggregate amount of realized losses and Recoveries incurred during the preceding calendar month;

               o    the cumulative amount of realized losses;

               o the realized losses and Recoveries, if any, allocated to each class of certificates on that distribution date; and

               o the pass-through rate for each class of certificates for that distribution date.

          The securities administrator will make that statement available each month, to any interested party, via the securities administrator's website. The securities administrator's internet website will initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the securities administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to


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have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the securities administrator will provide timely and adequate notification to all above parties regarding any such changes.

          In addition, upon written request within a reasonable period of time after the end of each calendar year, the securities administrator, pursuant to the pooling and servicing agreement, will prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing aggregate payment information necessary to enable holders of the certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

          The effective yields to the holders of the Class A-X Certificates, Class A-R Certificates and subordinate certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to those holders and the purchase price of the certificates because monthly distributions will not be payable to those holders until generally the 25th day of the month following the month in which interest accrues on the mortgage loans, without any additional distribution of interest or earnings on the distributions in respect of the delay.

          Delinquencies on the mortgage loans which are not advanced by the servicers, the master servicer or the trustee as successor master servicer, as the case may be, because amounts, if advanced, would be nonrecoverable, will adversely affect the yield on the senior certificates and the subordinate certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the subordinate certificates in the reverse order of their numerical class designations, and then by the senior certificates. If, as a result of these shortfalls, the aggregate of the certificate principal balances of all classes of certificates (other than the Class A-X Certificates) following all distributions and the allocation of realized losses on a distribution date exceeds the Pool Balance as of the first day of the month of that distribution date, the certificate principal balance of the class of subordinate certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

          Net interest shortfalls will adversely affect the yields on the senior certificates and the subordinate certificates. In addition, all realized losses initially will be borne by the subordinate certificates, in the reverse order of their numerical class designations and then by the senior certificates in the manner set forth under "Description of the Certificates--Allocation of Losses" and "--Subordination of the Subordinate Certificates" in this prospectus supplement. As a result, the yields on the offered certificates will depend on the rate and timing of realized losses on the mortgage loans.

PREPAYMENT CONSIDERATIONS AND RISKS

          The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yields to maturity of the offered certificates will be primarily related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, including with respect to mortgage loans that provide for payments of interest, but not of principal, for up to ten years following origination and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases due to breaches of certain representations and warranties and purchases by the seller. The mortgage loans may be prepaid by the mortgagors at any time. The mortgage loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Loan Pool" in this prospectus supplement.


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          Prepayments, liquidations and purchases of the mortgage loans, including any purchase of a defaulted mortgage loan and any optional repurchase of the remaining mortgage loans in connection with the termination of the trust, in each case as described in this prospectus supplement, will result in distributions on the offered certificates of principal which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which that offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any offered certificates purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of the Class A-X Certificates and any offered certificates purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

          The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors. These factors include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions, as well as the characteristics of the mortgage loans as described under "The Mortgage Loan Pool" in this prospectus supplement. If prevailing interest rates were to fall significantly below the loan rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the loan rates on the mortgage loans because the mortgagors may seek to "lock in" a lower interest rate. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. The existence of a periodic rate cap on some of the mortgage loans also may affect the likelihood of prepayments in either a rising or falling interest rate environment.

          The particular features of the mortgage loans may affect the prepayment experience. The interest-only feature of some of the mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market rates of interest or to avoid adjustments in the loan rates. However, as a mortgage loan nears the end of its interest-only period, the mortgagor may be more likely to refinance the mortgage loan, even if market rates are only slightly less than the loan rate in order to avoid the increase in the monthly payments to amortize the mortgage loan over its remaining life. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

          Approximately 88.75% of the mortgage loans do not provide for monthly payments of principal for the three to ten years following origination. Instead, only monthly payments of interest are due during that period. Other considerations aside, borrowers may be disinclined to prepay these mortgage loans during the interest-only period. In addition, because no principal is due on these mortgage loans during the interest-only period, the certificates will amortize at a slower rate during that period than would otherwise be the case. Thereafter, when the monthly payments on the interest-only mortgage loans are recalculated to provide for amortization of the related principal balances by the applicable maturity dates of those loans and payment of interest at the then-current related loan rates, principal payments on the certificates are expected to increase correspondingly, and, in any case, the certificates will amortize at a faster rate than if payments on the mortgage loans were initially calculated on the basis of a thirty-year or other applicable amortization schedule.

          Approximately 3.60% of the mortgage loans provide for payment by the borrower of a prepayment premium during the first six months to five years after the date of origination. These prepayment penalty payments may have the effect of reducing the amount or the likelihood of prepayments on the mortgage loans with prepayment penalty premiums during the applicable penalty period. The amount of any prepayment penalty payments will not be included in the Available Funds and will not be available to make distributions on the certificates.


                                      S-90

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          The rate of prepayment may affect the pass-through rates on the offered certificates. Mortgage loans with higher loan rates may prepay at faster rates than mortgage loans with relatively lower loan rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the certificates.

          The loan rates on approximately 0.36% of the mortgage loans can be converted to fixed rates and the loan rates on approximately 5.79% of the mortgage loans can be modified to any hybrid or adjustable rate product offered by the seller, including conversion to a different index or a different hybrid structure. The conversion or modification features may be exercised more often during periods of rising interest rates as borrowers attempt to limit their exposure to higher interest rates. If interest rates were to fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if interest rates were to remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage borrowers to exercise their options to convert the adjustable loan rates to fixed loan rates on such mortgage loans or prepay such mortgage loans. Thornburg Mortgage, Inc. has the obligation to purchase any mortgage loan for which the borrower elects to convert its interest rate to a fixed interest rate or modify any adjustable rate or hybrid product in accordance with the terms of the related mortgage note. In addition, the seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. As a result of any borrower's exercise of a conversion or modification option, the mortgage loans may experience prepayments or, if not purchased by Thornburg Mortgage, Inc., the trust may include fixed rate mortgage loans and the interest rate for the certificates will not reflect corresponding changes in interest as they might otherwise.

          As described under "Description of the Certificates--Principal" in this prospectus supplement, the applicable Senior Prepayment Percentage of all principal prepayments on the mortgage loans will be distributed to the senior certificates then entitled to receive principal distributions. This may result in all or a disproportionate percentage of principal prepayments being distributed to holders of senior certificates and none or less than their pro rata share of principal prepayments being distributed to holders of the subordinate certificates during the periods of time described in the definition of the "Senior Prepayment Percentage" in this prospectus supplement.

          The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans occurs, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments.

THE SUBORDINATE CERTIFICATES

          The weighted average lives of, and the yields to maturity on, the subordinate certificates, in increasing order of their numerical class designations, will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by a holder of a subordinate certificate, the actual yield to maturity of that certificate may be lower than the yield expected by the holder based on that assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans will reduce the certificate principal balances of the applicable class of subordinate certificates to the extent of any losses allocated to them (as described under "Description of the Certificates--Allocation of Losses"), without the receipt of cash attributable to that reduction. In addition, shortfalls in cash available for distributions on the subordinate certificates will result in a reduction in the certificate principal balance of the class of subordinate certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the certificate principal balances of all classes of certificates, following all distributions and the allocation of realized losses on a


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distribution date, exceeds the Pool Balance as of the first day of the month of that distribution date. As a result of these reductions, less interest will accrue on that class of subordinate certificates than otherwise would be the case.

          If on any distribution date the Applicable Credit Support Percentage for any class of subordinate certificates is less than its Original Applicable Credit Support Percentage, all principal prepayments available for distribution on the subordinate certificates will be allocated solely to all other classes of subordinate certificates with lower numerical class designations, thereby accelerating the amortization of those classes relative to the classes of subordinate certificates not receiving distributions of principal prepayments on that distribution date, and reducing the weighted average lives of the classes of subordinate certificates receiving distributions. Accelerating the amortization of the classes of subordinate certificates with lower numerical designations relative to the other classes of subordinate certificates is intended to preserve the availability of the subordination provided by those other classes.

WEIGHTED AVERAGE LIVES

          The projected weighted average life of each class of offered certificates is the average amount of time that will elapse from the closing date, until each dollar of principal is scheduled to be repaid to the investors in that class. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of the classes of offered certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth under "The Mortgage Loan Pool" in this prospectus supplement.

          In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the mortgage loans increases, including any optional repurchase of remaining mortgage loans in connection with the termination of the trust. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. In addition, the weighted average lives of the offered certificates will be shortened if the optional securities purchase right is exercised.

          The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent that the prices of the offered certificates represent discounts or premiums to their respective original certificate principal balances, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity.

          The assumed final maturity date for each class of offered certificates is as set forth under "Description of the Certificates--General" in this prospectus supplement. The assumed final maturity date for each class of offered certificates (other than the Class A-X Certificates) is the distribution date in August 2036. The weighted average life of each class of offered certificates is likely to be shorter than would be the case if payments actually made on the mortgage loans conformed to the foregoing assumptions, and the final distribution date with respect to the offered certificates could occur significantly earlier than the related assumed final maturity date because prepayments are likely to occur and because there may be a termination of the trust as provided in this prospectus supplement.

STRUCTURING ASSUMPTIONS

          Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used with respect to the mortgage loans assumes a constant prepayment rate or "CPR." This is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

          The tables on pages S-96 and S-97 were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There are certain differences between the loan characteristics included in those assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding and weighted average lives of the offered certificates set forth in the tables on pages S-96 and S-97. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the classes of offered certificates may be made earlier or later than indicated in the tables.

          The percentages and weighted average lives in the tables on pages S-96 and S-97 were determined based on the assumptions listed below.

          o The mortgage loans have the characteristics set forth in Schedule B to this prospectus supplement.

          o Distributions on the certificates are received, in cash, on the 25th day of each month, commencing in September 2006.

          o No defaults or delinquencies occur in the payment by borrowers of principal and interest on the mortgage loans and no net interest shortfalls are incurred.

          o No mortgage loan is purchased by the seller or Thornburg Mortgage, Inc. from the trust pursuant to any obligation or option under the pooling and servicing agreement (other than an optional termination as described below).

          o Scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in September 2006 and are computed prior to giving effect to any prepayments received in the prior month.

          o Prepayments occur at the rates of CPR indicated in the tables, representing payment in full of individual mortgage loans, and are received on the last day of each month commencing in August 2006 and include 30 days' interest.

          o The scheduled monthly payment for each mortgage loan is calculated based on its principal balance, loan rate and remaining term to maturity such that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to maturity (taking into account any interest-only period).

          o Interest accrues on each certificate at the related pass-through rate described under "Description of the Certificates--Interest--Pass-Through Rates" in this prospectus supplement.

          o The initial certificate principal balance of each class of certificates are as follows:

         INITIAL CERTIFICATE PRINCIPAL
        BALANCE OR CERTIFICATE NOTIONAL
CLASS        BALANCE, AS APPLICABLE
-----   -------------------------------
A-1        $2,345,190,000
A-2        $  260,577,000
A-X        $2,605,767,000 (Notional)
A-R        $          100
B-1        $   34,995,000
B-2        $   21,536,000
B-3        $   12,114,000
B-4        $    5,384,000

B-5        $    4,038,000
B-6        $    8,076,034

          o    LIBOR remains constant at 5.330%.

          o The 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR, 1-Year CMT and 3-Year CMT remain constant at 5.330%, 5.460%, 5.480%, 5.080% and
               4.810%, respectively.

          o No optional termination of the trust will occur and no optional securities purchase right will be exercised, except that this assumption does not apply to the calculation of weighted average lives to the optional termination or to the optional securities purchase right, respectively.

          o    The certificates are purchased on August 31, 2006.

          o No mortgage loan converts to a fixed rate of interest or to another adjustable rate of interest.

          o    No mortgage loan is modified.

          o    The master servicer fee rate is equal to 0.0025%.

          There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the original certificate principal balance outstanding (rounded to the nearest whole percentage) and the weighted average lives of the certificates set forth in the table. In addition, to the extent that the actual mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, the certificates may mature earlier or later than indicated by the table. Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each class of offered certificates and set forth the percentages of the initial certificate principal balance of each class that would be outstanding after each of the distribution dates shown, at various constant prepayment percentages. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial certificate principal balances and the weighted average lives shown in the following tables. Those variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of CPR.

          The weighted average life of any class of certificates is determined by:

               o multiplying the assumed net reduction, if any, in the certificate principal balance of that class of certificates on each distribution date by the number of years from the date of issuance of the certificates to the related distribution date,

               o    summing the results, and

               o dividing the sum by the aggregate amount of the assumed net reductions in the certificate principal balance of that class.

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING (1)

                                              CLASS A-1 AND CLASS A-2
                                  -----------------------------------------------
                                                 PERCENTAGE OF CPR
                                  -----------------------------------------------
DISTRIBUTION DATE                   0%     10%    15%    20%    25%    30%    40%
------------------                -----   ----   ----   ----   ----   ----   ----
Initial Percentage.............     100    100    100    100    100    100    100
August 25, 2007................     100     90     84     79     74     69     59
August 25, 2008................     100     80     71     63     55     47     34
August 25, 2009................     100     72     60     49     40     33     20
August 25, 2010................      99     64     50     39     30     23     12
August 25, 2011................      99     57     43     31     23     16      7
August 25, 2012................      99     51     36     25     17     11      4
August 25, 2013................      99     46     31     20     13      8      3
August 25, 2014................      98     41     26     16      9      5      2
August 25, 2015................      98     37     22     13      7      4      1
August 25, 2016................      98     33     19     10      5      3      1
August 25, 2017................      95     29     15      8      4      2      *
August 25, 2018................      93     25     13      6      3      1      *
August 25, 2019................      90     22     11      5      2      1      *
August 25, 2020................      88     19      9      4      2      1      *
August 25, 2021................      85     17      7      3      1      *      *
August 25, 2022................      81     15      6      2      1      *      *
August 25, 2023................      78     13      5      2      1      *      *
August 25, 2024................      74     11      4      1      *      *      *
August 25, 2025................      70      9      3      1      *      *      *
August 25, 2026................      66      8      2      1      *      *      *
August 25, 2027................      61      6      2      1      *      *      *
August 25, 2028................      56      5      2      *      *      *      *
August 25, 2029................      51      4      1      *      *      *      *
August 25, 2030................      45      3      1      *      *      *      *
August 25, 2031................      38      3      1      *      *      *      *
August 25, 2032................      31      2      *      *      *      *      *
August 25, 2033................      24      1      *      *      *      *      *
August 25, 2034................      16      1      *      *      *      *      *
August 25, 2035................       8      *      *      *      *      *      *
August 25, 2036................       0      0      0      0      0      0      0
Weighted Average Life
   Years to Maturity...........   21.94   8.16   5.74   4.31   3.38   2.73   1.91
   Years to Auction
      Distribution Date**......    4.97   3.84   3.37   2.96   2.61   2.29   1.77
   Years to Optional Securities
      Purchase Right...........   21.70   7.09   4.80   3.51   2.73   2.20   1.55
   Years to Optional
      Termination..............   21.88   7.75   5.31   3.94   3.06   2.48   1.73

(1)  Rounded to the nearest whole percentage.

*    Indicates a value greater than 0.0% and less than 0.5%

** Assumes the certificates are sold on the Auction Distribution Date occurring in August 2011 and that the percentage of original certificate principal balance outstanding on such date will equal 0%.

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING (1)

                                         CLASS B-1, CLASS B-2 AND CLASS B-3
                                  ------------------------------------------------
                                                  PERCENTAGE OF CPR
                                  ------------------------------------------------
DISTRIBUTION DATE                   0%     10%     15%    20%    25%    30%    40%
------------------                -----   -----   ----   ----   ----   ----   ----
Initial Percentage.............     100     100    100    100    100    100    100
August 25, 2007................     100     100    100    100    100    100    100
August 25, 2008................     100     100    100    100    100    100     86
August 25, 2009................     100     100    100    100     92     83     67
August 25, 2010................      99      99     99     83     69     58     40
August 25, 2011................      99      99     89     66     51     41     24
August 25, 2012................      99      99     76     53     38     28     14
August 25, 2013................      99      95     64     42     29     20      9
August 25, 2014................      98      85     54     33     21     14      5
August 25, 2015................      98      76     46     27     16     10      3
August 25, 2016................      98      68     39     21     12      7      2
August 25, 2017................      95      60     32     17      9      5      1
August 25, 2018................      93      53     27     13      6      3      1
August 25, 2019................      90      46     22     10      5      2      *
August 25, 2020................      88      40     18      8      3      1      *
August 25, 2021................      85      35     15      6      2      1      *
August 25, 2022................      81      30     12      5      2      1      *
August 25, 2023................      78      26     10      4      1      *      *
August 25, 2024................      74      22      8      3      1      *      *
August 25, 2025................      70      19      6      2      1      *      *
August 25, 2026................      66      16      5      2      *      *      *
August 25, 2027................      61      13      4      1      *      *      *
August 25, 2028................      56      11      3      1      *      *      *
August 25, 2029................      51       9      2      1      *      *      *
August 25, 2030................      45       7      2      *      *      *      *
August 25, 2031................      38       5      1      *      *      *      *
August 25, 2032................      31       4      1      *      *      *      *
August 25, 2033................      24       3      1      *      *      *      *
August 25, 2034................      16       2      *      *      *      *      *
August 25, 2035................       8       1      *      *      *      *      *
August 25, 2036................       0       0      0      0      0      0      0
Weighted Average Life
   Years to Maturity...........   21.94   13.76   9.90   7.48   6.12   5.25   4.04
   Years to Optional Securities
      Purchase Right...........   21.70   11.54   7.92   5.80   4.65   3.89   2.83
   Years to Optional
      Termination..............   21.88   12.89   8.99   6.70   5.41   4.59   3.43

(1)  Rounded to the nearest whole percentage.

*    Indicates a value greater than 0.0% and less than 0.5%

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS A-X CERTIFICATES

          The Class A-X Certificates will receive only distributions of interest on and prior to the distribution date in August 2011. The Class A-X Certificates will not receive any distributions following the distribution date in August 2011. The yield to maturity on the Class A-X Certificates will be extremely sensitive to the level of prepayments on all of the mortgage loans and the level of LIBOR. The faster that the mortgage loans prepay and the more LIBOR increases, the less interest the Class A-X Certificates will receive. Furthermore, the higher the mortgage rates on the mortgage loans that prepay, the less interest the Class A-X Certificates will receive. Furthermore, if the mortgage loans having higher rates prepay more rapidly than those having lower rates, the rate at which interest accrues on the Class A-X Certificates is also likely to decline. Prospective investors should fully consider the risks associated with an investment in the Class A-X Certificates, including the possibility that if the rate of prepayments on the mortgage loans is faster than expected, an optional termination of the trust occurs earlier than expected or LIBOR increases faster than expected, investors may not fully recover their initial investments.

          To illustrate the significance of different rates of prepayment on the distributions on the Class A-X Certificates, the table below indicates the approximate pre tax yields to maturity for the Class A-X Certificates (on a corporate bond equivalent basis) under the different percentages of CPR indicated.

          Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields to maturity different from those shown in the table. Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of the yield to maturity to varying percentages of CPR. In addition, it is highly unlikely that the mortgage loans will prepay at a constant level of CPR until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes to the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of prepayments is consistent with an investor's expectation. In general, the earlier a payment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a later like reduction (or increase) in the rate of prepayments.

          The following sensitivity table for the Class A-X Certificates is based on distributions to the Class A-X Certificates and the Structuring Assumptions and assumes further that:

          o the Class A-X Certificates are purchased at the price set forth in the table plus accrued interest on the certificate notional balance from the cut-off date;

          o the certificate notional balance of the Class A-X Certificates is reduced to zero on the earlier of the Auction Distribution Date or the optional termination date; and

          o that the Class A-X Certificates will not receive any amounts from the Yield Maintenance Agreement.

          There can be no assurance that the mortgage loans will have the assumed characteristics or will prepay at any of the rates shown below, that the purchase price of the Class A-X Certificates will be as assumed or that the pre-tax yield to maturity will correspond to any of the pre-tax yields shown in the table below. The actual price to be paid for the Class A-X Certificates has not been determined and will depend on the characteristics of the mortgage pool as ultimately constituted. In addition to any other factors an investor may consider material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a class of offered certificates.

 PRE-TAX YIELD TO MATURITY OF THE CLASS A-X CERTIFICATES AT AN ASSUMED PURCHASE
   PRICE OF 1.25% OF THE CLASS A-X CERTIFICATES PLUS ACCRUED INTEREST FROM THE
                                  CUT-OFF DATE

                                     PERCENTAGE OF CPR
                         ------------------------------------
                           10%     15%     20%    30%     40%
                         -----   -----   -----   ----   -----
Yield.................   34.04   27.43   20.69   6.50   (8.80)

          Based on a constant prepayment rate of approximately 34.3% of the CPR, with respect to the mortgage loans, the assumed purchase price above, plus accrued interest from the cut-off date, and the assumptions described above, the pre-tax yield to maturity of the Class A-X Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rate assumed above, even for one month, while equaling that rate for all other months, an investor in the Class A-X Certificates would not fully recover the initial purchase price of the Class A-X Certificates.

          The pre-tax yields to maturity shown in the preceding table were calculated by determining the monthly discount rate (whether positive or negative), which, when applied to the assumed stream of cash flow to be paid on the Class A-X Certificates, would cause the discounted present value of that assumed stream of cash flow to equal the assumed purchase price. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on these certificates and thus do not reflect the return on any investment in these Class A-X Certificates when any reinvestment rates other than the discount rates are considered.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

          The pooling and servicing agreement provides that the trust will constitute multiple "real estate mortgage investment conduits" or REMICs. Elections will be made to treat the trust as comprising multiple REMICs for federal income tax purposes.

          Assuming compliance with the pooling and servicing agreement, in the opinion of Stroock & Stroock & Lavan LLP

          o each REMIC created pursuant to the pooling and servicing agreement will be characterized as a REMIC within the meaning of section 860D of the Code;

          o each class of offered certificates (other than the Class A-R Certificate) will represent beneficial ownership of REMIC regular interests within the meaning of section 860G(a)(1) of the Code;

          o the Class A-R Certificate will represent beneficial ownership of the residual interest in each REMIC within the meaning of section 860G(a)(2) of the Code;

          o each of the Yield Maintained Certificates, in addition to representing beneficial ownership of REMIC regular interests, will represent the right to receive payments from the Yield Maintenance Account;

          o each of the Auction Certificates will, in addition, represent rights and obligations under the Auction Swap Agreement; and

          o the Class A-X Certificates, in addition to representing ownership of REMIC regular interests, will represent rights to any excess paid under the Yield Maintenance Agreement not used to make payments to the Yield Maintained Certificates.

TAXATION OF REGULAR INTERESTS GENERALLY

          Interest on a REMIC regular interest must be included in income by a beneficial owner under the accrual method of accounting, regardless of the beneficial owner's regular method of accounting. In addition, the Class A-X Certificates will, and certain other classes of offered certificates may, be issued with original issue discount ("OID"). For purposes of the OID rules, if two or more classes of certificates are acquired entirely by one beneficial owner at original issuance, then the classes of certificates owned by such beneficial owner will be aggregated and treated as a single debt instrument. Consequently, if two or more classes of certificates were so aggregated, then the beneficial owner would determine OID and qualified stated interest by reference to the combined cash flows on those classes of certificates. Because various classes of regular certificates are expected to be issued to one person (which intends to continue to hold the regular certificates indefinitely and, in any case, for at least 30 days), the securities administrator, on behalf of the trust, intends to determine the existence and amount of any OID as if those classes of regular certificates acquired entirely by a single beneficial owner were one debt instrument. If two or more classes of regular certificates are aggregated and treated as one debt instrument for purposes of determining the existence and amount of OID, the stripped bond rules described in section 1286 of the Code would apply to subsequent purchasers of such regular certificates (unless the purchaser acquires a pro-rata portion of each such class of regular certificates). Under those rules, OID, rather than market discount, would be created if the purchase price at the time the regular certificate is purchased is less (by more than a de minimis amount) than its face amount. Because the amount of OID, if any, created by such a transaction will depend on subsequent transactions, information concerning the accrual of such OID will not be available from the securities administrator or the trustee. All purchasers of REMIC regular certificates are urged to consult their tax advisors for advice regarding the effect, if any, of the original issue discount and stripped bond provisions of the Code and the regulations thereunder on the purchase of the regular certificates. See Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates " in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium will be 20% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the certificateholder receives currently the cash attributable to OID.

ADDITIONAL CONSIDERATIONS APPLICABLE TO THE AUCTION CERTIFICATES

          The purchase of an Auction Certificate, for federal income tax purposes, represents (i) the purchase of an undivided beneficial interest in a REMIC regular interest; (ii) the purchase of a beneficial interest in the right to receive payments from the Yield Maintenance Account; (iii) the obligation to sell the Auction Certificates on the Auction Distribution Date; and (iv) the acquisition of rights and obligations under the Auction Swap Agreement and the related auction.

          On the Auction Distribution Date, each class of Auction Certificates will be transferred to the third-party investor or investors with the highest bid for that class in the auction conducted by the Auction Administrator, and the holders will be entitled to receive the Par Price. For federal income tax reporting purposes, each beneficial owner of an Auction Certificate will be treated as having entered into a forward contract for the sale of its beneficial ownership interest in the Auction Certificate on the Auction Distribution Date.

          For federal income tax reporting purposes, it will be assumed that no significant consideration will be paid or received by the beneficial owner of an Auction Certificate for the rights acquired or the obligations undertaken with respect to the auction of the Auction Certificates. The Internal Revenue Service could disagree, and if its position were upheld, the holders of the Auction Certificates could have income from OID in addition to the stated interest on their certificates or small offsets of premium against that stated interest. See "Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates " in the prospectus .

          The interest of the holders of Auction Certificates in the REMIC regular interest and the applicable auction should be treated as a straddle under Section 1092 of the Code. Treatment as a straddle requires any gain or loss realized upon the sale or exchange of the certificate (including any gain or loss realized in connection with the mandatory transfer of the certificate to a third-party investor on the Auction Distribution Date) to be treated as a short-term gain or loss regardless of how long the certificate is held. Treatment as a straddle also generally requires the certificateholder to capitalize, rather than deduct, any interest and carrying charges allocable to the certificate to the extent those charges exceed the ordinary income from the certificate includible for the taxable year. In addition the Auction Certificates may have to be treated as part of a conversion transaction, in which case gain on sale will be treated as ordinary income to the extent the holder's yield from the investment is less than 120% of the applicable federal rate. In contrast, under the rule generally applicable to REMIC regular interests, gain on sale is treated as ordinary income to the extent the holder's yield from the REMIC regular interest is less than 110% of the applicable federal rate.

          The correct treatment of the Auction Certificates is unclear. The Internal Revenue Service might assert that the Auction Certificates represent the debt of, or another interest in, the Auction Swap Counterparty. If such a position were upheld it could affect the timing and character of the income on the Auction Certificates, and the portion of such certificates which we describe above as being REMIC regular interests would not be treated as REMIC regular interests or qualifying assets for purposes of Sections 856(c)(4)(A), 7701(a)(19)(C) and 860G(a)(3) of the Code.

HOLDERS OF THE AUCTION CERTIFICATES ARE STRONGLY ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TREATMENT OF THEIR INTERESTS IN THE AUCTION CERTIFICATES, INCLUDING THE ALLOCATION OF ISSUE PRICE, TIMING, CHARACTER AND SOURCE OF INCOME, GAIN, DEDUCTION AND LOSS RESULTING FROM THE OWNERSHIP OF THEIR CERTIFICATES.

TREATMENT OF THE YIELD MAINTAINED CERTIFICATES AND THE CLASS A-X CERTIFICATES

          In addition to the rights and obligations described above, each Yield Maintained Certificate and the Class A-X Certificates will represent a beneficial interest in the right to receive payments from the Yield Maintenance Account. For federal income tax information reporting purposes, the entitlement to such payments will be treated as an interest in an interest rate cap contract, and each beneficial owner of a Yield Maintained Certificate and the Class A-X Certificates will agree, by virtue of their purchase of such Certificates, to adopt a tax reporting position consistent with that characterization. Prospective investors in the Yield Maintained Certificates and the Class A-X Certificates should consult their tax advisors regarding the tax treatment of the rights of the beneficial owners of such Certificates with respect to payments from the Yield Maintenance Account.

          A beneficial owner of a Yield Maintained Certificate must allocate a portion of its purchase price for such Certificate to the interest rate cap component of the Yield Maintained Certificate. For federal income tax information reporting purposes the interest rate cap will be presumed to have a value on the Closing Date of approximately $15.705 million (which will be allocated entirely to the Class A-1 and Class A-2 Certificates in proportion to their certificate principal balances).

          Upon the sale, exchange, or other disposition of a Yield Maintained Certificate or a Class A-X Certificate, the beneficial owner must allocate a portion of the amount realized to the interest rate cap component based on the relative fair market values of that component to the other components of the Yield Maintained Certificate or the Class A-X Certificates, as applicable, at the time of sale.

          As indicated above, a portion of the purchase price paid by a beneficial owner to acquire a Yield Maintained Certificate will be attributable to the interest rate cap component of such certificate. The portion of the overall purchase price attributable to the interest rate cap component must be amortized over the life of such Yield Maintained Certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Beneficial owners are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the interest rate cap component of a Yield Maintained Certificate.

          Any payments received by a holder of a Yield Maintained Certificate from the Yield Maintenance Account will be treated as periodic payments received from the interest rate cap contract. To the extent the sum of such periodic payments for any year exceed that year's amortized cost of the interest rate cap component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction. A beneficial owner's ability to recognize a net deduction with respect to the interest rate cap component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts, REMICs and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly-offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the interest rate cap component in computing the beneficial owner's alternative minimum tax liability.

CERTAIN OWNERS OF THE OFFERED CERTIFICATES

          The Class A-R Certificates, the subordinate certificates, the Class A-X Certificates and the regular interest component of the Yield Maintained Certificates will be treated as (i) assets described in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) "real estate assets" under Section 856(c)(4)(A) of the Code, and will be so treated in the same proportion that the assets of the Trust Estate, exclusive of the Yield Maintenance Agreement and the Yield Maintenance Account would be so treated. The rights and obligations with respect to any of the mandatory auction and the rights under the interest rate cap component of the Yield Maintained Certificates will not be treated as assets described in Section 7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Class A-R Certificate will not be and, because of these additional rights and obligations associated with ownership of the Yield Maintained Certificates, the Yield Maintained Certificates would not likely be, qualified mortgages in the hands of a REMIC.

THE RESIDUAL CERTIFICATE

          The holder of the Class A-R Certificate must include the taxable income of each REMIC in its federal taxable income. The resulting tax liability of such holder may exceed cash distributions to such holder during certain periods. All or a portion of the taxable income from the Class A-R Certificate recognized by a holder may be treated as "excess inclusion" income, which, with limited exceptions, is subject to U.S. federal income tax.

          The purchaser of the Class A-R Certificate should consider carefully the tax consequences of an investment in residual certificates as discussed in the Prospectus and should consult its own tax advisors with respect to those consequences. Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Residual Certificates" in the prospectus. Specifically, prospective holders of the Class A-R Certificate should consult their tax advisors regarding whether, at the time of acquisition, the Class A-R Certificate will be treated as consisting of "non-economic" residual interests, "non-significant value" residual interests and "tax avoidance potential" residential interests. See Federal Income Tax Considerations--REMICS--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates " in the prospectus. Additionally, for information regarding prohibited transactions and treatment of realized losses, see "Federal Income Tax Consequences--REMICS--Prohibited Transactions and Other Possible REMIC Taxes" and "--REMICS--Taxation of Owners of REMIC Regular Certificates--Realized Losses" in the prospectus.

          Effective generally for interests in a REMIC residual interest first acquired on or after August 1, 2006, temporary regulations issued by the Internal Revenue Service (the "Temporary Regulations") have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The Temporary Regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States source income.

          Under the Temporary Regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership's taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

          Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

          Under the Temporary Regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

REPORTABLE TRANSACTIONS

          Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the Code). The rules defining "reportable transactions" are complex and include transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

                                   STATE TAXES

          The depositor makes no representations regarding the tax consequences of the purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding those tax consequences.

          All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

          ERISA and the Internal Revenue Code impose requirements on certain employee benefit plans-- and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds and insurance company general and separate accounts in which plans, accounts or arrangements are invested-- and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus supplement we refer to these types of plans and arrangements as "Plans."

          ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under
Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the prospectus.

          Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

          Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the underlying mortgage loans.

          The recently enacted Pension Protection Act of 2006 provides some additional exceptions to the prohibited transaction provisions relating to service providers, and changes the definition of "benefit plan investors." A fiduciary which decides to invest the assets of a Plan in the offered certificates should consult with its advisors concerning the affect of such additional exceptions and changes.

THE UNDERWRITER'S EXEMPTION

          The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. a Prohibited Transaction Exemption ("PTE") 90-30, as amended most recently by PTE 2002-41 (Exemption Application No. D-11077) (the "Underwriter's Exemption"), which exempts from the application of the prohibited transaction rules transactions relating to

               o the acquisition, holding and sale by Plans of certain securities representing an undivided interest in certain asset-backed pass-through entities with respect to which Bear, Stearns & Co. Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate or the selling or placement agent, and

               o the servicing, operation and management of such asset-backed pass-through entities,

provided that the general conditions and certain other requirements set forth in the Underwriter's Exemption as described under "ERISA Considerations-Underwriter Exemption" in the prospectus are satisfied.

          Moreover, the Underwriter's Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that

               o in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interests in the trust is acquired by persons independent of the restricted group;

               o such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust;

               o the Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and

               o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more issuers containing assets sold or serviced by the same entity.

          This relief does not apply to Plans sponsored by members of the "restricted group" consisting of the depositor, the master servicer, the trustee, an underwriter, any indemnitor or any obligor with respect to mortgage loans included in the trust constituting more than 5% of the aggregate unamortized principal balance of the trust assets, or any affiliate of these parties.

          It is expected that the Underwriter's Exemption will apply to the acquisition and holding by Plans of the REMIC regular interest portion of the offered certificates that consist, in part, of REMIC regular interests provided that those conditions of the Underwriter's Exemption within the control of the investors are met.

          The rating of an offered certificate may change. If a class of offered certificates no longer has a rating of at least BBB- or Baa3, certificates of that class will no longer be eligible for relief under the Underwriter's Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Underwriter's Exemption to dispose of it) unless the trustee receives:

               o a representation from the acquirer or transferee of the certificate to the effect that the transferee is not a Plan or a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer, or

               o if the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing the offered certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the offered certificate are covered under
                    Section I and III of PTCE 95-60.

          BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATE MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION UNDER ERISA INCLUDING PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 83-1 DISCUSSED UNDER "ERISA CONSIDERATIONS" IN THE PROSPECTUS, THE PURCHASE AND HOLDING OF THE CLASS A-R CERTIFICATE BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, THE INITIAL ACQUISITION AND TRANSFER OF THE CLASS A-R CERTIFICATE WILL NOT BE REGISTERED BY THE SECURITIES ADMINISTRATOR, AS CERTIFICATE REGISTRAR, UNLESS THE SECURITIES ADMINISTRATOR, AS CERTIFICATE REGISTRAR,
RECEIVES:

               o a representation from the acquirer or transferee of the Class A-R Certificate to the effect that the transferee is not a Plan, or a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer, or

               o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the Class A-R Certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the Class A-R Certificate are covered under
                    Section I and III of PTCE 95-60.

ERISA CONSIDERATIONS WITH RESPECT TO THE AUCTION SWAP AGREEMENT

          The swap feature related to each of the Auction Certificates under the Auction Swap Agreement is not eligible for the exemptive relief available under the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(2) of the Code or under the Underwriter's Exemption. The transactions under the Auction Swap Agreement are likely to be characterized under ERISA and Section 4975 of the Code as principal transactions between the owner of an Auction Certificate and the Auction Swap Counterparty, to the extent of the right of a holder of an Auction Certificate to receive the excess, if any, of the Par Price over the Auction Proceeds for such class of Auction Certificates, and the right of the Auction Swap Counterparty to receive such excess, if any, of the Auction Proceeds over the Par Price for the Auction Certificates. Therefore, the purchase of an Auction Certificate before the Auction Distribution Date by a Plan under certain circumstances could be characterized as, or result in, a prohibited transaction under ERISA and Section 4975 of the Code between a Plan which holds the Auction Certificate and the Auction Swap Counterparty (if it is a Party in Interest with respect to the Plan, as defined in the prospectus), unless another administrative exemption is available.

          Accordingly, no Plan or other person using Plan Assets may acquire or hold an Auction Certificate before the Auction Distribution Date, unless such acquisition or holding is eligible for the exemptive relief available under the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(2) of the Code or under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). Plan fiduciaries should consult their legal counsel concerning these issues. Each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of that certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of that certificate are eligible for the exemptive relief available under the statutory exemption or one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Auction Swap Agreements and any certificate whose rating has fallen to below BBB- and Baa3 could be purchased by insurance company general accounts pursuant to such exemption.

          If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the trustee, the master servicer, the servicers, the seller and the Trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

FIDUCIARY CONSIDERATIONS

          The depositor, the seller and the trustee make no representation that the sale of any of the offered certificates to a Plan or other purchaser acting on its behalf meets any relevant ERISA or other legal requirement for investment by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan. Each Plan fiduciary should make its own determination as to the applicability of the Underwriter's Exemption and any other exemptions to the acquisition, holding and disposition of offered certificates and any rights associated with such certificates.

                         LEGAL INVESTMENT CONSIDERATIONS

          The senior certificates and the Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA.

          There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for those investors. See "Legal Investment Matters" in the prospectus.

                                 USE OF PROCEEDS

          The net proceeds from the sale of the offered certificates will be applied by the depositor, or an affiliate thereof, toward the purchase of the mortgage loans from the seller. The mortgage loans will be acquired by the depositor from the seller in a privately negotiated transaction. In order to facilitate the release of liens on certain of the mortgage loans that the seller will sell to the depositor, Bear, Stearns & Co. Inc. will advance approximately $2.6 billion to various lenders to repay certain financing arrangements between the seller and the various lenders.

                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Bear, Stearns & Co. Inc., which is an affiliate of the depositor, Bear, Stearns & Co. Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Greenwich Capital Markets Inc. and Lehman Brothers Inc., the depositor has agreed to sell to the underwriters, and the underwriters have agreed to purchase from the depositor, the amount of the offered certificates set forth in the table below:

                      BEAR, STEARNS   BANC OF AMERICA       CREDIT SUISSE      GREENWICH CAPITAL   LEHMAN BROTHERS
       CLASS            & CO. INC.     SECURITIES LLC   SECURITIES (USA) LLC     MARKETS, INC.           INC.
------------------   --------------   ---------------   --------------------   -----------------   ---------------
A-1...............   $1,638,601,400     $175,564,400        $175,564,400          $175,564,400       $175,564,400
A-2...............   $  182,066,600     $ 19,507,100        $ 19,507,100          $ 19,507,100       $ 19,507,100
A-X*..............   $1,820,667,600     $195,071,600        $195,071,600          $195,071,600       $195,071,600
A-R...............   $            0     $          0        $          0          $        100       $          0
B-1...............   $   24,450,800     $  2,619,800        $  2,619,800          $  2,619,800       $  2,619,800
B-2...............   $   15,046,600     $  1,612,100        $  1,612,100          $  1,612,100       $  1,612,100
B-3...............   $    8,463,800     $    906,800        $    906,800          $    906,800       $    906,800

----------
*    Notional Amount

          Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect those transactions by selling offered certificates to or through dealers and those dealers may receive from the underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profits on resale of the offered certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

          The depositor has been advised by the underwriters that they intend to make a market in the offered certificates but have no obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

          The depositor has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

                                  LEGAL MATTERS

          Certain legal matters in connection with the issuance of the offered certificates will be passed upon by Stroock & Stroock & Lavan LLP, New York, New York, as counsel for the depositor and for the seller. Certain legal matters will be passed upon for the underwriters by McKee Nelson LLP, Washington, D.C., as counsel for the underwriters.

                                     RATINGS

          It is a condition to the issuance of the offered certificates that the senior certificates be rated "AAA" by Standard & Poor's Rating Services (a division of The McGraw-Hill Companies, Inc.) ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's," and together with S&P, the "rating agencies"). It is a condition to the issuance of the Class B-1 Certificates that they be rated at least "Aa2" by Moody's. It is a condition to the issuance of the Class B-2 Certificates that they be rated at least "A2" by Moody's. It is a condition to the issuance of the Class B-3 Certificates that they be rated at least "Baa2" by Moody's.

          The ratings assigned by the above rating agencies address the likelihood of the receipt by the certificateholders of all distributions on the mortgage loans and payments under the Yield Maintenance Agreement to which they are entitled. The ratings of each rating agency take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on that mortgage pool and under the Yield Maintenance Agreement is adequate to make payments required by the certificates. However, ratings of the certificates do not constitute a statement regarding frequency of prepayments on the mortgage loans.

          The ratings do not address the possibility that, as a result of principal prepayments, holders of the offered certificates may receive a lower than anticipated yield, and such ratings do not address the ability of the seller to repurchase certain mortgage loans for which the interest rate or terms have converted.

          The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency.

          The depositor has not engaged any rating agency other than S&P and Moody's to provide ratings on the offered certificates. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by that rating agency. Any rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by S&P and Moody's.

                                GLOSSARY OF TERMS

          AB Servicing Criteria. The servicing criteria established in Item 1122(d) of Regulation AB.

          Aggregate Subordinate Percentage. For any distribution date, the percentage equivalent of a fraction, the numerator of which is the aggregate certificate principal balance of the subordinate certificates immediately prior to that date and the denominator of which is the Pool Balance for that date.

          Applicable Credit Support Percentage. For each class of subordinate certificates and any distribution date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of subordinate certificates having higher numerical class designations than that class.

          Available Funds. For any distribution date, an amount equal to:

          (A)  the sum of the following with respect to each mortgage loan:

               o all scheduled installments of interest (net of the related trust expense fees and retained interest, if any) and principal due on the due date in the month in which that distribution date occurs and in each case received prior to the related Determination Date, together with any advances in respect of the mortgage loan;

               o all net proceeds of any insurance policies with respect to the mortgage loan, to the extent those proceeds are not applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the related servicer's normal servicing procedures and, if the mortgage is a defaulted mortgage loan, all net liquidation proceeds with respect to the mortgage loan;

               o any amounts received with respect to foreclosed properties for that distribution date;

               o any amount of compensating interest received in respect of the mortgage loan for that distribution date;

               o all partial or full prepayments of the mortgage loan (but not including prepayment penalties) received during the related Prepayment Period for that distribution date; and

               o if the loan is defective and is repurchased by the seller, or if the mortgage loan is repurchased by the seller pursuant to any applicable option to repurchase, or if the mortgage loan is purchased by Thornburg Mortgage, Inc., amounts received during the related Prepayment Period as payment of the purchase price or substitution adjustment amount for the loan;

          reduced by

          (B) with respect to each mortgage loan: amounts in reimbursement for advances previously made in respect of the mortgage loan and other amounts as to which the master servicer, the securities administrator and the trustee are entitled to be reimbursed pursuant to the pooling and servicing agreement;

          plus

          (C) a deposit to the distribution account of approximately $844,839.41 from the seller to be distributed on the first distribution date.

          Class Subordination Percentage. For any distribution date and each class of subordinate certificates, a fraction (expressed as a percentage) the numerator of which is the certificate principal balance of that class immediately before that date and the denominator of which is the aggregate certificate principal balance of all classes of certificates immediately before that date.

          Determination Date. For any distribution date and each mortgage loan, the date set forth in the related servicing agreement on which the related servicer determines the amount to be remitted to the master servicer.

          Due Period. For any distribution date, the period commencing on the second day of the month preceding the month in which that distribution date occurs and ending on the first day of the month in which that distribution date occurs.

          Original Applicable Credit Support Percentage. For each class of subordinate certificates, the Applicable Credit Support Percentage for that class on the date of issuance of the certificates.

          Pool Balance. For any distribution date, the aggregate of the Stated Principal Balances of the mortgage loans outstanding on the first day of the month preceding the month of that distribution date.

          Prepayment Period. For any distribution date, the calendar month preceding the month in which that distribution date occurs.

          Principal Distribution Amount. For any distribution date, the sum of the following for each mortgage loan:

               o each scheduled payment of principal collected or advanced on the mortgage loan by the related servicer or the master servicer in the related Due Period;

               o if the mortgage loan is repurchased, the principal portion of the related purchase price, for the loan, deposited in the collection account during the related Prepayment Period;

               o the principal portion of any related substitution adjustment amount for the mortgage loan deposited in the collection account during the related Prepayment Period;

               o if the mortgage loan is not yet a liquidated mortgage loan, the principal portion of all insurance proceeds for the mortgage loan received during the related Prepayment Period;

               o if the mortgage loan is a liquidated mortgage loan, the principal portion of all net liquidation proceeds for the mortgage loan received during the related Prepayment Period, other than Recoveries; and

               o the principal portion of all partial and full principal prepayments of the mortgage loan and any Recoveries, in each case received during the related Prepayment Period.

          Recovery. With respect to any distribution date and mortgage loan that became a liquidated mortgage loan in a month preceding the month of that distribution date, an amount received in respect of such liquidated mortgage loan during the related Prepayment Period which has previously been allocated as a realized loss to a class or classes of certificates, net of reimbursable expenses.

          Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the
staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

          Senior Credit Support Depletion Date. The date on which the aggregate certificate principal balance of the subordinate certificates has been reduced to zero.

          Senior Percentage. For each distribution date, the percentage equivalent of a fraction, the numerator of which is the aggregate of the certificate principal balances of the classes of senior certificates immediately prior to such date and the denominator of which is the aggregate of the certificate principal balances of all classes of certificates, immediately prior to such date.

          Senior Prepayment Percentage. For the mortgage loans and any distribution date occurring before September 2013, 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage loans evidenced by the subordinate certificates. Increasing the interest of the subordinate certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinate certificates.

          For any distribution date occurring on or after the distribution date in September 2013, the Senior Prepayment Percentage will be as follows:

          o for any distribution date in the first year thereafter, the Senior Percentage plus 70% of the related Subordinate Percentage for that date;

          o for any distribution date in the second year thereafter, the Senior Percentage plus 60% of the related Subordinate Percentage for that date;

          o for any distribution date in the third year thereafter, the Senior Percentage plus 40% of the related Subordinate Percentage for that date;

          o for any distribution date in the fourth year thereafter, the Senior Percentage plus 20% of the related Subordinate Percentage for that date; and

          o for any distribution date thereafter, the Senior Percentage for that date.

          Notwithstanding the preceding paragraphs, no decrease in the Senior Prepayment Percentage will occur unless the Step Down Test is satisfied on such distribution date.

          However, if, on any distribution date occurring on or after the distribution date in September 2013, the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for that date will once again equal 100%.

          Notwithstanding the preceding paragraphs, (i) if on any distribution date prior to September 2009 the Two Times Test is satisfied, the Senior Prepayment Percentage will equal the Senior Percentage for that date plus 50% of an amount equal to 100% minus the Senior Percentage for that date and (ii) if on any distribution date in or after September 2009 the Two Times Test is satisfied, the Senior Prepayment Percentage will equal the Senior Percentage for that date.

          Senior Principal Distribution Amount. For any distribution date will equal the sum of:

               o the Senior Percentage of all amounts for that date described in the first four bullets of the definition of "Principal Distribution Amount";

plus

               o for each mortgage loan that became a liquidated mortgage loan during the related Prepayment Period, the lesser of:

               (a) the Senior Percentage of the Stated Principal Balance of that mortgage loan, and

               (b) the Senior Prepayment Percentage of the amount of the net liquidation proceeds allocable to principal received on that mortgage loan;

plus

               o the Senior Prepayment Percentage of the amounts for that distribution date described in the sixth bullet of the definition of "Principal Distribution Amount."

          Senior Termination Date. The date on which the aggregate certificate principal balance of the senior certificates is reduced to zero.

          Stated Principal Balance. For any mortgage loan and due date, the unpaid principal balance of the mortgage loan as of the due date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments and net liquidation proceeds received and to the payment of principal due on that due date and irrespective of any delinquency in payment by the related borrower.

          Step Down Test. As to any distribution date, the application of both of the following conditions (which conditions may or may not be satisfied):

          first, the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure and REO property), averaged over the preceding six month period, as a percentage of the aggregate certificate principal balance of the subordinate certificates, does not equal or exceed 50%, and second, cumulative realized losses on all of the mortgage loans do not exceed:

                    o for any distribution date on or after the seventh anniversary of the first distribution date, 30% of the aggregate certificate principal balance of the subordinate certificates as of the closing date,

                    o for any distribution date on or after the eighth anniversary of the first distribution date, 35% of the aggregate certificate principal balance of the subordinate certificates as of the closing date,

                    o for any distribution date on or after the ninth anniversary of the first distribution date, 40% of the aggregate certificate principal balance of the subordinate certificates as of the closing date,

                    o for any distribution date on or after the tenth anniversary of the first distribution date, 45% of the aggregate certificate principal balance of the subordinate certificates as of the closing date, and

                    o for any distribution date on or after the eleventh anniversary of the first distribution date, 50% of the aggregate certificate principal balance of the subordinate certificates as of the closing date.

          Subordinate Percentage. For any distribution date will be equal to the difference between 100% and the Senior Percentage for such distribution date.

          Subordinate Prepayment Percentage. For any distribution date, the difference between 100% and the Senior Prepayment Percentage for that date.

          Subordinate Principal Distribution Amount. For any distribution date will equal the sum of the following amounts:

               o the related Subordinate Percentage of all amounts for that date described in the first four bullets in the definition of "Principal Distribution Amount,"

               o for each mortgage loan that became a liquidated mortgage loan during the related Prepayment Period, the portion of the net liquidation proceeds allocable to principal received on the loan, after application of the amounts pursuant to the second bullet in the definition of "Senior Principal Distribution Amount" up to the related Subordinate Percentage of the Stated Principal Balance of the mortgage loan, and

               o the related Subordinate Prepayment Percentage of the amounts for that distribution date described in the sixth bullet in the definition of "Principal Distribution Amount."

          Two Times Test. On any distribution date, the satisfaction of all of the following conditions:

               o the Aggregate Subordinate Percentage is at least two times the Aggregate Subordinate Percentage as of the closing date,

               o the condition described in clause first of the definition of "Step Down Test" is satisfied, and

               o on or after the distribution date in September 2009, cumulative realized losses do not exceed 30% of the aggregate certificate principal balance of the subordinate certificates as of the closing date, or prior to the distribution date in September 2009, cumulative realized losses do not exceed 20% of the aggregate certificate principal balance of the subordinate certificates as of the closing date.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      INDEX

1-Month LIBOR .....................................................         S-25
1-Year CMT index ..................................................         S-25
1-Year LIBOR ......................................................         S-25
3-Year CMT index ..................................................         S-25
6-Month LIBOR .....................................................         S-25
AB Servicing Criteria .............................................        S-109
additional collateral mortgage loan ...............................         S-26
Advances ..........................................................         S-48
Aggregate Subordinate Percentage ..................................        S-109
Applicable Credit Support Percentage ..............................        S-109
Auction Administrator .............................................         S-85
Auction Certificates ..............................................         S-85
Auction Distribution Date .........................................         S-85
Auction Proceeds ..................................................         S-86
Auction Swap Agreement ............................................         S-85
Auction Swap Counterparty .........................................         S-87
Auction Swap Event of Default .....................................         S-86
Auction Swap Termination Event ....................................         S-86
Auction Swap Termination Payment ..................................         S-87
Available Funds ...................................................        S-109
Cenlar ............................................................         S-42
certificate owners ................................................         S-74
certificateholder .................................................         S-74
Class A-1 Margin ..................................................         S-80
Class A-2 Margin ..................................................         S-80
Class Subordination Percentage ....................................        S-109
Clearstream .......................................................         S-74
Code ..............................................................        S-102
Cooperative .......................................................         S-76
CPR ...............................................................         S-92
CSi ...............................................................         S-87
current interest ..................................................         S-79
Designated Telerate Page ..........................................         S-83
Determination Date ................................................        S-110
DTC ...............................................................         S-74
Due Period ........................................................        S-110
Early Termination Date ............................................   S-82, S-86
Euroclear Operator ................................................         S-76
FICO ..............................................................         S-32
Fitch .............................................................         S-42
full documentation ................................................         S-33
Global Securities .................................................          S-1
gross margin ......................................................         S-25
index .............................................................         S-25
indices ...........................................................         S-25
initial rate cap ..................................................         S-25
Interest Settlement Rate ..........................................         S-83
issuing entity ....................................................         S-28
LIBOR .............................................................         S-83
LIBOR Business Day ................................................         S-83
LIBOR Determination Date ..........................................         S-83
loan rates ........................................................         S-23
Moody's ...........................................................        S-107
Mortgage Loan Pool ................................................         S-23
mortgage related securities .......................................        S-106
mortgages .........................................................         S-24
net interest shortfall ............................................         S-80
net WAC ...........................................................         S-79
no ratio documentation ............................................         S-33
non-U.S. person ...................................................          S-4
OID ...............................................................        S-100
optional securities purchase date .................................         S-70
optional termination date .........................................         S-70
Original Applicable Credit Support Percentage......................        S-110
Par Price .........................................................         S-86
periodic rate cap .................................................         S-25
Plans .............................................................        S-103
Pool Balance ......................................................        S-110
pooling and servicing agreement ...................................         S-28
prepayment interest shortfall .....................................         S-47
Prepayment Period .................................................        S-110
Principal Distribution Amount .....................................        S-110
PTCE ..............................................................        S-105
PTE ...............................................................        S-104
rating agencies ...................................................        S-107
real estate mortgage investment conduits ..........................         S-99
Recovery ..........................................................        S-110
Regulation AB .....................................................        S-110
Relief Act ........................................................         S-22
restricted group ..................................................        S-104
retained interest .................................................         S-26
S&P ...............................................................        S-107
Senior Credit Support Depletion Date ..............................        S-110
Senior Percentage .................................................        S-111
Senior Prepayment Percentage ......................................        S-111
Senior Principal Distribution Amount ..............................        S-111
Senior Termination Date ...........................................        S-112
servicer remittance date ..........................................         S-46
servicers .........................................................         S-41
servicing agreement ...............................................         S-46
SMMEA .............................................................        S-106
stated income documentation .......................................         S-33
Stated Principal Balance ..........................................        S-112
Step Down Test ....................................................        S-112
streamline documentation ..........................................         S-33
Strike Rate .......................................................         S-81
Subordinate Percentage ............................................        S-112
Subordinate Prepayment Percentage .................................        S-112
Subordinate Principal Distribution Amount .........................        S-112
Temporary Regulations .............................................        S-102
Two Times Test ....................................................        S-113
U.S. person .......................................................          S-4
Underwriter's Exemption ...........................................        S-104
Yield Maintained Certificates .....................................         S-81
Yield Maintenance Account .........................................         S-81
Yield Maintenance Agreement .......................................         S-81
Yield Maintenance Counterparty ....................................         S-82
Yield Maintenance Event of Default ................................         S-81
Yield Maintenance Payment .........................................         S-81
Yield Maintenance Scheduled Balance ...............................         S-81
Yield Maintenance Termination Event ...............................         S-82
Yield Maintenance Termination Payment .............................         S-82

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE A

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         The description herein of the mortgage loans is based upon estimates of the composition thereof as of the cut-off date, as adjusted to reflect the stated principal balances as of the cut-off date. Prior to the issuance of the certificates, mortgage loans may be removed as a result of (i) principal payments thereof in full prior to August 1, 2006, (ii) requirements of the rating agencies, (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the trust. The depositor believes that the estimated information set forth herein with respect to the mortgage loans as presently constituted is representative of the characteristics thereof at the time the certificates are issued, although certain characteristics of the mortgage loans may vary.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE LOANS

                                                                   % OF
                                                                 AGGREGATE
                                               SCHEDULED         SCHEDULED      WEIGHTED       WEIGHTED      WEIGHTED      NON-ZERO
                                               PRINCIPAL         PRINCIPAL      AVERAGE         AVERAGE      AVERAGE       WEIGHTED
          SCHEDULED          NUMBER OF        BALANCE AS        BALANCE AS       GROSS          STATED       ORIGINAL      AVERAGE
          PRINCIPAL          MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON        REMAINING     LOAN-TO-       CREDIT
         BALANCE ($)           LOANS         OFF DATE ($)        OFF DATE         (%)            TERM       VALUE (%)       SCORE
--------------------------- ------------  --------------------  ------------   -----------    ------------  -----------   ----------
        0.01 - 100,000.00            24     $    1,863,526.05          0.07%        6.514%            335        68.56%          771
  100,000.01 - 200,000.00           134         20,833,945.00          0.77         6.668             348        72.81           756
  200,000.01 - 300,000.00           139         34,968,277.79          1.30         6.569             350        72.26           749
  300,000.01 - 400,000.00           121         42,877,581.11          1.59         6.444             351        69.05           758
  400,000.01 - 500,000.00           584        271,473,004.41         10.08         6.393             356        68.94           755
  500,000.01 - 600,000.00           637        354,168,630.94         13.16         6.368             357        69.59           754
  600,000.01 - 700,000.00           495        322,667,170.34         11.99         6.366             357        69.31           756
  700,000.01 - 800,000.00           308        232,489,941.18          8.64         6.356             357        68.93           758
  800,000.01 - 900,000.00           203        173,678,884.50          6.45         6.358             358        69.86           756
  900,000.01 - 1,000,000.00         356        349,507,980.24         12.98         6.309             358        64.28           754
1,000,000.01 - 2,000,000.00         504        723,971,662.12         26.89         6.440             358        66.66           749
2,000,000.01 - 3,000,000.00          36         90,308,660.46          3.35         6.585             358        66.27           753
3,000,000.01 - 4,000,000.00          13         47,458,347.21          1.76         6.834             359        59.21           739
4,000,000.01 - 5,000,000.00           3         13,525,000.00          0.50         6.914             359        56.17           760
5,000,000.01 - 6,000,000.00           1          5,117,523.10          0.19         7.500             348        60.00           704
6,000,000.01 - 7,000,000.00           1          7,000,000.00          0.26         6.375             360        47.46           756
                            --------------------------------------------------------------------------------------------------------
            Total                 3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%          753
                            ========================================================================================================

The average principal balance of the Mortgage Loans was approximately $756,367 as of the Cut-off Date.


                  CURRENT MORTGAGE RATES OF THE MORTGAGE LOANS

                                                                   % OF
                                                                 AGGREGATE
                                               SCHEDULED         SCHEDULED      WEIGHTED       WEIGHTED      WEIGHTED      NON-ZERO
                                               PRINCIPAL         PRINCIPAL      AVERAGE         AVERAGE      AVERAGE       WEIGHTED
                             NUMBER OF        BALANCE AS        BALANCE AS       GROSS          STATED       ORIGINAL      AVERAGE
  CURRENT MORTGAGE           MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON        REMAINING     LOAN-TO-       CREDIT
      RATE (%)                 LOANS         OFF DATE ($)        OFF DATE         (%)            TERM       VALUE (%)       SCORE
--------------------------- ------------  --------------------  ------------   -----------    ------------  -----------   ----------
  2.501 - 3.000                       1     $      546,460.25          0.02%        3.000%            324        80.00%          787
  3.001 - 3.500                       1            202,500.00          0.01         3.125             325        90.00           799
  3.501 - 4.000                       6          3,201,468.00          0.12         3.878             302        63.95           751
  4.001 - 4.500                      11          4,919,009.08          0.18         4.260             302        66.37           786
  4.501 - 5.000                      10          4,454,069.78          0.17         4.814             337        76.62           760
  5.001 - 5.500                      86         64,285,738.00          2.39         5.402             356        69.15           761
  5.501 - 6.000                     477        359,431,441.16         13.35         5.841             357        68.03           758
  6.001 - 6.500                   1,688      1,314,663,581.44         48.84         6.367             358        67.13           757
  6.501 - 7.000                   1,211        871,138,832.01         32.36         6.740             358        68.24           747
  7.001 - 7.500                      66         66,920,534.73          2.49         7.243             352        63.60           738
  7.501 - 8.000                       2          2,146,500.00          0.08         7.664             360        71.58           716
                            --------------------------------------------------------------------------------------------------------
       Total                      3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%          753
                            ========================================================================================================

The weighted average current Mortgage Rate of the Mortgage Loans was approximately 6.407% as of the Cut-off Date.

                     CREDIT SCORES OF THE MORTGAGE LOANS

                                                                     % OF
                                                                 AGGREGATE
                                               SCHEDULED         SCHEDULED      WEIGHTED       WEIGHTED      WEIGHTED      NON-ZERO
                                               PRINCIPAL         PRINCIPAL      AVERAGE         AVERAGE      AVERAGE       WEIGHTED
                             NUMBER OF        BALANCE AS        BALANCE AS       GROSS          STATED       ORIGINAL      AVERAGE
       CREDIT                MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON        REMAINING     LOAN-TO-       CREDIT
       SCORE                   LOANS         OFF DATE ($)        OFF DATE         (%)            TERM       VALUE (%)       SCORE
--------------------------- ------------  --------------------  ------------   -----------    ------------  -----------   ----------
      0 - 500                         5     $    6,289,913.99          0.23%        6.563%            359        54.26%            0
    501 - 550                         1            399,200.00          0.01         7.000             241        79.86           519
    601 - 650                        25         18,486,355.74          0.69         6.602             349        68.73           629
    651 - 700                       289        229,113,583.53          8.51         6.471             357        66.64           682
    701 - 750                     1,118        861,508,862.65         32.00         6.456             357        67.87           727
    751 - 800                     1,856      1,394,854,386.97         51.82         6.371             357        67.88           776
    801 - 850                       265        181,257,831.57          6.73         6.343             357        65.55           807
                            --------------------------------------------------------------------------------------------------------
       Total                      3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%          753
                            ========================================================================================================

The non-zero weighted average credit score of the Mortgage Loans was approximately 753 as of the Cut-off Date.


            EFFECTIVE LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                                                    % OF
                                                                 AGGREGATE
                                               SCHEDULED         SCHEDULED      WEIGHTED       WEIGHTED      WEIGHTED      NON-ZERO
                                               PRINCIPAL         PRINCIPAL      AVERAGE         AVERAGE      AVERAGE       WEIGHTED
                             NUMBER OF        BALANCE AS        BALANCE AS       GROSS          STATED       ORIGINAL      AVERAGE
 EFFECTIVE LOAN-TO-          MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON        REMAINING     LOAN-TO-       CREDIT
  VALUE RATIO (%)              LOANS         OFF DATE ($)        OFF DATE         (%)            TERM       VALUE (%)       SCORE
--------------------------- ------------  --------------------  ------------   -----------    ------------  -----------   ----------
  10.01 - 20.00                      12     $    9,962,809.53          0.37%        6.741%            357        16.36%          737
  20.01 - 30.00                      52         38,556,350.68          1.43         6.419             357        25.78           755
  30.01 - 40.00                     102         72,455,778.56          2.69         6.329             356        35.83           759
  40.01 - 50.00                     232        187,583,484.18          6.97         6.387             356        46.25           753
  50.01 - 60.00                     428        364,032,859.55         13.52         6.453             358        55.94           755
  60.01 - 70.00                     776        696,206,565.54         25.86         6.421             357        66.49           749
  70.01 - 80.00                   1,932      1,313,892,271.01         48.81         6.390             358        77.66           755
  80.01 - 90.00                      18          7,356,461.70          0.27         6.506             350        87.50           740
  90.01 - 100.00                      7          1,863,553.70          0.07         6.454             346        94.93           771
                            --------------------------------------------------------------------------------------------------------
       Total                      3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%          753
                            ========================================================================================================

 The weighted average Effective Loan-to Value Ratio of the Mortgage Loans was approximately 67.50% as of the Cut-off Date.


               ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                                                   % OF
                                                                 AGGREGATE
                                               SCHEDULED         SCHEDULED      WEIGHTED       WEIGHTED      WEIGHTED      NON-ZERO
                                               PRINCIPAL         PRINCIPAL      AVERAGE         AVERAGE      AVERAGE       WEIGHTED
      ORIGINAL               NUMBER OF        BALANCE AS        BALANCE AS       GROSS          STATED       ORIGINAL      AVERAGE
      LOAN-TO-               MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON        REMAINING     LOAN-TO-       CREDIT
  VALUE RATIO (%)              LOANS         OFF DATE ($)        OFF DATE         (%)            TERM       VALUE (%)       SCORE
--------------------------- ------------  --------------------  ------------   -----------    ------------  -----------   ----------
  10.01 - 20.00                      12     $    9,962,809.53          0.37%        6.741%            357        16.36%          737
  20.01 - 30.00                      52         38,556,350.68          1.43         6.419             357        25.78           755
  30.01 - 40.00                     102         72,455,778.56          2.69         6.329             356        35.83           759
  40.01 - 50.00                     232        187,583,484.18          6.97         6.387             356        46.25           753
  50.01 - 60.00                     428        364,032,859.55         13.52         6.453             358        55.94           755
  60.01 - 70.00                     768        690,686,690.20         25.66         6.421             357        66.32           750
  70.01 - 80.00                   1,921      1,308,361,913.14         48.60         6.390             358        77.57           754
  80.01 - 90.00                      27         13,066,754.91          0.49         6.476             354        87.68           755
  90.01 - 100.00                     17          7,203,493.70          0.27         6.480             356        98.39           736
                            --------------------------------------------------------------------------------------------------------
       Total                      3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%          753
                            ========================================================================================================

 The weighted average original Loan-to Value Ratio of the Mortgage Loans was approximately 67.59% as of the Cut-off Date.

             ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS

                                                                    % OF
                                                                 AGGREGATE
                                               SCHEDULED         SCHEDULED      WEIGHTED       WEIGHTED      WEIGHTED      NON-ZERO
                                               PRINCIPAL         PRINCIPAL      AVERAGE         AVERAGE      AVERAGE       WEIGHTED
                             NUMBER OF        BALANCE AS        BALANCE AS       GROSS          STATED       ORIGINAL      AVERAGE
             ORIGINAL        MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON        REMAINING     LOAN-TO-       CREDIT
          TERM (MONTHS)        LOANS         OFF DATE ($)        OFF DATE         (%)            TERM       VALUE (%)       SCORE
 -------------------------- ------------  --------------------  ------------   -----------    ------------  -----------   ----------
 240                                  2     $    1,182,299.27          0.04%        5.801%            239        77.03%          790
 300                                 15          4,266,969.64          0.16         7.111             241        66.94           739
 360                              3,540      2,685,764,865.54         99.77         6.406             357        67.58           753
 480                                  2            696,000.00          0.03         6.672             480        80.00           760
                            --------------------------------------------------------------------------------------------------------
 Total                            3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%          753
                            ========================================================================================================

The weighted average original term to stated maturity of the Mortgage Loans was approximately 360 months as of the Cut-off Date.


            REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS

                                                                   % OF
                                                                 AGGREGATE
                                               SCHEDULED         SCHEDULED      WEIGHTED       WEIGHTED      WEIGHTED      NON-ZERO
                                               PRINCIPAL         PRINCIPAL      AVERAGE         AVERAGE      AVERAGE       WEIGHTED
                             NUMBER OF        BALANCE AS        BALANCE AS       GROSS          STATED       ORIGINAL      AVERAGE
     REMAINING               MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON        REMAINING     LOAN-TO-       CREDIT
   TERM (MONTHS)               LOANS         OFF DATE ($)        OFF DATE         (%)            TERM       VALUE (%)       SCORE
--------------------------- ------------  --------------------  ------------   -----------    ------------  -----------   ----------
    180 - 239                         3     $    1,354,951.30          0.05%        5.985%            239        77.40%          786
    240 - 299                        22          8,147,822.12          0.30         6.901             270        61.40           753
    300 - 359                     3,010      2,283,347,551.08         84.82         6.365             357        67.50           754
    360 - 419                       522        398,363,809.95         14.80         6.640             360        68.16           747
    420 - 480                         2            696,000.00          0.03         6.672             480        80.00           760
                            --------------------------------------------------------------------------------------------------------
       Total                      3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%          753
                            ========================================================================================================

The weighted average remaining term to stated maturity of the Mortgage Loans was approximately 357 months as of the Cut-off Date.


                   DEBT-TO-INCOME RATIO OF THE MORTGAGE LOANS

                                                                   % OF
                                                                 AGGREGATE
                                               SCHEDULED         SCHEDULED      WEIGHTED       WEIGHTED      WEIGHTED      NON-ZERO
                                               PRINCIPAL         PRINCIPAL      AVERAGE         AVERAGE      AVERAGE       WEIGHTED
                             NUMBER OF        BALANCE AS        BALANCE AS       GROSS          STATED       ORIGINAL      AVERAGE
                             MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON        REMAINING     LOAN-TO-       CREDIT
 DEBT-TO-INCOME RATIO (%)      LOANS         OFF DATE ($)        OFF DATE         (%)            TERM       VALUE (%)       SCORE
 -------------------------- ------------  --------------------  ------------   -----------    ------------  -----------   ----------
         N/A                         24     $   12,429,133.78          0.46%        6.257%            341        64.20%          753
      0.01 - 10.00                   53         53,204,595.68          1.98         6.450             355        59.83           747
     10.01 - 20.00                  253        195,764,466.21          7.27         6.367             355        63.61           753
     20.01 - 30.00                  694        558,043,290.70         20.73         6.354             356        64.91           756
     30.01 - 40.00                1,375      1,014,225,863.77         37.68         6.428             358        68.62           750
     40.01 - 50.00                  994        735,349,786.41         27.32         6.423             358        69.60           756
     50.01 - 60.00                  124         96,772,232.90          3.59         6.430             358        69.27           753
     60.01 - 70.00                   30         17,683,634.16          0.66         6.314             352        69.96           765
     70.01 - 80.00                    7          4,783,490.84          0.18         7.008             360        64.45           706
     80.01 or greater                 5          3,653,640.00          0.14         6.635             358        70.06           698
                            --------------------------------------------------------------------------------------------------------
          Total                   3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%          753
                            ========================================================================================================

The non-zero weighted average debt-to-income ratio of the Mortgage Loans was approximately 34.89% as of the Cut-off Date.

                       PRODUCT TYPES OF THE MORTGAGE LOANS

                                                                   % OF
                                                                 AGGREGATE
                                               SCHEDULED         SCHEDULED      WEIGHTED       WEIGHTED      WEIGHTED      NON-ZERO
                                               PRINCIPAL         PRINCIPAL      AVERAGE         AVERAGE      AVERAGE       WEIGHTED
                             NUMBER OF        BALANCE AS        BALANCE AS       GROSS          STATED       ORIGINAL      AVERAGE
                             MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON        REMAINING     LOAN-TO-       CREDIT
           PRODUCT TYPE        LOANS         OFF DATE ($)        OFF DATE         (%)            TERM       VALUE (%)       SCORE
 -------------------------- ------------  --------------------  ------------   -----------    ------------  -----------   ----------
 1 MO LIBOR IO                       38     $   23,865,029.74          0.89%        6.986%            303        64.07%          735
 6 MO LIBOR IO                        1            354,409.43          0.01         6.375             301        80.00           709
 1/1 CMT                              1            205,011.27          0.01         5.375             302        90.00           788
 3/1 CMT                              6            835,683.66          0.03         6.290             303        70.88           730
 3/1 CMT IO                           1            225,000.00          0.01         6.380             302        68.18           778
 3/1 LIBOR                            5          1,633,749.06          0.06         6.203             335        61.89           748
 3/1 LIBOR IO                        25         12,590,938.46          0.47         5.991             336        66.17           742
 3/3 CMT                              1             92,782.77          0.00         4.880             304        80.00           784
 3/6 LIBOR IO                         3            593,574.10          0.02         6.398             350        77.33           731
 5/1 CMT                              6          2,018,566.92          0.07         5.733             311        77.48           749
 5/1 CMT IO                           8          4,677,540.00          0.17         6.466             320        55.98           753
 5/1 LIBOR                           18          7,238,672.97          0.27         6.372             341        73.33           741
 5/1 LIBOR IO                       109         68,198,725.15          2.53         6.305             349        67.39           740
 5/1 MO LIBOR IO                     11          8,213,450.00          0.31         6.054             359        66.52           723
 5/6 LIBOR                            2            880,803.53          0.03         6.536             358        80.00           727
 5/6 LIBOR IO                        12         12,652,700.00          0.47         6.524             359        74.16           748
 7/1 CMT                              3          1,098,224.69          0.04         6.401             348        71.57           791
 7/1 CMT IO                          11         11,077,123.00          0.41         6.809             357        66.24           741
 7/1 LIBOR                           15          7,319,529.12          0.27         6.538             357        70.27           707
 7/1 LIBOR IO                       326        225,943,895.43          8.39         6.698             359        70.09           745
 7/1 MO LIBOR IO                      6          4,085,952.00          0.15         6.436             360        56.88           751
 7/6 LIBOR IO                        30         26,803,490.00          1.00         6.613             359        74.17           760
 10/1 CMT                           387        268,760,671.50          9.98         6.097             358        66.99           758
 10/1 CMT IO                      2,128      1,680,882,843.32         62.44         6.374             358        67.08           755
 10/1 LIBOR                          22         12,268,603.93          0.46         6.562             355        71.72           766
 10/1 LIBOR IO                      312        242,197,618.00          9.00         6.626             359        69.15           749
 10/1 MO LIBOR IO                    35         33,701,475.00          1.25         6.333             360        58.36           764
 10/6 LIBOR                           1            438,381.40          0.02         6.875             360        75.00           701
 10/6 LIBOR IO                       36         33,055,690.00          1.23         6.764             359        73.33           742
                            --------------------------------------------------------------------------------------------------------
              Total               3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%          753
                            ========================================================================================================


                     AMORTIZATION TYPE OF THE MORTGAGE LOANS

                                                                  % OF
                                                                AGGREGATE
                                              SCHEDULED         SCHEDULED      WEIGHTED       WEIGHTED      WEIGHTED      NON-ZERO
                                              PRINCIPAL         PRINCIPAL      AVERAGE         AVERAGE      AVERAGE       WEIGHTED
                            NUMBER OF        BALANCE AS        BALANCE AS       GROSS          STATED       ORIGINAL      AVERAGE
                            MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON        REMAINING     LOAN-TO-       CREDIT
AMORTIZATION TYPE            LOANS         OFF DATE ($)        OFF DATE         (%)            TERM         VALUE (%)       SCORE
-------------------------- ------------  --------------------  ------------   -----------    ------------  -----------   ----------
Interest Only*                   3,092     $2,389,119,453.63         88.75%        6.442%            357        67.59%          753
Not Interest only                  467        302,790,680.82         11.25         6.134             356        67.55           756
                           --------------------------------------------------------------------------------------------------------
             Total               3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%          753
                           ========================================================================================================

*The interest-only period ranges from three to ten years following origination of the applicable Mortgage Loans.

             ORIGINAL PREPAYMENT PENALTY TERMS OF THE MORTGAGE LOANS

                                                                        % OF
                                                                      AGGREGATE
                                                    SCHEDULED         SCHEDULED     WEIGHTED     WEIGHTED      WEIGHTED    NON-ZERO
                                                    PRINCIPAL         PRINCIPAL     AVERAGE       AVERAGE      AVERAGE     WEIGHTED
                                   NUMBER OF        BALANCE AS        BALANCE AS      GROSS        STATED       ORIGINAL    AVERAGE
ORIGINAL PREPAYMENT PENALTY TERM   MORTGAGE         OF THE CUT-       OF THE CUT-     COUPON      REMAINING     LOAN-TO-     CREDIT
            (MONTHS)                 LOANS         OFF DATE ($)        OFF DATE        (%)          TERM       VALUE (%)     SCORE
-------------------------------- ------------  --------------------  ------------  -----------  ------------  -----------  ---------
None                                   3,436     $2,595,060,897.51         96.40%       6.405%          358        67.72%        753
6                                          2          2,063,500.00          0.08        6.875           359        75.28         700
12                                        34         26,624,622.17          0.99        6.702           330        65.24         745
24                                         4          3,794,000.00          0.14        7.287           360        58.05         762
36                                        45         33,093,763.59          1.23        6.417           356        66.60         756
48                                         6          5,139,450.00          0.19        5.925           359        70.12         694
60                                        32         26,133,901.18          0.97        6.250           353        58.44         762
                                 ---------------------------------------------------------------------------------------------------
             Total                     3,559     $2,691,910,134.45        100.00%       6.407%          357        67.59%        753
                                 ===================================================================================================


                       LIEN POSITION OF THE MORTGAGE LOANS

                                                                  % OF
                                                                AGGREGATE
                                              SCHEDULED         SCHEDULED      WEIGHTED       WEIGHTED      WEIGHTED      NON-ZERO
                                              PRINCIPAL         PRINCIPAL      AVERAGE         AVERAGE      AVERAGE       WEIGHTED
                            NUMBER OF        BALANCE AS        BALANCE AS       GROSS          STATED       ORIGINAL      AVERAGE
                            MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON        REMAINING     LOAN-TO-       CREDIT
      LIEN POSITION           LOANS         OFF DATE ($)        OFF DATE         (%)            TERM       VALUE (%)       SCORE
-------------------------- ------------  --------------------  ------------   -----------    ------------  -----------   -----------
First Lien                       3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%          753
                           ---------------------------------------------------------------------------------------------------------
          Total                  3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%          753
                           =========================================================================================================


                  DOCUMENTATION PROGRAMS OF THE MORTGAGE LOANS

                                                                   % OF
                                                                 AGGREGATE
                                               SCHEDULED         SCHEDULED      WEIGHTED       WEIGHTED      WEIGHTED      NON-ZERO
                                               PRINCIPAL         PRINCIPAL      AVERAGE         AVERAGE      AVERAGE       WEIGHTED
                             NUMBER OF        BALANCE AS        BALANCE AS       GROSS          STATED       ORIGINAL      AVERAGE
                             MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON        REMAINING     LOAN-TO-       CREDIT
          DOCUMENTATION        LOANS         OFF DATE ($)        OFF DATE         (%)            TERM       VALUE (%)       SCORE
 -------------------------- ------------  --------------------  ------------   -----------    ------------  -----------   ----------
 Alternative                         10     $    4,899,400.00          0.18%        6.819%            359        68.50%          760
 Asset Only                       1,115        825,790,240.53         30.68         6.405             358        64.59           759
 FULL/ALT                             1            421,901.41          0.02         6.750             300        75.00           701
 Full Documentation               2,213      1,671,527,837.06         62.09         6.371             357        70.08           750
 Income Only                          9          5,267,405.27          0.20         6.322             358        72.29           712
 No Documentation                   106         64,848,858.80          2.41         6.457             358        47.74           774
 No Ratio                             9          6,686,203.82          0.25         6.806             339        58.80           754
 Stated Income                       94        110,898,287.56          4.12         6.894             358        64.10           748
 Streamline Cash Out                  2          1,570,000.00          0.06         6.375             360        71.15           737
                            --------------------------------------------------------------------------------------------------------
              Total               3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%          753
                            ========================================================================================================

                       LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                   % OF
                                                                 AGGREGATE
                                               SCHEDULED         SCHEDULED      WEIGHTED       WEIGHTED      WEIGHTED      NON-ZERO
                                               PRINCIPAL         PRINCIPAL      AVERAGE         AVERAGE      AVERAGE       WEIGHTED
                             NUMBER OF        BALANCE AS        BALANCE AS       GROSS          STATED       ORIGINAL      AVERAGE
                             MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON        REMAINING     LOAN-TO-       CREDIT
           LOAN PURPOSE        LOANS         OFF DATE ($)        OFF DATE         (%)            TERM       VALUE (%)       SCORE
 -------------------------- ------------  --------------------  ------------   -----------    ------------  -----------   ----------
 Purchase                         2,249     $1,707,217,584.05         63.42%        6.380%            358        70.97%          756
 Cash Out Refinance                 751        573,686,121.16         21.31         6.547             357        60.96           746
 Rate/Term Refinance                559        411,006,429.24         15.27         6.324             356        62.79           749
                            --------------------------------------------------------------------------------------------------------
              Total               3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%          753
                            ========================================================================================================


                       PROPERTY TYPE OF THE MORTGAGE LOANS

                                                                   % OF
                                                                 AGGREGATE
                                               SCHEDULED         SCHEDULED      WEIGHTED       WEIGHTED      WEIGHTED      NON-ZERO
                                               PRINCIPAL         PRINCIPAL      AVERAGE         AVERAGE      AVERAGE       WEIGHTED
                             NUMBER OF        BALANCE AS        BALANCE AS       GROSS          STATED       ORIGINAL      AVERAGE
                             MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON        REMAINING     LOAN-TO-       CREDIT
          PROPERTY TYPE        LOANS         OFF DATE ($)        OFF DATE         (%)            TERM       VALUE (%)       SCORE
 -------------------------- ------------  --------------------  ------------   -----------    ------------  -----------   ----------
 2-4 Family                          81     $   64,926,370.66          2.41%        6.688%            359        68.31%          755
 Condo                              450        288,942,582.14         10.73         6.427             357        70.09           757
 Condotel                             8          4,004,488.00          0.15         6.627             358        58.33           735
 Cooperative                         54         50,042,692.35          1.86         6.336             358        68.18           765
 PUD Attached                        25          9,387,634.56          0.35         6.451             358        75.22           753
 PUD Detached                       247        155,296,164.86          5.77         6.509             353        70.81           744
 Single Family Detached           2,686      2,117,583,266.56         78.66         6.389             357        66.95           753
 Townhouse                            8          1,726,935.32          0.06         6.733             360        73.41           764
                            --------------------------------------------------------------------------------------------------------
              Total               3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%          753
                            ========================================================================================================

                  STATED OCCUPANCY STATUS OF THE MORTGAGE LOANS

                                                                    % OF
                                                                 AGGREGATE
                                               SCHEDULED         SCHEDULED      WEIGHTED       WEIGHTED      WEIGHTED      NON-ZERO
                                               PRINCIPAL         PRINCIPAL      AVERAGE         AVERAGE      AVERAGE       WEIGHTED
                             NUMBER OF        BALANCE AS        BALANCE AS       GROSS          STATED       ORIGINAL      AVERAGE
              STATED         MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON        REMAINING     LOAN-TO-       CREDIT
            OCCUPANCY          LOANS         OFF DATE ($)        OFF DATE         (%)            TERM       VALUE (%)       SCORE
 -------------------------- ------------  --------------------  ------------   -----------    ------------  -----------   ----------
 Owner Occupied                   2,869     $2,239,960,708.55         83.21%        6.380%            357        67.67%          753
 Second Home                        365        313,507,078.20         11.65         6.459             357        66.37           755
 Investor                           325        138,442,347.70          5.14         6.728             359        68.99           751
                            --------------------------------------------------------------------------------------------------------
              Total               3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%          753
                            ========================================================================================================


                        ORIGINATORS OF THE MORTGAGE LOANS

                                                                   % OF
                                                                 AGGREGATE
                                               SCHEDULED         SCHEDULED      WEIGHTED       WEIGHTED      WEIGHTED      NON-ZERO
                                               PRINCIPAL         PRINCIPAL      AVERAGE         AVERAGE      AVERAGE       WEIGHTED
                             NUMBER OF        BALANCE AS        BALANCE AS       GROSS          STATED       ORIGINAL      AVERAGE
                             MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON        REMAINING     LOAN-TO-       CREDIT
            ORIGINATOR         LOANS         OFF DATE ($)        OFF DATE         (%)            TERM       VALUE (%)       SCORE
 -------------------------- ------------  --------------------  ------------   -----------    ------------  -----------   ----------
 ABN AMRO Mortgage                    1     $      421,901.41          0.02%        6.750%            300        75.00%          701
 Countrywide                          1          5,117,523.10          0.19         7.500             348        60.00           704
 First Republic Bank                 61         51,226,306.25          1.90         6.272             355        59.43           756
 Thornburg Mortgage
 and Others*                        990        691,729,899.70         25.70         6.612             355        69.56           746
 Wells Fargo                      2,506      1,943,414,503.99         72.19         6.335             358        67.12           756
                            --------------------------------------------------------------------------------------------------------
              Total               3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%          753
                            ========================================================================================================

*These loans were originated pursuant to Thornburg Mortgage Home Loans Inc.'s underwriting guidelines.

                  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE LOANS

                                                                  % OF
                                                                AGGREGATE
                                              SCHEDULED         SCHEDULED      WEIGHTED       WEIGHTED      WEIGHTED      NON-ZERO
                                              PRINCIPAL         PRINCIPAL      AVERAGE         AVERAGE      AVERAGE       WEIGHTED
                            NUMBER OF        BALANCE AS        BALANCE AS       GROSS          STATED       ORIGINAL      AVERAGE
                            MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON        REMAINING     LOAN-TO-       CREDIT
   GEOGRAPHIC DISTRIBUTION    LOANS         OFF DATE ($)        OFF DATE         (%)            TERM       VALUE (%)       SCORE
 ------------------------- ------------  --------------------  ------------   -----------    ------------  -----------   -----------
 Alabama                            13     $    6,925,346.94          0.26%        6.304%            354        71.41%          734
 Alaska                              1            300,000.00          0.01         7.000             360        71.43           685
 Arizona                           101         70,074,263.55          2.60         6.473             359        68.41           758
 Arkansas                            3          1,650,826.72          0.06         6.286             351        69.28           731
 California                      1,296      1,077,660,980.02         40.03         6.469             358        65.97           755
 Colorado                          159        121,732,667.63          4.52         6.400             358        67.07           759
 Connecticut                        47         39,591,534.71          1.47         6.463             356        60.91           760
 Delaware                           13          9,856,409.15          0.37         6.342             358        60.71           761
 District of Columbia               25         23,333,626.30          0.87         6.443             358        69.03           773
 Florida                           209        151,247,555.93          5.62         6.532             357        65.90           745
 Georgia                           125         67,265,411.02          2.50         6.318             341        70.89           744
 Hawaii                             20         24,881,071.75          0.92         6.236             358        64.00           750
 Idaho                              13          8,833,717.74          0.33         6.321             358        68.00           723
 Illinois                          112         73,782,938.58          2.74         6.395             356        69.98           748
 Indiana                             9          4,187,056.34          0.16         5.921             353        73.47           757
 Iowa                                9          4,933,351.39          0.18         5.826             358        77.98           756
 Kansas                              5          2,490,165.00          0.09         5.995             346        69.40           766
 Kentucky                            2            690,000.00          0.03         6.214             348        79.88           801
 Louisiana                           3          2,529,443.11          0.09         6.350             359        75.74           760
 Maine                               4          2,668,630.70          0.10         6.243             358        68.02           724
 Maryland                          109         72,929,832.97          2.71         6.315             358        71.30           754
 Massachusetts                      82         67,276,183.59          2.50         6.315             357        66.13           750
 Michigan                           16          8,440,093.30          0.31         6.302             357        65.76           765
 Minnesota                          81         53,699,479.51          1.99         6.214             358        73.98           759
 Mississippi                         1             90,695.00          0.00         6.375             333        44.32           796
 Missouri                           15         11,645,218.95          0.43         6.105             356        71.48           762
 Montana                             9         10,081,518.34          0.37         6.726             359        71.41           768
 Nebraska                            9          5,671,895.64          0.21         5.891             358        75.98           772
 Nevada                             42         28,316,717.69          1.05         6.362             358        70.70           746
 New Hampshire                       3          3,252,287.93          0.12         6.137             358        67.81           727
 New Jersey                        157        121,665,201.73          4.52         6.355             358        67.39           748
 New Mexico                         34         18,570,344.80          0.69         6.266             352        68.90           734
 New York                          251        219,218,567.98          8.14         6.374             358        68.04           752
 North Carolina                     69         43,781,841.56          1.63         6.375             354        69.85           753
 Ohio                               17          8,448,448.56          0.31         6.267             358        68.34           742
 Oklahoma                            4            443,432.34          0.02         6.776             350        71.58           739
 Oregon                             23         12,166,112.29          0.45         6.396             358        71.59           737
 Pennsylvania                       67         44,248,386.26          1.64         6.232             357        70.12           756
 Rhode Island                        4          2,545,000.00          0.09         6.399             352        66.89           760
 South Carolina                     62         36,145,082.47          1.34         6.422             354        67.17           751
 South Dakota                        4          2,794,912.66          0.10         6.141             338        73.53           793
 Tennessee                          14          9,771,435.19          0.36         6.166             359        67.62           772
 Texas                              63         49,262,528.83          1.83         6.258             358        68.61           748
 Utah                               15         10,822,328.05          0.40         6.659             358        71.46           746
 Vermont                             2            780,000.00          0.03         6.442             359        74.33           712
 Virginia                          133         93,783,603.63          3.48         6.332             358        70.52           755
 Washington                         92         54,755,862.94          2.03         6.394             359        74.02           752
 Wisconsin                          11          6,274,525.66          0.23         6.144             358        72.95           752
 Wyoming                             1            393,600.00          0.01         6.625             359        79.86           690
                           ---------------------------------------------------------------------------------------------------------
              Total              3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%          753
                           =========================================================================================================

As of the cut-off date, the greatest five-digit ZIP CODE geographic concentration of Mortgage Loans by principal balance was approximately 0.82% in the 90265 ZIP CODE.

                     GROSS MARGINS OF THE MORTGAGE LOANS

                                                                  % OF
                                                                AGGREGATE
                                              SCHEDULED         SCHEDULED      WEIGHTED       WEIGHTED      WEIGHTED      NON-ZERO
                                              PRINCIPAL         PRINCIPAL      AVERAGE         AVERAGE      AVERAGE       WEIGHTED
                            NUMBER OF        BALANCE AS        BALANCE AS       GROSS          STATED       ORIGINAL      AVERAGE
      GROSS                 MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON        REMAINING     LOAN-TO-       CREDIT
    MARGIN (%)                LOANS         OFF DATE ($)        OFF DATE         (%)            TERM       VALUE (%)       SCORE
-------------------------- ------------  --------------------  ------------   -----------    ------------  -----------   -----------
 0.501 - 1.000                       6     $    2,338,923.00          0.09%        6.323%            360        72.37%          753
 1.001 - 1.500                      18          9,515,423.15          0.35         6.749             305        66.12           737
 1.501 - 2.000                     944        679,503,867.42         25.24         6.583             357        69.09           747
 2.001 - 2.500                      81         55,030,209.48          2.04         6.729             343        65.94           744
 2.501 - 3.000                   2,510      1,945,521,711.40         72.27         6.335             358        67.11           756
                           ---------------------------------------------------------------------------------------------------------
      Total                      3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%          753
                           =========================================================================================================

As of the cut-off date, the weighted average gross margin of the mortgage loans was approximately 2.515%


                 MINIMUM MORTAGE RATES OF THE MORTGAGE LOANS

                                                                  % OF
                                                                AGGREGATE
                                              SCHEDULED         SCHEDULED      WEIGHTED       WEIGHTED      WEIGHTED      NON-ZERO
                                              PRINCIPAL         PRINCIPAL      AVERAGE         AVERAGE      AVERAGE       WEIGHTED
                            NUMBER OF        BALANCE AS        BALANCE AS       GROSS          STATED       ORIGINAL      AVERAGE
 MINIMUM MORTGAGE           MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON        REMAINING     LOAN-TO-       CREDIT
     RATE (%)                 LOANS         OFF DATE ($)        OFF DATE         (%)            TERM       VALUE (%)       SCORE
-------------------------- ------------  --------------------  ------------   -----------    ------------  -----------   -----------
 0.501 - 1.000                       6     $    2,338,923.00          0.09%        6.323%            360        72.37%          753
 1.001 - 1.500                       4          1,746,068.30          0.06         6.701             321        71.75           721
 1.501 - 2.000                     945        679,925,768.83         25.26         6.583             357        69.09           747
 2.001 - 2.500                      81         55,030,209.48          2.04         6.729             343        65.94           744
 2.501 - 3.000                   2,523      1,952,869,164.84         72.55         6.337             358        67.10           756
                           ---------------------------------------------------------------------------------------------------------
      Total                      3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%          753
                           =========================================================================================================

As of the cut-off date, the weighted average minimum mortgage rate of the mortgage loans was approximately 2.519% per annum.


                  MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS

                                                                   % OF
                                                                 AGGREGATE
                                               SCHEDULED         SCHEDULED      WEIGHTED       WEIGHTED      WEIGHTED      NON-ZERO
                                               PRINCIPAL         PRINCIPAL      AVERAGE         AVERAGE      AVERAGE       WEIGHTED
                             NUMBER OF        BALANCE AS        BALANCE AS       GROSS          STATED       ORIGINAL      AVERAGE
  MAXIMUM MORTGAGE           MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON        REMAINING     LOAN-TO-       CREDIT
      RATE (%)                 LOANS         OFF DATE ($)        OFF DATE         (%)            TERM       VALUE (%)       SCORE
--------------------------- ------------  --------------------  ------------   -----------    ------------  -----------   ----------
  8.001 - 8.500                       1     $      546,460.25          0.02%        3.000%            324        80.00%          787
  8.501 - 9.000                       9          5,496,750.77          0.20         4.912             304        66.25           751
  9.001 - 9.500                      13          5,891,038.43          0.22         4.665             302        65.69           769
  9.501 - 10.000                     14          5,008,959.14          0.19         4.975             333        77.59           758
 10.001 - 10.500                     89         65,025,499.13          2.42         5.413             356        69.22           760
 10.501 - 11.000                    493        363,076,149.67         13.49         5.865             355        67.93           758
 11.001 - 11.500                  1,637      1,277,641,483.54         47.46         6.369             358        67.34           757
 11.501 - 12.000                  1,180        860,822,292.32         31.98         6.739             359        68.32           746
 12.001 - 12.500                     90         90,088,895.61          3.35         6.879             359        62.53           747
 12.501 - 13.000                     33         18,312,605.59          0.68         6.895             325        60.49           755
                            --------------------------------------------------------------------------------------------------------
       Total                      3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%          753
                            ========================================================================================================

As of the cut-off date, the weighted average maximum mortgage rate of the mortgage loans was approximately 11.419% per annum.

                     INITIAL RATE CAPS OF THE MORTGAGE LOANS

                                                                    % OF
                                                                  AGGREGATE
                                                SCHEDULED         SCHEDULED      WEIGHTED      WEIGHTED      WEIGHTED      NON-ZERO
                                                PRINCIPAL         PRINCIPAL      AVERAGE        AVERAGE      AVERAGE       WEIGHTED
                              NUMBER OF        BALANCE AS        BALANCE AS       GROSS         STATED       ORIGINAL      AVERAGE
                              MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON       REMAINING     LOAN-TO-       CREDIT
       INITIAL RATE CAP (%)     LOANS         OFF DATE ($)        OFF DATE         (%)           TERM       VALUE (%)       SCORE
 --------------------------- ------------  --------------------  ------------   -----------   ------------  -----------   ----------
 0.000                                92     $   70,820,906.74          2.63%        6.527%           341        60.98%          749
 1.000                                 1            354,409.43          0.01         6.375            301        80.00           709
 2.000                                 6          2,215,507.14          0.08         6.483            336        78.07           762
 4.000                                39         15,768,303.95          0.59         6.080            334        66.20           741
 5.000                             3,420      2,602,551,087.19         96.68         6.406            358        67.76           753
 6.000                                 1            199,920.00          0.01         6.875            359        80.00           737
                             -------------------------------------------------------------------------------------------------------
              Total                3,559     $2,691,910,134.45        100.00%        6.407%           357        67.59%          753
                             =======================================================================================================


               SUBSEQUENT PERIODIC RATE CAPS OF THE MORTGAGE LOANS

                                                                        % OF
                                                                      AGGREGATE
                                                    SCHEDULED         SCHEDULED     WEIGHTED     WEIGHTED      WEIGHTED     NON-ZERO
                                                    PRINCIPAL         PRINCIPAL     AVERAGE       AVERAGE      AVERAGE      WEIGHTED
                                   NUMBER OF       BALANCE AS        BALANCE AS      GROSS        STATED       ORIGINAL     AVERAGE
                                   MORTGAGE        OF THE CUT-       OF THE CUT-     COUPON      REMAINING     LOAN-TO-      CREDIT
SUBSEQUENT PERIODIC RATE CAP (%)     LOANS        OFF DATE ($)        OFF DATE        (%)          TERM       VALUE (%)      SCORE
--------------------------------- -----------  --------------------  ------------  -----------  ------------  -----------  ---------
None                                       92    $   70,820,906.74          2.63%       6.527%          341        60.98%       749
1.000                                      82        75,275,172.96          2.80        6.656           359        74.01        748
2.000                                   3,385     2,545,814,054.75         94.57        6.396           358        67.58        753
                                  --------------------------------------------------------------------------------------------------
             Total                      3,559    $2,691,910,134.45        100.00%       6.407%          357        67.59%       753
                                  ==================================================================================================


              MONTHS TO NEXT RATE ADJUSTMENT OF THE MORTGAGE LOANS

                                                                      % OF
                                                                    AGGREGATE
                                                   SCHEDULED        SCHEDULED      WEIGHTED      WEIGHTED      WEIGHTED     NON-ZERO
                                                   PRINCIPAL        PRINCIPAL      AVERAGE        AVERAGE      AVERAGE      WEIGHTED
                                  NUMBER OF       BALANCE AS       BALANCE AS       GROSS         STATED       ORIGINAL     AVERAGE
                                  MORTGAGE        OF THE CUT-      OF THE CUT-      COUPON       REMAINING     LOAN-TO-      CREDIT
MONTHS TO NEXT RATE ADJUSTMENT      LOANS        OFF DATE ($)       OFF DATE         (%)           TERM       VALUE (%)      SCORE
-------------------------------- -----------  -------------------  ------------   -----------   ------------  -----------  ---------
           0 - 12                         67    $   33,177,809.12         1.23%        6.667%           303        64.01%       741
          13 - 24                         16         7,503,817.87         0.28         4.400            302        67.10        772
          25 - 36                         28        13,850,868.84         0.51         6.246            337        65.14        744
          37 - 48                          1           334,362.95         0.01         4.630            304        75.00        758
          49 - 60                        138        90,396,715.30         3.36         6.482            355        69.10        736
          61 - 72                          2         1,579,989.25         0.06         6.102            303        57.24        739
          73 - 84                        390       276,202,913.45        10.26         6.684            359        70.16        746
          85 - 96                          1           620,862.59         0.02         5.250            302        49.63        757
          97 - 108                        13        12,509,536.38         0.46         5.683            347        66.26        727
         109 - 120                     2,903     2,255,733,258.70        83.80         6.379            358        67.30        755
                                 ---------------------------------------------------------------------------------------------------
            Total                      3,559    $2,691,910,134.45       100.00%        6.407%           357        67.59%       753
                                 ===================================================================================================

                         SERVICERS OF THE MORTGAGE LOANS

                                                                         % OF
                                                                      AGGREGATE
                                                    SCHEDULED         SCHEDULED     WEIGHTED     WEIGHTED      WEIGHTED     NON-ZERO
                                                    PRINCIPAL         PRINCIPAL     AVERAGE       AVERAGE      AVERAGE      WEIGHTED
                                  NUMBER OF        BALANCE AS        BALANCE AS      GROSS        STATED       ORIGINAL     AVERAGE
                                  MORTGAGE         OF THE CUT-       OF THE CUT-     COUPON      REMAINING     LOAN-TO-      CREDIT
            SERVICER                LOANS         OFF DATE ($)        OFF DATE        (%)          TERM       VALUE (%)      SCORE
-------------------------------- ------------  --------------------  ------------  -----------  ------------  -----------   --------
Colonial Savings, F.A.                     9     $    5,550,923.86          0.21%       6.701%          373        75.35%       738
Countrywide Home Loans
  Servicing LP                             1          5,117,523.10          0.19        7.500           348        60.00        704
First Horizon Home Loans Corp.            13          6,889,930.00          0.26        6.677           359        77.17        740
First Republic Bank                       61         51,226,306.25          1.90        6.272           355        59.43        756
Mellon Trust of New England               32         21,142,100.00          0.79        6.680           360        64.20        764
Thornburg Mortgage
  Home Loans, Inc.                       937        658,568,847.25         24.46        6.608           355        69.60        746
Wells Fargo Bank N.A.                  2,506      1,943,414,503.99         72.19        6.335           358        67.12        756
                                 ---------------------------------------------------------------------------------------------------
             Total                     3,559     $2,691,910,134.45        100.00%       6.407%          357        67.59%       753
                                 ===================================================================================================


                    INTEREST ONLY TERMS OF THE MORTGAGE LOANS

                                                                    % OF
                                                                  AGGREGATE
                                                SCHEDULED         SCHEDULED      WEIGHTED       WEIGHTED      WEIGHTED      NON-ZERO
                                                PRINCIPAL         PRINCIPAL      AVERAGE         AVERAGE      AVERAGE       WEIGHTED
                              NUMBER OF        BALANCE AS        BALANCE AS       GROSS          STATED       ORIGINAL      AVERAGE
                              MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON        REMAINING     LOAN-TO-       CREDIT
INTEREST ONLY TERM (MONTHS)     LOANS         OFF DATE ($)        OFF DATE         (%)            TERM       VALUE (%)       SCORE
---------------------------- ------------  --------------------  ------------   -----------    ------------  -----------   ---------
0                                    467     $  302,790,680.82         11.25%        6.134%            356        67.55%        756
36                                     5          1,699,884.33          0.06         3.931             323        79.33         757
60                                    15         19,660,364.00          0.73         6.475             360        64.27         746
84                                    48         34,620,236.00          1.29         6.661             359        69.92         755
120                                3,024      2,333,138,969.30         86.67         6.440             357        67.58         753
                             -------------------------------------------------------------------------------------------------------
            Total                  3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%        753
                             =======================================================================================================


                                    REMAINING
                    INTEREST ONLY TERMS OF THE MORTGAGE LOANS

                                                                   % OF
                                                                 AGGREGATE
                                               SCHEDULED         SCHEDULED      WEIGHTED       WEIGHTED      WEIGHTED      NON-ZERO
                                               PRINCIPAL         PRINCIPAL      AVERAGE         AVERAGE      AVERAGE       WEIGHTED
                             NUMBER OF        BALANCE AS        BALANCE AS       GROSS          STATED       ORIGINAL      AVERAGE
         REMAINING           MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON        REMAINING     LOAN-TO-       CREDIT
INTEREST ONLY TERM (MONTHS)    LOANS         OFF DATE ($)        OFF DATE         (%)            TERM       VALUE (%)       SCORE
--------------------------- ------------  --------------------  ------------   -----------    ------------  -----------   ----------
None                                470     $  303,968,065.15         11.29%        6.123%            356        67.59%          756
1 - 60                               36         27,706,241.61          1.03         6.420             339        63.64           754
61 - 120                          3,053      2,360,235,827.69         87.68         6.443             358        67.63           753
                            --------------------------------------------------------------------------------------------------------
           Total                  3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%          753
                            ========================================================================================================

            CONVERSION AND MODIFIABLE FEATURES OF THE MORTGAGE LOANS

                                                                    % OF
                                                                  AGGREGATE
                                                SCHEDULED         SCHEDULED      WEIGHTED       WEIGHTED      WEIGHTED      NON-ZERO
                                                PRINCIPAL         PRINCIPAL      AVERAGE         AVERAGE      AVERAGE       WEIGHTED
                              NUMBER OF        BALANCE AS        BALANCE AS       GROSS          STATED       ORIGINAL      AVERAGE
   CONVERSION AND MODIFIABLE  MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON        REMAINING     LOAN-TO-       CREDIT
            FEATURE             LOANS         OFF DATE ($)        OFF DATE         (%)            TERM       VALUE (%)       SCORE
---------------------------- ------------  --------------------  ------------   -----------    ------------  -----------   ---------
Convertible and Modifiable            15     $    8,996,309.99          0.33%        6.596%            308        68.80%        737
Neither Convertible nor
  Modifiable                       3,295      2,535,525,851.27         94.19         6.401             358        67.52         753
Only Modifiable                      248        146,738,109.20          5.45         6.504             353        68.70         758
Only Convertible                       1            649,863.99          0.02         6.875             298        56.52         736
                             -------------------------------------------------------------------------------------------------------
             Total                 3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%        753
                             =======================================================================================================


                   ORIGINATION CHANNELS OF THE MORTGAGE LOANS

                                                                   % OF
                                                                 AGGREGATE
                                               SCHEDULED         SCHEDULED      WEIGHTED       WEIGHTED      WEIGHTED      NON-ZERO
                                               PRINCIPAL         PRINCIPAL      AVERAGE         AVERAGE      AVERAGE       WEIGHTED
                             NUMBER OF        BALANCE AS        BALANCE AS       GROSS          STATED       ORIGINAL      AVERAGE
                             MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON        REMAINING     LOAN-TO-       CREDIT
       ORIGINATION CHANNEL     LOANS         OFF DATE ($)        OFF DATE         (%)            TERM       VALUE (%)       SCORE
 -------------------------- ------------  --------------------  ------------   -----------    ------------  -----------   ----------
 Bulk                             2,508     $1,948,953,928.50         72.40%        6.338%            358        67.10%          756
 Correspondent                      965        701,741,259.52         26.07         6.609             355        68.62           747
 Retail                              78         30,608,746.43          1.14         6.005             341        72.83           741
 Wholesale                            8         10,606,200.00          0.39         6.934             360        73.39           738
                            --------------------------------------------------------------------------------------------------------
              Total               3,559     $2,691,910,134.45        100.00%        6.407%            357        67.59%          753
                            ========================================================================================================


              ADDITIONAL COLLATERAL SERVICERS OF THE MORTGAGE LOANS

                                                                        % OF
                                                                      AGGREGATE
                                                    SCHEDULED         SCHEDULED     WEIGHTED     WEIGHTED      WEIGHTED     NON-ZERO
                                                    PRINCIPAL         PRINCIPAL     AVERAGE       AVERAGE      AVERAGE      WEIGHTED
                                  NUMBER OF        BALANCE AS        BALANCE AS      GROSS        STATED       ORIGINAL     AVERAGE
                                  MORTGAGE         OF THE CUT-       OF THE CUT-     COUPON      REMAINING     LOAN-TO-      CREDIT
 ADDITIONAL COLLATERAL SERVICER     LOANS         OFF DATE ($)        OFF DATE        (%)          TERM       VALUE (%)      SCORE
-------------------------------- ------------  --------------------  ------------  -----------  ------------  -----------  ---------
No Additional Collateral               3,547     $2,682,632,994.45         99.66%       6.406%          357        67.50%       753
Mellon Trust of New England                5          4,355,000.00          0.16        6.671           359        93.85        786
Thornburg Mortgage
  Home Loans, Inc.                         7          4,922,140.00          0.18        6.665           359        91.54        652
                                 ---------------------------------------------------------------------------------------------------
             Total                     3,559     $2,691,910,134.45        100.00%       6.407%          357        67.59%       753
                                 ===================================================================================================

          30-DAY DELINQUENCIES OF THE MORTGAGE LOANS SINCE ORIGINATION

                                                                     % OF
                                                                   AGGREGATE
                                                 SCHEDULED         SCHEDULED      WEIGHTED      WEIGHTED      WEIGHTED      NON-ZERO
                                                 PRINCIPAL         PRINCIPAL      AVERAGE        AVERAGE      AVERAGE       WEIGHTED
                               NUMBER OF        BALANCE AS        BALANCE AS       GROSS         STATED       ORIGINAL      AVERAGE
                               MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON       REMAINING     LOAN-TO-       CREDIT
  TIMES 30-59 DAYS DELINQUENT    LOANS         OFF DATE ($)        OFF DATE         (%)           TERM       VALUE (%)       SCORE
----------------------------- ------------  --------------------  ------------   -----------   ------------  -----------   ---------
None                                3,555     $2,689,526,138.75         99.91%        6.407%           357        67.58%        753
One                                     4          2,383,995.70          0.09         6.047            353        76.43         732
                              ------------------------------------------------------------------------------------------------------
             Total                  3,559     $2,691,910,134.45        100.00%        6.407%           357        67.59%        753
                              ======================================================================================================


          60-DAY DELINQUENCIES OF THE MORTGAGE LOANS SINCE ORIGINATION

                                                                      % OF
                                                                    AGGREGATE
                                                  SCHEDULED         SCHEDULED      WEIGHTED     WEIGHTED      WEIGHTED      NON-ZERO
                                                  PRINCIPAL         PRINCIPAL      AVERAGE       AVERAGE      AVERAGE       WEIGHTED
                                NUMBER OF        BALANCE AS        BALANCE AS       GROSS        STATED       ORIGINAL      AVERAGE
                                MORTGAGE         OF THE CUT-       OF THE CUT-      COUPON      REMAINING     LOAN-TO-       CREDIT
   TIMES 60-89 DAYS DELINQUENT    LOANS         OFF DATE ($)        OFF DATE         (%)          TERM       VALUE (%)       SCORE
 ----------------------------- ------------  --------------------  ------------   -----------  ------------  -----------   ---------
 None                                3,559     $2,691,910,134.45        100.00%        6.407%          357        67.59%        753
                               -----------------------------------------------------------------------------------------------------
              Total                  3,559     $2,691,910,134.45        100.00%        6.407%          357        67.59%        753
                               =====================================================================================================


          90-DAY DELINQUENCIES OF THE MORTGAGE LOANS SINCE ORIGINATION

                                                                         % OF
                                                                       AGGREGATE
                                                     SCHEDULED         SCHEDULED    WEIGHTED     WEIGHTED      WEIGHTED     NON-ZERO
                                                     PRINCIPAL         PRINCIPAL    AVERAGE       AVERAGE      AVERAGE      WEIGHTED
                                   NUMBER OF        BALANCE AS        BALANCE AS     GROSS        STATED       ORIGINAL     AVERAGE
                                   MORTGAGE         OF THE CUT-       OF THE CUT-    COUPON      REMAINING     LOAN-TO-      CREDIT
TIMES 90 OR MORE DAYS DELINQUENT     LOANS         OFF DATE ($)        OFF DATE       (%)          TERM       VALUE (%)      SCORE
--------------------------------- ------------  --------------------  ------------ -----------  ------------  -----------  ---------
None                                    3,559     $2,691,910,134.45        100.00%      6.407%          357        67.59%       753
                                  --------------------------------------------------------------------------------------------------
             Total                      3,559     $2,691,910,134.45        100.00%      6.407%          357        67.59%       753
                                  ==================================================================================================

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE B

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS


                                                                                      INITIAL         ADJUSTED
                                    TOTAL                    ORIGINAL   REMAINING    SERVICING       SERVICING
   LOAN                            CURRENT        GROSS        TERM       TERM          FEE             FEE           GROSS
  NUMBER          INDEX          BALANCE ($)    COUPON (%)   (MONTHS)   (MONTHS)      RATE (%)      RATE (%)(1)     MARGIN (%)
  ------          -----          -----------    ----------   --------   --------      --------      -----------     ----------
    1          One-Year CMT        205,011.27  5.3750000000     360        302      0.3775000000    0.3775000000    2.37500000
    2        One-Month LIBOR       696,718.30  6.5000000000     360        304      0.2525000000    0.2525000000    1.37500000
    3        One-Month LIBOR     3,652,169.93  6.6300000000     360        303      0.3775000000    0.3775000000    1.50000000
    4        One-Month LIBOR     3,113,215.95  6.7500000000     360        303      0.3775000000    0.3775000000    1.62500000
    5        One-Month LIBOR     2,000,000.00  6.7500000000     360        304      0.3775000000    0.3775000000    1.75000000
    6        One-Month LIBOR       167,200.00  6.6250000000     360        301      0.2525000000    0.3775000000    1.37500000
    7        One-Month LIBOR     2,577,999.72  6.8750000000     360        301      0.3775000000    0.3775000000    1.50000000
    8        One-Month LIBOR     1,190,737.38  6.8750000000     360        298      0.2525000000    0.2525000000    1.50000000
    9        One-Month LIBOR       614,597.82  6.8750000000     360        299      0.2525000000    0.3775000000    1.50000000
    10       One-Month LIBOR     1,139,351.77  7.0000000000     300        241      0.3775000000    0.3775000000    1.87500000
    11       One-Month LIBOR       616,000.00  6.8750000000     360        356      0.2525000000    0.2525000000    1.50000000
    12       One-Month LIBOR       247,897.90  7.0000000000     360        297      0.2525000000    0.3775000000    1.62500000
    13       One-Month LIBOR     1,858,165.84  7.2500000000     300        241      0.3775000000    0.3775000000    2.12500000
    14       One-Month LIBOR       700,800.00  7.3750000000     300        242      0.3775000000    0.3775000000    2.25000000
    15       One-Month LIBOR       172,652.03  7.2500000000     300        239      0.2525000000    0.3775000000    2.12500000
    16       One-Month LIBOR     5,117,523.10  7.5000000000     360        348      0.2525000000    0.2525000000    2.25000000
    17         One-Year CMT        131,999.02  6.1250000000     360        301      0.3775000000    0.3775000000    2.50000000
    18         One-Year CMT        572,102.89  6.2500000000     360        303      0.3775000000    0.3775000000    2.50000000
    19         One-Year CMT        131,581.75  6.6300000000     360        304      0.3775000000    0.3775000000    2.50000000
    20         One-Year CMT        225,000.00  6.3800000000     360        302      0.3775000000    0.3775000000    2.50000000
    21        One-Year LIBOR       293,615.91  4.0000000000     360        302      0.2525000000    0.3775000000    1.87500000
    22        One-Year LIBOR       109,676.80  6.3800000000     360        303      0.3775000000    0.3775000000    1.87500000
    23        One-Year LIBOR       255,762.89  6.3750000000     360        359      0.2525000000    0.3775000000    1.87500000
    24        One-Year LIBOR       699,382.41  6.6250000000     360        359      0.2525000000    0.2525000000    1.87500000
    25        One-Year LIBOR       275,311.05  7.2500000000     360        302      0.2525000000    0.3775000000    1.87500000
    26        One-Year LIBOR       546,460.25  3.0000000000     360        324      0.2525000000    0.2525000000    1.87500000
    27        One-Year LIBOR       202,500.00  3.1250000000     360        325      0.2525000000    0.3775000000    1.87500000
    28        One-Year LIBOR       629,999.98  3.6250000000     360        302      0.2525000000    0.2525000000    1.87500000
    29        One-Year LIBOR       418,000.00  3.6300000000     360        302      0.2525000000    0.2525000000    1.87500000

                                                                                     INTEREST
                                                     RATE                              ONLY
                                                  ADJUSTABLE     FIRST      PERIOD   REMAINING
   LOAN         MAXIMUM       MINIMUM     MONTHS   FREQUENCY      RATE       RATE      TERM
  NUMBER       RATE (%)       RATE (%)   TO ROLL  (MONTHS)(2)   CAP (%)    CAP (%)   (MONTHS)
  ------       --------       --------   -------  -----------   -------    -------   --------
    1        10.0000000000  2.3750000000    2         12        2.00000    2.00000      N/A
    2        9.2500000000   1.3750000000    1          1          N/A        N/A        64
    3        10.7500000000  1.5000000000    1          1          N/A        N/A        63
    4        13.0000000000  1.6250000000    1          1          N/A        N/A        63
    5        8.8750000000   1.7500000000    1          1          N/A        N/A        64
    6        10.1250000000  1.3750000000    1          1          N/A        N/A        61
    7        10.7500000000  1.5000000000    1          1          N/A        N/A        61
    8        10.7500000000  1.5000000000    1          1          N/A        N/A        58
    9        10.7500000000  1.5000000000    1          1          N/A        N/A        59
    10       13.0000000000  1.8750000000    1          1          N/A        N/A        61
    11       12.0000000000  1.5000000000    1          1          N/A        N/A        116
    12       11.0000000000  1.6250000000    1          1          N/A        N/A        57
    13       13.0000000000  2.1250000000    1          1          N/A        N/A        61
    14       13.0000000000  2.2500000000    1          1          N/A        N/A        62
    15       13.0000000000  2.1250000000    1          1          N/A        N/A        59
    16       12.0000000000  2.2500000000    1          1          N/A        N/A        108
    17       10.6250000000  2.5000000000    1         12        4.00000    2.00000      N/A
    18       10.4041570827  2.5000000000    3         12        4.00000    2.00000      N/A
    19       10.0000000000  2.5000000000    4         12        4.00000    2.00000      N/A
    20       10.9000000000  2.5000000000    2         12        4.00000    2.00000      62
    21       9.0000000000   1.8750000000    1         12        4.00000    2.00000      N/A
    22       9.8750000000   1.8750000000    3         12        4.00000    2.00000      N/A
    23       11.3750000000  1.8750000000    35        12        4.00000    2.00000      N/A
    24       11.6250000000  1.8750000000    35        12        4.00000    2.00000      N/A
    25       9.1250000000   1.8750000000    10        12        4.00000    2.00000      N/A
    26       8.5000000000   1.8750000000    12        12        4.00000    2.00000      N/A
    27       8.7500000000   1.8750000000    1         12        5.00000    2.00000       1
    28       8.6250000000   1.8750000000    9         12        4.00000    2.00000      N/A
    29       8.6250000000   1.8750000000    9         12        4.00000    2.00000      62




                                                                                      INITIAL         ADJUSTED
                                    TOTAL                    ORIGINAL   REMAINING    SERVICING       SERVICING
   LOAN                            CURRENT        GROSS        TERM       TERM          FEE             FEE           GROSS
  NUMBER          INDEX          BALANCE ($)    COUPON (%)   (MONTHS)   (MONTHS)      RATE (%)      RATE (%)(1)     MARGIN (%)
  ------          -----          -----------    ----------   --------   --------      --------      -----------     ----------
    30        One-Year LIBOR       369,745.68  5.7500000000     360        312      0.2525000000    0.2525000000    1.87500000
    31        One-Year LIBOR     1,500,000.00  6.2500000000     360        360      0.2525000000    0.2525000000    1.87500000
    32        One-Year LIBOR       396,000.00  6.2500000000     300        240      0.2525000000    0.3775000000    1.87500000
    33        One-Year LIBOR       161,500.00  6.2500000000     360        360      0.2525000000    0.3775000000    1.87500000
    34        One-Year LIBOR       212,000.00  6.3800000000     360        303      0.3775000000    0.3775000000    1.87500000
    35        One-Year LIBOR     3,617,050.00  6.3750000000     360        343      0.2525000000    0.2525000000    1.87500000
    36        One-Year LIBOR       718,932.55  6.3750000000     360        318      0.2525000000    0.3775000000    1.87500000
    37        One-Year LIBOR       594,000.00  6.5000000000     360        359      0.2525000000    0.2525000000    1.87500000
    38        One-Year LIBOR       306,400.00  6.5000000000     360        326      0.2525000000    0.3775000000    1.87500000
    39        One-Year LIBOR     1,992,000.00  6.6250000000     360        340      0.2525000000    0.2525000000    1.87500000
    40        One-Year LIBOR       320,000.00  6.6250000000     360        359      0.2525000000    0.3775000000    1.87500000
    41        One-Year LIBOR       146,650.00  6.7500000000     360        360      0.2525000000    0.3775000000    1.87500000
    42        One-Year LIBOR       459,700.00  7.0000000000     360        359      0.2525000000    0.2525000000    1.87500000
    43        Three-Year CMT        92,782.77  4.8800000000     360        304      0.2525000000    0.3775000000    1.87500000
    44       Six-Month LIBOR       592,650.00  6.3970724711     360        350      0.2745724711    0.2745724711    1.94121741
    45       Six-Month LIBOR           924.10  7.2500000000     360        302      0.3775000000    0.3775000000    2.25000000
    46         One-Year CMT        472,455.93  4.2500000000     360        304      0.2525000000    0.2525000000    2.50000000
    47         One-Year CMT        160,794.79  4.2500000000     360        303      0.2525000000    0.3775000000    2.50000000
    48         One-Year CMT        279,023.62  5.8750000000     360        301      0.2525000000    0.3775000000    2.50000000
    49         One-Year CMT        371,167.76  6.2500000000     360        302      0.2525000000    0.2525000000    2.50000000
    50         One-Year CMT        421,901.41  6.7500000000     360        300      0.3775000000    0.3775000000    2.75000000
    51         One-Year CMT        313,223.41  6.6250000000     360        359      0.2525000000    0.3775000000    2.50000000
    52         One-Year CMT        750,000.00  4.4000000000     360        302      0.2525000000    0.2525000000    2.50000000
    53         One-Year CMT      1,000,000.00  6.3000000000     360        303      0.2525000000    0.2525000000    2.50000000
    54         One-Year CMT        532,000.00  6.3750000000     360        360      0.2525000000    0.2525000000    2.50000000
    55         One-Year CMT        620,000.00  6.7500000000     360        359      0.2525000000    0.2525000000    2.50000000
    56         One-Year CMT        130,500.00  6.8750000000     360        359      0.2525000000    0.3775000000    2.50000000
    57         One-Year CMT        209,600.00  6.8750000000     360        359      0.2525000000    0.3775000000    2.50000000
    58         One-Year CMT        285,440.00  7.3750000000     360        298      0.2525000000    0.3775000000    2.50000000
    59         One-Year CMT      1,150,000.00  7.5000000000     360        299      0.2525000000    0.2525000000    2.50000000
    60        One-Year LIBOR       335,206.58  4.8750000000     360        302      0.2525000000    0.2525000000    1.87500000
    61        One-Year LIBOR        71,497.15  5.0000000000     360        302      0.2525000000    0.3775000000    2.25000000
    62        One-Year LIBOR       674,250.18  5.6250000000     360        301      0.2525000000    0.2525000000    1.87500000
    63        One-Year LIBOR       150,000.00  5.8750000000     360        360      0.2525000000    0.3775000000    1.87500000

                                                                                     INTEREST
                                                     RATE                              ONLY
                                                  ADJUSTABLE     FIRST      PERIOD   REMAINING
   LOAN         MAXIMUM       MINIMUM     MONTHS   FREQUENCY      RATE       RATE      TERM
  NUMBER       RATE (%)       RATE (%)   TO ROLL  (MONTHS)(2)   CAP (%)    CAP (%)   (MONTHS)
  ------       --------       --------   -------  -----------   -------    -------   --------
    30       10.3750000000  1.8750000000    12        12        4.00000    2.00000      72
    31       11.2500000000  1.8750000000    36        12        4.00000    2.00000      120
    32       11.2500000000  1.8750000000    34        12        4.00000    2.00000      60
    33       11.2500000000  1.8750000000    36        12        4.00000    2.00000      120
    34       10.2500000000  1.8750000000    3         12        4.00000    2.00000      63
    35       11.3750000000  1.8750000000    35        12        4.00000    2.00000      103
    36       11.3750000000  1.8750000000    34        12        4.00000    2.00000      78
    37       11.5000000000  1.8750000000    35        12        4.00000    2.00000      119
    38       11.5000000000  1.8750000000    34        12        4.00000    2.00000      86
    39       11.6250000000  1.8750000000    34        12        4.00000    2.00000      100
    40       11.6250000000  1.8750000000    35        12        4.00000    2.00000      35
    41       11.7500000000  1.8750000000    36        12        4.00000    2.00000      120
    42       12.0000000000  1.8750000000    35        12        4.00000    2.00000      119
    43       9.0000000000   1.8750000000    16        36        4.00000    2.00000      N/A
    44       11.2867101156  1.9412174133    30         6        4.00000    1.17658      110
    45       10.7500000000  2.2500000000    2          6        5.00000    2.00000      N/A
    46       9.2500000000   2.5000000000    30        12        5.00000    2.00000      N/A
    47       9.2500000000   2.5000000000    33        12        5.00000    2.00000      N/A
    48       10.8750000000  2.5000000000    1         12        5.00000    2.00000      N/A
    49       11.2500000000  2.5000000000    2         12        5.00000    2.00000      N/A
    50       11.7500000000  2.7500000000    12        12        2.00000    2.00000      N/A
    51       11.6250000000  2.5000000000    59        12        5.00000    2.00000      N/A
    52       9.1250000000   2.5000000000    23        12        5.00000    2.00000      62
    53       11.3000000000  2.5000000000    3         12        5.00000    2.00000      63
    54       11.3750000000  2.5000000000    60        12        5.00000    2.00000      60
    55       11.7500000000  2.5000000000    59        12        5.00000    2.00000      59
    56       11.8750000000  2.5000000000    59        12        5.00000    2.00000      119
    57       11.8750000000  2.5000000000    59        12        5.00000    2.00000      59
    58       11.3000000000  2.5000000000    10        12        5.00000    2.00000      58
    59       11.8750000000  2.5000000000    11        12        5.00000    2.00000      59
    60       9.8750000000   1.8750000000    20        12        5.00000    2.00000      N/A
    61       10.0000000000  2.2500000000    2         12        5.00000    2.00000      N/A
    62       10.6250000000  1.8750000000    13        12        5.00000    2.00000      N/A
    63       10.8750000000  1.8750000000    60        12        5.00000    2.00000      N/A


                                                                                      INITIAL         ADJUSTED
                                    TOTAL                    ORIGINAL   REMAINING    SERVICING       SERVICING
   LOAN                            CURRENT        GROSS        TERM       TERM          FEE             FEE           GROSS
  NUMBER          INDEX          BALANCE ($)    COUPON (%)   (MONTHS)   (MONTHS)      RATE (%)      RATE (%)(1)     MARGIN (%)
  ------          -----          -----------    ----------   --------   --------      --------      -----------     ----------
    64        One-Year LIBOR       123,530.41  6.1250000000     360        301      0.2525000000    0.2525000000    2.25000000
    65        One-Year LIBOR        98,500.00  6.1250000000     360        360      0.2525000000    0.3775000000    1.87500000
    66       One-Month LIBOR       455,000.00  6.3000000000     360        360      0.2525000000    0.2525000000    1.87500000
    67        One-Year LIBOR       424,546.63  6.3750000000     360        322      0.2525000000    0.2525000000    1.87500000
    68        One-Year LIBOR       343,081.94  6.3750000000     360        359      0.2525000000    0.3775000000    1.87500000
    69        One-Year LIBOR       827,230.90  6.5000000000     360        302      0.2525000000    0.2525000000    2.25000000
    70        One-Year LIBOR       965,061.32  6.5000000000     360        358      0.2525000000    0.3775000000    1.87500000
    71        One-Year LIBOR       384,660.32  6.6250000000     360        360      0.2525000000    0.3775000000    1.87500000
    72        One-Year LIBOR     2,234,107.54  6.7500000000     360        359      0.2525000000    0.2525000000    1.87500000
    73        One-Year LIBOR       152,000.00  7.0000000000     360        360      0.2525000000    0.3775000000    1.87500000
    74        One-Year LIBOR     1,859,852.11  4.0000000000     360        302      0.2525000000    0.2525000000    1.87500000
    75        One-Year LIBOR       500,000.00  4.1250000000     360        299      0.2525000000    0.2525000000    1.87500000
    76        One-Year LIBOR       961,150.00  4.1300000000     360        304      0.2525000000    0.2525000000    1.87500000
    77        One-Year LIBOR       499,998.62  4.2500000000     360        300      0.2525000000    0.2525000000    1.87500000
    78        One-Year LIBOR       653,609.74  4.2500000000     360        301      0.2525000000    0.3775000000    1.87500000
    79        One-Year LIBOR       921,000.00  4.3750000000     360        301      0.2525000000    0.2525000000    1.87500000
    80        One-Year LIBOR       353,118.25  4.6300000000     360        303      0.2525000000    0.2525000000    1.87500000
    81        One-Year LIBOR       599,830.21  5.1250000000     360        300      0.2525000000    0.2525000000    1.87500000
    82        One-Year LIBOR       212,685.61  5.2500000000     360        300      0.2525000000    0.3775000000    1.87500000
    83        One-Year LIBOR       298,600.00  5.8750000000     360        358      0.2525000000    0.3775000000    1.87500000
    84        One-Year LIBOR       696,000.00  6.0000000000     360        359      0.2525000000    0.2525000000    1.87500000
    85        One-Year LIBOR       185,000.00  6.0000000000     360        360      0.2525000000    0.3775000000    1.87500000
    86        One-Year LIBOR       500,000.00  6.1250000000     360        360      0.2525000000    0.2525000000    1.87500000
    87        One-Year LIBOR       458,000.00  6.1250000000     360        359      0.2525000000    0.3775000000    1.87500000
    88        One-Year LIBOR     1,540,000.00  6.1250000000     360        359      0.2525000000    0.2525000000    1.87500000
    89        One-Year LIBOR     3,141,000.00  6.2500000000     360        359      0.2525000000    0.2525000000    1.87500000
    90        One-Year LIBOR       308,950.00  6.2500000000     360        358      0.2525000000    0.3775000000    1.87500000
    91        One-Year LIBOR     1,650,000.00  6.2500000000     360        360      0.2525000000    0.2525000000    1.87500000
    92        One-Year LIBOR     3,189,960.00  6.3750000000     360        342      0.2525000000    0.2525000000    1.87500000
    93        One-Year LIBOR     7,634,899.91  6.3750000000     360        336      0.2525000000    0.2525000000    1.87500000
    94        One-Year LIBOR     2,743,647.55  6.3750000000     360        336      0.2525000000    0.3775000000    1.87500000
    95        One-Year LIBOR     8,250,000.00  6.3750000000     360        360      0.2525000000    0.2525000000    1.87500000
    96        One-Year LIBOR     4,092,050.00  6.5000000000     360        356      0.2525000000    0.2525000000    1.87500000
    97        One-Year LIBOR     2,416,199.67  6.5000000000     360        357      0.2525000000    0.3775000000    1.92652720

                                                                                     INTEREST
                                                     RATE                              ONLY
                                                  ADJUSTABLE     FIRST      PERIOD   REMAINING
   LOAN         MAXIMUM       MINIMUM     MONTHS   FREQUENCY      RATE       RATE      TERM
  NUMBER       RATE (%)       RATE (%)   TO ROLL  (MONTHS)(2)   CAP (%)    CAP (%)   (MONTHS)
  ------       --------       --------   -------  -----------   -------    -------   --------
    64       11.1250000000  2.2500000000    1         12        5.00000    2.00000      N/A
    65       11.1250000000  1.8750000000    60        12        5.00000    2.00000      N/A
    66       12.3000000000  1.8750000000    60         1          N/A        N/A        N/A
    67       11.3750000000  1.8750000000    58        12        5.00000    2.00000      N/A
    68       11.3750000000  1.8750000000    59        12        5.00000    2.00000      N/A
    69       11.5000000000  2.2500000000    2         12        5.00000    2.00000      N/A
    70       11.5000000000  1.8750000000    58        12        5.00000    2.00000      N/A
    71       11.6250000000  1.8750000000    60        12        5.00000    2.00000      N/A
    72       11.7500000000  1.8750000000    59        12        5.00000    2.00000      N/A
    73       12.0000000000  1.8750000000    60        12        5.00000    2.00000      N/A
    74       9.0000000000   1.8750000000    24        12        5.00000    2.00000      62
    75       9.1250000000   1.8750000000    22        12        5.00000    2.00000      59
    76       9.1250000000   1.8750000000    23        12        5.00000    2.00000      64
    77       9.2500000000   1.8750000000    23        12        5.00000    2.00000      60
    78       9.2500000000   1.8750000000    26        12        5.00000    2.00000      61
    79       9.3750000000   1.8750000000    23        12        5.00000    2.00000      61
    80       9.6250000000   1.8750000000    20        12        5.00000    2.00000      63
    81       10.1250000000  1.8750000000    28        12        5.00000    2.00000      60
    82       10.2500000000  1.8750000000    13        12        5.00000    2.00000      60
    83       10.8750000000  1.8750000000    58        12        5.00000    2.00000      118
    84       11.0000000000  1.8750000000    59        12        5.00000    2.00000      119
    85       11.0000000000  1.8750000000    60        12        5.00000    2.00000      120
    86       11.1250000000  1.8750000000    60        12        5.00000    2.00000      120
    87       11.1250000000  1.8750000000    59        12        5.00000    2.00000      119
    88       11.1250000000  1.8750000000    59        12        5.00000    2.00000      59
    89       11.2500000000  1.8750000000    59        12        5.00000    2.00000      119
    90       11.2500000000  1.8750000000    58        12        5.00000    2.00000      118
    91       11.2500000000  1.8750000000    60        12        5.00000    2.00000      60
    92       11.3750000000  1.8750000000    58        12        5.00000    1.61128      102
    93       11.3750000000  1.8750000000    59        12        5.00000    2.00000      96
    94       11.3750000000  1.8750000000    58        12        5.00000    2.00000      96
    95       11.3750000000  1.8750000000    60        12        5.00000    2.00000      60
    96       11.5000000000  1.8750000000    59        12        5.00000    2.00000      116
    97       11.5000000000  1.9265271985    57        12        5.00000    2.00000      117



                                                                                      INITIAL         ADJUSTED
                                    TOTAL                    ORIGINAL   REMAINING    SERVICING       SERVICING
   LOAN                            CURRENT        GROSS        TERM       TERM          FEE             FEE           GROSS
  NUMBER          INDEX          BALANCE ($)    COUPON (%)   (MONTHS)   (MONTHS)      RATE (%)      RATE (%)(1)     MARGIN (%)
  ------          -----          -----------    ----------   --------   --------      --------      -----------     ----------
    98        One-Year LIBOR       550,700.00  6.5000000000     360        360      0.2525000000    0.3775000000    1.87500000
    99        One-Year LIBOR     8,153,700.00  6.6250000000     360        360      0.2525000000    0.2525000000    1.87500000
   100        One-Year LIBOR       660,100.00  6.6250000000     360        359      0.2525000000    0.3775000000    1.87500000
   101        One-Year LIBOR       234,764.00  6.6250000000     360        360      0.2525000000    0.3775000000    1.87500000
   102        One-Year LIBOR       236,800.00  6.7500000000     360        360      0.2525000000    0.3775000000    1.87500000
   103        One-Year LIBOR     2,918,895.48  6.7500000000     360        352      0.2525000000    0.2525000000    1.87500000
   104        One-Year LIBOR     1,176,350.00  6.7500000000     360        355      0.2525000000    0.3775000000    1.87500000
   105        One-Year LIBOR     5,925,688.00  6.8750000000     360        360      0.2525000000    0.2525000000    1.87500000
   106        One-Year LIBOR     1,169,076.00  6.8750000000     360        359      0.2525000000    0.3775000000    1.87500000
   107        One-Year LIBOR       316,000.00  6.8750000000     360        360      0.2525000000    0.3775000000    1.87500000
   108        One-Year LIBOR     1,104,000.00  7.0000000000     360        360      0.2525000000    0.2525000000    1.87500000
   109        One-Year LIBOR       341,200.00  7.0000000000     360        360      0.2525000000    0.3775000000    1.87500000
   110        One-Year LIBOR     1,387,500.00  7.0000000000     360        360      0.2525000000    0.2525000000    1.87500000
   111        One-Year LIBOR       170,400.00  7.1250000000     360        360      0.2525000000    0.3775000000    1.87500000
   112        One-Year LIBOR       188,000.00  7.2500000000     360        360      0.2525000000    0.3775000000    1.87500000
   113       One-Month LIBOR     1,200,000.00  5.7500000000     360        360      0.2525000000    0.2525000000    1.87500000
   114       One-Month LIBOR       695,200.00  5.9000000000     360        359      0.2525000000    0.2525000000    1.87500000
   115       One-Month LIBOR     1,500,000.00  5.9500000000     360        359      0.2525000000    0.2525000000    1.87500000
   116       One-Month LIBOR       613,000.00  6.0000000000     360        359      0.2525000000    0.2525000000    1.87500000
   117       One-Month LIBOR       730,000.00  6.0500000000     360        359      0.2525000000    0.2525000000    1.87500000
   118       One-Month LIBOR       401,250.00  6.0500000000     360        360      0.2525000000    0.3775000000    1.87500000
   119       One-Month LIBOR       250,000.00  6.1000000000     360        358      0.2525000000    0.3775000000    1.87500000
   120       One-Month LIBOR       540,000.00  6.1500000000     360        360      0.2525000000    0.2525000000    1.87500000
   121       One-Month LIBOR     1,500,000.00  6.3000000000     360        360      0.2525000000    0.2525000000    1.87500000
   122       One-Month LIBOR       784,000.00  6.3500000000     360        360      0.2525000000    0.2525000000    1.87500000
   123       Six-Month LIBOR       238,687.36  5.6250000000     360        358      0.2525000000    0.3775000000    2.25000000
   124       Six-Month LIBOR       642,116.17  6.8750000000     360        358      0.2525000000    0.2525000000    2.50000000
   125       Six-Month LIBOR     1,960,000.00  6.0000000000     360        357      0.2525000000    0.2525000000    2.25000000
   126       Six-Month LIBOR     1,912,500.00  6.1250000000     360        360      0.2525000000    0.2525000000    1.87500000
   127       Six-Month LIBOR       960,000.00  6.5000000000     360        359      0.2525000000    0.2525000000    1.87500000
   128       Six-Month LIBOR       151,200.00  6.5000000000     360        360      0.2525000000    0.3775000000    1.87500000
   129       Six-Month LIBOR     2,250,000.00  6.5000000000     360        358      0.2525000000    0.2525000000    1.87500000
   130       Six-Month LIBOR       432,000.00  6.6250000000     360        359      0.2525000000    0.2525000000    1.87500000
   131       Six-Month LIBOR       403,000.00  6.7500000000     360        359      0.2525000000    0.3775000000    1.87500000

                                                                                     INTEREST
                                                     RATE                              ONLY
                                                  ADJUSTABLE     FIRST      PERIOD   REMAINING
   LOAN         MAXIMUM       MINIMUM     MONTHS   FREQUENCY      RATE       RATE      TERM
  NUMBER       RATE (%)       RATE (%)   TO ROLL  (MONTHS)(2)   CAP (%)    CAP (%)   (MONTHS)
  ------       --------       --------   -------  -----------   -------    -------   --------
    98       11.5000000000  1.8750000000    60        12        5.00000    2.00000      60
    99       11.6250000000  1.8750000000    60        12        5.00000    2.00000      120
   100       11.6250000000  1.8750000000    59        12        5.00000    2.00000      119
   101       11.6250000000  1.8750000000    60        12        5.00000    2.00000      60
   102       11.7500000000  1.8750000000    60        12        5.00000    2.00000      120
   103       11.7500000000  1.8750000000    59        12        5.00000    2.00000      112
   104       11.7500000000  1.8750000000    59        12        5.00000    2.00000      115
   105       11.8750000000  1.8750000000    60        12        5.00000    2.00000      120
   106       11.8750000000  1.8750000000    59        12        5.00000    2.00000      119
   107       11.8750000000  1.8750000000    60        12        5.00000    2.00000      60
   108       12.0000000000  1.8750000000    60        12        5.00000    2.00000      120
   109       12.0000000000  1.8750000000    60        12        5.00000    2.00000      120
   110       12.0000000000  1.8750000000    60        12        5.00000    2.00000      60
   111       12.1250000000  1.8750000000    60        12        5.00000    2.00000      120
   112       12.2500000000  1.8750000000    60        12        5.00000    2.00000      120
   113       11.7500000000  1.8750000000    60         1          N/A        N/A        120
   114       11.9000000000  1.8750000000    59         1          N/A        N/A        119
   115       11.9500000000  1.8750000000    59         1          N/A        N/A        119
   116       12.0000000000  1.8750000000    59         1          N/A        N/A        119
   117       12.0500000000  1.8750000000    59         1          N/A        N/A        119
   118       12.0500000000  1.8750000000    60         1          N/A        N/A        120
   119       12.1000000000  1.8750000000    58         1          N/A        N/A        118
   120       12.1500000000  1.8750000000    60         1          N/A        N/A        120
   121       12.3000000000  1.8750000000    60         1          N/A        N/A        120
   122       12.3500000000  1.8750000000    60         1          N/A        N/A        120
   123       10.6250000000  2.2500000000    58         6        5.00000    1.00000      N/A
   124       11.8750000000  2.5000000000    58         6        5.00000    1.00000      N/A
   125       11.0000000000  2.2500000000    57         6        5.00000    1.00000      117
   126       11.1250000000  1.8750000000    60         6        5.00000    1.00000      120
   127       11.5000000000  1.8750000000    59         6        5.00000    1.00000      119
   128       11.5000000000  1.8750000000    60         6        5.00000    1.00000      120
   129       11.5000000000  1.8750000000    58         6        5.00000    1.00000      58
   130       11.6250000000  1.8750000000    59         6        5.00000    1.00000      119
   131       11.7500000000  1.8750000000    59         6        5.00000    1.00000      119


                                                                                      INITIAL         ADJUSTED
                                    TOTAL                    ORIGINAL   REMAINING    SERVICING       SERVICING
   LOAN                            CURRENT        GROSS        TERM       TERM          FEE             FEE           GROSS
  NUMBER          INDEX          BALANCE ($)    COUPON (%)   (MONTHS)   (MONTHS)      RATE (%)      RATE (%)(1)     MARGIN (%)
  ------          -----          -----------    ----------   --------   --------      --------      -----------     ----------
   132       Six-Month LIBOR     1,855,000.00  6.7500000000     360        360      0.2525000000    0.2525000000    1.87500000
   133       Six-Month LIBOR       264,800.00  6.7500000000     360        359      0.2525000000    0.3775000000    1.87500000
   134       Six-Month LIBOR       600,000.00  6.8750000000     360        360      0.2525000000    0.2525000000    2.25000000
   135       Six-Month LIBOR       639,200.00  7.0000000000     360        360      0.2525000000    0.2525000000    1.87500000
   136       Six-Month LIBOR     1,225,000.00  7.1250000000     360        359      0.2525000000    0.2525000000    2.25000000
   137       Six-Month LIBOR       354,409.43  6.3750000000     360        301      0.3775000000    0.3775000000    1.62500000
   138         One-Year CMT        222,574.07  5.2500000000     360        303      0.2525000000    0.3775000000    2.50000000
   139         One-Year CMT        395,650.62  6.6250000000     360        359      0.2525000000    0.3775000000    2.50000000
   140         One-Year CMT        480,000.00  6.7500000000     360        360      0.2525000000    0.2525000000    2.50000000
   141         One-Year CMT        300,000.00  6.5000000000     360        359      0.2525000000    0.3775000000    2.50000000
   142         One-Year CMT        177,600.00  6.5000000000     360        359      0.2525000000    0.3775000000    2.50000000
   143         One-Year CMT      2,364,167.00  6.6250000000     360        360      0.2525000000    0.2525000000    2.50000000
   144         One-Year CMT        112,856.00  6.6250000000     360        359      0.2525000000    0.3775000000    2.75000000
   145         One-Year CMT      1,330,000.00  6.7500000000     360        360      0.2525000000    0.2525000000    2.50000000
   146         One-Year CMT      2,100,000.00  6.7500000000     360        359      0.2525000000    0.2525000000    2.50000000
   147         One-Year CMT      1,662,500.00  6.7500000000     360        360      0.2525000000    0.2525000000    2.50000000
   148         One-Year CMT        430,000.00  7.0000000000     360        301      0.2525000000    0.2525000000    2.50000000
   149         One-Year CMT      2,600,000.00  7.1250000000     360        359      0.2525000000    0.2525000000    2.50000000
   150        One-Year LIBOR     2,371,517.52  6.3750000000     360        358      0.2525000000    0.2525000000    1.87500000
   151        One-Year LIBOR       800,003.27  6.3750000000     360        343      0.2525000000    0.3775000000    1.87500000
   152        One-Year LIBOR       479,566.07  6.5000000000     360        360      0.2525000000    0.2525000000    1.87500000
   153        One-Year LIBOR     1,395,537.27  6.5000000000     360        359      0.2525000000    0.2525000000    1.87500000
   154        One-Year LIBOR       250,873.00  6.5000000000     360        359      0.2525000000    0.3775000000    1.87500000
   155        One-Year LIBOR       299,735.32  6.6250000000     360        359      0.2525000000    0.3775000000    1.87500000
   156        One-Year LIBOR       284,000.00  6.7500000000     360        360      0.2525000000    0.3775000000    1.87500000
   157        One-Year LIBOR       984,172.48  6.8750000000     360        359      0.2525000000    0.2525000000    1.87500000
   158        One-Year LIBOR       234,304.52  6.8750000000     360        358      0.2525000000    0.3775000000    1.87500000
   159        One-Year LIBOR       219,819.67  7.0000000000     360        359      0.2525000000    0.3775000000    1.87500000
   160        One-Year LIBOR       334,362.95  4.6300000000     360        304      0.2525000000    0.3775000000    1.87500000
   161        One-Year LIBOR       303,950.00  5.7500000000     360        358      0.2525000000    0.3775000000    1.87500000
   162        One-Year LIBOR       257,073.00  5.8750000000     360        359      0.2525000000    0.3775000000    1.00000000
   163        One-Year LIBOR       579,000.00  6.0000000000     360        359      0.2525000000    0.2525000000    1.87500000
   164        One-Year LIBOR       320,000.00  6.0000000000     360        359      0.2525000000    0.3775000000    1.87500000
   165        One-Year LIBOR       288,000.00  6.1250000000     360        359      0.2525000000    0.3775000000    1.87500000

                                                                                     INTEREST
                                                     RATE                              ONLY
                                                  ADJUSTABLE     FIRST      PERIOD   REMAINING
   LOAN         MAXIMUM       MINIMUM     MONTHS   FREQUENCY      RATE       RATE      TERM
  NUMBER       RATE (%)       RATE (%)   TO ROLL  (MONTHS)(2)   CAP (%)    CAP (%)   (MONTHS)
  ------       --------       --------   -------  -----------   -------    -------   --------
   132       11.7500000000  1.8750000000    60         6        5.00000    1.00000      60
   133       11.7500000000  1.8750000000    59         6        5.00000    1.00000      59
   134       12.8750000000  2.2500000000    60         6        5.00000    1.00000      120
   135       12.0000000000  1.8750000000    60         6        5.00000    1.00000      120
   136       12.1250000000  2.2500000000    59         6        5.00000    1.00000      119
   137       11.8750000000  1.6250000000    1          6        1.00000    1.00000      61
   138       10.2500000000  2.5000000000    27        12        5.00000    2.00000      N/A
   139       11.6250000000  2.5000000000    83        12        5.00000    2.00000      N/A
   140       11.7500000000  2.5000000000    84        12        5.00000    2.00000      N/A
   141       11.5000000000  2.5000000000    83        12        5.00000    2.00000      119
   142       11.5000000000  2.5000000000    83        12        5.00000    2.00000      83
   143       11.6250000000  2.5000000000    84        12        5.00000    2.00000      120
   144       11.6250000000  2.7500000000    83        12        5.00000    2.00000      119
   145       11.7500000000  2.5000000000    84        12        5.00000    2.00000      120
   146       11.7500000000  2.5000000000    83        12        5.00000    2.00000      119
   147       11.7500000000  2.5000000000    84        12        5.00000    2.00000      84
   148       12.0000000000  2.5000000000    25        12        5.00000    2.00000      61
   149       12.1250000000  2.5000000000    83        12        5.00000    2.00000      119
   150       11.3750000000  1.8750000000    82        12        5.00000    2.00000      N/A
   151       11.3750000000  1.8750000000    83        12        5.00000    2.00000      N/A
   152       11.5000000000  1.8750000000    84        12        5.00000    2.00000      N/A
   153       11.5000000000  1.8750000000    83        12        5.00000    2.00000      N/A
   154       11.5000000000  1.8750000000    83        12        5.00000    2.00000      N/A
   155       11.6250000000  1.8750000000    83        12        5.00000    2.00000      N/A
   156       11.7500000000  1.8750000000    84        12        5.00000    2.00000      N/A
   157       11.8750000000  1.8750000000    83        12        5.00000    2.00000      N/A
   158       11.8750000000  1.8750000000    82        12        5.00000    2.00000      N/A
   159       12.0000000000  1.8750000000    83        12        5.00000    2.00000      N/A
   160       9.6250000000   1.8750000000    48        12        5.00000    2.00000      64
   161       10.7500000000  1.8750000000    82        12        5.00000    2.00000      118
   162       10.8750000000  1.0000000000    83        12        5.00000    2.00000      119
   163       11.0000000000  1.8750000000    83        12        5.00000    2.00000      119
   164       11.0000000000  1.8750000000    83        12        5.00000    2.00000      119
   165       11.1250000000  1.8750000000    83        12        5.00000    2.00000      119



                                                                                      INITIAL         ADJUSTED
                                    TOTAL                    ORIGINAL   REMAINING    SERVICING       SERVICING
   LOAN                            CURRENT        GROSS        TERM       TERM          FEE             FEE           GROSS
  NUMBER          INDEX          BALANCE ($)    COUPON (%)   (MONTHS)   (MONTHS)      RATE (%)      RATE (%)(1)     MARGIN (%)
  ------          -----          -----------    ----------   --------   --------      --------      -----------     ----------
   166        One-Year LIBOR     5,107,999.00  6.1250000000     360        359      0.2525000000    0.2525000000    1.87500000
   167        One-Year LIBOR       882,200.00  6.1250000000     360        360      0.2525000000    0.3775000000    1.29755158
   168        One-Year LIBOR     1,176,000.00  6.1250000000     360        357      0.2525000000    0.2525000000    1.87500000
   169        One-Year LIBOR       950,000.00  6.2500000000     360        360      0.2525000000    0.2525000000    2.25000000
   170        One-Year LIBOR       315,200.00  6.2500000000     360        360      0.2525000000    0.3775000000    1.87500000
   171        One-Year LIBOR       860,000.00  6.2500000000     360        360      0.2525000000    0.2525000000    1.87500000
   172        One-Year LIBOR     6,734,300.00  6.2500000000     360        359      0.2525000000    0.2525000000    1.87500000
   173        One-Year LIBOR       587,100.00  6.2500000000     360        360      0.2525000000    0.3775000000    1.87500000
   174        One-Year LIBOR     2,072,000.00  6.2500000000     360        359      0.2525000000    0.2525000000    1.87500000
   175        One-Year LIBOR       262,900.00  6.2500000000     360        359      0.2525000000    0.3775000000    1.87500000
   176        One-Year LIBOR       337,500.00  6.3750000000     360        360      0.2525000000    0.3775000000    1.87500000
   177        One-Year LIBOR    19,345,137.96  6.3750000000     360        354      0.2525000000    0.2525000000    1.91295730
   178        One-Year LIBOR     4,044,079.60  6.3750000000     360        356      0.2525000000    0.3775000000    1.81313024
   179        One-Year LIBOR     3,855,200.00  6.3750000000     360        359      0.2525000000    0.2525000000    1.87500000
   180        One-Year LIBOR       667,000.00  6.3750000000     360        360      0.2525000000    0.3775000000    1.87500000
   181        One-Year LIBOR       212,686.63  6.5000000000     360        331      0.2525000000    0.3775000000    1.87500000
   182        One-Year LIBOR     2,178,000.00  6.5000000000     360        360      0.2525000000    0.2525000000    1.87500000
   183        One-Year LIBOR    13,175,400.00  6.5000000000     360        357      0.2525000000    0.2525000000    1.80859500
   184        One-Year LIBOR     3,171,671.38  6.5000000000     360        349      0.2525000000    0.3775000000    1.81601690
   185        One-Year LIBOR       376,000.00  6.5000000000     480        480      0.2525000000    0.3775000000    1.87500000
   186        One-Year LIBOR     4,058,000.00  6.5000000000     360        359      0.2525000000    0.2525000000    1.87500000
   187        One-Year LIBOR       576,700.00  6.5000000000     360        360      0.2525000000    0.3775000000    1.87500000
   188        One-Year LIBOR       990,000.00  6.6250000000     360        360      0.2525000000    0.2525000000    1.87500000
   189        One-Year LIBOR    29,361,713.00  6.6250000000     360        360      0.2525000000    0.2525000000    1.87500000
   190        One-Year LIBOR     5,102,193.96  6.6250000000     360        356      0.2525000000    0.3775000000    1.87500000
   191        One-Year LIBOR     2,591,000.00  6.6250000000     360        358      0.2525000000    0.2525000000    1.87500000
   192        One-Year LIBOR     2,006,966.00  6.6250000000     360        360      0.2525000000    0.3775000000    1.87500000
   193        One-Year LIBOR       466,200.00  6.7500000000     360        359      0.2525000000    0.2525000000    2.25000000
   194        One-Year LIBOR       329,500.00  6.7500000000     360        360      0.2525000000    0.3775000000    1.87500000
   195        One-Year LIBOR    25,204,337.00  6.7500000000     360        360      0.2525000000    0.2525000000    1.89359799
   196        One-Year LIBOR     3,790,125.95  6.7500000000     360        357      0.2525000000    0.3775000000    1.87500000
   197        One-Year LIBOR     3,014,000.00  6.7500000000     360        360      0.2525000000    0.2525000000    1.87500000
   198        One-Year LIBOR       510,000.00  6.7500000000     360        360      0.2525000000    0.3775000000    2.13235294
   199        One-Year LIBOR     1,000,000.00  6.8750000000     360        358      0.2525000000    0.2525000000    1.87500000

                                                                                      INTEREST
                                                      RATE                              ONLY
                                                   ADJUSTABLE     FIRST      PERIOD   REMAINING
   LOAN          MAXIMUM       MINIMUM     MONTHS   FREQUENCY      RATE       RATE      TERM
  NUMBER        RATE (%)       RATE (%)   TO ROLL  (MONTHS)(2)   CAP (%)    CAP (%)   (MONTHS)
  ------        --------       --------   -------  -----------   -------    -------   --------
   166        11.1250000000  1.8750000000    83        12        5.00000    2.00000      119
   167        11.1250000000  1.2975515756    84        12        5.00000    2.00000      120
   168        11.1250000000  1.8750000000    81        12        5.00000    2.00000      81
   169        11.2500000000  2.2500000000    84        12        5.00000    2.00000      120
   170        11.2500000000  1.8750000000    84        12        5.00000    2.00000      120
   171        11.2500000000  1.8750000000    84        12        5.00000    2.00000      84
   172        11.2500000000  1.8750000000    83        12        5.00000    2.00000      119
   173        11.2500000000  1.8750000000    84        12        5.00000    2.00000      120
   174        11.2500000000  1.8750000000    83        12        5.00000    2.00000      83
   175        11.2500000000  1.8750000000    83        12        5.00000    2.00000      83
   176        11.3750000000  1.8750000000    84        12        5.00000    2.00000      120
   177        11.3641813037  1.9129572983    83        12        4.91345    2.00000      114
   178        11.3750000000  1.8131302361    83        12        5.00000    2.00000      116
   179        11.3750000000  1.8750000000    83        12        5.00000    2.00000      83
   180        11.3750000000  1.8750000000    84        12        5.00000    2.00000      84
   181        11.5000000000  1.8750000000    82        12        5.00000    2.00000      91
   182        11.7314049587  1.8750000000    84        12        4.30579    2.00000      120
   183        11.4620542830  1.8085949952    84        12        5.00000    2.00000      117
   184        11.4662953733  1.8160169032    83        12        5.00000    2.00000      109
   185        11.5000000000  1.8750000000    84        12        5.00000    2.00000      120
   186        11.5000000000  1.8750000000    83        12        5.00000    2.00000      83
   187        11.5000000000  1.8750000000    84        12        5.00000    2.00000      84
   188        11.6250000000  1.8750000000    84        12        5.00000    2.00000      120
   189        11.6250000000  1.8750000000    84        12        5.00000    2.00000      120
   190        11.6250000000  1.8750000000    83        12        5.00000    2.00000      116
   191        11.6250000000  1.8750000000    82        12        5.00000    2.00000      82
   192        11.6250000000  1.8750000000    84        12        5.00000    2.00000      84
   193        11.7500000000  2.2500000000    83        12        5.00000    2.00000      119
   194        12.7500000000  1.8750000000    84        12        2.00000    2.00000      120
   195        11.7500000000  1.8935979897    84        12        5.00000    2.00000      120
   196        11.7500000000  1.8750000000    83        12        5.00000    2.00000      117
   197        11.7500000000  1.8750000000    84        12        5.00000    2.00000      84
   198        11.7500000000  2.1323529412    84        12        5.00000    2.00000      84
   199        11.8750000000  1.8750000000    82        12        5.00000    2.00000      118


                                                                                      INITIAL         ADJUSTED
                                    TOTAL                    ORIGINAL   REMAINING    SERVICING       SERVICING
   LOAN                            CURRENT        GROSS        TERM       TERM          FEE             FEE           GROSS
  NUMBER          INDEX          BALANCE ($)    COUPON (%)   (MONTHS)   (MONTHS)      RATE (%)      RATE (%)(1)     MARGIN (%)
  ------          -----          -----------    ----------   --------   --------      --------      -----------     ----------
   200        One-Year LIBOR       310,000.00  6.8750000000     360        360      0.2525000000    0.3775000000    1.87500000
   201        One-Year LIBOR       600,000.00  6.8750000000     360        360      0.2525000000    0.2525000000    1.87500000
   202        One-Year LIBOR     1,507,500.00  6.8750000000     360        359      0.2525000000    0.2525000000    2.25000000
   203        One-Year LIBOR    25,691,115.00  6.8750000000     360        359      0.2525000000    0.2525000000    1.87500000
   204        One-Year LIBOR     7,232,810.00  6.8750000000     360        360      0.2525000000    0.3775000000    1.87500000
   205        One-Year LIBOR     3,237,750.00  6.8750000000     360        359      0.2525000000    0.2525000000    1.87500000
   206        One-Year LIBOR       181,170.00  6.8750000000     360        359      0.2525000000    0.3775000000    1.87500000
   207        One-Year LIBOR       800,000.00  7.0000000000     360        358      0.2525000000    0.2525000000    2.25000000
   208        One-Year LIBOR     7,885,250.00  7.0000000000     360        360      0.2525000000    0.2525000000    1.87500000
   209        One-Year LIBOR     1,498,314.00  7.0000000000     360        360      0.2525000000    0.3775000000    1.87500000
   210        One-Year LIBOR       468,000.00  7.0000000000     360        359      0.2525000000    0.2525000000    1.87500000
   211        One-Year LIBOR       337,950.00  7.0000000000     360        360      0.2525000000    0.3775000000    1.87500000
   212        One-Year LIBOR     6,439,600.00  7.1250000000     360        360      0.2525000000    0.2525000000    1.87500000
   213        One-Year LIBOR       564,240.00  7.1250000000     360        359      0.2525000000    0.3775000000    1.87500000
   214        One-Year LIBOR     3,324,500.00  7.1250000000     360        359      0.2525000000    0.2525000000    1.87500000
   215        One-Year LIBOR     3,187,500.00  7.2500000000     360        360      0.2525000000    0.2525000000    2.25000000
   216        One-Year LIBOR     2,000,000.00  7.2500000000     360        360      0.2525000000    0.2525000000    1.87500000
   217        One-Year LIBOR     6,004,000.00  7.2500000000     360        360      0.2525000000    0.2525000000    1.87500000
   218        One-Year LIBOR       248,000.00  7.2500000000     360        360      0.2525000000    0.3775000000    1.87500000
   219        One-Year LIBOR     1,625,000.00  7.3750000000     360        360      0.2525000000    0.2525000000    1.87500000
   220        One-Year LIBOR     2,791,200.00  7.3750000000     360        359      0.2525000000    0.2525000000    1.87500000
   221        One-Year LIBOR       400,000.00  7.5000000000     360        360      0.2525000000    0.3775000000    1.87500000
   222        One-Year LIBOR     1,540,000.00  7.5000000000     360        359      0.2525000000    0.2525000000    1.87500000
   223        One-Year LIBOR       676,500.00  7.7500000000     360        359      0.2525000000    0.2525000000    1.87500000
   224       One-Month LIBOR       468,000.00  6.1500000000     360        358      0.2525000000    0.2525000000    1.87500000
   225       One-Month LIBOR       635,000.00  6.3000000000     360        359      0.2525000000    0.2525000000    1.87500000
   226       One-Month LIBOR       194,952.00  6.4500000000     360        359      0.2525000000    0.3775000000    1.87500000
   227       One-Month LIBOR     2,000,000.00  6.5000000000     360        360      0.2525000000    0.2525000000    1.87500000
   228       One-Month LIBOR       188,000.00  6.5500000000     360        360      0.2525000000    0.3775000000    1.87500000
   229       One-Month LIBOR       600,000.00  6.5500000000     360        360      0.2525000000    0.2525000000    1.87500000
   230       Six-Month LIBOR     1,212,000.00  5.8750000000     360        359      0.2525000000    0.2525000000    1.87500000
   231       Six-Month LIBOR     1,234,100.00  6.0000000000     360        358      0.2525000000    0.2525000000    1.87500000
   232       Six-Month LIBOR       798,000.00  6.2500000000     360        358      0.2525000000    0.2525000000    1.87500000
   233       Six-Month LIBOR       479,000.00  6.2500000000     360        359      0.2525000000    0.2525000000    1.87500000

                                                                                     INTEREST
                                                     RATE                              ONLY
                                                  ADJUSTABLE     FIRST      PERIOD   REMAINING
   LOAN         MAXIMUM       MINIMUM     MONTHS   FREQUENCY      RATE       RATE      TERM
  NUMBER       RATE (%)       RATE (%)   TO ROLL  (MONTHS)(2)   CAP (%)    CAP (%)   (MONTHS)
  ------       --------       --------   -------  -----------   -------    -------   --------
   200       11.8750000000  1.8750000000    84        12        5.00000    2.00000      84
   201       11.8750000000  1.8750000000    84        12        5.00000    2.00000      84
   202       11.8750000000  2.2500000000    83        12        5.00000    2.00000      119
   203       11.8750000000  1.8750000000    83        12        5.00000    2.00000      119
   204       11.8750000000  1.8750000000    84        12        4.91829    2.00000      120
   205       11.8750000000  1.8750000000    83        12        5.00000    2.00000      83
   206       11.8750000000  1.8750000000    83        12        5.00000    2.00000      83
   207       12.0000000000  2.2500000000    82        12        5.00000    2.00000      118
   208       12.0000000000  1.8750000000    84        12        5.00000    2.00000      120
   209       12.0000000000  1.8750000000    84        12        5.00000    2.00000      120
   210       12.0000000000  1.8750000000    83        12        5.00000    2.00000      83
   211       12.0000000000  1.8750000000    84        12        5.00000    2.00000      84
   212       12.1250000000  1.8750000000    84        12        5.00000    2.00000      120
   213       12.1250000000  1.8750000000    83        12        5.00000    2.00000      119
   214       12.1250000000  1.8750000000    83        12        5.00000    2.00000      83
   215       12.2500000000  2.2500000000    84        12        5.00000    2.00000      120
   216       12.2500000000  1.8750000000    84        12        5.00000    2.00000      120
   217       12.2500000000  1.8750000000    84        12        5.00000    2.00000      120
   218       12.2500000000  1.8750000000    84        12        5.00000    2.00000      84
   219       12.3750000000  1.8750000000    84        12        5.00000    2.00000      84
   220       12.3750000000  1.8750000000    83        12        5.00000    2.00000      119
   221       12.5000000000  1.8750000000    84        12        5.00000    2.00000      120
   222       12.5000000000  1.8750000000    83        12        5.00000    2.00000      119
   223       12.7500000000  1.8750000000    83        12        5.00000    2.00000      119
   224       12.1500000000  1.8750000000    82         1          N/A        N/A        118
   225       12.3000000000  1.8750000000    83         1          N/A        N/A        119
   226       12.4500000000  1.8750000000    83         1          N/A        N/A        119
   227       12.5000000000  1.8750000000    84         1          N/A        N/A        120
   228       12.5500000000  1.8750000000    84         1          N/A        N/A        120
   229       12.5500000000  1.8750000000    84         1          N/A        N/A        120
   230       10.8750000000  1.8750000000    83         6        5.00000    1.00000      119
   231       11.0000000000  1.8750000000    82         6        5.00000    1.00000      118
   232       11.2500000000  1.8750000000    82         6        5.00000    1.00000      82
   233       11.2500000000  1.8750000000    83         6        5.00000    1.00000      119



                                                                                      INITIAL         ADJUSTED
                                    TOTAL                    ORIGINAL   REMAINING    SERVICING       SERVICING
   LOAN                            CURRENT        GROSS        TERM       TERM          FEE             FEE           GROSS
  NUMBER          INDEX          BALANCE ($)    COUPON (%)   (MONTHS)   (MONTHS)      RATE (%)      RATE (%)(1)     MARGIN (%)
  ------          -----          -----------    ----------   --------   --------      --------      -----------     ----------
   234       Six-Month LIBOR     2,003,100.00  6.3750000000     360        359      0.2525000000    0.2525000000    1.87500000
   235       Six-Month LIBOR       240,000.00  6.3750000000     360        359      0.2525000000    0.3775000000    1.87500000
   236       Six-Month LIBOR     1,760,000.00  6.5000000000     360        360      0.2525000000    0.2525000000    1.87500000
   237       Six-Month LIBOR       525,850.00  6.5000000000     360        360      0.2525000000    0.3775000000    1.87500000
   238       Six-Month LIBOR     2,704,900.00  6.6250000000     360        359      0.2525000000    0.2525000000    1.87500000
   239       Six-Month LIBOR       139,000.00  6.6250000000     360        360      0.2525000000    0.3775000000    1.87500000
   240       Six-Month LIBOR    10,137,500.00  6.7500000000     360        360      0.2525000000    0.2525000000    1.91938964
   241       Six-Month LIBOR       147,600.00  6.7500000000     360        359      0.2525000000    0.3775000000    1.87500000
   242       Six-Month LIBOR       523,520.00  6.8750000000     360        359      0.2525000000    0.2525000000    1.87500000
   243       Six-Month LIBOR     4,499,000.00  6.8750000000     360        359      0.2525000000    0.2525000000    1.87500000
   244       Six-Month LIBOR       199,920.00  6.8750000000     360        359      0.2525000000    0.3775000000    1.87500000
   245       Six-Month LIBOR       200,000.00  7.1250000000     360        359      0.2525000000    0.3775000000    1.87500000
   246         One-Year CMT        671,990.00  4.6250000000     360        360      0.2525000000    0.2525000000    2.75000000
   247         One-Year CMT        897,582.26  4.8750000000     360        358      0.2525000000    0.2525000000    2.75000000
   248         One-Year CMT        953,750.44  5.1250000000     360        358      0.2525000000    0.2525000000    2.75000000
   249         One-Year CMT      5,768,580.69  5.2500000000     360        358      0.2525000000    0.2525000000    2.75000000
   250         One-Year CMT      6,538,896.32  5.3750000000     360        358      0.2525000000    0.2525000000    2.75000000
   251         One-Year CMT      8,847,046.42  5.5000000000     360        358      0.2525000000    0.2525000000    2.75000000
   252         One-Year CMT     22,330,189.81  5.6250000000     360        357      0.2525000000    0.2525000000    2.75000000
   253         One-Year CMT        703,353.61  5.7500000000     240        239      0.2525000000    0.2525000000    2.75000000
   254         One-Year CMT     30,041,631.90  5.7500000000     360        357      0.2525000000    0.2525000000    2.75000000
   255         One-Year CMT        478,945.66  5.8750000000     240        239      0.2525000000    0.2525000000    2.75000000
   256         One-Year CMT     30,064,018.72  5.8750000000     360        358      0.2525000000    0.2525000000    2.75000000
   257         One-Year CMT     24,826,394.33  6.0000000000     360        358      0.2525000000    0.2525000000    2.75000000
   258         One-Year CMT     19,361,823.93  6.1250000000     360        358      0.2525000000    0.2525000000    2.75000000
   259         One-Year CMT     24,647,074.84  6.2500000000     360        359      0.2525000000    0.2525000000    2.75000000
   260         One-Year CMT     30,241,132.88  6.3750000000     360        358      0.2525000000    0.2525000000    2.75000000
   261         One-Year CMT     21,853,487.05  6.5000000000     360        359      0.2525000000    0.2525000000    2.75000000
   262         One-Year CMT     17,190,022.75  6.6250000000     360        359      0.2525000000    0.2525000000    2.73548241
   263         One-Year CMT      8,996,531.70  6.7500000000     360        358      0.2525000000    0.2525000000    2.75000000
   264         One-Year CMT     10,244,689.19  6.8750000000     360        358      0.2525000000    0.2525000000    2.75000000
   265         One-Year CMT      3,452,050.39  7.0000000000     360        359      0.2525000000    0.2525000000    2.75000000
   266         One-Year CMT        651,478.61  7.1250000000     360        359      0.2525000000    0.2525000000    2.75000000
   267         One-Year CMT        420,300.00  4.6250000000     360        358      0.2525000000    0.2525000000    2.75000000

                                                                                     INTEREST
                                                     RATE                              ONLY
                                                  ADJUSTABLE     FIRST      PERIOD   REMAINING
   LOAN         MAXIMUM       MINIMUM     MONTHS   FREQUENCY      RATE       RATE      TERM
  NUMBER       RATE (%)       RATE (%)   TO ROLL  (MONTHS)(2)   CAP (%)    CAP (%)   (MONTHS)
  ------       --------       --------   -------  -----------   -------    -------   --------
   234       11.3750000000  1.8750000000    83         6        5.00000    1.00000      119
   235       11.3750000000  1.8750000000    83         6        5.00000    1.00000      119
   236       11.5000000000  1.8750000000    84         6        5.00000    1.00000      120
   237       11.5000000000  1.8750000000    84         6        5.00000    1.00000      120
   238       11.6250000000  1.8750000000    83         6        5.00000    1.00000      119
   239       11.6250000000  1.8750000000    84         6        5.00000    1.00000      120
   240       11.7500000000  1.9193896424    84         6        5.00000    1.00000      120
   241       11.7500000000  1.8750000000    83         6        5.00000    1.00000      119
   242       11.8750000000  1.8750000000    83         6        5.00000    1.00000      119
   243       11.8750000000  1.8750000000    83         6        5.00000    1.00000      119
   244       12.8750000000  1.8750000000    83         6        6.00000    2.00000      119
   245       12.1250000000  1.8750000000    83         6        5.00000    1.00000      119
   246       9.6250000000   2.7500000000   120        12        5.00000    2.00000      N/A
   247       9.8750000000   2.7500000000   118        12        5.00000    2.00000      N/A
   248       10.1250000000  2.7500000000   118        12        5.00000    2.00000      N/A
   249       10.2500000000  2.7500000000   118        12        5.00000    2.00000      N/A
   250       10.3750000000  2.7500000000   118        12        5.00000    2.00000      N/A
   251       10.5000000000  2.7500000000   118        12        5.00000    2.00000      N/A
   252       10.6250000000  2.7500000000   117        12        5.00000    2.00000      N/A
   253       10.7500000000  2.7500000000   119        12        5.00000    2.00000      N/A
   254       10.7500000000  2.7500000000   117        12        5.00000    2.00000      N/A
   255       10.8750000000  2.7500000000   119        12        5.00000    2.00000      N/A
   256       10.8750000000  2.7500000000   118        12        5.00000    2.00000      N/A
   257       11.0000000000  2.7500000000   118        12        5.00000    2.00000      N/A
   258       11.1250000000  2.7500000000   118        12        5.00000    2.00000      N/A
   259       11.2500000000  2.7500000000   119        12        5.00000    2.00000      N/A
   260       11.3750000000  2.7500000000   118        12        5.00000    2.00000      N/A
   261       11.5000000000  2.7500000000   119        12        5.00000    2.00000      N/A
   262       11.6250000000  2.7354824133   119        12        5.00000    2.00000      N/A
   263       11.7500000000  2.7500000000   118        12        5.00000    2.00000      N/A
   264       11.8750000000  2.7500000000   118        12        5.00000    2.00000      N/A
   265       12.0000000000  2.7500000000   119        12        5.00000    2.00000      N/A
   266       12.1250000000  2.7500000000   119        12        5.00000    2.00000      N/A
   267       9.6250000000   2.7500000000   118        12        5.00000    2.00000      118



                                                                                      INITIAL         ADJUSTED
                                    TOTAL                    ORIGINAL   REMAINING    SERVICING       SERVICING
   LOAN                            CURRENT        GROSS        TERM       TERM          FEE             FEE           GROSS
  NUMBER          INDEX          BALANCE ($)    COUPON (%)   (MONTHS)   (MONTHS)      RATE (%)      RATE (%)(1)     MARGIN (%)
  ------          -----          -----------    ----------   --------   --------      --------      -----------     ----------
   268         One-Year CMT        746,575.00  5.0000000000     360        359      0.2525000000    0.2525000000    2.75000000
   269         One-Year CMT      2,326,680.07  5.1250000000     360        358      0.2525000000    0.2525000000    2.75000000
   270         One-Year CMT      3,474,794.89  5.2500000000     360        359      0.2525000000    0.2525000000    2.75000000
   271         One-Year CMT     11,546,971.26  5.3750000000     360        357      0.2525000000    0.2525000000    2.75000000
   272         One-Year CMT     22,968,054.16  5.5000000000     360        358      0.2525000000    0.2525000000    2.75000000
   273         One-Year CMT     32,535,330.25  5.6250000000     360        357      0.2525000000    0.2525000000    2.75000000
   274         One-Year CMT     67,899,987.53  5.7500000000     360        356      0.2525000000    0.2525000000    2.75000000
   275         One-Year CMT     53,095,703.61  5.8750000000     360        358      0.2525000000    0.2525000000    2.75000000
   276         One-Year CMT      1,100,000.00  5.9500000000     360        303      0.2525000000    0.2525000000    2.50000000
   277         One-Year CMT     79,480,255.90  6.0000000000     360        358      0.2525000000    0.2525000000    2.75000000
   278         One-Year CMT     94,929,566.46  6.1250000000     360        358      0.2525000000    0.2525000000    2.75000000
   279         One-Year CMT     205,521,059.15 6.2500000000     360        358      0.2525000000    0.2525000000    2.75000000
   280         One-Year CMT     290,834,065.82 6.3750000000     360        358      0.2525000000    0.2525000000    2.75000000
   281         One-Year CMT        479,989.25  6.4500000000     360        303      0.2525000000    0.2525000000    2.50000000
   282         One-Year CMT     347,634,368.05 6.5000000000     360        358      0.2525000000    0.2525000000    2.75000000
   283         One-Year CMT     225,045,584.81 6.6250000000     360        359      0.2525000000    0.2525000000    2.75000000
   284         One-Year CMT        107,850.00  6.6250000000     360        359      0.2525000000    0.3775000000    2.50000000
   285         One-Year CMT     121,904,312.40 6.7500000000     360        359      0.2525000000    0.2525000000    2.75000000
   286         One-Year CMT     81,657,780.65  6.8750000000     360        359      0.2525000000    0.2525000000    2.74677053
   287         One-Year CMT     28,191,320.06  7.0000000000     360        358      0.2525000000    0.2525000000    2.74273358
   288         One-Year CMT         73,844.00  7.0000000000     360        360      0.2525000000    0.3775000000    2.50000000
   289         One-Year CMT      4,491,800.00  7.1250000000     360        358      0.2525000000    0.2525000000    2.75000000
   290         One-Year CMT        122,400.00  7.1250000000     360        360      0.2525000000    0.3775000000    2.50000000
   291         One-Year CMT      3,842,250.00  7.2500000000     360        358      0.2525000000    0.2525000000    2.75000000
   292         One-Year CMT        452,000.00  7.3750000000     360        359      0.2525000000    0.2525000000    2.75000000
   293        One-Year LIBOR       620,862.59  5.2500000000     360        302      0.2525000000    0.2525000000    1.87500000
   294        One-Year LIBOR       330,981.41  6.1250000000     360        299      0.2525000000    0.3775000000    1.87500000
   295        One-Year LIBOR       796,500.00  6.2500000000     360        360      0.2525000000    0.2525000000    1.87500000
   296        One-Year LIBOR       400,000.00  6.2500000000     360        360      0.2525000000    0.3775000000    1.87500000
   297        One-Year LIBOR       558,781.98  6.3750000000     360        359      0.2525000000    0.2525000000    1.87500000
   298        One-Year LIBOR        99,907.38  6.3750000000     360        359      0.2525000000    0.3775000000    1.87500000
   299       One-Month LIBOR       500,000.00  6.4000000000     360        360      0.2525000000    0.2525000000    1.87500000
   300        One-Year LIBOR     1,700,908.77  6.5000000000     360        358      0.2525000000    0.2525000000    1.87500000
   301        One-Year LIBOR     2,110,136.63  6.6250000000     360        360      0.2525000000    0.2525000000    1.87500000

                                                                                     INTEREST
                                                     RATE                              ONLY
                                                  ADJUSTABLE     FIRST      PERIOD   REMAINING
   LOAN         MAXIMUM       MINIMUM     MONTHS   FREQUENCY      RATE       RATE      TERM
  NUMBER       RATE (%)       RATE (%)   TO ROLL  (MONTHS)(2)   CAP (%)    CAP (%)   (MONTHS)
  ------       --------       --------   -------  -----------   -------    -------   --------
   268       10.0000000000  2.7500000000   119        12        5.00000    2.00000      119
   269       10.1250000000  2.7500000000   118        12        5.00000    2.00000      118
   270       10.2500000000  2.7500000000   119        12        5.00000    2.00000      119
   271       10.3750000000  2.7500000000   117        12        5.00000    2.00000      117
   272       10.5000000000  2.7500000000   118        12        5.00000    2.00000      118
   273       10.6250000000  2.7500000000   117        12        5.00000    2.00000      117
   274       10.7500000000  2.7500000000   116        12        5.00000    2.00000      116
   275       10.8750000000  2.7500000000   118        12        5.00000    2.00000      118
   276       10.9500000000  2.5000000000    63        12        5.00000    2.00000      63
   277       11.0000000000  2.7500000000   118        12        5.00000    2.00000      118
   278       11.1250000000  2.7500000000   118        12        5.00000    2.00000      118
   279       11.2500000000  2.7500000000   118        12        5.00000    2.00000      118
   280       11.3750000000  2.7500000000   118        12        5.00000    2.00000      118
   281       11.4500000000  2.5000000000    63        12        5.00000    2.00000      63
   282       11.5000000000  2.7500000000   118        12        5.00000    2.00000      118
   283       11.6250000000  2.7500000000   119        12        5.00000    2.00000      119
   284       11.6250000000  2.5000000000   119        12        5.00000    2.00000      119
   285       11.7500000000  2.7500000000   119        12        5.00000    2.00000      119
   286       11.8750000000  2.7467705251   119        12        5.00000    2.00000      119
   287       12.0000000000  2.7427335790   118        12        5.00000    2.00000      118
   288       12.0000000000  2.5000000000   120        12        5.00000    2.00000      120
   289       12.1250000000  2.7500000000   118        12        5.00000    2.00000      118
   290       12.1250000000  2.5000000000   120        12        5.00000    2.00000      120
   291       12.2500000000  2.7500000000   118        12        5.00000    2.00000      118
   292       12.3750000000  2.7500000000   119        12        5.00000    2.00000      119
   293       10.2500000000  1.8750000000    85        12        5.00000    2.00000      N/A
   294       11.1250000000  1.8750000000    75        12        5.00000    2.00000      N/A
   295       11.2500000000  1.8750000000   120        12        5.00000    2.00000      N/A
   296       11.7500000000  1.8750000000   120        12        5.00000    2.00000      N/A
   297       11.3750000000  1.8750000000   119        12        5.00000    2.00000      N/A
   298       11.3750000000  1.8750000000   119        12        5.00000    2.00000      N/A
   299       12.4000000000  1.8750000000   120         1          N/A        N/A        N/A
   300       11.5000000000  1.8750000000   118        12        5.00000    2.00000      N/A
   301       11.6250000000  1.8750000000   120        12        5.00000    2.00000      N/A


                                                                                      INITIAL         ADJUSTED
                                    TOTAL                    ORIGINAL   REMAINING    SERVICING       SERVICING
   LOAN                            CURRENT        GROSS        TERM       TERM          FEE             FEE           GROSS
  NUMBER          INDEX          BALANCE ($)    COUPON (%)   (MONTHS)   (MONTHS)      RATE (%)      RATE (%)(1)     MARGIN (%)
  ------          -----          -----------    ----------   --------   --------      --------      -----------     ----------
   302        One-Year LIBOR       319,717.67  6.6250000000     360        359      0.2525000000    0.3775000000    1.87500000
   303        One-Year LIBOR       975,159.68  6.7500000000     360        360      0.2525000000    0.2525000000    1.87500000
   304        One-Year LIBOR       295,000.00  6.7500000000     360        360      0.2525000000    0.3775000000    1.87500000
   305        One-Year LIBOR     2,484,800.00  6.8750000000     360        360      0.2525000000    0.2525000000    1.87500000
   306        One-Year LIBOR       213,320.63  6.8750000000     360        359      0.2525000000    0.3775000000    1.87500000
   307        One-Year LIBOR       602,527.19  7.0000000000     360        359      0.2525000000    0.3775000000    1.87500000
   308        One-Year LIBOR       260,000.00  7.1250000000     360        360      0.2525000000    0.3775000000    1.87500000
   309        One-Year LIBOR       530,654.82  5.0000000000     360        301      0.2525000000    0.2525000000    1.87500000
   310        One-Year LIBOR     1,440,000.00  6.0000000000     360        359      0.2525000000    0.2525000000    1.87500000
   311        One-Year LIBOR     4,298,300.00  6.1250000000     360        359      0.2525000000    0.2525000000    1.91254973
   312        One-Year LIBOR       705,900.00  6.1250000000     360        360      0.2525000000    0.3775000000    1.87500000
   313        One-Year LIBOR     1,500,000.00  6.2500000000     360        360      0.2525000000    0.2525000000    1.87500000
   314        One-Year LIBOR     1,164,000.00  6.2500000000     360        359      0.2525000000    0.2525000000    1.87500000
   315        One-Year LIBOR     5,289,000.00  6.2500000000     360        359      0.2525000000    0.2525000000    1.87500000
   316        One-Year LIBOR       650,800.00  6.2500000000     360        359      0.2525000000    0.3775000000    1.87500000
   317        One-Year LIBOR       194,320.00  6.3750000000     360        360      0.2525000000    0.3775000000    1.87500000
   318        One-Year LIBOR       283,200.00  6.3750000000     360        360      0.2525000000    0.3775000000    1.87500000
   319        One-Year LIBOR    30,451,748.07  6.3750000000     360        359      0.2525000000    0.2525000000    1.88073366
   320        One-Year LIBOR     2,270,200.00  6.3750000000     360        359      0.2525000000    0.3775000000    1.87500000
   321        One-Year LIBOR     1,407,900.00  6.5000000000     360        360      0.2525000000    0.2525000000    2.25000000
   322        One-Year LIBOR       880,000.00  6.5000000000     360        360      0.2525000000    0.2525000000    1.87500000
   323        One-Year LIBOR       175,000.00  6.5000000000     360        360      0.2525000000    0.3775000000    1.87500000
   324        One-Year LIBOR    40,162,074.73  6.5000000000     360        359      0.2525000000    0.2525000000    1.87500000
   325        One-Year LIBOR     3,114,825.00  6.5000000000     360        358      0.2525000000    0.3775000000    1.90327707
   326        One-Year LIBOR       649,936.44  6.6250000000     360        333      0.2525000000    0.2525000000    1.87500000
   327        One-Year LIBOR     2,090,000.00  6.6250000000     360        359      0.2525000000    0.2525000000    1.87500000
   328        One-Year LIBOR    50,536,279.98  6.6250000000     360        359      0.2525000000    0.2525000000    1.88045400
   329        One-Year LIBOR     5,346,593.96  6.6250000000     360        350      0.2525000000    0.3775000000    1.90626714
   330        One-Year LIBOR     1,705,000.00  6.7500000000     360        360      0.2525000000    0.2525000000    2.25000000
   331        One-Year LIBOR       470,400.00  6.7500000000     360        360      0.2525000000    0.2525000000    1.87500000
   332        One-Year LIBOR    29,953,600.00  6.7500000000     360        359      0.2525000000    0.2525000000    1.88073387
   333        One-Year LIBOR     5,945,576.00  6.7500000000     360        360      0.2525000000    0.3775000000    1.89181923
   334        One-Year LIBOR       169,000.00  6.8750000000     360        360      0.2525000000    0.3775000000    1.87500000
   335        One-Year LIBOR     1,200,000.00  6.8750000000     360        359      0.2525000000    0.2525000000    1.87500000
                                                                                      INTEREST
                                                      RATE                              ONLY
                                                   ADJUSTABLE     FIRST      PERIOD   REMAINING
   LOAN          MAXIMUM       MINIMUM     MONTHS   FREQUENCY      RATE       RATE      TERM
  NUMBER        RATE (%)       RATE (%)   TO ROLL  (MONTHS)(2)   CAP (%)    CAP (%)   (MONTHS)
  ------        --------       --------   -------  -----------   -------    -------   --------
   302        11.6250000000  1.8750000000   119        12        5.00000    2.00000      N/A
   303        11.7500000000  1.8750000000   120        12        5.00000    2.00000      N/A
   304        11.7500000000  1.8750000000   120        12        5.00000    2.00000      N/A
   305        11.8750000000  1.8750000000   120        12        5.00000    2.00000      N/A
   306        11.8750000000  1.8750000000   119        12        5.00000    2.00000      N/A
   307        12.0000000000  1.8750000000   119        12        5.00000    2.00000      N/A
   308        12.1250000000  1.8750000000   120        12        5.00000    2.00000      N/A
   309        10.0000000000  1.8750000000    83        12        5.00000    2.00000      61
   310        11.0000000000  1.8750000000   119        12        5.00000    2.00000      119
   311        11.1250000000  1.9125497290   119        12        5.00000    2.00000      119
   312        11.1250000000  1.8750000000   120        12        5.00000    2.00000      120
   313        11.2500000000  1.8750000000   120        12        5.00000    2.00000      120
   314        11.2500000000  1.8750000000   119        12        5.00000    2.00000      119
   315        11.2500000000  1.8750000000   119        12        5.00000    2.00000      119
   316        11.2500000000  1.8750000000   119        12        5.00000    2.00000      119
   317        11.3750000000  1.8750000000   120        12        5.00000    2.00000      120
   318        11.3750000000  1.8750000000   120        12        5.00000    2.00000      120
   319        11.3750000000  1.8807336610   119        12        5.00000    2.00000      119
   320        11.3750000000  1.8750000000   119        12        5.00000    2.00000      119
   321        11.5000000000  2.2500000000   120        12        5.00000    2.00000      120
   322        11.5000000000  1.8750000000   120        12        5.00000    2.00000      120
   323        11.5000000000  1.8750000000   120        12        5.00000    2.00000      120
   324        11.5000000000  1.8750000000   119        12        5.00000    2.00000      119
   325        11.5000000000  1.9032770701   119        12        5.00000    2.00000      118
   326        11.6250000000  1.8750000000   118        12        5.00000    2.00000      93
   327        11.6250000000  1.8750000000   119        12        5.00000    2.00000      119
   328        11.6250000000  1.8804540026   119        12        5.00000    2.00000      119
   329        11.6250000000  1.9062671399   119        12        5.00000    2.00000      110
   330        11.7500000000  2.2500000000   120        12        5.00000    2.00000      120
   331        11.7500000000  1.8750000000   120        12        5.00000    2.00000      120
   332        11.7500000000  1.8807338684   119        12        5.00000    2.00000      119
   333        11.7500000000  1.8918192283   120        12        5.00000    2.00000      120
   334        11.8750000000  1.8750000000   120        12        5.00000    2.00000      120
   335        11.8750000000  1.8750000000   119        12        5.00000    2.00000      119



                                                                                      INITIAL         ADJUSTED
                                    TOTAL                    ORIGINAL   REMAINING    SERVICING       SERVICING
   LOAN                            CURRENT        GROSS        TERM       TERM          FEE             FEE           GROSS
  NUMBER          INDEX          BALANCE ($)    COUPON (%)   (MONTHS)   (MONTHS)      RATE (%)      RATE (%)(1)     MARGIN (%)
  ------          -----          -----------    ----------   --------   --------      --------      -----------     ----------
   336        One-Year LIBOR    26,987,550.00  6.8750000000     360        360      0.2525000000    0.2525000000    1.87500000
   337        One-Year LIBOR     3,096,380.00  6.8750000000     360        360      0.2525000000    0.3775000000    1.87500000
   338        One-Year LIBOR       320,000.00  6.8750000000     480        480      0.2525000000    0.3775000000    1.87500000
   339        One-Year LIBOR     8,430,000.00  7.0000000000     360        360      0.2525000000    0.2525000000    1.87500000
   340        One-Year LIBOR     1,892,029.00  7.0000000000     360        359      0.2525000000    0.3775000000    1.87500000
   341        One-Year LIBOR     4,761,050.00  7.1250000000     360        360      0.2525000000    0.2525000000    1.87500000
   342        One-Year LIBOR       635,900.00  7.1250000000     360        359      0.2525000000    0.3775000000    1.87500000
   343        One-Year LIBOR       490,400.00  7.2500000000     360        360      0.2525000000    0.3775000000    1.87500000
   344        One-Year LIBOR     3,000,000.00  7.3750000000     360        360      0.2525000000    0.2525000000    1.87500000
   345       One-Month LIBOR     1,200,000.00  5.9500000000     360        359      0.2525000000    0.2525000000    1.87500000
   346       One-Month LIBOR     1,470,000.00  6.0000000000     360        360      0.2525000000    0.2525000000    1.87500000
   347       One-Month LIBOR     1,900,000.00  6.1000000000     360        360      0.2525000000    0.2525000000    1.87500000
   348       One-Month LIBOR     1,000,000.00  6.1500000000     360        359      0.2525000000    0.2525000000    1.87500000
   349       One-Month LIBOR     1,904,000.00  6.1500000000     360        360      0.2525000000    0.2525000000    1.87500000
   350       One-Month LIBOR     1,500,000.00  6.2000000000     360        359      0.2525000000    0.2525000000    1.87500000
   351       One-Month LIBOR     4,949,500.00  6.2000000000     360        360      0.2525000000    0.2525000000    1.87500000
   352       One-Month LIBOR       600,000.00  6.3000000000     360        359      0.2525000000    0.2525000000    1.87500000
   353       One-Month LIBOR       350,000.00  6.3000000000     360        359      0.2525000000    0.3775000000    1.87500000
   354       One-Month LIBOR     3,600,000.00  6.3500000000     360        360      0.2525000000    0.2525000000    1.87500000
   355       One-Month LIBOR     4,906,000.00  6.4000000000     360        360      0.2525000000    0.2525000000    1.87500000
   356       One-Month LIBOR       372,475.00  6.4000000000     360        360      0.2525000000    0.3775000000    1.87500000
   357       One-Month LIBOR     2,000,000.00  6.4500000000     360        359      0.2525000000    0.2525000000    1.87500000
   358       One-Month LIBOR       685,000.00  6.5000000000     360        360      0.2525000000    0.2525000000    1.87500000
   359       One-Month LIBOR       550,000.00  6.5500000000     360        360      0.2525000000    0.2525000000    1.87500000
   360       One-Month LIBOR       896,000.00  6.5500000000     360        360      0.2525000000    0.2525000000    1.87500000
   361       One-Month LIBOR       395,000.00  6.6000000000     360        360      0.2525000000    0.3775000000    1.87500000
   362       One-Month LIBOR     2,906,000.00  6.6000000000     360        360      0.2525000000    0.2525000000    1.87500000
   363       One-Month LIBOR     2,000,000.00  6.6500000000     360        359      0.2525000000    0.2525000000    1.87500000
   364       One-Month LIBOR       200,000.00  6.7000000000     360        360      0.2525000000    0.3775000000    1.87500000
   365       One-Month LIBOR       317,500.00  6.7500000000     360        360      0.2525000000    0.3775000000    1.87500000
   366       Six-Month LIBOR       438,381.40  6.8750000000     360        360      0.2525000000    0.2525000000    1.87500000
   367       Six-Month LIBOR     5,360,040.00  6.3750000000     360        359      0.2525000000    0.2525000000    1.87500000
   368       Six-Month LIBOR       412,000.00  6.3750000000     360        357      0.2525000000    0.3775000000    1.87500000
   369       Six-Month LIBOR     4,686,900.00  6.5000000000     360        359      0.2525000000    0.2525000000    1.87500000

                                                                                     INTEREST
                                                     RATE                              ONLY
                                                  ADJUSTABLE     FIRST      PERIOD   REMAINING
   LOAN         MAXIMUM       MINIMUM     MONTHS   FREQUENCY      RATE       RATE      TERM
  NUMBER       RATE (%)       RATE (%)   TO ROLL  (MONTHS)(2)   CAP (%)    CAP (%)   (MONTHS)
  ------       --------       --------   -------  -----------   -------    -------   --------
   336       11.8750000000  1.8750000000   120        12        5.00000    2.00000      120
   337       11.8750000000  1.8750000000   120        12        5.00000    2.00000      120
   338       11.8750000000  1.8750000000   120        12        5.00000    2.00000      120
   339       12.0000000000  1.8750000000   120        12        5.00000    2.00000      120
   340       12.0000000000  1.8750000000   119        12        5.00000    2.00000      119
   341       12.1250000000  1.8750000000   120        12        5.00000    2.00000      120
   342       12.1250000000  1.8750000000   119        12        5.00000    2.00000      119
   343       12.2500000000  1.8750000000   120        12        5.00000    2.00000      120
   344       12.3750000000  1.8750000000   120        12        5.00000    2.00000      120
   345       11.9500000000  1.8750000000   119         1          N/A        N/A        119
   346       12.0000000000  1.8750000000   120         1          N/A        N/A        120
   347       12.1000000000  1.8750000000   120         1          N/A        N/A        120
   348       12.1500000000  1.8750000000   119         1          N/A        N/A        119
   349       12.1500000000  1.8750000000   120         1          N/A        N/A        120
   350       12.2000000000  1.8750000000   119         1          N/A        N/A        119
   351       12.2000000000  1.8750000000   120         1          N/A        N/A        120
   352       12.3000000000  1.8750000000   119         1          N/A        N/A        119
   353       12.3000000000  1.8750000000   119         1          N/A        N/A        119
   354       12.3500000000  1.8750000000   120         1          N/A        N/A        120
   355       12.4000000000  1.8750000000   120         1          N/A        N/A        120
   356       12.4000000000  1.8750000000   120         1          N/A        N/A        120
   357       12.4500000000  1.8750000000   119         1          N/A        N/A        119
   358       12.5000000000  1.8750000000   120         1          N/A        N/A        120
   359       12.5500000000  1.8750000000   120         1          N/A        N/A        120
   360       12.5500000000  1.8750000000   120         1          N/A        N/A        120
   361       12.6000000000  1.8750000000   120         1          N/A        N/A        120
   362       12.6000000000  1.8750000000   120         1          N/A        N/A        120
   363       12.6500000000  1.8750000000   119         1          N/A        N/A        119
   364       12.7000000000  1.8750000000   120         1          N/A        N/A        120
   365       12.7500000000  1.8750000000   120         1          N/A        N/A        120
   366       11.8750000000  1.8750000000   120         6        5.00000    2.00000      N/A
   367       11.3750000000  1.8750000000   119         6        5.00000    1.00000      119
   368       11.3750000000  1.8750000000   117         6        5.00000    1.00000      117
   369       11.5000000000  1.8750000000   119         6        5.00000    1.00000      119



                                                                                      INITIAL         ADJUSTED
                                    TOTAL                    ORIGINAL   REMAINING    SERVICING       SERVICING
   LOAN                            CURRENT        GROSS        TERM       TERM          FEE             FEE           GROSS
  NUMBER          INDEX          BALANCE ($)    COUPON (%)   (MONTHS)   (MONTHS)      RATE (%)      RATE (%)(1)     MARGIN (%)
  ------          -----          -----------    ----------   --------   --------      --------      -----------     ----------
   370       Six-Month LIBOR       350,000.00  6.5000000000     360        359      0.2525000000    0.3775000000    1.87500000
   371       Six-Month LIBOR     5,689,450.00  6.6250000000     360        359      0.2525000000    0.2525000000    1.87500000
   372       Six-Month LIBOR       230,000.00  6.6250000000     360        360      0.2525000000    0.3775000000    1.87500000
   373       Six-Month LIBOR     2,645,600.00  6.7500000000     360        360      0.2525000000    0.2525000000    1.87500000
   374       Six-Month LIBOR       777,000.00  6.7500000000     360        359      0.2525000000    0.3775000000    1.87500000
   375       Six-Month LIBOR       556,000.00  6.8750000000     360        360      0.2525000000    0.2525000000    1.87500000
   376       Six-Month LIBOR     3,680,000.00  6.8750000000     360        359      0.2525000000    0.2525000000    1.87500000
   377       Six-Month LIBOR       346,500.00  6.8750000000     360        359      0.2525000000    0.3775000000    1.87500000
   378       Six-Month LIBOR       707,200.00  7.0000000000     360        360      0.2525000000    0.2525000000    1.87500000
   379       Six-Month LIBOR     3,737,500.00  7.1250000000     360        360      0.2525000000    0.2525000000    1.87500000
   380       Six-Month LIBOR     2,407,500.00  7.2500000000     360        358      0.2525000000    0.2525000000    1.87500000
   381       Six-Month LIBOR     1,470,000.00  7.6250000000     360        360      0.2525000000    0.2525000000    1.87500000

                                                                                     INTEREST
                                                     RATE                              ONLY
                                                  ADJUSTABLE     FIRST      PERIOD   REMAINING
   LOAN         MAXIMUM       MINIMUM     MONTHS   FREQUENCY      RATE       RATE      TERM
  NUMBER       RATE (%)       RATE (%)   TO ROLL  (MONTHS)(2)   CAP (%)    CAP (%)   (MONTHS)
  ------       --------       --------   -------  -----------   -------    -------   --------
   370       11.5000000000  1.8750000000   119         6        5.00000    1.00000      119
   371       11.6250000000  1.8750000000   119         6        5.00000    1.00000      119
   372       11.6250000000  1.8750000000   120         6        5.00000    1.00000      120
   373       11.7500000000  1.8750000000   120         6        5.00000    1.00000      120
   374       11.7500000000  1.8750000000   119         6        5.00000    1.00000      119
   375       11.8750000000  1.8750000000   120         6        5.00000    1.00000      120
   376       11.8750000000  1.8750000000   119         6        5.00000    1.00000      119
   377       11.8750000000  1.8750000000   119         6        5.00000    1.00000      119
   378       12.0000000000  1.8750000000   120         6        5.00000    1.00000      120
   379       12.1250000000  1.8750000000   120         6        5.00000    1.00000      120
   380       12.2500000000  1.8750000000   118         6        5.00000    1.00000      118
   381       12.6250000000  1.8750000000   120         6        5.00000    1.00000      120


(1) Servicing Fee after initial rate adjustment. The Master Servicer Fee is 0.0025% for all loan types shown in the table above.
(2) The Frequency of Payment Adjustment is the same as the Frequency of Rate Adjustment for all loan types shown in the table above.
(3) The Original Amortized Term to Maturity is 360 months or less for all loan types.

                                    ANNEX I:
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

         Except under limited circumstances, the globally offered Thornburg Mortgage Securities Trust 2006-5, Mortgage Loan Pass-Through Certificates, Series 2006-5 (the "Global Securities") will be available only in book- entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset-backed certificate issues.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset-backed certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.



                                     A-X-1

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificate issues in same day funds.

         Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Clearstream or Euroclear through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant's or Clearstream participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a crossmarket transaction will settle no differently than a trade between two DTC participants.



                                     A-X-2

         Trading between Clearstream or Euroclear seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 28%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8



                                     A-X-3

BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

         Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

         Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

         Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

         U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

         U.S. person. As used in this prospectus supplement the term "U.S. person" means a beneficial owner of a Certificate that is for United States federal income tax purposes

         o   a citizen or resident of the United States,

         o a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

         o an estate the income of which is subject to United States federal income taxation regardless of its source, or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

         As used in this prospectus supplement, the term "non-U.S. person" means a beneficial owner of a Certificate that is not a U.S. person.

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.



                                     A-X-4

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    Depositor

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES


--------------------------------------------------------------------------------
  You should consider carefully the risk factors beginning on page 5 in this prospectus and the risk factors in the prospectus supplement.
--------------------------------------------------------------------------------


THE OFFERED SECURITIES

The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

THE TRUST FUND

Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

      o mortgage loans secured by first and junior liens on the related mortgage property;

      o  home equity revolving lines of credit;

      o mortgage loans where the borrower has little or no equity in the related mortgaged property;

      o  mortgage loans secured by one-to-four-family residential properties;

      o mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool;

      o manufactured housing conditional sales contracts and installment loan agreements or interests therein; and

      o mortgage securities issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies or privately issued mortgage securities;

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

CREDIT ENHANCEMENT

If so specified in the related prospectus supplement, the trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreements or other type of credit enhancement. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered securities may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY OR DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is March 28, 2006.

                                TABLE OF CONTENTS


Caption                                                                    Page
-------                                                                    ----
INTRODUCTION..................................................................4
     General..................................................................4
RISK FACTORS..................................................................5
THE MORTGAGE POOLS...........................................................11
     General.................................................................11
     The Mortgage Loans......................................................13
     Underwriting Standards..................................................16
     FICO Scores.............................................................19
     Qualifications of Originators and Sellers...............................19
     Representations by Sellers..............................................19
     Optional Purchase of Defaulted Mortgage Loans...........................22
STATIC POOL INFORMATION......................................................22
SERVICING OF MORTGAGE LOANS..................................................22
     General.................................................................22
     The Master Servicer.....................................................22
     The Servicers...........................................................23
     Collection and Other Servicing Procedures;
     Mortgage Loan Modifications.............................................23
     Special Servicers.......................................................25
     Realization Upon or Sale of Defaulted Mortgage Loans....................25
     Servicing and Other Compensation and Payment of
     Expenses; Retained Interest.............................................28
     Evidence as to Compliance...............................................28
DESCRIPTION OF THE SECURITIES................................................29
     General.................................................................29
     Form of Securities......................................................32
     Global Securities.......................................................33
     Exchangeable Securities.................................................35
     Assignment of Trust Fund Assets.........................................37
     Distribution Account....................................................40
     Distributions...........................................................43
     Distributions of Interest and Principal on the Securities...............44
     Pre-Funding Account.....................................................45
     Distributions on the Securities in Respect
     of Prepayment Premiums..................................................45
     Allocation of Losses and Shortfalls.....................................45
     Advances................................................................46
     Modifications...........................................................46
     Reports to Securityholders..............................................47
DESCRIPTION OF CREDIT ENHANCEMENT............................................48
     General.................................................................48
     Subordinate Securities..................................................49
     Cross-Collateralization.................................................49
     Overcollateralization...................................................49
     Financial Guaranty Insurance Policy.....................................49
     Mortgage Pool Insurance Policies........................................50
     Letter of Credit........................................................50
     Special Hazard Insurance Policies.......................................50
     Reserve Funds...........................................................51

Caption                                                                    Page
-------                                                                    ----

     Cash Flow Agreements....................................................51
     Maintenance of Credit Enhancement.......................................52
     Reduction or Substitution of Credit Enhancement.........................53
OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES........................53
     Derivatives.............................................................53
     Purchase Obligations....................................................55
DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD
INSURANCE;  CLAIMS THEREUNDER................................................55
     General.................................................................55
     Primary Mortgage Insurance Policies.....................................55
     Hazard Insurance Policies...............................................56
     FHA Mortgage Insurance..................................................57
     VA Mortgage Guaranty....................................................58
THE SPONSOR..................................................................59
THE DEPOSITOR................................................................60
THE AGREEMENTS...............................................................61
     General.................................................................61
     Certain Matters Regarding the Master Servicer and the Depositor.........61
     Events of Default and Rights Upon Event of Default......................62
     Amendment...............................................................65
     Termination; Retirement of Securities...................................67
     The Securities Administrator............................................68
     Duties of Securities Administrator......................................68
     Some Matters Regarding the Securities
     Administrator...........................................................68
     Resignation and Removal of the Securities Administrator.................68
     The Trustee.............................................................68
     Duties of the Trustee...................................................69
     Some Matters Regarding the Trustee......................................70
     Resignation and Removal of the Trustee..................................70
YIELD CONSIDERATIONS.........................................................70
MATURITY AND PREPAYMENT CONSIDERATIONS.......................................73
LEGAL ASPECTS OF MORTGAGE LOANS..............................................74
     Mortgages...............................................................74
     Cooperative Mortgage Loans..............................................74
     Tax Aspects of Cooperative Ownership....................................75
     Leases and Rents........................................................76
     Contracts...............................................................76
     Foreclosure on Mortgages and Some Contracts.............................77
     Foreclosure on Shares of Cooperatives...................................79
     Repossession with respect to Contracts..................................80
     Rights of Redemption....................................................81
     Anti-Deficiency Legislation and Other Limitations on Lenders............81

     Environmental Legislation...............................................84
     Consumer Protection Laws................................................84
     Homeownership Act and Similar State Laws................................84
     Additional Consumer Protections Laws with Respect to Contracts..........84
     Enforceability of Certain Provisions....................................85
     Subordinate Financing...................................................86
     Installment Contracts...................................................86
     Applicability of Usury Laws.............................................87
     Alternative Mortgage Instruments........................................87
     Formaldehyde Litigation with Respect to Contracts.......................88
     The Servicemembers Civil Relief Act.....................................88
     Forfeitures in Drug and RICO Proceedings................................89
     Junior Mortgages........................................................89
     Negative Amortization Loans.............................................89
FEDERAL INCOME TAX CONSEQUENCES..............................................90
     General.................................................................90
     REMICS..................................................................91
     Notes..................................................................105
     Grantor Trust Funds....................................................105
     Taxation of Classes of Exchangeable Securities.........................113
     Callable Classes.......................................................114
PENALTY AVOIDANCE...........................................................115
STATE AND OTHER TAX CONSEQUENCES............................................115
ERISA CONSIDERATIONS........................................................115
     Underwriter Exemption..................................................116
     Other Exemptions.......................................................119
     ERISA Considerations Relating to Notes.................................120
     Exchangeable Securities and Callable Securities........................121
     Tax Exempt Investors...................................................121
     Consultation with Counsel..............................................121
LEGAL INVESTMENT MATTERS....................................................122
USE OF PROCEEDS.............................................................123
METHODS OF DISTRIBUTION.....................................................123
LEGAL MATTERS...............................................................124
FINANCIAL INFORMATION.......................................................124
RATING......................................................................124
AVAILABLE INFORMATION.......................................................124
REPORTS TO SECURITYHOLDERS..................................................125
INCORPORATION OF INFORMATION BY REFERENCE...................................125
GLOSSARY....................................................................126

                                  INTRODUCTION

           ALL CAPITALIZED TERMS IN THIS PROSPECTUS ARE DEFINED IN THE
                              GLOSSARY AT THE END.

GENERAL

         The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

         Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the depositor. Each trust fund will consist primarily of a pool of mortgage loans or interests therein, which may include mortgage securities, acquired by the depositor from one or more affiliated or unaffiliated sellers. See "The Depositor" and "The Mortgage Pools." The mortgage loans may include sub-prime mortgage loans. The trust fund assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives that are described in this prospectus, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

         Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under "Description of the Securities" and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

         The depositor's only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See "Description of the Securities."

         If so specified in the related prospectus supplement, the trust fund for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, currency or interest rate exchange agreements or any other type of credit enhancement described in this prospectus. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See "Description of Credit Enhancement."

         The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See "Yield Considerations."

         With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See "Federal Income Tax Consequences" in this prospectus.

         The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related prospectus supplement.

         There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.

                                  RISK FACTORS

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

THE OFFERED CERTIFICATES OR NOTES WILL HAVE LIMITED LIQUIDITY, SO YOU MAY BE UNABLE TO SELL YOUR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR FAIR MARKET VALUE.

         The underwriter intends to make a secondary market in the offered certificates or notes, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates or notes will develop or, if it does develop, that it will provide holders of the offered certificates or notes with liquidity of investment or that it will continue for the life of the offered certificates or notes. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates or notes will not be listed on any securities exchange.

THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES OR NOTES WILL BE AFFECTED BY PREPAYMENT SPEEDS.

         The rate and timing of distributions allocable to principal on the offered certificates or notes, other than the interest only certificates, will depend, in general, on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans in the related loan group, or in the case of the offered subordinate certificates, both loan groups, and the allocation thereof to pay principal on these certificates as provided in the prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates or notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, if applicable, with respect to the percentage of the mortgage loans set forth in the prospectus supplement, a prepayment within five years, as provided in the mortgage note, of its origination may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. See "The Mortgage Pool" in the prospectus supplement.

         Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates or notes at a time when reinvestment at higher prevailing rates would be desirable.

         Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates or notes, at time when reinvestment at comparable yields may not be possible.

         During the first seven years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a loan group will be allocated to the senior certificates in the related certificate group, other than the interest only certificates, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in the prospectus supplement, unless the amount of subordination provided to the senior certificates by the subordinate certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates in each certificate group, other than the interest only certificates, as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans in such loan group the subordinate certificates evidence.

         For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates or notes, see "Yield on the Certificates" or "Yield on the Notes" in the prospectus supplement, including the table entitled "Percent of Initial Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption" in the prospectus supplement.


THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES OR NOTES WILL DEPEND ON A VARIETY OF FACTORS.

         The yield to maturity on the offered certificates or notes, particularly the interest only certificates, will depend, in general, on:

         o  the applicable purchase price; and

         o the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the related mortgage loans and the allocation thereof to reduce the current principal amount or notional amount of the offered certificates or notes, as well as other factors.

         The yield to investors on the offered certificates or notes will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

         In general, if the offered certificates or notes, other than the interest only certificates, are purchased at a premium and principal distributions occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates or notes, other than the interest only certificates, are purchased at a discount and principal distributions occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered certificates or notes were determined based on a number of assumptions, including a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates or notes will vary as determined at the time of sale. See "Yield on the Certificates" or "Yield on the Notes" in the prospectus supplement.


SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST ONLY PERIOD, WHICH MAY RESULT IN INCREASED DELINQUENCIES AND LOSSES.

         As of the cut-off date, some of the mortgage loans, have initial interest only periods of three years, five years and ten years. During these periods, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

         After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

INITIAL INTEREST ONLY PERIOD MORTGAGE LOANS ARE RELATIVELY NEW IN THE MORTGAGE MARKETPLACE AND MAY PRESENT HIGHER OR LOWER PREPAYMENT SPEEDS AND DELINQUENCY THAN FULLY AMORTIZING LOANS.

         Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

THE MORTGAGE LOANS CONCENTRATED IN A SPECIFIC REGION MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS.

         Mortgage loans secured by properties located in the State of California are more likely to incur defaults or losses as a result of physical damage to the properties resulting from natural causes such as earthquake, mudslide and wildfire, as compared to mortgage loans secured by properties located in other locations. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates or notes may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates or notes to the extent losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE OFFERED CERTIFICATES OR NOTES.

         Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates or notes. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages and Some Contracts" herein.


THE VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES OR NOTES.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates or notes.

THE RATINGS ON THE OFFERED CERTIFICATES OR NOTES ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD THE OFFERED CERTIFICATES OR NOTES AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME, WHICH MAY AFFECT THE LIQUIDITY OR THE MARKET VALUE OF THE OFFERED CERTIFICATES OR NOTES.

         It is a condition to the issuance of the offered certificates or notes that each class of offered certificates or notes be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates or notes are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates or notes may be adversely affected. See "Ratings" in the prospectus supplement and "Rating" herein.

         The ratings of the offered certificates or notes by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, the servicers, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates or notes. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" herein.

THE MORTGAGE LOANS MAY HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates or notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates or notes.

THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN INCREASED LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         To the extent that a servicer or the master servicer, in its capacity as successor servicer, for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Environmental Legislation" herein. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates or notes, to the extent not covered by credit enhancement, may be affected.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

         Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

         o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

         o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See "Legal Aspects of Mortgage Loans" herein.

         On the closing date, the Sponsor will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the Sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied, Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related Sponsor will be required to purchase that mortgage loan from the trust.


THE RETURN ON THE OFFERED CERTIFICATES OR NOTES COULD BE REDUCED BY SHORTFALLS DUE TO THE APPLICATION OF THE SERVICEMEMBERS CIVIL RELIEF ACT AND SIMILAR STATE LAWS.

         The Servicemembers Civil Relief Act, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status and the national guard who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or the related servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates or notes.

NEGATIVE AMORTIZATION MAY INCREASE LOSSES APPLIED TO THE NOTES

         When interest due on a negative amortization loan is added to the principal balance of the negative amortization loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the negative amortization loan. Therefore, if the mortgagor defaults on the negative amortization loan, there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property. Furthermore, the loss will be larger than would otherwise have been in the absence of negative amortization.

ALLOCATION OF DEFERRED INTEREST MAY AFFECT THE YIELD ON THE NOTES

         The amount of deferred interest, if any, with respect to the negative amortization loans for a given month will reduce the amount of interest collected on the negative amortization loans and available to be distributed as interest to the Offered Notes. The reduction in interest collections will be offset, in whole or in part, by applying principal prepayments received on the mortgage loans to interest distributions on the Offered Notes. To the extent the amount of deferred interest on the negative amortization loans exceeds the principal prepayments received on the mortgage loans, the net rate cap on the Offered Notes will be reduced.

A SECURITY INTEREST IN A MANUFACTURED HOME COULD BE RENDERED SUBORDINATE TO THE INTERESTS OF OTHER PARTIES CLAIMING AN INTEREST IN THE HOME.

         Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the servicer of the contract fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

ACQUIRING BOARD APPROVAL FOR THE SALE OF COOPERATIVE LOANS COULD LIMIT THE NUMBER OF POTENTIAL PURCHASERS FOR THOSE SHARES AND OTHERWISE LIMIT THE SERVICER'S ABILITY TO SELL, AND REALIZE THE VALUE OF, THOSE SHARES BACKED BY SUCH LOANS.

         With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the servicer's ability to sell, and realize the value of, those shares. In addition, the servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower's cooperative apartment or the cooperative's building could significantly reduce the value of the collateral securing the cooperative note.

DEFECTS IN SECURITY INTEREST COULD RESULT IN LOSSES.

         o The security interest in certain manufactured homes may not be perfected.

         Every contract will be secured by either (1) a security interest in the manufactured home or (2) if it is a land-and-home contract, the mortgage or deed of trust on the real estate where the manufactured home is permanently affixed. Several federal and state laws, including (i) the UCC as adopted in the relevant state, (ii) certificate of title statutes as adopted in the relevant states; and (iii) if applicable, the real estate laws as adopted in the states in which the manufactured homes are located, govern the perfection of security interests in the manufactured homes and the enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts. The steps required to perfect a security interest in a manufactured home vary from state to state. The originator will represent and warrant that each contract is secured by a perfected security interest in the manufactured home, and the originator must repurchase the contract if there is a breach of this representation and warranty. Nevertheless, if the originator fails to perfect its security interest in the manufactured homes securing a number of contracts, it could cause an increase in losses on the contracts, and you could suffer a loss on your investment as a result. In addition, under federal and state laws, a number of factors may limit the ability of the holder of a perfected security interest in manufactured homes to realize upon the related manufactured homes or may limit the amount realized to less than the amount due under the related contract which could result in a loss on your investment.

         o The assignment of the security interest in the manufactured home to the trustee may not be perfected.

         Due to the expense and administrative inconvenience, the originator will not amend a certificate of title to a manufactured home to name the trustee as the lienholder or note the trustee's interest on the certificate of title. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be effective against the seller's creditors or a trustee in the event the seller enters bankruptcy, or the security interest may not be perfected. Also, the seller will not record the assignment to the trustee of the mortgage or deed of trust securing land-and-home contracts because of the expense and administrative inconvenience involved. As a result, in some states the assignment of the mortgage or deed of trust to the trustee may not be effective against the seller's creditors or bankruptcy trustee. If an affiliate of the seller is no longer the servicer and the trustee or a successor servicer is unable to enforce the security interest in the manufactured home following a default on a contract, losses on the contracts would increase and you could suffer a loss on your investment as a result.

FICO SCORES ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS.

         Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See "Loan Program -- FICO Scores" herein.

                               THE MORTGAGE POOLS

GENERAL

         Each mortgage pool will consist primarily of mortgage loans. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

         The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor's fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

         If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

         The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

         The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

         The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

         Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

         The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, if so specified in the related prospectus supplement, mortgage loans may be insured by the FHA or guaranteed by the VA. See "Description of Primary Insurance Policies--FHA Insurance" and "--VA Mortgage Guaranty."

         A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

         A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

         The mortgage loans may include "sub-prime" mortgage loans. "Sub-prime" mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for "A" quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for "A" quality borrowers. They may have had past debts written off by past lenders.

         A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime mortgage loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

         Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

         The mortgage loans may be delivered to the trust fund pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

         If specified in the related prospectus supplement, the trust fund for a series of securities may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In addition the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

         In addition, if specified in the related prospectus supplement United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute may be included in the trust fund. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.


THE MORTGAGE LOANS

         Each of the mortgage loans will be a type of mortgage loan described or referred to below:

         o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

         o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

         o Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

         o Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

         o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

         o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

         o Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

         o Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

         o Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

         o Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

         The mortgage pool may contain mortgage loans secured by junior liens. The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

         The mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

         If provided for in the related prospectus supplement, a mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, if provided for in the related prospectus supplement, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Seller. If specified in the related prospectus supplement, upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

         If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

         o funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

         o if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds, or

         o additional funds to be contributed over time by the mortgagor's employer or another source.

See "Description of the Securities--Payments on Mortgage Loans; Deposits to Distribution Account."

         Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

         The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

         o  the aggregate principal balance of the mortgage loans,

         o  the type of property securing the mortgage loans,

         o  the original or modified terms to maturity of the mortgage loans,

         o the range of principal balances of the mortgage loans at origination or modification,

         o the earliest origination or modification date and latest maturity date of the mortgage loans,

         o  the Loan-to-Value Ratios of the mortgage loans,

         o the mortgage rate or range of mortgage rates borne by the mortgage loans,

         o if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

         o  the geographical distribution of the mortgage loans,

         o  the percentage of buydown mortgage loans, if applicable, and

         o the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

         The depositor will cause the mortgage loans included in each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See "Servicing of Mortgage Loans," "Description of the Securities" and "The Agreements." The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under "Servicing of Mortgage Loans--Servicers," and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under "Description of the Securities--Advances") or pursuant to the terms of any mortgage securities. The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.


UNDERWRITING STANDARDS

         Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor either directly or indirectly from Affiliated Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing re-underwriting criteria which it believes are appropriate, depending to some extent on the depositor's or its affiliates' prior experience with the Seller and the servicer, as well as the depositor's prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting is to compare loan file information and information that is represented to the depositor on a tape with respect to a percentage of the mortgage loans the depositor deems appropriate in the circumstances. The depositor will not undertake any independent investigations of the creditworthiness of particular obligors.

         The mortgage loans, as well as mortgage loans underlying mortgage securities will have been originated in accordance with underwriting standards described below.

         The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

         The mortgage loans will be originated under "full/alternative", "stated income/verified assets", "stated income/stated assets", "no documentation" or "no ratio" programs. The "full/alternative" documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac automated underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both "full/alternative" documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally under a "stated income verified assets" program no verification of a mortgagor's income is undertaken by the origination however, verification of the mortgagor's assets is obtained. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a "reasonableness test" is applied. Generally, under a "no documentation" program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a "no ratio" program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a "no ratio" program assets are verified.

         The primary considerations in underwriting a mortgage loan are the mortgagor's employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

         High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

         Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

         Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

         Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under "Legal Aspects of Mortgage Loans--Environmental Legislation" in this prospectus.

         With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See "Description of Primary Insurance Policies--FHA Insurance" and "--VA Insurance" in this prospectus.

FICO SCORES

         The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

QUALIFICATIONS OF ORIGINATORS AND SELLERS

         Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

REPRESENTATIONS BY SELLERS

         Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

         o with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, if required, (A) a title insurance policy, binder, or other assurance of title customary in the relevant jurisdiction insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by the depositor, (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage or (C) with respect to a mortgage loan which is a refinanced mortgage loan, a title search was done by the Seller or some other type of "short-form" title insurance was obtained;

         o the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

         o there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

         o the mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and the related mortgaged property is free from damage and in good repair;

         o there are no delinquent tax or assessment liens against the related mortgaged property;

         o the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest; and

         o to the best of the Seller's knowledge, each mortgage loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws; and, to the best of the Seller's knowledge, each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security, the Seller has good title to the mortgage security free of any liens. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

         All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the depositor, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller's repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer described under "Description of the Securities--Assignment of Trust Fund Assets" below.

         The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

         As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a REMIC or result in a

Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

         o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

         o have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

         o have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

         o have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

         o comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. A Seller will have an option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

         The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans and/or mortgage securities, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

         Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under "Description of the Securities--Assignment of Trust Fund Assets," the depositor or the master servicer may have a repurchase or substitution obligation. Any mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

         If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement. The master servicer's responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

         If the related prospectus supplement so specifies, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

                             STATIC POOL INFORMATION

         For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

         With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                           SERVICING OF MORTGAGE LOANS

GENERAL

         The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

         With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the depositor or any of its affiliates.

THE MASTER SERVICER

         The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

         The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the Master Servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer's obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

THE SERVICERS

         Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor or the Seller of the mortgage loans for which it is acting as servicer. Each servicer will service the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the master servicer, as specified in the related prospectus supplement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement.


COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

         The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer or any servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan shall effect the potential cash flow from the pool assets.

         Under a pooling and servicing agreement or a servicing agreement, a master servicer and each servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer or servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer or servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

         Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or
(2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions." FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

         In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder's equity of redemption. The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

         The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement."

SPECIAL SERVICERS

         If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer's or applicable servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

         However, unless otherwise specified in the related prospectus supplement, neither the master servicer nor any other servicer may acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an

"owner" or an "operator" of such mortgaged property within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

                  (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

                  (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Loans--Environmental Legislation."

         Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

         With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

         As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

         With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

         In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

         If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code with respect to the property.

         If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement" and "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; RETAINED INTEREST

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.

         The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into such servicer's Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

         The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sellers under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

         If and to the extent provided in the related prospectus supplement, the master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See "Yield Considerations."

EVIDENCE AS TO COMPLIANCE

         Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.


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

         Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related issuing entity and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund's assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under "The Agreements" below) describe the material provisions relating to the securities common to each Agreements.

         Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

         o the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

         o all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

         o any property acquired in respect of mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

         o hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

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

         o  U.S. Government Securities;

         o the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

         o any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under "Description of Credit Enhancement".

         If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

         Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed                    A class of securities designated to
                                      receive principal payments primarily from the interest that accrues on specified
                                      Accrual Classes.

Accrual A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion                             A class that receives principal
                                      payments on any distribution
                                      date only if scheduled payments have
                                      been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component                             A class consisting of "components." The
                                      components of a class of component
                                      securities may have different principal
                                      and/or interest payment characteristics
                                      but together constitute a single class.
                                      Each component of a class of component
                                      securities may be identified as
                                      falling into one or more of the categories in this list.

Fixed Rate                            A class with an interest rate that is
                                      fixed throughout the life of the class.

Floating Rate                         A class that receives interest payments
                                      based on an interest rate that
                                      fluctuates each payment period based on
                                      a designated index, which will be of a
                                      type that is customarily used in the
                                      debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest Only or IO                   A class of securities with no principal
                                      balance and which is not entitled to
                                      principal payments. Interest usually
                                      accrues based on a specified notional
                                      amount.


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

Inverse Floating Rate                 A class of securities where the
                                      pass-through rate adjusts based on the
                                      excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out A class of securities which is "locked out" of certain payments, usually principal, for a specified period of time.

Partial Accrual                       A class that accretes a portion of the
                                      amount of accrued interest thereon,
                                      which amount will be added to the
                                      principal balance of such class on each
                                      applicable distribution date, with the
                                      remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only                        A class of securities which is not
                                      entitled to interest payments.

Planned Amortization Class or PAC     A class of securities with a principal
                                      balance that is reduced based on a
                                      schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal                   A class that is designed to receive
                                      principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Senior Support                        A class that absorbs the realized
                                      losses other than excess losses
                                      that would otherwise be allocated to a
                                      Super Senior Class after the related
                                      classes of subordinated securities are
                                      no longer outstanding.

Sequential Pay                        Classes that receive principal payments
                                      in a prescribed sequence, that do not
                                      have predetermined principal balance
                                      schedules and that under all
                                      circumstances receive payments of
                                      principal continuously from the first
                                      distribution date on which they receive
                                      principal until they are retired. A
                                      single class that receives principal
                                      payments before or after all other
                                      classes in the same series of securities may be identified as a sequential pay class.

Super Senior                          A class that will not bear its
                                      proportionate share of realized losses
                                      (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC            A class of securities with a principal
                                      balance that is reduced based on a
                                      scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate                         A class with an interest rate that resets
                                      periodically and is calculated by
                                      reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuing Entity, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under "Description of Credit Enhancement," or by any combination of the foregoing.

         If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

FORM OF SECURITIES

         Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A "securityholder" or "holder" is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

         If so specified in the related prospectus supplement, specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC's clearance system.

         If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects, with the consent of the Beneficial Owners, to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

         Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

GLOBAL SECURITIES

         Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

         Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear System participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant's or Euroclear System participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system's customary procedures;

         o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

         A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

         A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

         U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

EXCHANGEABLE SECURITIES


       General

         As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

         If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of

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

exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

         Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.


       Exchanges

         If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:


         o the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities--for purposes of this condition, an interest only class will have a principal balance of zero;

         o the annual interest amount payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

         o the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

         There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

         o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

         o An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

         o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

         These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its

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

exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

         o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

         o A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

         A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

       Procedures

         The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

         The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans or mortgage securities being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the depositor or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans and/or mortgage securities in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

         In addition, the depositor will, as to each mortgage loan, other than
(1) mortgage loans underlying any mortgage securities and (2) Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

         o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

         o the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

         o an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

         o any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

         o if applicable, any riders or modifications to the mortgage note and mortgage,

         o if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and

         o any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

         Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

         As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

         o the original Contract endorsed, without recourse, to the order of the trustee,

         o copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

         o a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

         The depositor will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), either (i) cause an electronic transfer of that security or (ii) provide a physical certificate or note evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

         The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to repurchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan or mortgage security as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund.

         The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

         Except as to mortgage loans underlying any mortgage securities, the Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-

Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under "The Mortgage Pools--Representations by Sellers." This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by a Seller. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

         Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under "Servicing of Mortgage Loans." Each of the depositor and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.


DISTRIBUTION ACCOUNT

         General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

         Deposits. With respect to each series of securities, the related master servicer, servicers, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the servicers, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the trust fund (other than payments due on or before the cut-off date):

         o all payments on account of principal, including principal prepayments, on the mortgage loans;

         o all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any servicer or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

         o  all payments on the mortgage securities;

         o  all payments on the U.S. Government Securities (if any);

         o  all Insurance Proceeds and Liquidation Proceeds;

         o any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under "Description of Credit Enhancement";

         o  any advances made as described under "--Advances" below;

         o any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

         o any amounts paid by the master servicer and the servicers to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest";

         o to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

         o any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

         o any other amounts required to be deposited in the Distribution Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.


         With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit, the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the servicer of the mortgage loans to withdraw from the Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

         If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

         Prior to the deposit of funds into the Distribution Account, as described under "--Deposits" above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Protected Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that a trust fund has multiple servicers, funds from the Protected Accounts may first be remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

         Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the Distribution Account for the related trust fund for any one or more of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

            (1) to make distributions to the related securityholders on each distribution date;

            (2) to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under "--Advances" below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer or a servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

            (3) to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

            (4) to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

            (5) if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

            (6) to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Master Servicer and the Depositor";

            (7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

            (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Trustee";

            (9) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

            (10) to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

            (11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICS--Prohibited Transactions and Other Possible REMIC Taxes";

            (12) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

            (13) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

            (14) to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

            (15) to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

            (16) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans"; and

            (17) to clear and terminate the Distribution Account upon the termination of the trust fund.

DISTRIBUTIONS

         Distributions on the securities of each series will be made by or on behalf of the related trustee on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

         Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder's Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE SECURITIES

         Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

         Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans and/or mortgage securities in the related trust fund or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer's or applicable servicer's servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

         As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.

PRE-FUNDING ACCOUNT

         If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

DISTRIBUTIONS ON THE SECURITIES IN RESPECT OF PREPAYMENT PREMIUMS

         Prepayment premiums will generally be retained by the master servicer, a servicer, or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

ADVANCES

         If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicing Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer's or a servicer's own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreements or servicing agreements for such mortgage securities, and may differ from the provisions described above.

MODIFICATIONS

         In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the securityholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer's and the servicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the sponsor's standards and may be implemented only by servicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut off date, but this limit may increase from time to time with the consent of the rating agencies.

         Any advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

REPORTS TO SECURITYHOLDERS

         With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a monthly statement or statements with respect to the related trust fund setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

         o the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

         o  the total cash flows received and the general sources thereof;

         o the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

         o the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

         o the amount, if any, of the distribution allocable to principal (by class);

         o the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

         o the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

         o  interest rates, as applicable, to the pool assets and securities;

         o the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

         o the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

         o the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

         o number and amount of pool assets, together with updated pool composition information;

         o the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

         o if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

         o material breaches of pool asset representation or warranties or transaction covenants;

         o information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

         o information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

         o any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

         o the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent,
            (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

         o the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

         o with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.


         In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under "Available Information" and "Reports to Securityholders."

                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

         The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See "Description of Credit Enhancement--Reduction or Substitution of Credit

Enhancement." If specified in the applicable prospectus supplement, credit support for the offered securities of one series may cover the offered securities of one or more other series.

         In general, references to "mortgage loans" under this "Description of Credit Enhancement" section are to mortgage loans in a trust fund. However, if so provided in the prospectus supplement for a series of securities, any mortgage securities included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

SUBORDINATE SECURITIES

         If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

CROSS-COLLATERALIZATION

         If the mortgage loans and/or mortgage securities in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

OVERCOLLATERALIZATION

         If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

FINANCIAL GUARANTY INSURANCE POLICY

         If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

         A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

MORTGAGE POOL INSURANCE POLICIES

         Any mortgage pool insurance policy obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under "Maintenance of Credit Enhancement," the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

LETTER OF CREDIT

         If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

SPECIAL HAZARD INSURANCE POLICIES

         Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

         Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

         As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

RESERVE FUNDS

         If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

         In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

         Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.


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

MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

         If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

         If a letter of credit or alternate form of credit enhancement has been obtained for a series, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

         If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under "Description of Credit Enhancement--Special Hazard Insurance Policies." The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

         The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or a servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.


              OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

DERIVATIVES

         The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

         The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

         A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

         In a market value swap, five business days prior to the mandatory auction date set forth in the prospectus supplement, the auction administrator will auction the classes of certificates referred to in the prospectus supplement as the mandatory auction certificates then outstanding, to third party investors. On the mandatory auction date, the mandatory auction certificates will be transferred, as described in the prospectus supplement, to third party investors, and holders of the mandatory auction certificates will be entitled to receive the current principal amount of those certificates, after application of all principal distributions and realized losses on the mandatory auction date, plus accrued interest on such classes at the related pass-through rate from the first day of the month of the mandatory auction, up to but excluding the mandatory auction date.

         The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction certificates, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction. The transfer in the auction will not occur in the event that the swap counterparty fails to pay any amounts payable under the market value swap.

         In the event that all or a portion of a class of the mandatory auction certificates is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those certificates on the mandatory auction date as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof. Upon receipt of a bid, the swap counterparty will make the payment described above if required.

         Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

         In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

         There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.

PURCHASE OBLIGATIONS

         Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

          DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                CLAIMS THEREUNDER

GENERAL

         The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

PRIMARY MORTGAGE INSURANCE POLICIES

         In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan's Loan-to-Value

Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

         While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

     o      the insured percentage of the Primary Insurance Covered Loss;

     o the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

     o at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

         As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

     o advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

     o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

     o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

         For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain, or will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool insurance Policies."

HAZARD INSURANCE POLICIES

         The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

         As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer's normal servicing procedures) will be deposited in the related Distribution Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.


FHA MORTGAGE INSURANCE

         The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of multifamily residential rental properties are insured by the

FHA under Section 221 and Section 223. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

         Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

         The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

         When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

         The mortgage loans may also be insured under Title I Program of the FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA MORTGAGE GUARANTY

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

                                   THE SPONSOR

         The sponsor will be EMC Mortgage Corporation for each series of securities unless otherwise indicated in the related prospectus supplement. EMC was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. EMC was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). EMC commenced operation in Texas on October 9, 1990. The [Depositor, the Seller and the Servicer] may maintain banking and other commercial relationships with EMC and its affiliates.

         EMC maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

         Since its inception in 1990, EMC has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. EMC is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         The principal business of EMC since inception has been specializing in the acquistion, securitization, servicing and disposition of mortgage loans. EMC's portfolio consists primarily of two categories: (1) "performing loans," or performing investment-quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) "non-performing loans," or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by EMC are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to EMC's underwriting guidelines or the originator's underwriting guidelines that are acceptable to EMC.

         Subsequent to purchase by EMC, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

         EMC has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of EMC's total portfolio of assets it has securitized as of the dates indicated.

                           DECEMBER 31, 2003              DECEMBER 31, 2004                   DECEMBER 31, 2005
                     ----------------------------    ----------------------------      ------------------------------
                                TOTAL PORTFOLIO                 TOTAL PORTFOLIO                      TOTAL PORTFOLIO
     LOAN TYPE       NUMBER        OF LOANS          NUMBER         OF LOANS           NUMBER            OF LOANS
------------------   ------    ------------------    ------     ------------------     -------      ------------------
Alt-A ARM             12,268    $ 3,779,319,393.84    44,821    $11,002,497,283.49      65,715      $17,155,529,615.47
Alt-A Fixed           15,907    $ 3,638,653,583.24    11,011    $ 2,478,381,379.40      17,294      $ 3,781,150,218.13
HELOC                      -    $           -              -    $            -           9,309      $   509,391,438.93
Neg-Am ARM                 -    $           -              -    $            -          20,804      $ 7,515,084,661.26
Prime ARM             16,279    $ 7,179,048,567.39    30,311    $11,852,710,960.78      24,899      $12,438,092,473.41
Prime Fixed            2,388    $ 1,087,197,396.83     1,035    $   509,991,605.86       1,346      $   426,879,747.26
Prime Short
Duration ARM           7,089    $ 2,054,140,083.91    23,326    $ 7,033,626,375.35      15,298      $ 5,687,383,382.34
Reperforming           2,800    $   247,101,330.36     2,802    $   311,862,677.46       2,877      $   271,051,465.95
Seconds                    -    $           -         14,842    $   659,832,093.32     114,899      $ 5,609,656,263.12
SubPrime              29,303    $ 2,898,565,285.44   102,759    $14,578,747,677.08     10,1156      $16,546,152,274.44
Totals                86,034    $20,884,025,641.01   230,907    $48,427,650,052.74     373,597      $69,940,371,540.31

         With respect to some of the securitizations organized by EMC, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in the related trust, resulting in a sequential payment of principal to the related offered securities, from the security with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by EMC, a servicing trigger required by the related financial guaranty insurer has been breached; however, the insurer has agreed to waive the trigger and the related servicer is still servicing the related mortgage loans.

         With respect to any series of securities, if so specified in the related prospectus supplement, EMC will also act as servicer [or master servicer] for the mortgage pool. If so, EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this prospectus under "Servicing of Mortgage Loans" and "Description of the Securities."

         EMC has been servicing residential mortgage loans since 1990. From year end 2004 to year end 2005 EMC's servicing portfolio grew by 113%.

         As of August 31, 2005, EMC was acting as servicer for approximately 213 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $45.4 billion.

         The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.

                          AS OF DECEMBER 31, 2003                                AS OF DECEMBER 31, 2004
------------------------------------------------------------------------------------------------------------------------------------
                                            PERCENT      PERCENT                                   PERCENT      PERCENT
                NO. OF         DOLLAR      BY NO. OF    BY DOLLAR    NO. OF          DOLLAR       BY NO. OF    BY DOLLAR     NO. OF
  LOAN TYPE     LOANS          AMOUNT        LOANS       AMOUNT       LOANS          AMOUNT         LOANS       AMOUNT       LOANS
-------------  ---------  ---------------  ----------  -----------  -----------  ---------------  -----------  ----------  ---------
ALTA-A ARM...      2,439  $   653,967,869       1.40%      4.75%         19,498  $ 4,427,820,708        7.96%      15.94%     50,528
ALTA-A FIXED.     19,396  $ 3,651,416,057      11.14%     26.51%         25,539  $ 4,578,725,473       10.43%      16.48%     34,038
PRIME ARM....      7,978  $   868,798,347       4.58%      6.31%          8,311  $ 1,045,610,015        3.39%       3.76%      8,910
PRIME FIXED..     16,377  $ 1,601,411,491       9.40%     11.63%         14,560  $ 1,573,271,574        5.95%       5.66%     16,929
SECONDS......     25,290  $   690,059,169      14.52%      5.01%         39,486  $ 1,381,961,155       16.13%       4.98%    136,562
SUBPRIME.....     76,166  $ 5,058,932,126      43.73%     36.73%        114,436  $13,706,363,250       46.74%      49.34%    138,609
OTHER........     26,523  $ 1,249,014,373      15.23%      9.07%         23,010  $ 1,063,682,459        9.40%       3.83%     48,256
               ---------  ---------------  ----------  -----------  -----------  ---------------  -----------  ----------  ---------
Total........    174,169  $13,773,599,432     100.00%    100.00%        244,840  $27,777,434,635      100.00%     100.00%    433,832

               AS OF OCTOBER 31, 2005
----------------------------------------------------
                                PERCENT     PERCENT
                    DOLLAR     BY NO. OF   BY DOLLAR
  LOAN TYPE         AMOUNT       LOANS       AMOUNT
-------------  --------------- ---------- ----------
ALTA-A ARM...  $11,821,548,094     11.65%    21.25%
ALTA-A FIXED.  $ 6,268,800,717      7.85%    11.27%
PRIME ARM....  $ 1,267,784,249      2.05%     2.28%
PRIME FIXED..  $ 2,343,126,437      3.90%     4.21%
SECONDS......  $ 6,239,175,080     31.48%    11.21%
SUBPRIME.....  $19,037,928,201     31.95%    34.22%
OTHER........  $ 8,655,251,712     11.12%    15.56%
               --------------- ----------  ---------
Total........  $55,633,614,489    100.00%    100.00%

         EMC has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to EMC's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. EMC is cooperating with the FTC's inquiry.

                                  THE DEPOSITOR

         The depositor is Structured Asset Mortgage Investments II Inc. The depositor was incorporated in the State of Delaware on June 10, 2003 as a wholly owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since July 11, 2003. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $94,502,237,657. In conjunction with the sponsor's acquisition of seasoned, program exception, and non-performing residential mortgages, the depositor will execute a mortgage loan purchase agreement to transfer the loans to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

         The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                 THE AGREEMENTS

GENERAL

         Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to a trust fund that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to a trust fund that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuing Entity and the trustee. The Issuing Entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans or mortgage securities securing the notes will be serviced pursuant to a servicing agreement between the depositor and the master servicer.

         Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The depositor will provide a copy of each Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under "The Depositor". As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

         Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

         Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

EVENTS OF DEFAULT AND RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement

         Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

     o any failure by the master servicer to make a required deposit to the Distribution Account (other than a Monthly Advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer;

     o any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

     o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

     o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," by the date and time set forth in the pooling and servicing agreement;

     o any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

     o any other event of default as set forth in the pooling and servicing agreement.


Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

         So long as an event of default remains unremedied, either the trustee or holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund may, by written notification to the master servicer (and to the trustee if given by certificateholders), with the consent of EMC Mortgage Corporation, an affiliate of the depositor, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any right of the master servicer as certificateholder and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination) covering the trust fund and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor's (or an affiliate of the depositor's) consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the pooling and servicing agreement, EMC Mortgage Corporation shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement. In addition, even if none of the events of default listed above under "--Events of Default and Rights Upon Event of Default -- Pooling and Servicing Agreement" have occurred, EMC Mortgage Corporation will have the right under the pooling and servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement.

         No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee and shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (3) the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.

         The holders of certificates representing at least 51% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under "--Events of Default" above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.


         Servicing Agreement

         For a series of notes, a servicing default under the related servicing agreement generally will include:

         o any failure by the master servicer to make a required deposit to the Distribution Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

         o any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the servicing agreement with respect to the series of securities, which covenants and agreements materially affect the rights of the securityholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee or the Issuing Entity;

         o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement;

         o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," and

         o any other servicing default as set forth in the servicing agreement.

         So long as a servicing default remains unremedied, either the trustee or holders of notes evidencing not less than 51% of the voting rights of the related trust fund, may, by written notification to the master servicer and to the Issuing Entity (and to the trustee if given by noteholders), with the consent of EMC Mortgage Corporation, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the servicing agreement, EMC Mortgage Corporation shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the servicing agreement. In addition, even if none of the events of default listed above under "--Events of Default and Rights Upon Event of Default-- Servicing Agreement" have occurred, EMC Mortgage Corporation will have the right under the servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the servicing agreement.

         Indenture

         For a series of notes, an event of default under the indenture generally will include:

         o a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

         o failure to perform any other covenant of the Depositor in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

         o any representation or warranty made by the Depositor in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

         o events of bankruptcy, insolvency, receivership or liquidation of the Depositor, as specified in the indenture; or

         o any other event of default provided with respect to notes of that series.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The


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

declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

         If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

         In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

         No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

AMENDMENT

         Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

     o       to cure any ambiguity,

     o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

     o if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

     o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

     o       to comply with any changes in the Code.


         The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates evidencing at least 51% of the aggregate Percentage Interests of the trust fund or of the applicable class or classes, if such amendment affects only such class or classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

         With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 51% of the voting rights, for any purpose; provided, however, that the amendment may not:

                    (1) reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

                    (2) adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than 51% of the aggregate voting rights of the class or

                    (3) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee or indenture trustee will not be entitled to consent to any amendment to a pooling and servicing agreement or an indenture without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or indenture trustee, or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

         The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents.

TERMINATION; RETIREMENT OF SECURITIES

         The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of,
(1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer, a servicer, the depositor or its designee (or (a) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see "Federal Income Tax Consequences" below) or (b) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates) from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee may have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event that any series of certificates which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the certificates will use the word "Callable" in their title. With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of notes which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the notes will use the word "Callable" in their title. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer, the depositor or its designee. In no event, however, unless otherwise provided in the prospectus supplement, will a trust created by a pooling and servicing agreement related to a series of certificates continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

         The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the trust fund for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date or closing date, as specified in the prospectus supplement, for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

         Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.


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

THE SECURITIES ADMINISTRATOR

         Each prospectus supplement for a series of securities may provide for a securities administrator which shall be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as securities administrator may have typical banking or other relationships with the depositor and its affiliates. The securities administrator may also act as master servicer for a series of securities.

DUTIES OF SECURITIES ADMINISTRATOR

         The securities administrator for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer (unless the securities administrator is also acting as master servicer), servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. The securities administrator for each series of securities will be required to perform only those duties specifically required under the related Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a securities administrator will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

SOME MATTERS REGARDING THE SECURITIES ADMINISTRATOR

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any securities administrator may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The securities administrator for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the securities administrator in connection with the securities administrator's administration of the trust under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the securities administrator in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE SECURITIES ADMINISTRATOR

         The securities administrator for each series of securities may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling and servicing agreement or indenture or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the depositor will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of securities evidencing ownership of not less than 51% of the trust. In the event that the securityholders remove the securities administrator, the compensation of any successor securities administrator shall be paid by the securityholders to the extent that such compensation exceeds the amount agreed to by the depositor and the original securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

THE TRUSTEE

         The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as trustee may have typical banking relationships with the depositor and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

         If an Event of Default shall occur, the trustee shall, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations (but not the liabilities) of the master servicer thereafter arising under the Agreements, but without prejudice to any rights it may have as a security holder or to reimbursement of Monthly Advances and other advances of its own funds. Upon the receipt by the master servicer of the written notice, all authority and power of the master servicer under the Agreements, whether with respect to the securities, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall automatically and without further action pass to and be vested in the trustee. The trustee shall act to carry out the duties of the master servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default. Any such action taken by the trustee must be prior to the distribution on the relevant Distribution Date.

         Upon the receipt by the master servicer of a notice of termination, the trustee shall automatically become the successor in all respects to the master servicer in its capacity under the Agreements and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions thereof; provided, however, that the sponsor shall have the right to either (a) immediately assume the duties of the master servicer or (b) select a successor master servicer; provided further, however, that the trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the master servicer at or prior to the time of termination. As compensation, the trustee shall be entitled to compensation which the master servicer would have been entitled to retain if the master servicer had continued to act thereunder, except for those amounts due the master servicer as reimbursement permitted under the Agreements for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the master servicer only, having a net worth of not less than $10,000,000, as the successor to the master servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer hereunder; provided, that the trustee shall obtain a letter from each rating agency that the ratings, if any, on each of the securities will not be lowered as a result of the selection of the successor to the master servicer. Pending appointment of a successor to the master servicer, the trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of the Agreements shall apply, the compensation shall not be in excess of that which the master servicer would have been entitled to if the master servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The trustee and such successor shall take such action, consistent with the Agreements, as shall be necessary to effectuate any such succession.

         If the trustee shall succeed to any duties of the master servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the

Agreements concerning the trustee's duties shall be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the trustee in its capacity as trustee); the provisions of the Agreements relating to the master servicer, however, shall apply to it in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master servicer, the trustee shall give prompt written notice thereof to security holders of record pursuant to the Agreements and to the rating agencies.

         The trustee shall transmit by mail to all securityholders, within the number of days specified by the Agreements after the occurrence of any Event of Default actually known to a responsible officer of the trustee, unless such Event of Default shall have been cured, notice of each such Event of Default. In the event that the security holders waive the Event of Default pursuant to the Agreements, the trustee shall give notice of any such waiver to the rating agencies.

         Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under the Agreements, the trustee will afford such securityholders access during business hours to the most recent list of securityholders held by the trustee.

SOME MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Account by the paying agent. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

                              YIELD CONSIDERATIONS

         The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

         A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans, or the weighted average of the interest rates (which may be net of trustee fees) paid on the mortgage securities, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans, and in the case of securities evidencing interests in mortgage securities with floating or variable rates, by changes in such rates and the indices on which they are based. See "Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of the Securities--Assignment of Trust Fund Assets" above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

         In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

         The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer, or the servicer servicing the mortgage loan which was prepaid, will be


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required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest".

         The trust fund with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment. For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

         The trust fund with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities


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will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

         With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See "Servicing of Mortgage Loans--Collection and Other Servicing Procedures" and "Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" the rate or (2) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

         If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under "Description of the Securities--Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See "Yield Considerations."


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         There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

         As described in this prospectus and in the prospectus supplement, the master servicer, the depositor, an affiliate of the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See "The Agreements--Termination; Retirement of Securities."

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

MORTGAGES

         Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as "mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See "--Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

COOPERATIVE MORTGAGE LOANS

         If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease


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or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

         Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

         Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder's proportional share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be


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determined on a year-to-year basis. Consequently, there can be no assurance that
Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

LEASES AND RENTS

         Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

CONTRACTS

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

         The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

         The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title


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

relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to, or to cause each of the servicers of the Contracts to, take these steps, at the master servicer's or servicers expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

FORECLOSURE ON MORTGAGES AND SOME CONTRACTS

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower- trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.


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

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.


         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement".

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns


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for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON SHARES OF COOPERATIVES

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant- stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

         Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition


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agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO CONTRACTS

         General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

1. Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

2. Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

3. Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is


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then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

         Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may

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be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding


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under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENVIRONMENTAL LEGISLATION

         Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the master servicer nor any servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.


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CONSUMER PROTECTION LAWS

         In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans either against the originators or assignees. Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

         Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

ADDITIONAL CONSUMER PROTECTIONS LAWS WITH RESPECT TO CONTRACTS

         Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.


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         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due under the Contract. Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF CERTAIN PROVISIONS

         Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

         Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, or will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.


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         In the case of a transfer of a Manufactured Home as to which the master servicer or servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer's or servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

         Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

INSTALLMENT CONTRACTS

         The trust fund assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the


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installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

         Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

         Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

         As indicated above under "The Mortgage Pools--Representations by Sellers," each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,
(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing


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creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.


THE SERVICEMEMBERS CIVIL RELIEF ACT

         Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the Relief Act with an interest rate in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

         Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.


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FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES

         Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

NEGATIVE AMORTIZATION LOANS

         A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which


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authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion is the opinion of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors are encouraged to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

         The following discussion addresses securities of three general types:

1. REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC Administrator will elect to have treated as one or more REMICs under the REMIC Provisions of the Code,

2. notes representing indebtedness of a trust fund as to which no REMIC election will be made,

3. Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made, and

4. securities representing an ownership interest in some or all of the assets included in the exchangeable security trust fund for an ES Class.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if this election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "securityholder," "certificateholder" or a "holder" are to the beneficial owner of a security or certificate, as the case may be.

         The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series. In addition, if a Partnership Structure is being used, the tax treatment of such structure will be described in the related prospectus supplement.

         The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.


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REMICS

         Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

         Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

         Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that trust fund will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC

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Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that trust fund will be treated as one REMIC.


         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount. A REMIC Regular Certificate may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this "long first accrual period," some or all

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interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of this election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the


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certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

         Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option: (1) on the basis of a constant yield method,
(2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the


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same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

         Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.


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         Taxation of Owners of REMIC Residual Certificates

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including


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original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) described therein will not apply.

         If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will betaken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous


                                       97
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itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

         Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold.

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

The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have "significant value."

         For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign investors in REMIC Certificates," below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual


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

interests occurring on or after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are encouraged to consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

         The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

         On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder and (2) the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their tax advisors prior to making an investment in the certificates.


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

         Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and"--Premium."

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such form.

         Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder's social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder

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

is not a disqualified organization. For taxable years beginning after December 31,1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

         For these purposes, a "disqualified organization" means:

1. the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

2. any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

3. any organization described in Section 1381(a)(2)(C) of the Code, or

4. an electing large partnership within the meaning of Section 775 of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or (2) will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

         The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS;

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

holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

         Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

         Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

NOTES

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuing Entity, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

         Status as Real Property Loans

         Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A), and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         Taxation of Noteholders

         Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on any notes issued without original issue discount is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate that does not exceed a specified amount as ordinary income is inapplicable to the notes. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

GRANTOR TRUST FUNDS

         Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment


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

trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . ..[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.


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

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest," if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see "Sales of Grantor Trust Certificates") and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.


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

         Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and"--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of


                                      108
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the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

         Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or
(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

         Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.


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

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate, and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuing entity of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuing entity's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the Depositor, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital


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gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         Backup Withholding. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.


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

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

         General

         The arrangement pursuant to which the ES Classes of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the exchangeable security trust fund, and the ES Classes represent beneficial ownership of these interests in the classes of securities.

         Tax Status

         The ES Classes will represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be "qualified mortgages" under Section 860G(a) (3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

         Tax Accounting for Exchangeable Securities

         An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

         The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the ES Class should account for such interest as described under "REMICS--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor is encouraged to consult its tax advisor regarding this matter.

         A holder of an ES Class should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor is encouraged to consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by


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

offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

         A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

         If a holder exchanges a single ES Class, an "Exchanged ES Class", for several ES Classes, each, a "Received ES Class," and then sells one of the Received ES Classes, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

         Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

         Exchanges of Exchangeable Securities

         An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

         Tax Treatment of Foreign Investors

         A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC Regular Certificates. Such manner of taxation is discussed under the heading "--REMICS --Foreign Investors in REMIC Certificates."

         Backup Withholding

         A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC Regular Certificates. Such manner of taxation is discussed under the heading "--REMICS --Backup Withholding With Respect to REMIC Certificates."

         Reporting and Administrative Matters

         Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.

CALLABLE CLASSES

         The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.


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

                                PENALTY AVOIDANCE

         The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

         Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan's assets, or "Plan Assets," and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, having certain specified relationships to a Plan called Parties in Interest, unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

         Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide


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

that Plan Assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with "substantial equity features"), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the notes or certificates are characterized as equity interests, the purchase, sale and holding of notes or certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. The depositor, Bear, Stearns & Co. Inc., the master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Neither Plans nor persons investing Plan Assets should acquire or hold securities solely in reliance upon the availability of any exception under the DOL Regulations.

UNDERWRITER EXEMPTION

         The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other "securities" underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section "ERISA Considerations", the term "Underwriter" includes (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         General Conditions of Exemption. The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply.

         First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a Current Loan-to-Value Ratio or Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

         Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value Ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

         Fourth, the trustee cannot be an affiliate of any member of the "Restricted Group" other than an Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, the special servicer, any servicer and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities.


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

         Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith.

         Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         The Exemption permits an interest rate swap or yield maintenance agreement to be held by the trust if it meets the conditions of the Exemption.

         Permitted trust funds include owner-trusts, as well as grantor trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets and (3) the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

         Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan's ownership of securities.

         The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust fund, to be transferred to the trust fund within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

1. as mentioned, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

2. all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

3. the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

4. solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre-Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

5. either:

               (1) the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

               (2) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

6. the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

7. amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

               (1) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or


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               (2) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted Investments");

8. the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

9. the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

OTHER EXEMPTIONS

         Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

         Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption ("PTCE") 83-1, which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

     o the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

     o      the trustee may not be an affiliate of the depositor;

     o and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor's benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

     o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

     o the Plan pays no more for the certificates than would be paid in an arm's length transaction;


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     o      no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

     o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

     o at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

ERISA CONSIDERATIONS RELATING TO NOTES

         Under the DOL Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption permits trust funds which are grantor trusts, owner-trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on


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behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with plan assets; or (2) (A) either (x) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is a Plan or (y) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

EXCHANGEABLE SECURITIES AND CALLABLE SECURITIES

         With respect to those classes of exchangeable securities which were eligible for exemptive relief under the Exemption when purchased, the Exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. Similarly, with respect to classes of securities which were eligible for exemptive relief under the Exemption and were issued as a Callable Class, the exercise of the Call would be covered under the Exemption. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. All "excess inclusion" of a REMIC allocated to a REMIC Residual Certificate and held by such an investor will be considered "unrelated business taxable income" and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

CONSULTATION WITH COUNSEL

         There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.


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

         BEFORE PURCHASING AN OFFERED SECURITY IN RELIANCE ON THE EXEMPTION, A PTCE OR AN INVESTOR-BASED EXEMPTION, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION, PTCE 83-1 ONE OF THE CLASS EXEMPTIONS OR SECTION 401(C) OF ERISA WOULD BE SATISFIED AND (B) IN THE CASE OF A SECURITY PURCHASED UNDER THE EXEMPTION, THE SECURITY CONSTITUTES A "SECURITY" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR
SECTION 401(C) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE SECURITIES ON BEHALF OF A PLAN.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                            LEGAL INVESTMENT MATTERS

         Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include


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

some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute "mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The depositor will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Bear, Stearns & Co. Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that is paid by the depositor.

         As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

         Alternatively, the related prospectus supplement may specify that Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Bear, Stearns & Co. Inc. acts as agent in the sale of securities, Bear, Stearns & Co. Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal, Bear, Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

         The depositor will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, the depositor and Bear, Stearns & Co. Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         The depositor anticipates that the securities will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

         Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York, or Greenberg Traurig LLP, New York, New York.

                              FINANCIAL INFORMATION

         With respect to each series, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington,


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DC 20549, and its Regional Offices located as follows: Chicago Regional Office,
500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Securities -- Reports to Securityholders" and "Servicing of Mortgage Loans -- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the [sponsor's][depositor's] internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: __________________.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

                           REPORTS TO SECURITYHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations, and under the terms of the applicable agreements.

         As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the [sponsor's][depositor's] website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of Mortgage Loans -- Evidence as to Compliance" and "Description of the Securities -- Reports to Securityholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this prospectus and in the related prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

         The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.


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                                    GLOSSARY

         ACCRUAL SECURITY -- A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

         AFFILIATED SELLER -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, and other mortgage loan originators or sellers affiliated with the depositor, which may include EMC Mortgage Corporation.

         AGREEMENT -- An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

         ARM LOAN -- A mortgage loan with an adjustable interest rate.

         ASSUMPTION FEE -- The fee paid to the mortgagee upon the assumption of the primary liability for payment of the mortgage.

         BANKRUPTCY AMOUNT -- The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

         BANKRUPTCY CODE -- Title 11 of the United States Code, as amended from time to time.

         BANKRUPTCY LOSS -- A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

         BENEFICIAL OWNER -- A person acquiring an interest in any DTC Registered Security.

         BENEFIT PLAN INVESTORS -- Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans(as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity.

         BUYDOWN ACCOUNT -- With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

         BUYDOWN FUNDS -- With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

         BUYDOWN PERIOD -- The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

         CALL CLASS -- A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

         CALLABLE CLASS -- A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable Class may have a "lock-out period" during which such securities cannot be called and generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets.

         CERCLA -- The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.


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         CLASS FACTOR -- For any exchangeable security and any month, will be a truncated seven digit decimal which, which when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month.

         CLEARSTREAM -- Clearstream Banking, societe anonyme, formerly known as Cedelbank SA.

         CLOSING DATE -- With respect to any series of securities, the date on which the securities are issued.

         CODE -- The Internal Revenue Code of 1986.

         COMMISSION -- The Securities and Exchange Commission.

         COMMITTEE REPORT -- The Conference Committee Report accompanying the Tax Reform Act of 1986.

         CONSERVATION ACT -- The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

         CONTRACT -- Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

         CONTRIBUTIONS TAX -- With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

         COOPERATIVE -- With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

         CRIME CONTROL ACT -- The Comprehensive Crime Control Act of 1984.

         DEFAULTED MORTGAGE LOSS -- A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

         DEFERRED INTEREST -- If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

         DELETED MORTGAGE LOAN -- A mortgage loan which has been removed from the related trust fund.

         DESIGNATED SELLER TRANSACTION -- A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

         DETERMINATION DATE -- The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

         DISTRIBUTION ACCOUNT -- One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related trust fund, which may be a Master Servicer Collection Account.

         DIDMC -- The Depository Institutions Deregulation and Monetary Control Act of 1980.

         DOL -- The U.S. Department of Labor.

         DOL REGULATIONS -- Regulations by the DOL promulgated at 29 C.F.R.ss.2510.3-101.

         DTC -- The Depository Trust Company.

         DTC REGISTERED SECURITY -- Any security initially issued through the book-entry facilities of the DTC.


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         ELIGIBLE ACCOUNT -- An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

         EQUITY CERTIFICATES -- With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuing entity.

         ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

         ERISA PLANS -- Employee pension and welfare benefit plans subject to ERISA.

         ES CLASS -- A class of exchangeable securities, as described under "Description of the Certificates -- Exchangeable Securities."

         EXEMPTION -- An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21,1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000), and PTE 2002-41,
67 Fed. Reg. 54487 (August 22, 2002).

         EXEMPTION RATING AGENCY -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

         EXCHANGE ACT -- The Securities Exchange Act of 1934, as amended.

         EXTRAORDINARY LOSS -- Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

         FRAUD LOSS -- A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

         FRAUD LOSS AMOUNT -- The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

         FTC RULE -- The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission.

         GARN-ST GERMAIN ACT -- The Garn-St Germain Depository Institutions Act of 1982.

         GINNIE MAE -- The Government National Mortgage Association.

         GLOBAL SECURITIES -- The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

         GRANTOR TRUST CERTIFICATE -- A certificate representing an interest in a Grantor Trust Fund.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATE -- A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

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         GRANTOR TRUST STRIP CERTIFICATE -- A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

         GRANTOR TRUST FUND -- A trust fund as to which no REMIC election will be made and which qualifies as a "grantor trust" within the meaning of Subpart E, part I of subchapter J of the Code.

         HIGH COST LOANS -- Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

         HIGH LTV LOANS -- Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

         HOMEOWNERSHIP ACT --The Home Ownership and Equity Protection Act of
1994.

         HOUSING ACT -- The National Housing Act of 1934, as amended.

         INDEX -- With respect to an ARM Loan, the related index will be specified in the related prospectus supplement, will be of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

         INSURANCE PROCEEDS -- Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

         INTERMEDIARY -- An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

         IRS -- The Internal Revenue Service.

         ISSUE PREMIUM -- The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

         ISSUING ENTITY -- With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

         LIQUIDATION PROCEEDS -- (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets" above and "The Agreements--Termination."


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         LOAN-TO-VALUE RATIO -- With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

         MANUFACTURED HOME -- Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         MASTER SERVICER COLLECTION ACCOUNT -- One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related trust fund.

         NET MORTGAGE RATE -- With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

         NONRECOVERABLE ADVANCE -- An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

         NOTE MARGIN -- With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

         OID REGULATIONS -- The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

         OTS -- The Office of Thrift Supervision.

         PARITY ACT -- The Alternative Mortgage Transaction Parity Act of 1982.

         PARTIES IN INTEREST -- With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code.

         PERCENTAGE INTEREST -- With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

         PERMITTED INVESTMENTS -- United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

         PLAN ASSETS -- "Plan assets" of a Plan, within the meaning of the DOL Regulations.

         PLANS -- ERISA Plans and Tax Favored Plans.

         PREPAYMENT ASSUMPTION -- With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

         PREPAYMENT INTEREST SHORTFALL -- With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

         PRIMARY INSURANCE COVERED LOSS -- With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will


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generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

         PRIMARY INSURANCE POLICY -- A primary mortgage guaranty insurance policy.

         PRIMARY INSURER -- An issuer of a Primary Insurance Policy.

         PROTECTED ACCOUNT -- One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related trust fund.

         PTCE -- Prohibited Transaction Class Exemption.

         QUALIFIED SUBSTITUTE MORTGAGE LOAN -- A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under "The Mortgage Pools-- Representations by Sellers" in this prospectus.

         RATING AGENCY -- A "nationally recognized statistical rating organization" within the meaning of Section 3(a)(41) of the Exchange Act.

         REALIZED LOSS -- Any loss on a mortgage loan attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note.

         RECORD DATE -- The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

         RELIEF ACT -- The Servicemembers Civil Relief Act..

         REMIC -- A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

         REMIC ADMINISTRATOR -- The trustee, the master servicer or another specified party who administers the related REMIC.

         REMIC CERTIFICATES -- Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

         REMIC PROVISIONS -- Sections 860A through 860G of the Code.

         REMIC REGULAR CERTIFICATE -- A REMIC Certificate designated as a "regular interest" in the related REMIC.

         REMIC REGULAR CERTIFICATEHOLDER -- A holder of a REMIC Regular Certificate.

         REMIC RESIDUAL CERTIFICATE -- A REMIC Certificate designated as a "residual interest" in the related REMIC.

         REMIC RESIDUAL CERTIFICATEHOLDER -- A holder of a REMIC Residual Certificate.

         REMIC REGULATIONS -- The REMIC Provisions and the related Treasury regulations.

         REO MORTGAGE LOAN -- A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.


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

         RICO -- The Racketeer Influenced and Corrupt Organizations statute.

         SECURITIES ACT -- The Securities Act of 1933, as amended.

         SELLER -- The seller of the mortgage loans or mortgage securities included in a trust fund to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

         SINGLE FAMILY PROPERTY -- An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

         SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984.

         SPECIAL HAZARD AMOUNT -- The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

         SPECIAL HAZARD LOSS -- (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

         STRIP SECURITY -- A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or
(2) interest distributions, with disproportionate, nominal or no principal distributions.

         TAX FAVORED PLANS -- Tax-qualified retirement plans described in
Section 401(a) of the Code and on individual retirement accounts described in
Section 408 of the Code.

         TILA -- The Federal Truth-in-Lending Act.

         TITLE V -- Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

         TITLE VIII -- Title VIII of the Garn-St Germain Act.

         UNAFFILIATED SELLERS -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

         UNITED STATES PERSON -- A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

         VALUE -- With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the "Value" of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or


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in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.


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

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                 $2,669,470,100
                                  (APPROXIMATE)

                   THORNBURG MORTGAGE SECURITIES TRUST 2006-5
             MORTGAGE LOAN PASS-THROUGH CERTIFICATES, SERIES 2006-5

                            [Thornburg Mortgage LOGO]

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    DEPOSITOR

                   THORNBURG MORTGAGE SECURITIES TRUST 2006-5
                                 ISSUING ENTITY

                       THORNBURG MORTGAGE HOME LOANS, INC.
                               SPONSOR AND SELLER

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

BEAR, STEARNS & CO. INC.

           BANC OF AMERICA SECURITIES LLC

                                  CREDIT SUISSE

                                               RBS GREENWICH CAPITAL

                                                                 LEHMAN BROTHERS

                                 August 29, 2006